As filed with the Securities and Exchange Commission on October 26, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ENEL CHILE S.A.

(Exact Name of Registrant as Specified in Its Charter)

REPUBLIC OF CHILE	4911	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Santa Rosa 76

Santiago, Chile

Telephone: +56 2 2353-4628

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

Telephone: (212) 894-8800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Allen Miller, Esq.

Sey-Hyo Lee, Esq.

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Telephone: (212) 294-6700

Approximate date of commencement of proposed sale to public: As soon as practicable following the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933:

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, without par value, of Enel Chile S.A.	7,132,602,078	Not applicable	U.S.$462,585,425	U.S.$57,592

(1)	American Depositary Shares (“ADSs”), each representing 50 shares of common stock, without par value (“Enel Chile Shares”), of Enel Chile S.A. (“Enel Chile”) registered hereby have been previously registered pursuant to a separate registration statement on Form F-6 (Registration No. 333-210651).
(2)	Estimated maximum number of Enel Chile Shares issuable upon consummation of the U.S. Offer (as defined herein) calculated as the product of (a) the sum of (i) 789,893,846 outstanding shares of common stock, without par value (“Enel Generación Shares”), of Enel Generación Chile S.A. (“Enel Generación”) held by U.S. Persons (as defined herein) (excluding ADSs) as of September 30, 2017 and (ii) 8,127,220 outstanding ADSs, each representing 30 Enel Generación Shares (“Enel Generación ADSs”), as of September 30, 2017, and (b) 3.44, the current estimated number of Enel Chile Shares to be subscribed for in respect of each Enel Generación Share validly tendered pursuant to the Enel Chile U.S. Share/ADS Subscription Condition (as defined herein) and the Enel Chile Share Subscription Condition (as defined herein), assuming that 50% of the cash consideration will be used to subscribe for Enel Chile Shares and the remaining 50% will be paid in cash. Offers of Enel Chile Shares made to non-U.S. persons tendering in the Chilean Offer (as defined herein) are not covered by this registration statement.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(f), the proposed maximum aggregate offering price is equal to (a) the product of (i) U.S.$26.85, the average of the high and low sale prices per Enel Generación ADS (representing 30 Enel Generación Shares) as reported on the New York Stock Exchange on October 24, 2017, divided by 30, and (ii) 1,033,710,446, the number of Enel Generación Shares (including Enel Generación Shares represented by Enel Generación ADSs) eligible to be tendered in the U.S. Offer as of September 30, 2017, less (b) U.S.$462,585,425, the estimated maximum aggregate amount of cash to be paid by Enel Chile in the U.S. Offer.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS—SUBJECT TO COMPLETION, DATED OCTOBER 26, 2017

U.S. Offer to Purchase

(i) Outstanding Common Stock, without par value, held by U.S. Persons

and

(ii) Outstanding American Depositary Shares

(each American Depositary Share representing 30 shares of Common Stock)

of

ENEL GENERACIÓN CHILE S.A.

(“Enel Generación”)

for

Cash

by

ENEL CHILE S.A.

(“Enel Chile”)

Subject to the terms and conditions described in this prospectus, including the Enel Chile U.S. Share/ADS Subscription Condition (as defined herein)

THE OFFER PERIOD WILL COMMENCE AT          [A.M.]/[P.M.], NEW YORK CITY TIME, ON                     , 2018 AND WILL EXPIRE AT 3:30 P.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”), ON                     , 2018 (THE “EXPIRATION DATE”), UNLESS THE U.S. OFFER IS EXTENDED.

Eligible Security	Corresponding Consideration per Eligible Security
Common stock, without par value, of Enel Generación (“Enel Generación Shares”) ISIN: CLP3710M1090	Ch$ in cash, without interest, payable in U.S. dollars to be delivered net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition

American depositary shares, each representing 30 shares of Enel Generación common stock (“Enel Generación ADSs”) ISIN: US29244T1016 CUSIP: 29244T101	Ch$ in cash, without interest, payable in U.S. dollars to be delivered net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition

Enel Chile S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile, hereby offers to purchase (i) all outstanding shares of common stock, without par value, of Enel Generación Chile S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile, other than Enel Generación Shares currently owned by Enel Chile, held by all U.S. Persons (as defined herein) for an amount of Ch$        in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Enel Generación Share; and (ii) all outstanding American Depositary Shares of Enel Generación (together with Enel Generación Shares, “Enel Generación Securities”), from all holders of Enel Generación ADSs, wherever located, for an amount of Ch$        in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Enel Generación ADS, in each case upon the terms and subject to certain conditions described in this prospectus (including the Enel Chile U.S. Share/ADS Subscription Condition as defined below) and in the Form of Acceptance, the ADS Letter of Transmittal, the Share Subscription Agreement and the ADS Subscription Agreement (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”).

The U.S. Offer is subject to the condition that any eligible holder of Enel Generación Shares and/or Enel Generación ADSs validly tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer shall have agreed to apply Ch$        of the consideration payable for each Enel Generación

Share validly tendered (the “Enel Chile Share Subscription Amount”) and Ch$         of the consideration payable for each Enel Generación ADS validly tendered to subscribe for shares of common stock, without par value, of Enel Chile (“Enel Chile Shares”) or American Depositary Shares, each representing 50 Enel Chile Shares (each an “Enel Chile ADS” and together with the Enel Chile Shares, the “Enel Chile Securities”), as the case may be, at a subscription price of Ch$          per Enel Chile Share (or Ch$        per Enel Chile ADS) (the “Enel Chile U.S. Share/ADS Subscription Condition”). Following completion of the U.S. Offer, for each Enel Generación Share validly tendered in the U.S. Offer, an Enel Generación shareholder will receive Ch$        in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and              Enel Chile Shares as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition. Following completion of the U.S. Offer, for each Enel Generación ADS validly tendered in the U.S. Offer, an Enel Generación ADS holder will receive Ch$        in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and             Enel Chile ADSs as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition.

This prospectus relates to the Enel Chile Shares (including Enel Chile Shares underlying the Enel Chile ADSs) to be subscribed by holders of Enel Generación Shares and Enel Generación ADSs tendering their Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer pursuant to the Enel Chile U.S. Share/ADS Subscription Condition.

Through a concurrent offer in Chile, Enel Chile is offering to purchase any and all of the outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile but including Enel Generación Shares held by U.S. Persons (the “Chilean Offer”), at the purchase price of Ch$            in cash for each Enel Generación Share.

The Chilean Offer is subject to the condition that any eligible holder of Enel Generación Shares tendering in the Chilean Offer shall have agreed to apply Ch$        of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares at a subscription price of Ch$        per Enel Chile Share (the “Enel Chile Share Subscription Condition”). As a result, following completion of the Chilean Offer, for each Enel Generación Share validly tendered, an Enel Generación shareholder will receive Ch$        in cash and             Enel Chile Shares as a result of its satisfaction of the Enel Chile Share Subscription Condition.

The U.S. Offer and the Chilean Offer are being conducted simultaneously and, in all material respects, have the same terms and are subject to the same conditions; however, participants in the Chilean Offer (including U.S. Persons), may not be granted the protection of the U.S. Securities Exchange Act of 1934, as amended. The Chilean Offer and the U.S. Offer are collectively referred to as the “Offers.”

Under Chilean law, the initial offering period of the Chilean Offer must be 30 calendar days and may be extended one time for a period of between 5 to 15 calendar days. The initial 30-day offering period of the Chilean Offer is scheduled to expire on                     , 2018. In the event that the Chilean Offer is extended beyond                     , 2018 for any reason, Enel Chile intends to also extend the U.S. Offer so that the U.S. Offer offering period coincides with the offering period set forth for the Chilean Offer.

For a discussion of the risk factors that you should consider in evaluating the U.S. Offer, see “Risk Factors” beginning on page 55.

Neither the Securities and Exchange Commission nor any foreign or state securities commission has approved or disapproved of the securities to be issued under this prospectus, nor passed upon the merits or fairness of the securities to be issued under this prospectus, nor determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

Enel Chile and Enel Chile Shares have been registered with the Superintendencia de Valores y Seguros (the Chilean Superintendence of Securities and Insurance, or the “SVS”). The SVS has not approved or disapproved of the securities offered hereby (including in the form of ADSs) or determined if this prospectus or any Spanish language prospectus that will be used in Chile is truthful or complete.

This prospectus and the related documents contain important information. You should carefully read these documents in their entirety before making a decision with respect to the U.S. Offer.

Dealer Manager for the U.S. Offer

BTG PACTUAL

This prospectus is dated                              and is expected first to be mailed to Enel Generación shareholders on or about that date.

IMPORTANT

We are not making the U.S. Offer to, and will not accept any tendered Enel Generación Shares or Enel Generación ADSs from or on behalf of Enel Generación Share or Enel Generación ADS holders residing in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the U.S. Offer to Enel Generación Share or Enel Generación ADS holders in any such jurisdiction.

Tenders by Holders of Enel Generación Shares: Any holder of Enel Generación Shares resident in the United States desiring to tender all or any portion of the Enel Generación Shares owned by such holder in the U.S. Offer must: (i) complete and sign the Form of Acceptance and Share Subscription Agreement (or a copy thereof, provided the signature is original) in accordance with the instructions in the Form of Acceptance and mail or deliver them to Computershare Trust Company N.A., as U.S. tender agent of Enel Chile for the Enel Generación Shares in the U.S. Offer (the “U.S. Share Tender Agent”) at the address appearing on the back cover page of this prospectus, (ii) deliver a certificate from the share department of Enel Generación which is administered by the Depósito Central de Valores S.A. (the “DCV”) evidencing rights to such tendered Enel Generación Shares free and clear of liens, pledges and encumbrances and all other required documents to the U.S. Share Tender Agent and (iii) either (a) deliver the título(s) de acciones (certificate(s) of title) representing the tendered Enel Generación Shares or (b) arrange for the book-entry delivery of your Enel Generación Shares through the system of the DCV to an account (the “DCV Custodial Account”) that has been established for the purposes of the U.S. Offer by              on behalf of the U.S. Share Tender Agent pursuant to the procedures for book-entry transfer set forth in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares.” Any holder of Enel Generación Shares whose Enel Generación Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Enel Generación Shares.

Tenders by Holders of Enel Generación ADSs: Any holder of Enel Generación ADSs desiring to tender all or any portion of the Enel Generación ADSs owned by such holder should either: (i) complete and sign the ADS Letter of Transmittal and ADS Subscription Agreement (or a copy thereof, provided the signature is original) in accordance with the instructions in the ADS Letter of Transmittal and mail or deliver them together with the American Depositary Receipts (“ADRs”) evidencing such tendered Enel Generación ADSs, if any, and all other required documents to Citibank, N.A., as tender agent of Enel Chile for the Enel Generación ADSs in the U.S. Offer, at the address appearing on the back cover page of this prospectus, or tender such Enel Generación ADSs pursuant to the procedures for book-entry transfer set forth in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs,” or (ii) cause such holder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. Any holder of Enel Generación ADSs whose Enel Generación ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Enel Generación ADSs.

Copies of this prospectus, the Form of Acceptance, the ADS Letter of Transmittal, the Share Subscription Agreement, the ADS Subscription Agreement, or any other tender offer materials must not be mailed to or otherwise distributed or sent in, into or from any country where such distribution or offering would require any additional measures to be taken or would be in conflict with any law or regulation of such country or any political subdivision thereof. Persons into whose possession this prospectus comes are required to inform themselves about and to observe any such laws or regulations. This prospectus may not be distributed or used for, or in connection with, any offer to, or solicitation by, anyone in any jurisdiction or under any circumstances in which such offer or solicitation is not authorized or is unlawful.

Questions and requests for assistance including information on how holders of shares who are not resident in the United States may tender their Enel Generación Shares or to obtain a copy of the Chilean Offer tender offer documents, may be directed to Georgeson LLC, as information agent, at the telephone number set forth on

i

the back cover of this prospectus. Additional copies of this prospectus, the Form of Acceptance, the ADS Letter of Transmittal, the Share Subscription Agreement, the ADS Subscription Agreement and the other tender offer documents may be obtained free of charge from Georgeson LLC or from brokers, dealers, commercial banks, trust companies or other nominees.

All references to “U.S. dollars,” “$” and “US$” are to the currency which is currently legal tender in the United States and all references to “Chilean pesos,” “pesos,” and “Ch$” are to the currency which is currently legal tender in the Republic of Chile.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Enel Generación Shares or Enel Generación ADSs pursuant to the U.S. Offer. You should rely only on the information contained in this prospectus, the Form of Acceptance, the ADS Letter of Transmittal, the Share Subscription Agreement and the ADS Subscription Agreement to which we have referred you. We have not authorized anyone to provide you with information or to make any representation in connection with the U.S. Offer other than those contained in this prospectus, the Form of Acceptance, the ADS Letter of Transmittal, the Share Subscription Agreement, or the ADS Subscription Agreement. If anyone makes any recommendation or gives any information or representation regarding the U.S. Offer, you must not rely upon that recommendation, information or representation as having been authorized by us, our board of directors, Computershare Trust Company, N.A., as U.S. tender agent of Enel Chile for the Enel Generación Shares in the U.S. Offer, Citibank, N.A., as tender agent of Enel Chile for the Enel Generación ADSs in the U.S. Offer, BTG Pactual US Capital, LLC, as dealer manager for the U.S. Offer, or Georgeson LLC, as information agent for the U.S. Offer. You should not assume that the information provided in the U.S. Offer or this prospectus is accurate as of any date other than the date of this prospectus.

Subject to applicable law (including Rule 14e-1 under the U.S. Securities Exchange Act of 1934, as amended, which require that material changes be promptly disseminated to security holders in a manner reasonably designed to inform them of such changes), delivery of this prospectus shall not under any circumstances create any implication that the information contained in or incorporated by reference into this prospectus is correct as of any time after the date of this prospectus or the respective dates of the documents incorporated herein by reference or that there has been no change in the information included or incorporated by reference herein or in the affairs of Enel Chile or any of its subsidiaries or affiliates since the date hereof or the respective dates of the documents incorporated herein by reference.

ii

QUESTIONS AND ANSWERS ABOUT THE OFFERS

Except as otherwise specifically noted, “Enel Chile,” as well as “we,” “our,” “us” and similar words in this prospectus refer to Enel Chile S.A. and its consolidated subsidiaries. Enel Generación Chile S.A. is one of our consolidated subsidiaries and when we describe Enel Chile we include Enel Generación Chile S.A. and its consolidated subsidiaries in that description. When we refer to “Enel Generación” or “Enel Generación Chile S.A.,” we mean Enel Generación Chile S.A. and its consolidated subsidiaries on a stand-alone basis, separate from the other businesses of Enel Chile.

In this section, “Questions and Answers About the Offers,” and in the “Summary” beginning on page 19, we highlight selected information contained in this prospectus but we have not included all of the information that may be important to you. To better understand the Offers (as defined below) and for a more complete description of their legal terms, you should read carefully this entire prospectus, including the annexes, as well as the documents we have incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Q.	Who is making the U.S. Offer?

A.	Enel Chile, a publicly held stock corporation (sociedad anónima abierta) organized and existing under the laws of the Republic of Chile. As of the date of this prospectus, Enel Chile beneficially owns 4,919,488,794 shares of Enel Generación common stock, without par value (“Enel Generación Shares”), representing 60.0% of the total number of Enel Generación Shares (including Enel Generación Shares represented by American Depositary Shares or “ADSs”). Enel Chile is a subsidiary of Enel S.p.A. (“Enel”), which currently holds beneficial ownership of 60.6% of Enel Chile through Enel South America S.r.l., a wholly owned subsidiary of Enel (“Enel South America”). Enel South America is expected to merge into Enel effective November 2017. Enel is a holding company engaged, through subsidiaries and affiliates, in the integrated production, distribution, and sale of electricity and gas in 32 countries across 4 continents. See “Special Factors—Description of the Enel Filing Persons, Enel Generación and their Respective Directors and Officers.”

Q.	What is the background and purpose of the Offers?

A.	The Offers are part of a proposed Reorganization (as defined below) which seeks to consolidate Enel’s conventional and non-conventional renewable energy businesses in Chile under one company. Enel Chile is undertaking the Offers with the goal to increase its ownership interest in Enel Generación from its current participation of 60% to one exceeding 75%. See “Special Factors—Background of the Offers” and “Special Factors—Reasons for the Offers.”

Q.	What is the Reorganization?

A.	In addition to the Offers, Enel Chile is expected to conduct (i) a capital increase (the “Capital Increase”) in order to obtain new shares of common stock, without par value, of Enel Chile (“Enel Chile Shares”) to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition (as defined below) or the Enel Chile Share Subscription Condition (as defined below), as applicable and (ii) a merger in which Enel Green Power Latin América S.A., a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile and a wholly owned holding company subsidiary of Enel holding non-conventional renewable energy projects in Chile (“EGPL”), merges into Enel Chile (the “Merger” and together with the Offers and the Capital Increase, the “Reorganization”). Under Chilean law, the Reorganization (including the Offers and the Merger) is deemed to be a related party transaction, subject to the statutory requirements and protections of Law No. 18,046 (the “Chilean Corporations Act”).

Following consummation of the Reorganization, due to Enel Chile’s ownership of Enel Generación and its Chilean electricity distribution business through Enel Distribución Chile S.A. (“Enel Distribución”) and the merger of EGPL’s renewable energy business into Enel Chile, holders of Enel Generación Shares and Enel Generación ADSs (as defined below) that become holders of Enel Chile Shares and Enel Chile ADSs pursuant to the Enel Chile U.S. Share/ADS Subscription Condition or the Enel Chile Share Subscription Condition, as applicable, will have the opportunity to participate directly in the future earnings, profits and growth of the businesses of Enel Chile and indirectly in the future earnings, profits and growth of the businesses of Enel Generación as well as Enel Distribución and the renewable business currently conducted by EGPL and will indirectly face the risk of losses or the risk of a decline in the value of Enel Generación, Enel Distribución, or the renewable business currently conducted by EGPL. See “Special Factors—Plans for Enel Generación Following the Offers; Management and Operations after the Offers” and “Special Factors—Certain Effects of the Offers and the Merger.”

The following is a tentative transaction timetable highlighting the significant dates for implementation of the Reorganization (future dates are subject to change):

August 25-28, 2017	The Board of Directors of Enel Chile and Enel Generación authorized their respective companies to analyze the proposed Reorganization.

September 20, 2017	The Board of Directors of EGPL authorized the company to analyze the proposed Reorganization.

October 13, 2017	Chilean Superintendence of Securities and Insurance (Superintendencia de Valores y Seguros, or the “SVS”) confirmed that the SVS would not object if the Chilean Offer is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition.

October 24, 2017	EGPL is converted from a limited liability company (sociedad de responsibilidad limitada) into a closely held stock corporation (sociedad anónima cerrada).

October 24, 2017	Chilean Superintendence of Pension Funds Administrators (Superintendencia de Pensiones) confirmed that the Chilean Pension Funds Administrators (“AFPs”), as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with normal settlement procedures applicable to AFPs.

November 3, 2017	Delivery of interim Chilean financial statements of Enel Chile, Enel Generación and EGPL as of and for the nine months ended September 30, 2017 (i.e., within 90 days before the date of the shareholders’ meeting to approve the Merger, as required under Chilean law).

November 3, 2017	Delivery of (i) appraisals by independent appraisers to Enel Chile and EGPL, and (ii) reports by independent evaluators to Enel Chile and Enel Generación required under Chilean law.

November 3, 2017	Delivery of the opinions of the Directors’ Committees of Enel Chile and Enel Generación required under Chilean law.

November 9, 2017	Delivery of the opinions of the individual directors of Enel Chile and Enel Generación with respect to the Reorganization required under Chilean law.

November 10, 2017	The Boards of Directors of Enel Chile, Enel Generación and EGPL approve, among other things, the actions relating to the Reorganization and the summoning of extraordinary shareholders’ meetings of the respective companies to approve the Reorganization.

November 10, 2017	Public notice of Enel Chile, Enel Generación and EGPL Board actions.

November 27, 2017	Public notice of the agenda of the extraordinary shareholders’ meetings to shareholders of Enel Chile and Enel Generación.

November 27, 2017	Mailing of information statements with respect to the extraordinary shareholders’ meetings of Enel Chile and Enel Generación to the holders of Enel Chile ADSs and Enel Generación ADSs.

December 20, 2017	The extraordinary shareholders’ meetings of Enel Chile, Enel Generación and EGPL held.

December 21, 2017	Beginning of exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders.

January 19, 2018	Expiration of the exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders (30 calendar days from approval of the Merger at the extraordinary shareholders’ meetings).

Early February 2018	Registration with the SVS and the Chilean Stock Exchanges (as defined below) of the new Enel Chile Shares to be issued in connection with the Capital Increase

Early February 2018	Commencement of preemptive rights offering in connection with the Capital Increase.

Mid-February 2018	Launch of the Offers in Chile and the United States.

Early March 2018	Expiration of the preemptive rights offering period in connection with the Capital Increase (30 calendar days from launch)

Mid-March 2018	Expiration of the tender offer period (minimum of 30 calendar days from launch of the Offers) in Chile and in the United States and settlement.

Mid-March 2018	Publication of the notice of the tender offer results (aviso de resultado) and acceptance of tendered Enel Generación Securities (within three days after expiration of the Offers)

Late March 2018	Reorganization effective.

Q.	Are shareholder approvals required for the Offers?

A.	The Offers do not require the approval by the holders of Enel Chile Shares or Enel Generación Shares. However, given that (i) the Offers are conditioned on the amendment of the bylaws of Enel Generación’s bylaws and the satisfaction or waiver of the conditions of the Merger, (ii) Enel Chile must conduct the Capital Increase in order to obtain new Enel Chile Shares to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition (as defined below) or the Enel Chile Share Subscription Condition (as defined below), as applicable, and (iii) the proposed Reorganization is deemed to be a related party transaction under Chilean law, the Offers are not expected to be launched or consummated without approval by the shareholders of Enel Chile, Enel Generación and EGPL of the following matters:

•	Enel Chile: Approval of (i) the Capital Increase; (ii) the Merger, and (iii) the Reorganization as a related party transaction under Chilean law, each of which requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Chile.

•	Enel Generación: Approval of (i) amendments to Enel Generación’s bylaws to, among other things, remove the 65% ownership limitation applicable to any shareholder of Enel Generación, and (ii) the Reorganization as a related party transaction under Chilean law. The approval of the amendments to Enel Generación’s bylaws requires the affirmative vote of 75% of the outstanding voting shares of Enel Generación and the approval of the Reorganization as a related party transaction under Chilean law requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Generación.

•	EGPL: Approval of (i) the Merger and (ii) the Reorganization as a related party transaction under Chilean law, each of which requires the affirmative vote of two-thirds of the outstanding voting shares of EGPL.

Enel indirectly owns 60.6% of the Enel Chile Shares and 100% of the shares of EGPL and intends to cause all such Enel Chile Shares and EGPL shares to be voted in favor of the Reorganization-related matters at the extraordinary shareholders’ meetings of Enel Chile and EGPL, subject to the conditions set forth below. Enel Chile directly owns 60.0% of Enel Generación Shares and intends to vote all such Enel Generación Shares in favor of the Reorganization-related matters at the extraordinary shareholders’ meeting of Enel Generación. See “The Reorganization,” “The Offers,” “The Capital Increase” and “The Merger.”

Q.	What securities are being sought in the U.S. Offer?

A.	In the U.S. Offer, Enel Chile is offering to purchase (i) any and all outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile, held by all U.S. Persons (as defined herein) and (ii) any and all outstanding ADSs of Enel Generación, each representing 30 Enel Generación Shares (the “Enel Generación ADSs” and together with Enel Generación Shares, “Enel Generación Securities”), held by all holders of Enel Generación ADSs, wherever located.

Q.	What would I receive in exchange for my Enel Generación Shares and Enel Generación ADSs in the U.S. Offer and will I have to pay any fees or commission?

A.	Holders of Enel Generación Securities who validly tender in the U.S. Offer and do not properly withdraw prior to 3:30 p.m., New York City time (the “Expiration Time”) on , 2018 (the “Expiration Date”), their Enel Generación Shares or Enel Generación ADSs, as the case may be, will receive the following:

•	for each Enel Generación ADS, Ch$ in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below; and

•	for each Enel Generación Share, Ch$ in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below.

The U.S. Offer is subject to the condition that any eligible holder of Enel Generación Shares and/or Enel Generación ADSs validly tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer shall have agreed to apply Ch$        of the consideration payable for each Enel Generación Share validly tendered (the “Enel Chile Share Subscription Amount”) and Ch$        of the consideration payable for each Enel Generación ADS validly tendered to subscribe for Enel Chile Shares or ADSs of Enel Chile, each representing 50 Enel Chile Shares (“Enel Chile ADSs” and together with Enel Chile Shares, the “Enel Chile Securities”), as the case may be, at a subscription price of Ch$        per Enel Chile Share (or Ch$        per Enel Chile ADS) (the “Enel Chile U.S. Share/ADS Subscription Condition”). Following completion of the U.S. Offer, for each Enel Generación Share validly tendered in the U.S. Offer, an Enel Generación shareholder will receive Ch$        in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and             Enel Chile Shares as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition. Following completion of the U.S. Offer, for each Enel Generación ADS validly tendered in the U.S. Offer, an Enel Generación ADS holder will receive Ch$        in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and             Enel Chile ADSs as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition.

The net cash consideration paid to U.S. Persons tendering Enel Generación Shares and tendering holders of Enel Generación ADSs in the U.S. Offer, after giving effect to the subscriptions for Enel Chile Shares and Enel Chile ADSs pursuant to the Enel Chile U.S. Share/ADS Subscription Condition, will be converted into

U.S. dollars at the weighted average value exchange rate between the Chilean peso and the U.S. dollar for the spot transactions carried out on business days in Chile, between the Expiration Date of the Offers and the payment date. However, U.S. Persons who tender into the Chilean Offer will be paid the net cash consideration in Chilean pesos and not U.S. dollars. Furthermore, it is possible that, due to requirements of applicable law or market practice, holders of Enel Generación Shares tendering in the Chilean Offer will be paid either before or after holders tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer, although the gross aggregate consideration offered per share denominated in Chilean pesos will be the same. In addition, it is recommended that U.S. Persons wishing to tender in the Chilean Offer consult their tax advisor as there may be different tax consequences in the Chilean Offer not contemplated in this prospectus. See “Risk Factors” and “Material Chilean Tax Consequences.”

If you are the record owner of your Enel Generación Shares or your Enel Generación ADSs and you tender your Enel Generación Shares or your Enel Generación ADSs to Enel Chile through Computershare Trust Company, N.A. (the “U.S. Share Tender Agent”) and Citibank, N.A. (the “ADS Tender Agent”) in the U.S. Offer, you will not have to pay brokerage fees or similar expenses, except that Citibank, N.A., in its capacity as depositary for the Enel Generación ADS program (the “Enel Generación ADS Depositary”), will deduct a distribution fee of US$0.05 per Enel Generación ADS from any payment of cash or distribution of Enel Chile ADSs in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition to tendering Enel Generación ADS holders. If you own your Enel Generación Shares or your Enel Generación ADSs through a broker or other nominee, and your broker or nominee tenders your Enel Generación Shares or your Enel Generación ADSs on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges or fees will apply.

Q.	Does the consideration for the U.S. Offer represent a premium over the recent trading prices of Enel Generación Shares and Enel Generación ADSs?

A.	The consideration for the U.S. Offer represents a premium of % over the closing price of Ch$ per Enel Generación Share reported on the Santiago Stock Exchange on , 2017 and a premium of % over the closing price of US$ per Enel Generación ADS reported on the New York Stock Exchange (“NYSE”) on , 2017.

Q.	Why is there an Enel Chile U.S. Share/ADS Subscription Condition?

A.	The Enel Chile U.S. Share/ADS Subscription Condition is provided to make the terms of the U.S. Offer match as closely as possible the Chilean Offer. See “—Why is there an Enel Chile Share Subscription Condition?”

Q.	Does Enel Chile have the financial resources to complete the U.S. Offer?

A.	The consideration for the U.S. Offer will consist of cash, subject to the Enel Chile U.S. Share/ADS Subscription Condition. The net cash consideration will be financed by cash on hand and borrowings under a bridge loan facility to be entered prior to the Expiration Date. Neither the U.S. Offer nor the Chilean Offer are subject to any financing condition.

Q.	Is Enel Chile’s financial condition relevant to my decision to tender Enel Generación Securities?

A.	Yes. If the U.S. Offer is consummated and you validly tendered and have not validly withdrawn Enel Generación Securities pursuant to the U.S. Offer, you will become a holder of Enel Chile Shares and/or Enel Chile ADSs, as the case may be, pursuant to the Enel Chile U.S. Share/ADS Subscription of the U.S. Offer. You should consider Enel Chile’s financial condition before you decide whether to participate in the U.S. Offer. In considering Enel Chile’s financial condition, you should review the documents incorporated by reference into this prospectus and the pro forma financial information included in this prospectus because they contain detailed business, financial and other information about Enel Chile.

Q.	Who can participate in the U.S. Offer?

A.	The U.S. Offer is open to all holders of Enel Generación ADSs (whether or not held by U.S. Persons) and to holders of Enel Generación Shares that are U.S. Persons. Non-U.S. Persons may tender Enel Generación Shares only in the Chilean Offer.

Q.	What is the Chilean Offer?

A.	Concurrently with the U.S. Offer, Enel Chile is offering to purchase any and all outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile, held by all holders of Enel Generación Shares (including U.S. Persons) (the “Chilean Offer” and together with the U.S. Offer, the “Offers”), subject to, among other conditions, the Enel Chile Share Subscription Condition. See “What are the principal differences between the U.S. Offer and Chilean Offer?” and “The Offers—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

Q.	Why is there a separate Chilean Offer?

A.	U.S. and Chilean laws and practice relating to tender offers are different and inconsistent in several ways. We are making the U.S. Offer in compliance with U.S. law and the Chilean Offer in compliance with Chilean law. In general, the economic terms and conditions relating to the U.S. Offer and the Chilean Offer are substantially the same. See “The Offers—Terms of the U.S. Offer and Expiration Date.”

Q.	Who can participate in the Chilean Offer?

A.	The Chilean Offer is open to all holders of Enel Generación Shares (including U.S. Persons). Holders of Enel Generación ADSs may not tender their Enel Generación ADSs in the Chilean Offer. Holders of Enel Generación ADSs who wish to participate in the Chilean Offer must cancel their Enel Generación ADSs in accordance with the terms thereof, receive the Enel Generación Shares and then comply with the requirements of the Chilean Offer. Holders of Enel Generación Shares and holders of Enel Generación ADSs who surrender their Enel Generación ADSs and withdraw the Enel Generación Shares underlying their Enel Generación ADSs from the Enel Generación ADS program, in each case, who wish to participate in the Chilean Offer, should carefully consider that they may not be granted the protection of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), among other factors. See “The Offers—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

Q.	Why is there an Enel Chile Share Subscription Condition?

A.	The Enel Chile Share Subscription Condition is a condition established by Enel Chile in order to successfully implement the Reorganization, including the Capital Increase payable only with cash. On October 13, 2017, the SVS confirmed that the SVS would not object if the Chilean Offer is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition. In addition, on October 24, 2017, the Chilean Superintendence of Pension Funds Administrators (Superintendencia de Pensiones) confirmed that the AFPs, as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with normal settlement procedures applicable to AFPs.

Q.	What are the principal differences between the U.S. Offer and Chilean Offer for a U.S. Person holding Enel Generación Shares?

A.

The terms and conditions of the U.S. Offer and the Chilean Offer are substantially similar and only differ to the extent required by law or local customary market practice. The principal difference between the Chilean

Offer and the U.S. Offer is that any eligible holder of Enel Generación Shares tendering in the Chilean Offer will receive Ch$ per Enel Generación Share, subject to the Enel Chile Share Subscription Condition, payable in Chilean pesos rather than Ch$ per Enel Generación Share, subject to the Enel Chile U.S. Share/ADS Subscription Condition, payable in U.S. dollars. However, there is no difference between the U.S. Offer and the Chilean Offer with respect to gross per share value of the consideration offered for each Enel Generación Share, the Enel Chile Share Subscription Amount or in the per share subscription price for Enel Chile Shares. In addition, U.S. Persons who wish to participate in the Chilean Offer may not be granted the protection of the Exchange Act. See “The Offers—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

Q.	What are the significant conditions of the Offers?

A.	The launch of the Offers will be subject to the satisfaction or waiver of the following conditions:

•	the shareholders of Enel Chile and EGPL shall approve the Merger at their respective shareholders’ meetings, subject to the conditions applicable to the same;

•	the shareholders of Enel Generación shall approve at its extraordinary shareholders’ meeting, the elimination of the 65% stock ownership limit applicable to any shareholder set forth in Enel Generación’s bylaws in accordance with Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) and any other related restrictions; and

•	registration of the new Enel Chile Shares to be issued in connection with the Capital Increase and the Offers with the SVS and the Santiago Stock Exchange, the Valparaíso Stock Exchange and the Chilean Electronic Stock Exchange (collectively, the “Chilean Stock Exchanges”).

The acceptance of tendered Enel Generación Securities in the Offers will be subject to the satisfaction or waiver of the following conditions:

•	the valid tender in the Offers of a total number of Enel Generación Shares and Enel Generación ADSs such that Enel Chile would hold a more than 75% interest in Enel Generación following the consummation of the Offers, including the satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition in the case of the U.S. Offer and the Enel Chile Share Subscription Condition and the Enel Chile Share Subscription Condition in the case of the Chilean Offer;

•	Enel Chile has available for issuance the necessary number of newly issued Enel Chile Shares following the expiration of the preemptive right period in the Capital Increase to permit the subscription of Enel Chile Shares and Enel Chile ADSs required to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition;

•	the absence of any legal proceeding or action seeking to: (i) prohibit or prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•	the absence of any legal proceeding or action seeking to: (i) prohibit or prevent the closing of the Offers; (ii) impose material limitations on Enel Chile’s ability to effectively acquire the Enel Generación Shares and Enel Generación ADSs; (iii) impose limitations on Enel Chile’s ability to exercise its property rights over the Enel Generación Shares and Enel Generación ADSs validly tendered and not validly withdrawn pursuant to the Offers; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above; and

•	the absence of any Material Adverse Effect (as defined below).

“Material Adverse Effect” means any change, event, circumstance, effect or occurrence that, individually or in the aggregate, has a material adverse effect on the business, results of operations or financial condition of Enel Generación and its subsidiaries, taken as a whole.

Q.	Until when do I have to decide whether to tender in the U.S. Offer?

A.	You will have until 3:30 p.m., New York City time, on , 2018, to validly tender your Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer, unless the U.S. Offer is extended. Under Chilean law, the Chilean Offer is expected to initially expire at 5:30 p.m., Chilean time, on , 2018, which corresponds to 3:30 p.m. New York City Time, so that the expirations of the U.S. Offer and the Chilean Offer coincide. There is no guaranteed delivery procedure for the tendering of Enel Generación Shares or Enel Generación ADSs into the U.S. Offer. See “The Offers—Terms of the U.S. Offer and Expiration Date,” “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares” and “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs.”

Q.	Can the U.S. Offer be extended and under what circumstances?

A.	Yes. We expressly reserve the right, in our sole discretion but subject to applicable law, to extend the period of time during which the U.S. Offer remains open, from time to time. In the event that the Chilean Offer is extended beyond 5:30 p.m., Chilean time, on , 2018 for any reason, Enel Chile intends to also extend the U.S. Offer so that the expiration of the U.S. Offer offering period coincides with the expiration of the offering period for the Chilean Offer. “The Offers—Terms of the U.S. Offer and Expiration Date.”

Q.	How will I be notified if the U.S. Offer is extended?

A.	If we extend the U.S. Offer, we will inform the ADS Tender Agent and the U.S. Share Tender Agent of that fact. We also will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next business day after the day on which the U.S. Offer was scheduled to expire. See “The Offers—Terms of the U.S. Offer and Expiration Date.”

Q.	If the U.S. Offer is extended, what impact will this have on the Chilean Offer?

A.	We expect to conduct the U.S. Offer and the Chilean Offer simultaneously and, therefore, we currently intend the U.S. Offer and the Chilean Offer to expire on the same day. If the U.S. Offer is extended for any reason, we currently expect to extend the Chilean Offer for the same length of the extension of the U.S. Offer, subject to limitations under Chilean law, pursuant to which we may only extend the Chilean Offer once for a period of no less than five (5) calendar days and no more than fifteen (15) calendar days.

Q.	If the Chilean Offer is extended, what impact will this have on the U.S. Offer?

A.	We expect to conduct the U.S. Offer and the Chilean Offer simultaneously and therefore currently intend the U.S. Offer and the Chilean Offer to expire on the same day. If the Chilean Offer is extended for any reason beyond the initial expiration of the U.S. Offer, we currently expect to extend the U.S. Offer for the length of the extension of the Chilean Offer.

Q.	How do I tender my Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer?

A.

To tender your Enel Generación Shares in the U.S. Offer, prior to the expiration of the U.S. Offer, you must (1) complete and sign the Form of Acceptance and the Share Subscription Agreement (or a copy thereof, provided the signature is original) in accordance with the instructions in the Form of Acceptance and mail or deliver it to the U.S. Share Tender Agent, (2) deliver a certificate from the share department of Enel

Generación administered by DCV Registros S.A. (the “DCV”) to the U.S. Share Tender Agent and (3) either (i) deliver the título(s) de acciones (certificate(s) of title) representing your Enel Generación Shares to the U.S. Share Tender Agent or (ii) arrange for book-entry delivery of your Enel Generación Shares through the system of the DCV to an account (the “DCV Custodial Account”) that has been established for the purposes of the U.S. Offer by on behalf of the U.S. Share Tender Agent. See “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares.”

To tender your Enel Generación ADSs in the U.S. Offer, prior to the expiration of the U.S. Offer, the ADS Tender Agent must receive the American Depositary Receipts (“ADRs”) representing the Enel Generación ADSs, if applicable, or book-entry transfer of such Enel Generación ADSs, together with a properly completed and duly executed ADS Letter of Transmittal and the ADS Subscription Agreement, or a message transmitted by The Depository Trust Company to the ADS Tender Agent stating that you have expressly agreed to be bound by the terms of the ADS Letter of Transmittal, and the ADS Subscription Agreement and all other required documents. See “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs.”

Q.	Until what time can I withdraw previously tendered Enel Generación Shares or Enel Generación ADSs?

A.	You can withdraw previously tendered Enel Generación Shares or Enel Generación ADSs from the U.S. Offer at any time until the U.S. Offer has expired and, if we have not agreed by , 2018 (60 days after the commencement of the U.S. Offer) to accept your Enel Generación Shares or Enel Generación ADSs for payment, you can withdraw them at any time after such date until we accept your tendered Enel Generación Shares or Enel Generación ADSs for payment. See “The Offers—Terms of the U.S. Offer and Expiration Date” and “The Offers—Procedures for Participating in the U.S. Offer—Tender Withdrawal Rights.”

Q.	How do I withdraw previously tendered Enel Generación Shares and/or Enel Generación ADSs?

A.	To withdraw previously tendered Enel Generación Shares or Enel Generación ADSs from the U.S. Offer, you must deliver a written notice of withdrawal, or a copy of one, with the required information to the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, while you still have the right to withdraw the previously tendered Enel Generación Shares or Enel Generación ADSs. Withdrawn Enel Generación Shares and Enel Generación ADSs may be retendered again following one of the procedures described in this prospectus, at any time until the U.S. Offer has expired. See “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares,” “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs” and “The Offers—Procedures for Participating in the U.S. Offer—Tender Withdrawal Rights.”

Q.	How will I receive the consideration for my Enel Generación Securities tendered in the U.S. Offer?

A.	Subject to the terms and conditions of the U.S. Offer, we will pay for all Enel Generación Shares and Enel Generación ADSs validly tendered and not validly withdrawn promptly after the Expiration Date and upon the satisfaction or waiver by us of all conditions to the U.S. Offer set forth in “The Offers—Conditions of the U.S. Offer,” and in any case pursuant to applicable Chilean law or practice.

We will pay for your Enel Generación Shares and/or Enel Generación ADSs that are validly tendered and not validly withdrawn by depositing the purchase price, net of withholding taxes, distribution fees and the applicable subscription price pursuant to the Enel Chile U.S. Share/ADS Subscription Condition, with the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, who will act as depositary for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for tendered Enel Generación Shares will be made only after timely receipt by the U.S. Share Tender Agent of the títulos de acciones (certificates of title) representing your Enel Generación Shares or of a confirmation of a book-entry transfer of such Enel Generación Shares to the DCV Custodial Account as described in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares.”

In addition, we will apply the Enel Chile Share Subscription Amount to the subscription of the Enel Chile Shares to be issued in connection with the U.S. Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition (including Enel Chile Shares underlying Enel Chile ADSs) and cause the Enel Chile Shares to be delivered through the facilities of DCV in Chile at the same time as Enel Chile Shares are delivered in the Chilean Offer. Until the Enel Chile Shares are allocated to your account, you will not have title to the Enel Chile Shares and will not be able to sell your new Enel Chile Shares on the Chilean Stock Exchanges. Similarly, until the Enel Chile ADSs are issued by Enel Chile’s ADS depositary and accepted for listing on the NYSE, you will not be able to sell your new Enel Chile ADSs on the NYSE. The newly issued Enel Chile Shares to be offered in connection with the Enel Chile U.S. Share/ADS Subscription Condition in the U.S. Offer, including Enel Chile Shares underlying Enel Chile ADSs, will be listed on the Chilean Stock Exchanges and the new Enel Chile ADSs will be listed on the NYSE. Delivery may be made to tendering holders at different times if delivery of the Enel Generación Shares and Enel Generación ADSs and other required documents occurs at different times. Under no circumstances will interest be paid by Enel Chile on the purchase price paid for Enel Generación Shares and Enel Generación ADSs pursuant to the U.S. Offer regardless of any delay in making such payments or extension of the Expiration Date.

If any tendered Enel Generación Shares and/or Enel Generación ADSs are not accepted for any reason, any documents of title relating to the Enel Generación Shares or Enel Generación ADSs and other documents of title, if any, will be returned, without expense to, but at the risk of, the tendering holder (or, in the case of Enel Generación Shares or Enel Generación ADSs delivered by book-entry transfer, by transfer of such Enel Generación Shares or Enel Generación ADSs to an account maintained at DCV or the Book-Entry Transfer Facility, as applicable), as promptly as practicable.

Q.	Is the U.S. Offer fair to the unaffiliated shareholders of Enel Generación?

A.	Unaffiliated shareholders of Enel Generación may participate in the Offers. The respective Boards of Directors of Enel Chile and Enel Generación each appointed independent evaluators (evaluadores independientes) to evaluate the Reorganization as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act. In connection with the Merger and in accordance with the requirements of Chilean law, the respective Boards of Directors of Enel Chile and EGPL each appointed an independent appraiser (perito independiente) to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) on the values of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger, based on interim 2017 financial statements as of and for the nine months ended September 30, 2017, when they become available. The Board of Directors of Enel Chile intends to analyze the Offers for purposes of determining whether or not the Offers are procedurally and substantively fair to the unaffiliated shareholders of Enel Generación, as required by Rule 13e-3 under the Exchange Act, following receipt of the report of the independent appraiser and the opinions of the independent evaluators. See “Special Factors—Position of Enel Chile and the Enel Entities as to the Fairness of the Offers.”

The Offers do not require approval of the Board of Directors of Enel Generación or any committee thereof under Chilean law. However, under Chilean law, the Directors’ Committee of Enel Generación as well as each individual director of Enel Generación must express in writing a statement as to whether the Offers could be in the interests of Enel Generación shareholders. In addition, the Board of Directors of Enel Generación intends to analyze the Offers for purposes of determining whether or not the Offers are procedurally and substantively fair to the unaffiliated shareholders of Enel Generación, as required by Rule 13e-3 under the Exchange Act, following receipt of the opinions of the independent evaluators. See “Special Factors—Position of Enel Generación as to the Fairness of the Offers; Recommendation.”

Enel and Enel South America (collectively, the “Enel Entities” and together with Enel Chile, the “Enel Filing Persons”) also intend to analyze the Offers with respect to the procedural and substantive fairness of the Offers to the unaffiliated shareholders of Enel Generación, as required by Rule 13e-3 under the Exchange Act. See “Special Factors—Position of Enel Chile and the Enel Entities as to the Fairness of the Offers.”

Q.	Has the Board of Directors of Enel Generación made any recommendation regarding the U.S. Offer and/or the Chilean Offer?

A.	Pursuant to Chilean law, since the Reorganization is deemed to be a related party transaction, each individual member of the Board of Directors of Enel Generación must express in writing his or her statement as to whether the Offers could be in the interest of Enel Generación’s shareholders. In addition, although under Chilean law the Board of Directors of Enel Generación, as a body, is not required to make a recommendation to its shareholders whether to accept or reject the Offers, the Board of Directors of Enel Generación intends to take action following receipt of the opinions of the independent evaluators to determine the recommendation of the Board with respect to the Offers as required to be disclosed by Rule 14e-2 under the Exchange Act. Enel Generación must file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) within 10 business days of the date of the launch of the U.S. Offer. The Schedule 14D-9 is expected to include a statement by the Board of Directors of Enel Generación as to whether it recommends that Enel Generación shareholders accept or reject the U.S. Offer.

Q:	Do I have appraisal rights?

A.	The Chilean Corporations Act does not provide for appraisal rights in connection with the Offers. However, if Enel Chile acquires Enel Generación Shares in the Offers that result in Enel Chile’s ownership exceeding 95% of the outstanding Enel Generación Shares, a minority holder of Enel Generación Shares that did not tender in the Offers may exercise statutory dissenters’ withdrawal rights (derecho a retiro) in accordance with Article 71 bis of the Chilean Corporations Act, and receive from Enel Generación a cash payment equivalent to the weighted average of the closing prices for Enel Generación Shares as reported on the Chilean Stock Exchanges during the 60-trading day period preceding the 30th trading day prior to the date on which the results of the Offers are published by Enel Chile. A holder of Enel Generación ADSs who wishes to exercise statutory dissenters’ withdrawal rights must cancel such holder’s Enel Generación ADSs and must be a registered holder of Enel Generación Shares (i) on the date on which the results of the Offers are published and (ii) continuously until the date the statutory dissenters’ withdrawal rights are exercised. See “The Offers—Procedures for Participating in the U.S. Offer—Appraisal/Statutory Dissenters’ Withdrawal Rights.”

Q.	What are the U.S. federal income tax consequences if I tender my Enel Generación Shares and/or Enel Generación ADSs?

A.	For U.S. federal income tax purposes, (i) the tender by a U.S. Holder (as defined in “Material United States Tax Consequences”) participating in the U.S. Offer of Enel Generación Shares (or Enel Generación ADSs) for only cash and (ii) the subsequent, mandatory subscription by such U.S. Holder for Enel Chile Shares (or Enel Chile ADSs) should be treated as a single transaction in which such U.S. Holder exchanges Enel Generación Shares (or Enel Generación ADSs) for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). Notwithstanding the fact that the U.S. Offer is a cash tender offer subject to the Enel Chile U.S. Share/ADS Subscription Condition, the following discussion assumes, for U.S. federal income tax purposes only, that a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer would be considered to have done so in exchange for a combination of cash and Enel Chile Shares (or Enel Chile ADSs).

The receipt of Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders.

A U.S. Holder who receives Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will generally recognize gain or loss equal to the difference between such U.S. Holder’s amount realized and such U.S. Holder’s tax basis for the Enel Generación Shares (or Enel Generación ADSs) tendered. If a Chilean tax is withheld on such disposition, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the Chilean tax, and so will equal the sum of the amount of cash received (or deemed received) and the fair market value of the Enel Chile Shares or Enel Chile ADSs received (or deemed received) in exchange for the Enel Generación Shares (or Enel Generación ADSs) tendered by such U.S. Holder, including any amount withheld in respect of Chilean withholding (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below for more information on Chilean withholding taxes). That gain or loss generally will constitute capital gain or loss. The deductibility of capital losses is subject to limitations. See “Material United States Tax Consequences” for a more complete discussion of certain U.S. federal income tax consequences of the U.S. Offer.

Q:	If I tender my Enel Generación Securities in the U.S. Offer, how will my rights as a shareholder or ADS holder change?

A:	If the U.S. Offer is consummated, you will receive either Enel Chile Shares or Enel Chile ADSs, as the case may be, upon satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition of the U.S. Offer. Therefore, you will be entitled to certain rights as a shareholder or ADS holder of Enel Chile that are different from your rights as a shareholder or ADS holder of Enel Generación. See “Special Factors—Plans for Enel Generación Following the Offers; Management and Operations after the Offers,” “Special Factors—Certain Effects of the Offers and the Merger” and “Comparison of the Rights of Shareholders of Enel Chile and Enel Generación.”

Q:	How will consummation of the Offers affect untendered Enel Generación Shares and Enel Generación ADSs? Will Enel Generación be delisted or deregistered in the U.S. and in Chile following the completion of the Offers?

A:	If you do not tender your Enel Generación Shares and/or Enel Generación ADSs in the Offers, you will remain a holder of Enel Generación Shares and/or Enel Generación ADSs, as the case may be. Once the Offers are completed, the number of Enel Generación Shares and Enel Generación ADSs that are publicly held may be significantly reduced and there may no longer be an active trading market for Enel Generación Shares or Enel Generación ADSs or the liquidity of any such market may be significantly reduced. It is possible that the Enel Generación Shares and Enel Generación ADSs will fail to meet the criteria for continued listing on Chilean Stock Exchanges and the NYSE after the completion of the Offers. If this were to happen, the Enel Generación Shares or Enel Generación ADSs could be delisted from one or more of these exchanges by action taken by the relevant exchange. In addition, we may decide to cause Enel Generación to delist from the NYSE, terminate the deposit agreement for the Enel Generación ADSs and deregister the Enel Generación Shares and the Enel Generación ADSs under the Exchange Act, which will suspend Enel Generación’s obligation to file reports under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the Enel Generación ADSs after completion of the Offers. In the event Enel Generación Securities are delisted, the value of any Enel Generación Securities not tendered in the Offers could decrease to a price per share significantly less than the consideration offered in the Offers.

Furthermore, AFPs will no longer be able to invest directly in Enel Generación following the Offers because Enel Generación will no longer be subject to Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) due to the condition of the Offers that requires the removal of the 65% stock ownership limit applicable to any shareholder that was included in Enel Generación’s bylaws in accordance with Title XII and other related restrictions. As a result, AFPs who have not tendered their Enel Generación Shares in the Offers may be required to divest their Enel Generación Shares and the liquidity of Enel Generación Securities may be further reduced and the value of Enel Generación Securities not tendered in the Offers could further decrease.

See “Summary—Conditions of the Offers,” “Special Factors—Plans for Enel Generación Following the Offers; Management and Operations after the Offers,” “Special Factors—Certain Effects of the Offers and

the Merger” and “Risk Factors—Risks Related to the Offers—If you do not tender your Enel Generación Securities in the Offers, you will continue to be a minority shareholder of Enel Generación, the value of any Enel Generación Securities not tendered in the Offers could decrease, and there may not be a liquid market for the Enel Generación Securities following the completion of the Offers.”

Q.	What are Enel Chile ADSs?

A.	An Enel Chile ADS is an American Depositary Share which represents 50 Enel Chile Shares. The Enel Chile ADSs will be issued under the terms of a deposit agreement to allow U.S. shareholders to more easily hold and trade interests in Enel Chile after the consummation of the Offers. Citibank, N.A. is the depositary for the Enel Chile ADSs and will issue the Enel Chile ADSs to you and hold the Enel Chile Shares represented by the Enel Chile ADSs on your behalf in a custodial account in Chile. ADSs may be evidenced by ADRs. ADRs are like stock certificates which evidence shares represented by ADSs.

Q.	Are Enel Chile Shares traded on any stock exchange?

A.	Yes. Enel Chile Shares are traded on the Chilean Stock Exchanges under the symbol “ENELCHILE.”

Q.	Are Enel Chile ADSs traded on any stock exchange?

A.	Yes. Enel Chile ADSs are listed and traded on the NYSE under the symbol “ENIC.” Enel Chile ADSs are also actively traded over-the-counter outside the NYSE.

Q.	What is the market value of my Enel Generación Shares and/or Enel Generación ADSs as of a recent date?

A.	On October 25, 2017, the closing price of Enel Generación Shares reported on the Santiago Stock Exchange was Ch$567.63 per Enel Generación Share and the closing price of Enel Generación ADSs reported on the NYSE was US$27.04 per Enel Generación ADS. We advise you to obtain a more recent quotation for Enel Generación Shares and/or Enel Generación ADSs in deciding whether to tender your Enel Generación Shares and/or Enel Generación ADSs. See “Comparative Market Price Data.”

Q.	Who can help answer my questions about the U.S. Offer?

A.	If you have any questions about the U.S. Offer, or if you would like additional copies of this prospectus, you can contact the Georgeson LLC (the “Information Agent”) below:

E-mail:

Telephone:

Telephone (U.S. toll free):

WHERE YOU CAN FIND MORE INFORMATION

Enel Chile and Enel Generación file annual and current reports and other information with the U.S. Securities and Exchange Commission (the “SEC”) and these filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document filed by the companies at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document filed by the companies at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Information about Enel Chile and Enel Generación, including their SEC filings, is also available on their respective websites at www.enelchile.cl and www.enelgeneracion.cl. Each of Enel Chile and Enel Generación is an issuer in Chile of securities registered with the SVS. Shares of Enel Chile and Enel Generación common stock are traded on the Chilean Stock Exchanges under the symbols “ENELCHILE” and “ENELGXCH”, respectively. Accordingly, each of Enel Chile and Enel Generación is currently required to file quarterly and annual reports and issue hechos esenciales o relevantes (notices of essential or significant events) to the SVS, and provide copies of such notices to the Chilean Stock Exchanges. Such notices are in Spanish and available at www.enelchile.cl and www.enelgeneracion.cl, as applicable, and also at www.svs.cl. English translations of such reports and notices are also furnished to the SEC (www.sec.gov) on Forms 6-K promptly following a public SVS filing. Unless otherwise specifically designated as incorporated by reference, these Forms 6-K furnished to the SEC are not incorporated by reference in accordance with SEC rules. Except as otherwise specifically provided, information contained on and linked from the websites of Enel Chile and Enel Generación or the SVS website is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is “incorporating by reference” specified documents that filed with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	Enel Chile is disclosing important information to you by referring you to those documents; and

•	information contained in documents that Enel Chile or Enel Generación files in the future with the SEC automatically will update and supersede earlier information contained in or incorporated by reference into this prospectus (any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded).

Because the U.S. Offer is a “going private” transaction under Rule 13e-3 under the Exchange Act, the Enel Filing Persons have filed a combined Schedule TO and Schedule 13E-3 with the SEC pursuant to Rule 14d-3 under the Exchange Act. The Schedule TO and Schedule 13E-3, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth below.

This prospectus incorporates by reference the documents listed below and any future Annual Reports on Form 20-F and Reports on Form 6-K (to the extent designated in the Form 6-K as being filed and incorporated by reference into this prospectus) of Enel Chile or Enel Generación that is filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	The Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Chile (the “Enel Chile 2016 Form 20-F”);

•	Enel Chile’s Report on Form 6-K filed with the SEC on October 24, 2017 (SEC File No. 001-37723) (the “Enel Chile October 2017 Form 6-K”);

•	Enel Chile’s Report on Form 6-K filed with the SEC on October 24, 2017 (SEC File No. 001-37723) (the “Enel Chile October 2017 Form 6-K (EGPL)”);

•	The Registration Statement on Form 20-F of Enel Chile, initially filed on March 30, 2016, as amended (SEC File No. 001-37723);

•	The Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Generación (the “Enel Generación 2016 Form 20-F”); and

•	Enel Generación’s Report on Form 6-K filed with the SEC on October 24, 2017 (SEC File No. 001-13240) (the “Enel Generación October 2017 Form 6-K”).

Except for any Reports on Form 6-K specifically listed or described above, Enel Chile is not incorporating any document or information furnished and not filed in accordance with SEC rules.

In accordance with Chilean laws and regulations, documents, reports and other information relating to the Reorganization have been made publicly available to the shareholders of Enel Chile on Enel Chile’s website at www.enelchile.cl, subsection “Investors,” under the heading “Corporate Reorganization.” Except as otherwise specifically provided, information contained on and linked from the company’s website is not incorporated by reference into this prospectus.

This prospectus incorporates by reference important business and financial information about Enel Chile and Enel Generación that is contained in their filings with the SEC but that is not included in, or delivered with, this prospectus. You can obtain any of the documents incorporated by reference from Enel Chile, Enel Generación or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Shareholders may obtain documents incorporated by reference into this prospectus by requesting them in writing, by telephone or by e-mail from the appropriate company at the following addresses:

Enel Chile	Enel Generación
Enel Chile S.A. Attention: Investor Relations Santa Rosa 76, 15th floor Santiago, Chile E-mail: ir.enelchile@enel.com Telephone: +56 2 2353-4400	Enel Generación Chile S.A. Attention: Investor Relations Santa Rosa 76, 15th floor Santiago, Chile E-mail: ir.enelgeneracionchile@enel.com Telephone: +56 2 2630-9000

In order to receive timely delivery of these documents, you must make such a request no later than five business days before the then-scheduled expiration date of the U.S. Offer. This deadline is currently                     , 2018 because the Expiration Date is currently                     , 2018, but the actual deadline will be different if the U.S. Offer is extended.

The documents incorporated by reference into this prospectus are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document filed by the companies at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document filed by the companies at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

PRESENTATION OF INFORMATION

Financial Information

In this prospectus, unless otherwise specified, references to “U.S. dollars,” “USD” or “US$,” are to dollars of the United States of America; references to “pesos,” “CLP” or “Ch$” are to Chilean pesos, the legal currency of Chile; and references to “UF” are to Development Units (Unidades de Fomento). The UF is a Chilean inflation-indexed, peso-denominated monetary unit that is adjusted daily to reflect changes in the official Consumer Price Index (“CPI”) of the Chilean National Institute of Statistics (Instituto Nacional de Estadísticas or “INE”). The UF is adjusted in monthly cycles. Each day in the period beginning on the tenth day of the current month through the ninth day of the succeeding month, the nominal peso value of the UF is indexed in order to reflect a proportionate amount of the change in the Chilean CPI during the prior calendar month. As of June 30, 2017, one UF was equivalent to Ch$26,665.09. The U.S. dollar equivalent of one UF was US$40.14 on June 30, 2017, using the Observed Exchange Rate reported by the Central Bank of Chile (Banco Central de Chile) as of such date of Ch$664.29 per US$1.00. The U.S. dollar observed exchange rate (dólar observado) (the “Observed Exchange Rate”), which is reported by the Central Bank of Chile and published daily on its webpage, is the weighted average exchange rate of the previous business day’s transactions in the Formal Exchange Market. The Central Bank of Chile may intervene by buying or selling foreign currency on the Formal Exchange Market to maintain the Observed Exchange Rate within a desired range.

The consolidated financial statements, and, unless otherwise indicated, other financial information concerning Enel Chile and Enel Generación included in or incorporated by reference into this prospectus are presented in Chilean pesos. Enel Chile and Enel Generación have prepared their consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

All of Enel Chile’s and Enel Generación’s subsidiaries are consolidated and all their assets, liabilities, income, expenses and cash flows are included in the consolidated financial statements after making the adjustments and eliminations related to intra-group transactions. Affiliates are investments in associates and joint ventures that are recorded in our consolidated financial statements using the equity method. For detailed information regarding consolidated entities, affiliates, jointly-controlled entities and associated companies, see Appendices 1, 2 and 3 to (i) the Enel Chile consolidated financial statements included in the Enel Chile 2016 Form 20-F and the Enel Chile October 2017 Form 6-K, each incorporated by reference into this prospectus and (ii) the Enel Generación consolidated financial statements included in the Enel Generación 2016 Form 20-F and the Enel Generación October 2017 Form 6-K, each incorporated by reference into this prospectus.

Solely for the convenience of the reader, this prospectus contains translations of certain Chilean peso amounts into U.S. dollars at specified rates. Unless otherwise indicated, the U.S. dollar equivalent for information in Chilean pesos is based on the Observed Exchange Rate for June 30, 2017 of Ch$664.29 per US$1.00. The Federal Reserve Bank of New York does not report a noon buying rate for Chilean pesos. No representation is made that the Chilean peso or U.S. dollar amounts shown in this prospectus could have been or could be converted into U.S. dollars or Chilean pesos, as the case may be, at such rate or at any other rate.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is net income plus depreciation and amortization, financial expense and income taxes.

Technical Terms

References to “TW” are to terawatts (or a trillion watts); references to “GW” and “GWh” are to gigawatts (or a billion watts) and gigawatt hours, respectively; references to “MW” and “MWh” are to megawatts (or a million watts) and megawatt hours, respectively; references to “kW” and “kWh” are to kilowatts (or a thousand watts) and kilowatt hours, respectively; references to “kV” are to kilovolts, and references to “MVA” are to megavolt amperes. References to “BTU” and “MBTU” are to British thermal unit and million British thermal units, respectively. A “BTU” is an energy unit equal to approximately 1,055 joules. References to “Hz” are to hertz; and references to “mtpa” are to metric tons per annum. Unless otherwise indicated, statistics provided in this prospectus with respect to the installed capacity of electricity generation facilities are expressed in MW. One TW equals 1,000 GW, one GW equals 1,000 MW and one MW equals 1,000 kW.

Statistics relating to aggregate annual electricity production are expressed in GWh and based on a year of 8,760 hours, except for leap years, which are based on 8,784 hours. Statistics relating to installed capacity and production of the electricity industry do not include electricity of self-generators.

Energy losses experienced by generation companies during transmission are calculated by subtracting the number of GWh of energy sold from the number of GWh of energy generated (excluding their own energy consumption and losses on the part of the power plant), within a given period. Losses are expressed as a percentage of total energy generated.

Calculation of Economic Interest

References are made in this prospectus to the “economic interest” of Enel Chile and Enel Generación in their related companies. A company could have direct and indirect ownership interest in such related companies. In circumstances where the company does not directly own an interest in a related company, this economic interest in such ultimate related company is calculated by multiplying the percentage of economic interest in a directly held related company by the percentage of economic interest of any entity in the ownership chain of such related company. For example, if Enel Chile owns a 6% equity stake in an associated company and 40% is directly held by Enel Chile’s 60% owned subsidiary, Enel Chile’s economic interest in such associate would be 60% times 40%, plus 6%, or 30%.

Rounding

Certain figures included in this prospectus have been rounded for ease of presentation. Because of this rounding, it is possible that amounts in tables may not add up to exactly the same amounts as the sum of the entries.

SUMMARY

This summary highlights certain information contained in this prospectus. It does not contain all of the information that is important to you. You should carefully read the entire prospectus and the other documents referred to or incorporated by reference into this prospectus to fully understand the U.S. Offer. In particular, you should read the documents incorporated by reference into this prospectus, including the Enel Chile 2016 Form 20-F, Enel Generación 2016 Form 20-F, Enel Chile October 2017 Form 6-K and Enel Generación October 2017 Form 6-K. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Introduction

Enel Chile S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile, is offering to purchase (i) all outstanding shares of common stock, without par value, of Enel Generación Chile S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile, other than Enel Generación Shares currently owned by Enel Chile, held by all U.S. Persons (as defined herein) for an amount of Ch$        in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Enel Generación Share; and (ii) all outstanding Enel Generación ADSs from all holders of Enel Generación ADSs, wherever located, for an amount of Ch$        in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Enel Generación ADS, in each case upon the terms and subject to certain conditions described in this prospectus (including the Enel Chile U.S. Share/ADS Subscription Condition) and in the Form of Acceptance, the ADS Letter of Transmittal, the Share Subscription Agreement and the ADS Subscription Agreement (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”).

In connection with the Offers, Enel Chile is expected to conduct the Capital Increase to obtain the new Enel Chile Shares to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition. Following consummation of the Offers, EGPL will merge with and into Enel Chile, with Enel Chile as the surviving company.

The Companies

Enel Chile S.A.

Santa Rosa 76

Santiago, Chile

Telephone: +56 2 2353-4400

www.enelchile.cl

Enel Chile is a publicly held stock corporation (sociedad anónima abierta) organized on March 1, 2016 under the laws of the Republic of Chile that traces its origins to Enersis S.A. (currently known as Enel Américas S.A.). Enel Chile was spun off from Enersis S.A. on April 21, 2016 and currently owns and operates Enersis S.A.’s former electricity generation and distribution businesses in Chile, including Enel Generación, independently from Enel Américas S.A.

Enel Chile is an electricity utility company engaged, through subsidiaries and affiliates, in the electricity generation and distribution businesses in Chile. As of December 31, 2016, Enel Chile had 6,351 MW of installed capacity and 1.8 million distribution customers. Enel Chile’s installed capacity is comprised of 28 generation facilities and a total of 111 generation units, of which 54.6% consists of hydroelectric power plants.

For additional information regarding Enel Chile, see the documents listed under “Incorporation by Reference,” including the Enel Chile 2016 Form 20-F and the Enel Chile October 2017 Form 6-K, which are incorporated by reference into this prospectus.

Enel Generación Chile S.A.

Santa Rosa 76

Santiago, Chile

Telephone: +56 2 2630-9000

www.enelgeneracion.cl

Enel Generación is a publicly held stock corporation (sociedad anónima abierta) that was organized on December 1, 1943 under the laws of the Republic of Chile and was formerly known as Empresa Nacional de Electricidad S.A. Empresa Nacional de Electricidad S.A. spun-off Endesa Américas S.A. on April 21, 2016, then holding its electricity generation business in Argentina, Colombia and Peru as well as its minority interests in electricity generation, distribution and transmission operations in Brazil, and changed its name to Enel Generación Chile S.A.

Enel Generación is an electricity utility company engaged, directly and through subsidiaries and affiliates, in the electricity generation business in Chile. As of December 31, 2016, Enel Generación had 6,351 MW of installed capacity, with 28 generation facilities and a total of 111 generation units. Of Enel Generación’s total installed capacity, 54.6% consists of hydroelectric power plants and 77% of Enel Generación’s thermoelectric installed capacity is gas/fuel oil power plants, and the remaining 23% is coal-fired steam power plants.

For additional information regarding Enel Generación, see the documents listed under “Incorporation by Reference,” including the Enel Generación 2016 Form 20-F and the Enel Generación October 2017 Form 6-K, which are incorporated by reference into this prospectus.

Enel Green Power Latin América S.A.

Avenida Presidente Riesco 5335, 15th Floor

Las Condes

Santiago, Chile

Telephone: +56 2 2899-9200

EGPL is a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile, and is indirectly wholly owned by Enel, the parent company of Enel group. Enel develops its renewable energy business and holds its renewable energy assets located in Chile primarily through EGPL.

EGPL is a renewable energy generation holding company engaged, through its subsidiaries, primarily Enel Green Power Chile Ltda. (“EGP Chile”), in the electricity generation business in Chile. As of December 31, 2016, EGPL had 1,036 MW of installed capacity from 16 solar, wind, hydro and geothermal generation facilities. Of EGPL’s installed capacity as of such date, 47.5% consisted of solar power plants, 43.6% consisted of wind power plants, and 8.9% consisted of hydro and geothermal power plants.

EGPL currently has 18 operational power plants with a total installed capacity of 1,196 MW consisting of 92 MW of hydroelectric power, 564 MW of wind power, 492 MW of solar power, and 48 MW of geothermal power. However, the 112 MW Sierra Gorda Este wind farm and the 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations and are selling electricity on a test basis.

For additional information regarding EGPL, see “EGPL Selected Financial Data,” “Information About the Companies—EGPL,” Annex B to this prospectus and the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

The Reorganization

Enel Chile is proposing to conduct the Reorganization, which involves the following transactions:

•	the Offers;

•	the Capital Increase in order to obtain new Enel Chile Shares to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition or the Enel Chile Share Subscription Condition, as applicable; and

•	the Merger of EGPL with Enel Chile.

Under Chilean law, the Reorganization is deemed to be a related party transaction, subject to the statutory requirements and protections of the Chilean Corporations Act. See “Special Factors—Background of the Offers.”

The Offers

In the U.S. Offer, Enel Chile will pay:

•	for each Enel Generación ADS, Ch$ in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below; and

•	for each Enel Generación Share, Ch$ in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below.

The U.S. Offer is subject to the condition that any eligible holder of Enel Generación Shares and/or Enel Generación ADSs validly tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer shall have agreed to apply Ch$        of the consideration payable for each Enel Generación Share tendered and Ch$        of the consideration payable for each Enel Generación ADS tendered to subscribe for Enel Chile Shares or Enel Chile ADSs, as the case may be, at a subscription price of Ch$        per Enel Chile Share (or Ch$        per Enel Chile ADS) (the “Enel Chile U.S. Share/ADS Subscription Condition”). Following completion of the U.S. Offer, for each Enel Generación Share validly tendered in the U.S. Offer, an Enel Generación shareholder will receive Ch$        in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and                 Enel Chile Shares as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition. Following completion of the U.S. Offer, for each Enel Generación ADS validly tendered in the U.S. Offer, an Enel Generación ADS holder will receive Ch$        in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and                 Enel Chile ADSs as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition.

Through the concurrent Chilean Offer, Enel Chile is offering to purchase any and all of the outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile but including Enel Generación Shares held by U.S. Persons, at the purchase price of Ch$        in cash for each Enel Generación Share. The Chilean Offer is subject to the condition that any eligible holder of Enel Generación Shares tendering in the Chilean Offer shall have agreed to apply Ch$        of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares at a subscription price of Ch$        per Enel Chile Share (the “Enel Chile Share Subscription Condition”). As a result, following completion of the Chilean Offer, for each Enel Generación Share purchased, an Enel Generación shareholder will receive Ch$        in cash and                 Enel Chile Shares as a result of its satisfaction of the Enel Chile Share Subscription Condition.

The U.S. Offer and the Chilean Offer are being conducted simultaneously and, in all material respects, have the same terms and are subject to the same conditions; however, participants in the Chilean Offer (including U.S. Persons) may not be granted the protection of the Exchange Act. See “The Offers—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

The Capital Increase

Enel Chile is expected to conduct the Capital Increase in order to obtain new Enel Chile Shares to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition or the Enel Chile Share Subscription Condition, as applicable. The existing holders of Enel Chile Shares will have preemptive rights to subscribe for additional Enel Chile Shares pro rata in connection with the Capital Increase. In addition, Enel Chile Shares underlying Enel Chile ADSs are also entitled to receive preemptive rights to subscribe for additional Enel Chile Shares pro rata. See “The Capital Increase.”

The Merger

If the Offers are consummated and the Merger is approved by the shareholders of Enel Chile and EGPL, EGPL will merge with and into Enel Chile. Enel Chile will be the surviving corporation under the name “Enel Chile S.A.,” and EGPL will cease to exist as a separate entity. The terms and conditions of the Merger are expected to be determined by the respective Boards of Directors of Enel Chile and EGPL, subject to shareholder approval, at the time the terms and conditions to the Offers and the Capital Increase are determined. See “The Merger.”

Shareholder Approvals

The following shareholder approvals will be required under Chilean law in connection with Reorganization:

•	Enel Chile: Approval of (i) the Capital Increase; (ii) the Merger, and (iii) the Reorganization as a related party transaction under Chilean law, each of which requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Chile.

•	Enel Generación: Approval of (i) amendments to Enel Generación’s bylaws to, among other things, remove the 65% ownership limitation applicable to any shareholder of Enel Generación, and (ii) the Reorganization as a related party transaction under Chilean law. The approval of the amendments to Enel Generación’s bylaws requires the affirmative vote of 75% of the outstanding voting shares of Enel Generación and the approval of the Reorganization as a related party transaction under Chilean law requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Generación.

•	EGPL: Approval of (i) the Merger and (ii) the Reorganization as a related party transaction under Chilean law, each of which requires the affirmative vote of two-thirds of the outstanding voting shares of EGPL.

Tentative Transaction Timetable

The following is a tentative transaction timetable highlighting the significant dates for implementation of the Reorganization (future dates are subject to change):

August 25-28, 2017	The Board of Directors of Enel Chile and Enel Generación authorized their respective companies to analyze the proposed Reorganization.
September 20, 2017	The Board of Directors of EGPL authorized the company to analyze the proposed Reorganization.
October 13, 2017	SVS confirmed that the SVS would not object if the Tender Offer in Chile is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition.
October 24, 2017	EGPL is converted from a limited liability company (sociedad de responsibilidad limitada) into a closely held stock corporation (sociedad anónima cerrada).
October 24, 2017	Chilean Superintendence of Pension Funds Administrators (Superintendencia de Pensiones) confirmed that the AFPs, as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with normal settlement procedures applicable to AFPs.
November 3, 2017	Delivery of interim Chilean financial statements of Enel Chile, Enel Generación and EGPL as of and for the nine months ended September 30, 2017 (i.e., within 90 days before the date of the shareholders’ meeting to approve the Merger, as required under Chilean law).
November 3, 2017	Delivery of (i) appraisals by independent appraisers to Enel Chile and EGPL, and (ii) reports by independent evaluators to Enel Chile and Enel Generación required under Chilean law.
November 3, 2017	Delivery of the opinions of the Directors’ Committees of Enel Chile and Enel Generación required under Chilean law.
November 9, 2017	Delivery of the opinions of the individual directors of Enel Chile and Enel Generación with respect to the Reorganization required under Chilean law.
November 10, 2017	The Boards of Directors of Enel Chile, Enel Generación and EGPL approve, among other things, the actions relating to the Reorganization and the summoning of extraordinary shareholders’ meetings of the respective companies to approve the Reorganization.
November 10, 2017	Public notice of Enel Chile, Enel Generación and EGPL Board actions.
November 27, 2017	Public notice of the agenda of the extraordinary shareholders’ meetings to shareholders of Enel Chile and Enel Generación.
November 27, 2017	Mailing of information statements with respect to the extraordinary shareholders’ meetings of Enel Chile and Enel Generación to the holders of Enel Chile ADSs and Enel Generación ADSs.
December 20, 2017	The extraordinary shareholders’ meetings of Enel Chile, Enel Generación and EGPL held.
December 21, 2017	Beginning of exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders.
January 19, 2018	Expiration of the exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders (30 calendar days from approval of the Merger at the extraordinary shareholders’ meetings).
Early February 2018	Registration with the SVS and the Chilean Stock Exchanges of the new Enel Chile Shares to be issued in connection with the Capital Increase
Early February 2018	Commencement of preemptive rights offering in connection with the Capital Increase.
Mid-February 2018	Launch of the Offers in Chile and the United States.
Early March 2018	Expiration of the preemptive rights offering period in connection with the Capital Increase (30 calendar days from launch)
Mid-March 2018	Expiration of the tender offer period (minimum of 30 calendar days from launch of the Offers) in Chile and in the United States and settlement.
Mid-March 2018	Publication of the notice of the tender offer results (aviso de resultado) and acceptance of tendered Enel Generación Securities (within three days after expiration of the Offers)
Late March 2018	Reorganization effective.

Reasons for the Offers

The Offers are part of a proposed Reorganization which seeks to consolidate Enel’s conventional and non-conventional renewable energy businesses in Chile under one company. Enel Chile is undertaking the Offers with the goal to increase its ownership interest in Enel Generación from its current participation of 60% to one exceeding 75%. See “Special Factors—Background of the Offers” and “Special Factors—Reasons for the Offers.”

The completion of the Reorganization is expected to provide Enel Chile with the following main benefits:

•	Higher market capitalization and liquidity, as a result of the combination of Enel Chile with EGPL.

•	Higher and more diversified organic growth through the integration of Chilean renewable activities in Chile currently owned by EGPL, giving Enel Chile shareholders access to a more balanced energy portfolio based on both conventional and non-conventional renewable energy, as well as electricity distribution.

•	A significantly higher equity stake in Enel Generación, Enel Chile’s principal subsidiary, from its current interest of 60% to an interest exceeding 75%.

•	Higher share of Enel Generación’s cash flow consolidation and a simpler and clearer overall structure aligned with shareholder interests.

Conditions of the Offers

The launch of the Offers will be subject to the satisfaction or waiver of the following conditions:

•	the shareholders of Enel Chile and EGPL shall approve the Merger at their respective shareholders’ meetings, subject to the conditions applicable to the same;

•	the shareholders of Enel Generación shall approve at its extraordinary shareholders’ meeting, the elimination of the 65% stock ownership limit applicable to any shareholder set forth in Enel Generación’s bylaws in accordance with Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) and any other related restrictions; and

•	registration of the new Enel Chile Shares to be issued in connection with the Capital Increase and the Offers with the SVS and the Chilean Stock Exchanges.

The acceptance of tendered Enel Generación Securities in the Offers will be subject to the satisfaction or waiver of the following conditions:

•	the valid tender in the Offers of a total number of Enel Generación Shares and Enel Generación ADSs such that Enel Chile would hold a more than 75% interest in Enel Generación following the consummation of the Offers, including the satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition in the case of the U.S. Offer and the Enel Chile Share Subscription Condition and the Enel Chile Share Subscription Condition in the case of the Chilean Offer;

•	Enel Chile has available for issuance the necessary number of newly issued Enel Chile Shares following the expiration of the preemptive right period in the Capital Increase to permit the subscription of Enel Chile Shares and Enel Chile ADSs required to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition;

•	the absence of any legal proceeding or action seeking to: (i) prohibit or prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•

the absence of any legal proceeding or action seeking to: (i) prohibit or prevent the closing of the Offers; (ii) impose material limitations on Enel Chile’s ability to effectively acquire the Enel Generación Shares and Enel Generación ADSs; (iii) impose limitations on Enel Chile’s ability to exercise its property rights over the Enel Generación Shares and Enel Generación ADSs validly tendered and not validly withdrawn pursuant to the Offers; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above; and

•	the absence of any Material Adverse Effect (as defined below).

“Material Adverse Effect” means any change, event, circumstance, effect or occurrence that, individually or in the aggregate, has a material adverse effect on the business, results of operations or financial condition of Enel Generación and its subsidiaries, taken as a whole.

Fairness of the Offers

Enel Chile and Enel Generación

Unaffiliated shareholders of Enel Generación may participate in the Offers. The respective Boards of Directors of Enel Chile and Enel Generación each appointed independent evaluators (evaluadores independientes) to evaluate the Reorganization as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act. In connection with the Merger and in accordance with the requirements of Chilean law, the respective Boards of Directors of Enel Chile and EGPL each appointed an independent appraiser (perito independiente) to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) on the values of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger, based on interim 2017 financial statements as of and for the nine months ended September 30, 2017, when they become available. The Board of Directors of Enel Chile intends to analyze the Offers for purposes of determining whether or not the Offers are procedurally and substantively fair to the unaffiliated shareholders of Enel Generación, as required by Rule 13e-3 under the Exchange Act, following receipt of the report of the independent appraiser and the opinions of the independent evaluators. See “Special Factors—Position of Enel Chile and the Enel Entities as to the Fairness of the Offers.”

The Offers do not require approval of the Board of Directors of Enel Generación or any committee thereof under Chilean law. However, under Chilean law, the Directors’ Committee of Enel Generación as well as each individual director of Enel Generación must express in writing a statement as to whether the Offers could be in the interests of Enel Generación shareholders. In addition, the Board of Directors of Enel Generación intends to analyze the Offers for purposes of determining whether or not the Offers are procedurally and substantively fair to the unaffiliated shareholders of Enel Generación, as required by Rule 13e-3 under the Exchange Act, following receipt of the opinions of the independent evaluators. In addition, although under Chilean law the Board of Directors of Enel Generación, as a body, is not required to make a recommendation to its shareholders whether to accept or reject the Offers, the Board of Directors of Enel Generación intends to take action following receipt of the opinions of the independent evaluators to determine the recommendation of the Board with respect to the Offers as required to be disclosed by Rule 14e-2 under the Exchange Act. See “Special Factors—Position of Enel Generación as to the Fairness of the Offers; Recommendation.”

The Enel Entities

The Enel Entities also intend to analyze the Offers with respect to the procedural and substantive fairness of the Offers to the unaffiliated shareholders of Enel Generación, as required by Rule 13e-3 under the Exchange Act. See “Special Factors—Position of Enel Chile and the Enel Entities as to the Fairness of the Offers.”

Appraisal/Statutory Dissenters’ Withdrawal Rights

The Chilean Corporations Act does not provide for appraisal rights in connection with the Offers. However, if Enel Chile acquires Enel Generación Shares in the Offers that result in Enel Chile’s ownership exceeding 95%

of the outstanding Enel Generación Shares, a minority holder of Enel Generación Shares that did not tender in the Offers may exercise statutory dissenters’ withdrawal rights (derecho a retiro) in accordance with Article 71 bis of the Chilean Corporations Act, and receive from Enel Generación a cash payment equivalent to the weighted average of the closing prices for Enel Generación Shares as reported on the Chilean Stock Exchanges during the 60-trading day period preceding the 30th trading day prior to the date on which the results of the Offers are published by Enel Chile. A holder of Enel Generación ADSs who wishes to exercise statutory dissenters’ withdrawal rights must cancel such holder’s Enel Generación ADSs and must be a registered holder of Enel Generación Shares (i) on the date on which the results of the Offers are published and (ii) continuously until the date the statutory dissenters’ withdrawal rights are exercised. See “The Offers—Procedures for Participating in the U.S. Offer—Appraisal/Statutory Dissenters’ Withdrawal Rights.”

Material U.S. Federal Income Tax Consequences of the U.S. Offer

For U.S. federal income tax purposes, (i) the tender by a U.S. Holder participating in the U.S. Offer of Enel Generación Shares (or Enel Generación ADSs) for only cash and (ii) the subsequent, mandatory subscription by such U.S. Holder for Enel Chile Shares (or Enel Chile ADSs) should be treated as a single transaction in which such U.S. Holder exchanges Enel Generación Shares (or Enel Generación ADSs) for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). Notwithstanding the fact that the U.S. Offer is a cash tender offer subject to the Enel Chile U.S. Share/ADS Subscription Condition, the following discussion assumes, for U.S. federal income tax purposes only, that a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer would be considered to have done so in exchange for a combination of cash and Enel Chile Shares (or Enel Chile ADSs).

The receipt of Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders.

A U.S. Holder who receives Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will generally recognize gain or loss equal to the difference between such U.S. Holder’s amount realized and such U.S. Holder’s tax basis for the Enel Generación Shares (or Enel Generación ADSs) tendered. If a Chilean tax is withheld on such disposition, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the Chilean tax, and so will equal the sum of the amount of cash received (or deemed received) and the fair market value of the Enel Chile Shares or Enel Chile ADSs received (or deemed received) in exchange for the Enel Generación Shares (or Enel Generación ADSs) tendered by such U.S. Holder, including any amount withheld in respect of Chilean withholding (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below for more information on Chilean withholding taxes). That gain or loss generally will constitute capital gain or loss. The deductibility of capital losses is subject to limitations. See “Material United States Tax Consequences” for a more complete discussion of certain U.S. federal income tax consequences of the U.S. Offer.

This tax treatment may not apply to all shareholders. Determining the actual tax consequences of the U.S. Offer to you can be complicated. They will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences of the U.S. Offer to you.

Security Ownership by Enel Filing Persons, Enel Generación and their Respective Directors and Officers

As of October 17, 2017, Mr. Raúl Arteaga, the Chief Financial Officer of Enel Generación, and Mr. Bernardo Canales, the Engineering and Construction Officer of Enel Generación, owned 11,603 and 5,181 Enel Generación Shares, respectively. Messrs. Arteaga and Canales both intend to vote their Enel Generación

Shares in favor of the Reorganization-related matters and to tender all of their Enel Generación Shares in the Offers.

Except as set forth elsewhere in this prospectus and except with respect to Messrs. Arteaga and Canales, to the best of the knowledge of each of the Enel Filing Persons and Enel Generación, none of Enel, Enel South America, Enel Chile and Enel Generación or any of the persons listed in or incorporated by reference into Annex A to this prospectus, or any majority-owned subsidiary of Enel, Enel South America, Enel Chile or Enel Generación or any of the persons so listed beneficially owns or has a right to acquire any Enel Generación Shares or Enel Generación ADSs.

To the best of the knowledge of each of the Enel Filing Persons and Enel Generación, none of Enel, Enel South America, Enel Chile and Enel Generación or any majority-owned subsidiary of Enel, Enel South America, Enel Chile and Enel Generación has effected any transaction in Enel Generación Shares or Enel Generación ADSs during the past sixty (60) days.

To the best of the knowledge of each of the Enel Filing Persons and Enel Generación, none of the Enel Filing Persons or Enel Generación or any executive officer, director, affiliate or subsidiary of any of the Enel Filing Persons or Enel Generación, other than Messrs. Arteaga and Canales, currently intends to tender or sell Enel Generación Securities that are owned or held by that person in the Offers.

Interests of Certain Persons That are Different from Your Interests

Messrs. Herman Chadwick Piñera, Giulio Fazio, Vincenzo Ranieri, Salvatore Bernabei, Fernán Gazmuri Plaza and Pablo Cabrera Gaete, each a director of Enel Chile elected by Enel as the controlling shareholder, declared that they have an interest in the Reorganization under Article 147 of the Chilean Corporations Act.

Messrs. Giuseppe Conti, Francesco Giorgianni, Mauro Di Carlo, Umberto Magrini, Luca Noviello and Julio Pellegrini Vial, each a director of Enel Generación elected by Enel Chile as the controlling shareholder, declared that they have an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Mr. Fabrizio Barderi declared that he is an employee of Enel Trade S.p.A., a company affiliated with Enel, and in that circumstance, he had an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Messrs. Di Carlo, Noviello and Magrini also declared that they own shares of Enel.

To the best of the knowledge of each of the Enel Filing Persons and Enel Generación, there are no agreements among the Enel Filing Persons, Enel Generación or any of their respective executive officer or directors on one hand, and any other party on the other, with respect to the Enel Generación Securities.

Ownership of Enel Chile and Enel Generación After the Offers

After completion of the Offers, Enel Chile is expected to remain a majority owner of Enel Generación. Enel, through its majority ownership in Enel Chile, is expected to remain the majority owner and ultimate parent of Enel Generación.

Plans for Enel Generación Following the Offers; Management and Operations After the Offers

Once the Offers are completed, the number of Enel Generación Shares and Enel Generación ADSs that are publicly held may be significantly reduced and there may no longer be an active trading market for Enel Generación Shares or Enel Generación ADSs or the liquidity of any such market may be significantly reduced. It is possible that the Enel Generación Shares and Enel Generación ADSs will fail to meet the criteria for continued listing on Chilean Stock Exchanges and the NYSE after the completion of the Offers. If this were to happen, the

Enel Generación Shares or Enel Generación ADSs could be delisted from one or more of these exchanges by action taken by the relevant exchange. In addition, we may decide to cause Enel Generación to delist from the NYSE, terminate the deposit agreement for the Enel Generación ADSs and deregister the Enel Generación Shares and the Enel Generación ADSs under the Exchange Act, which will suspend Enel Generación’s obligation to file reports under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the Enel Generación ADSs after completion of the Offers. In the event Enel Generación Securities are delisted, the value of any Enel Generación Securities not tendered in the Offers could decrease to a price per share significantly less than the consideration offered in the Offers. Furthermore, AFPs will no longer be able to invest directly in Enel Generación following the Offers because Enel Generación will no longer be subject to Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) due to the condition of the Offers that requires the removal of the 65% stock ownership limit applicable to any shareholder that was included in Enel Generación’s bylaws in accordance with Title XII and other related restrictions. As a result, AFPs who have not tendered their Enel Generación Shares in the Offers may be required to divest their Enel Generación Shares and the liquidity of Enel Generación Securities may be further reduced and the value of Enel Generación Securities not tendered in the Offers could further decrease. See “—Conditions of the Offers,” “Special Factors—Plans for Enel Generación Following the Offers; Management and Operations after the Offers,” “Special Factors—Certain Effects of the Offers and the Merger” and “Risk Factors—Risks Related to the Offers—If you do not tender your Enel Generación Securities in the Offers, you will continue to be a minority shareholder of Enel Generación, the value of any Enel Generación Securities not tendered in the Offers could decrease, and there may not be a liquid market for the Enel Generación Securities following the completion of the Offers.”

Following the completion of the Offers, it is anticipated that Enel Generación will continue to conduct business substantially as it is being conducted. As of the date of this prospectus, the Enel Filing Persons have no current plans or proposals, and is not engaged in any negotiations, which relate to or would result in an extraordinary transaction involving the business or management of Enel Generación or any of its subsidiaries, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness, except as described in this prospectus. The Enel Filing Persons currently do not have any plans to change the dividend policy of Enel Generación following the consummation of the Offers. Following the Offers, the Enel Filing Persons will continuously evaluate and review the business and operations of Enel Generación and may propose or develop new plans and proposals which it considers to be in the best interests of the Enel Filing Persons and their respective shareholders, including engaging in acquisitions of new businesses or assets or dispositions of existing businesses or assets, the movement of businesses or assets within the Enel corporate structure, the alteration of the mix of assets held by Enel Generación, changing the board of directors or management of Enel Generación or any of the types of extraordinary transactions described above.

Comparative Per Share Market Price Information

On October 25, 2017, the closing prices of Enel Chile Shares and Enel Chile ADSs were Ch$74.45 per Enel Chile Share and US$5.94 per Enel Chile ADS, respectively, and the closing prices of Enel Generación Shares and Enel Generación ADSs were Ch$567.63 per Enel Generación Share and US$27.04 per Enel Generación ADS, respectively. For historical comparative market price data, see “Comparative Market Price Data.”

The market price of Enel Chile Securities and Enel Generación Securities will likely fluctuate prior to the Offers, while the subscription prices for Enel Generación Securities in connection with the Offers will be fixed. You should obtain current stock price quotations for Enel Chile Securities and Enel Generación Securities.

Listing of Enel Chile Shares

Enel Chile Shares, including Enel Chile Shares to be issued in connection with Offers, are listed and traded on the Chilean Stock Exchanges under the trading symbol “ENELCHILE” and Enel Chile ADSs, including Enel Chile ADSs to be issued in connection with Offers, are listed and traded on the NYSE under the trading symbol “ENIC.”

Regulatory Approvals

“Going Private” Transaction

Because we and Enel are affiliates of Enel Generación for the purposes of Rule 13e-3 under the Exchange Act, the U.S. Offer constitutes a “going private” transaction pursuant to Rule 13e-3. Rule 13e-3 requires, among other things, that certain financial information concerning Enel Generación and certain information relating to the fairness of the Offer Consideration be filed with the SEC. We have provided such information in this prospectus, and we and the Enel Entities have provided such information in the combined Schedule TO and Schedule 13E-3, together with the exhibits thereto, filed with the SEC pursuant to Rule 14d-3 under the Exchange Act. The Schedule TO and Schedule 13E-3, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in “Incorporation of Certain Information by Reference.”

Statutory Exemption from Certain U.S. Tender Offer Requirements

The Offers are expected to qualify as a “Tier II” offer in accordance with Rule 14d-1(d) under the Exchange Act and are, as a result, exempt from certain provisions of otherwise applicable U.S. statutes and rules relating to tender offers. U.S. and Chilean law and practice relating to tender offers are inconsistent in a number of ways. We intend to rely on the Tier II exemption from Rule 14e-1(c) on prompt payment and from Rule 14e-1(d) on the procedures for giving notices of any extensions of the length of the U.S. Offer, where we will follow Chilean law and practice.

Antitrust and Regulatory Laws

Under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), certain acquisitions may not be consummated unless certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. Because Enel Chile already owns more than 50% of the outstanding voting shares or Enel Generación, Enel Chile believes that the HSR Act is not applicable to the purchase of the Enel Generación Shares and/or the Enel Generación ADSs pursuant to the Offers and that such purchase will not violate such antitrust laws.

There are no requirements under Chilean law that the Chilean Antitrust Prosecution Office (Fiscalía Nacional Económica, or the “CAA”) be notified of the Offers or the Merger. The CAA does, however, have broad authority to investigate any intended transaction that the CAA determines is likely to cause an adverse effect on, or lessen, competition. Although it is not anticipated that the CAA will investigate the Offers or the Merger, no assurance can be given that the CAA will not determine that the Offers or the Merger are anticompetitive or are subject to prior review of the CAA.

Accounting Treatment

The Offers will be accounted for as an acquisition by Enel Chile of non-controlling interests in Enel Generación. Enel Chile believes that the accounting treatment of the U.S. Offer is not material to the decision of holders of Enel Generación Shares or Enel Generación ADSs whether to tender their Enel Generación Shares or Enel Generación ADSs into the U.S. Offer because Enel Chile already consolidates Enel Generación’s financial results into its consolidated financial statements.

Summary Historical Financial Information

We are providing the following summary financial information to help you analyze certain financial aspects of the Offers. We derived this information from the historical consolidated financial statements of each company. The information should be read together with their respective historical consolidated financial statements and related notes contained in the annual reports and other information that they have filed with the Securities and Exchange Commission. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should also read all of the financial information we provide in the following tables together with the pro forma financial information we provide in this prospectus, which you can find under “Unaudited Pro Forma Consolidated Financial Information.”

Enel Chile

The following summary historical consolidated financial information as of December 31, 2016 and 2015 and for each year in the three-year period ended December 31, 2016 was derived from the audited consolidated financial statements of Enel Chile included in the Enel Chile 2016 Form 20-F, which is incorporated by reference into this prospectus. The summary historical consolidated financial information as of December 31, 2014 and 2013 and for each year in the two-year period ended December 31, 2014 was derived from audited consolidated financial statements of Enel Chile not included or incorporated by reference into this prospectus. The summary historical consolidated financial information as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 have been derived from the unaudited consolidated interim financial statements of Enel Chile included in the Enel Chile October 2017 Form 6-K, which is incorporated by reference into this prospectus. In April 2016, Enel Chile was spun-off from Enersis S.A. to hold the Chilean energy generation and distribution business of Enersis S.A. Pursuant to transitional relief granted by the SEC in respect of first time application of IFRS, summary historical consolidated financial information as of and for the year ended December 31, 2012 have been omitted. The summary historical consolidated financial information should be read in conjunction with Enel Chile’s Operating and Financial Review and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The following table sets forth Enel Chile’s summary historical consolidated financial information for the periods indicated:

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)
Summary Consolidated Statement of Comprehensive Income Information

Revenues and other operating income	1,822	1,210,477	1,281,060	2,541,567	2,399,029	2,049,065	1,738,083
Operating costs(2)	(1,480)	(983,293)	(985,639)	(1,973,778)	(1,873,540)	(1,666,315)	(1,346,460)
Operating income	342	227,184	295,421	567,789	525,489	382,750	391,623
Financial results(3)	(15)	(10,069)	393	(20,483)	(97,869)	(67,045)	(56,363)
Other non-operating income	165	109,859	101	121,490	20,056	70,893	14,528
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(1)	(778)	5,471	7,878	8,905	(54,353)	24,309
Income before income taxes	491	326,196	301,386	676,674	456,581	332,245	374,097
Income tax expenses	(120)	(79,457)	(41,847)	(111,403)	(109,613)	(132,687)	(61,712)
Net income	371	246,739	259,539	565,271	346,968	199,558	312,385
Net income attributable to the parent Company	255	169,660	176,643	384,160	251,838	162,459	229,527

Net income attributable to non-controlling interests	116	77,079	82,896	181,111	95,130	37,099	82,858
Total basic and diluted earnings per average number of shares (Ch$/US$ per share)	0.01	3.46	3.60	7.83	5.13	3.31	5.08
Total basic and diluted earnings per average number of ADSs (Ch$/US$ per ADS)	0.26	172.79	179.91	391.26	256.49	165.46	253.79
Cash dividends per share (Ch$/US$ per share)(4)	0.005	3.23	2.09	2.09	—	—	—
Cash dividends per ADS (Ch$/US$ per ADS)(4)	0.24	161.72	104.65	104.65	—	—	—
Weighted average number of shares of common stock (millions)		49,093	49,093	49,093	49,093	49,093	45,219

Summary Consolidated Statement of Financial Position Information
Total assets	7,938	5,272,847	5,329,043	5,398,711	5,325,469	5,126,735	4,820,392
Non-current liabilities	1,754	1,165,434	1,320,963	1,178,471	1,270,006	1,122,585	826,478
Equity attributable to the parent Company	4,317	2,868,011	2,636,673	2,763,391	2,592,682	2,472,201	2,438,837
Equity attributable to non-controlling interests	1,105	733,863	647,821	699,602	609,219	611,864	626,947
Total equity	5,422	3,601,874	3,284,493	3,462,994	3,201,901	3,084,066	3,065,784
Capital stock	3,356	2,229,109	2,229,109	2,229,109	2,229,109	2,229,109	2,238,169

Other Consolidated Financial Information
Capital expenditures (CAPEX)(5)	206	137,052	70,851	222,386	309,503	196,932	128,239
Depreciation, amortization and impairment losses(6)	119	79,328	83,367	197,587	150,147	141,623	127,720

(1)	Solely for the convenience of the reader, Chilean peso amounts have been converted into U.S. dollars at the exchange rate of Ch$664.29 per US$1.00, as of June 30, 2017.
(2)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment losses recognized in the period’s profit or loss and other expenses.
(3)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(4)	For 2016, cash dividends correspond to a payout ratio of 50% based on our 2016 annual consolidated net income as reported to the SVS, based on 10 months of results starting as of our date of formation on March 1, 2016, which therefore differs from the twelve months of net income included in the Enel Chile 2016 Form 20-F.

(5)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(6)	For further detail, please refer to Note 28 of the Notes to the Enel Chile unaudited consolidated interim financial statements included in the Enel Chile October 2017 Form 6-K, which is incorporated by reference into this prospectus.

Enel Generación

The following summary historical consolidated financial information as of December 31, 2016 and 2015 and for each year in the three-year period ended December 31, 2016 was derived from the audited consolidated financial statements of Enel Generación included in the Enel Generación 2016 Form 20-F, which is incorporated by reference into this prospectus. The summary historical consolidated financial information as of December 31, 2014 and 2013 and for each year in the two-year period ended December 31, 2014 was derived from audited consolidated financial statements of Enel Generación not included or incorporated by reference into this prospectus. The summary consolidated financial information as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 have been derived from the unaudited consolidated interim financial statements of Enel Generación included in the Enel Generación October 2017 Form 6-K which is incorporated by reference into this prospectus. In April 2016, Enel Generación completed the spin-off of its non-Chilean energy generation business as Endesa Américas S.A. The summary historical consolidated financial information for all periods has been restated to reflect the Endesa Américas S.A. business as discontinued operations. Pursuant to transitional relief granted by the SEC, summary historical consolidated financial information as of and for the year ended December 31, 2012 have been omitted as such information cannot be provided on a restated basis to reflect the spin-off of Endesa Américas S.A. without unreasonable effort or expense. The summary historical consolidated financial information should be read in conjunction with Enel Generación’s Operating and Financial Review and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The following table sets forth Enel Generación’s summary historical consolidated financial information for the periods indicated:

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)
Summary Consolidated Statement of Comprehensive Income Information
Revenues and other operating income	1,155	766,990	848,484	1,659,727	1,543,810	1,230,975	970,037
Operating costs(2)	(915)	(608,117)	(614,406)	(1,228,341)	(1,141,991)	(978,713)	(700,715)
Operating income from continuing operations	239	158,873	234,078	431,386	401,819	252,262	269,322
Financial results(3)	(25.4)	(16,882)	(6,852)	(35,679)	(114,252)	(77,345)	(73,995)
Other gains	165	109,707	114	121,491	4,015	42,652	2,514
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(1)	(778)	5,471	7,878	8,905	(54,353)	24,309
Income from continuing operations before income taxes	378	250,919	232,811	525,077	300,487	163,216	222,150
Income tax expense, from continuing operations	(94)	(62,766)	(30,863)	(83,217)	(76,656)	(94,058)	(36,995)
Net income from continuing operations	283	188,153	201,948	441,860	223,831	69,158	185,155
Profit after tax from discontinued operations	—	—	79,572	79,572	411,190	489,919	378,351
Net income for the year	283	188,153	281,520	521,432	635,021	559,077	563,506

Net income attributable to the parent Company	278	184,995	237,448	472,558	392,868	276,027	353,927

Net income attributable to non-controlling interests	5	3,158	44,072	48,874	242,153	283,050	209,579
Basic and diluted earnings per share from continuing operations (Ch$/US$ per share).	0.03	22.56	24.10	52.77	25.89	6.81	21.11
Basic and diluted earnings per share from continuing operations (Ch$/US$ per share).	1.02	676.67	723.10	1,583.10	776.70	204.30	633.30
Total Basic and diluted earnings per share (Ch$/US$ per share)	0.03	22.56	28.95	57.62	47.90	33.49	43.15
Total Basic and diluted earnings per ADS (Ch$/US$ per ADS)	1.02	676.67	868.53	1,728.50	1,437.00	1,004.70	1,294.50
Cash dividends per share (Ch$/US$ per share)	0.04	28.81	14.58	14.58	20.39	21.58	14.29
Cash dividends per ADS (Ch$/US$ per ADS)	1.3	864.3	437.4	437.4	611.7	647.4	428.7
Number of shares of common stock (millions)		8,202	8,202	8,202	8,202	8,202	8,202

Summary Consolidated Statement of Financial Position Information
Non-current assets and disposal groups held for sale or distribution to owners	4,301.6	2,857,520	2,894,797	12,993	3,889,706	7,979	—
Total assets	4,915	3,265,298	3,432,338	3,399,682	7,278,770	7,237,672	6,762,125
Non-current liabilities	1,662.4	1,104,323	1,262,997	1,114,145	1,207,005	2,321,048	1,935,919
Liabilities associated with disposal groups held for sale or distribution to owners	—	—	—	—	1,851,784	5,490	—
Equity attributable to the parent company	2,693	1,788,710	1,572,250	1,700,962	2,648,190	2,700,280	2,651,968
Equity attributable to non-controlling interests	42	27,754	31,543	28,798	895,700	823,606	935,846
Total equity	2,734	1,816,464	1,603,793	1,729,760	3,543,890	3,523,886	3,587,814
Capital stock(4)	961	638,289	638,289	638,289	1,537,723	1,537,723	1,537,723

Other Consolidated Financial Information
Capital expenditures (CAPEX)(5)	155	103,086	75,639	194,880	537,805	421,314	292,017
Depreciation, amortization and impairment losses(6)	89	58,869	66,021	163,386	115,042	113,766	92,577

(1)	Solely for the convenience of the reader, Chilean peso amounts have been converted into U.S. dollars at the exchange rate of Ch$664.29 per US$1.00, as of June 30, 2017.
(2)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment loss recognized in the period’s profit or loss and other expenses.
(3)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(4)	Capital stock represents issued capital plus share premium.
(5)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(6)	For further detail, please refer to Notes 8C and 27 of the Notes to the Enel Generación unaudited consolidated interim financial statements included in the Enel Generación October 2017 Form 6-K, which is incorporated by reference into this prospectus.

EGPL

The following summary historical consolidated financial information as of December 31, 2016 and 2015 and for each year in the two-year period ended December 31, 2016 was derived from the audited consolidated financial statements of EGPL included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus. The summary consolidated financial information as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 and income statement information for the year ended December 31, 2014 have been derived from the unaudited consolidated financial statements of EGPL included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus. Pursuant to Item 3.A.1 of Form 20-F, summary historical consolidated financial information as of and for the years ended December 31, 2013 and 2012 have been omitted as such information cannot be provided without unreasonable effort or expense. The summary historical consolidated financial information should be read in conjunction with EGPL’s consolidated financial statements and notes thereto included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

The following table sets forth EGPL’s summary historical consolidated financial information for the periods indicated:

	For the six months ended June 30,		For the year ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)				(unaudited)
	(US$ thousands)		(US$ thousands)
Summary Consolidated Statement of Comprehensive Income Information
Revenues and other operating income	177,784	121,935	307,740	203,791	146,814
Operating costs(1)	(120,883)	(85,868)	(200,205)	(140,545)	(98,149)
Operating income	56,901	36,067	107,535	63,246	48,665
Financial results(2)	(40,422)	(26,520)	(99,536)	(42,697)	(15,972)
Other gains	67	5,687	8,167	—	—
Income before income taxes	16,546	15,234	16,166	20,549	32,693
Income tax expense	6,185	46,577	6,576	(23,787)	(22,050)
Net income	22,731	61,811	22,742	(3,238)	10,643
Net income attributable to the parent Company	21,427	58,281	20,411	(1,878)	8,788

Net income attributable to non-controlling interests	1,304	3,530	2,331	(1,360)	1,855

Other Consolidated Financial Information
Capital expenditures (CAPEX)(4)	136,420	380,086	532,486	218,883	274,301
Depreciation, amortization and impairment losses(5)	52,858	32,206	81,993	50,695	22,861

	As of June 30, 2017	As of December 31,
		2016	2015	2014
	(unaudited)			(unaudited)
	(US$ thousands)	(US$ thousands)
Summary Consolidated Statement of Financial Position Information
Total assets	2,570,303	2,521,090	1,947,616
Non-current liabilities	1,273,415	1,174,500	1,195,851
Equity attributable to the parent company	999,539	228,782	205,329
Equity attributable to non-controlling interests	147,536	146,163	142,171
Total equity	1,147,075	374,945	347,500
Capital stock(3)	827,205	77,280	77,280

(1)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment loss recognized in the period’s profit or loss and other expenses.
(2)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(3)	Capital stock represents issued capital.
(4)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(5)	For further detail, please refer to Note 27 of the Notes to the EGPL unaudited consolidated interim financial statements included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

Summary Pro Forma Consolidated Financial Information

The following summary pro forma consolidated financial information give effect to the Offers and the Merger and should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Information and related notes incorporated by reference into this prospectus. For accounting purposes, the Offers will be accounted for as acquisitions of minority interests and the Merger will be accounted for as a combination of entities under common control. The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements of Enel Chile, Enel Generación and EGPL, and should be read in conjunction with those financial statements and notes thereto incorporated herein by reference. The Unaudited Pro Forma Consolidated Statements of Comprehensive Income for the years ended December 31, 2016, 2015 and 2014 give effect to the Offers and the Merger as if they had been consummated on January 1, 2014, and the Unaudited Pro Forma Consolidated Statement of Financial Position as of June 30, 2017 gives effect to the Offers and the Merger as if they had been consummated on June 30, 2017. You should not rely on this summary unaudited pro forma consolidated information as being indicative of the results that would actually have been obtained if the Offers and the Merger had been consummated for the above-mentioned periods or the future results of Enel Chile. See “Where You Can Find More Information” and “Unaudited Pro Forma Consolidated Financial Information.”

	For the six months ended June 30, 2017	For the year ended December 31,
		2016	2015	2014
	(in thousands of Ch$, except share and per share amounts)
Pro Forma Consolidated Statement of Comprehensive Income Information:
Revenues and other operating income	1,242,579,709	2,612,018,524	2,455,302,875	2,074,923,468
Operating Income	264,744,050	640,503,283	566,896,374	410,478,010
Income before taxes from continuing operations	312,675,646	638,721,732	421,150,492	301,990,012
Income tax expense, continuing operations	(69,141,805)	(95,224,433)	(114,187,255)	(134,984,833)
Net income from continuing operations	243,533,841	543,497,299	306,963,237	167,005,179
Net income attributable to Enel Chile	239,629,135	534,109,198	297,700,774	151,207,938
Net income attributable to non-controlling interests	3,904,706	9,388,101	9,262,463	15,797,241
Basic and diluted earnings per share:
Basic and diluted earnings per share from continuing operations	3.44	7.66	4.27	2.17
Basic and diluted earnings per share	3.44	7.66	4.27	2.17
Weighted average number of shares of common stock (thousands)	69,754,349.33	69,754,349.33	69,754,349.33	69,754,349.33

As of the six months ended June 30, 2017
(in thousands of Ch$)
Pro Forma Consolidated Statement of Financial Position Information:
Total Assets	6,985,088,190
Total non-current liabilities	2,832,245,714
Total current liabilities	590,588,426
Equity attributable to parent company	3,446,226,452
Total equity	3,562,254,050

Comparative Historical and Pro Forma Per Share Information

The following table reflects: (i) the historical net income, cash dividends and book value per Enel Chile Share; (ii) the historical net income, cash dividends and book value per Enel Generación Share; (iii) the pro forma net income, cash dividends and book value per Enel Chile Share after giving effect to the proposed Offers and the Merger; and (iv) the equivalent pro forma net income, cash dividends and book value per share attributable to 3.44 Enel Chile Shares which is the current estimated amount of Enel Chile Shares to be subscribed for in respect of each Enel Generación Share validly tendered in the Offers pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition based on the assumption that 50% of the cash tender offer consideration will be allocated to subscribe for Enel Chile Shares or Enel Chile ADSs, as applicable, and using the closing market prices on the Chilean Stock Exchanges on June 30, 2017. The information presented in this table should be read in conjunction with, and is qualified in its entirety by, the Unaudited Pro Forma Consolidated Financial Information, the unaudited consolidated financial statements for the six months ended June 30, 2017 and the audited consolidated financial statements for the year ended December 31, 2016, of Enel Chile, Enel Generación and EGPL incorporated by reference into this prospectus.

	Six Months Ended June 30, 2017	Year Ended December 31, 2016
	(Ch$)
Historical—Enel Chile
Basic and diluted net income per share	3.46	7.83
Cash dividends per share(1)	3.23	2.09
Book value per share (at period end)(2)	58.42	56.29
Historical—Enel Generación
Basic and diluted net income from continuing operations per share	22.56	52.77
Cash dividends per share(1)	28.81	14.58
Book value per share (at period end)(2)	218.09	207.39
Pro Forma Consolidated(3)
Basic and diluted net income from continuing operations per share(4)	3.44	7.66
Cash dividends per share(5)	3.83	2.13
Book value per share (at period end)(6)	49.41	40.12
Pro Forma Equivalent—Enel Generación(7)
Basic and diluted net income from continuing operations per share(4)	11.83	26.35
Cash dividends per share(5)	13.18	7.33
Book value per share (at period end)(6)	169.97	138.01

(1)	Historical cash dividends per share paid in 2017 is calculated based on 2016 historical net income attributable to shareholders multiplied by the dividend policy of 50%.
(2)	Historical book value per share is computed by dividing shareholders’ equity by the number of shares of common stock outstanding at the end of the period.
(3)	See Unaudited Pro Forma Consolidated Financial Information incorporated by reference into this prospectus.
(4)	Pro forma consolidated basic and diluted net income per share is computed using the weighted-average number of shares of common stock outstanding, after the issuance of the Enel Chile Shares in the Capital Increase.
(5)	Pro forma consolidated cash dividends per share paid in 2017 is calculated based on 2016 pro forma consolidated net income attributable to shareholders of Enel Chile multiplied by the dividend policy of 50%.
(6)	The pro forma consolidated book value per share is computed by dividing pro forma shareholders’ equity, including the effect of pro forma adjustments, by the pro forma number of Enel Chile Shares which would have been outstanding had the Offers been consummated as of June 30, 2017.

(7)	The Enel Generación pro forma equivalent consolidated per share amounts are computed by multiplying the pro forma consolidated per share amounts by 3.44, the current estimated number of Enel Chile Shares to be subscribed for in respect of each Enel Generación Share validly tendered pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, based on the quoted market value of Ch$72.80 per Enel Chile Share and Ch$500.20 per Enel Generación Share, respectively, as of June 30, 2017, and the assumption that 50% of the cash tender offer consideration will be allocated to subscribe for Enel Chile Shares or Enel Chile ADSs, as applicable.

SPECIAL FACTORS

Background of the Offers

Historical Background

The relationship between Enel Chile and Enel Generación traces back to the acquisition by Enersis S.A. (“Enersis”), from which Enel Chile was spun-off, of interests in Empresa Nacional de Electricidad S.A. (“Endesa Chile”), the predecessor of Enel Generación, in April 2016.

Starting in the early 1990s, Enersis gradually acquired equity stakes in Endesa Chile, increasing its ownership stake to 25.3% in 1995. In 1999, Enersis acquired additional shares of Endesa Chile through a tender offer, thereby increasing its ownership of Endesa Chile to almost 60%. Enersis has consolidated Endesa Chile since the early 1990s, well before reaching majority control of the shares, by virtue of nominating the majority of the Board of Directors and exerting a presumption of control.

In 2016, as part of a reorganization intended to separate the Chilean and non-Chilean businesses of Enersis and its consolidated subsidiaries, Endesa Chile spun-off its non-Chilean energy generation business as Endesa Américas S.A. and Endesa Chile became Enel Generación Chile S.A. Similarly, Enersis spun-off Enel Chile, which currently owns and operates electricity generation and distribution businesses in Chile, including Enel Generación, formerly held by Enersis, and Enersis transitionally became Enersis Américas S.A. and in December 2016, Enel Américas . In the spin-offs, Enel Chile was allocated ownership of 60% of Enel Generación.

Endesa, S.A., a Spanish company (“Endesa Spain”), was the ultimate controlling company of Enersis from 1999 to 2007 and was also the ultimate parent of Endesa Chile through its ownership of Enersis. In 2007, Enel and Acciona S.A., a Spanish construction company unrelated to Enel (“Acciona”), jointly acquired a 92.1% interest in Endesa Spain, which owned 60.6% of Enersis at the time. As a result of this acquisition, Enel held 67.1% of Endesa Spain through Enel Energy Europe S.r.l., a wholly owned subsidiary of Enel, and Acciona held 25% of Endesa Spain. In 2009, Acciona sold all of its equity interest in Endesa Spain to Enel Energy Europe S.r.l. (which later changed its name to Enel Iberoamérica S.r.l.), thereby making Enel the ultimate parent of Enersis and Endesa Chile.

In 2014, Enel separated its Latin American businesses from its Iberian businesses and Endesa Spain transferred its direct 20.3% and indirect 40.3% interests in Enersis to Enel Iberoamérica S.r.l. Following the transaction, Enel continued to beneficially own 60.6% of Enersis, separate from the other businesses of Endesa Spain.

In 2017, Enel Iberoamérica S.r.l. implemented a cross-border demerger to separate the Iberian and Latin American businesses of Enel Iberoamérica S.r.l. The demerger resulted in the formation and spin-off of Enel South America S.r.l., a new Italian company wholly owned by Enel, holding among other things, the 60.6% ownership interest in Enel Chile. Enel South America S.r.l. is expected to merge into Enel effective November 2017, resulting in Enel directly holding the 60.6% ownership interest in Enel Chile.

Background of the Reorganization, the Offers and the Merger

Over the course of their ownership of Enersis, Endesa Spain and Enel invested in energy generation, transmission and distribution businesses in Latin America outside of Chile through vehicles other than Enersis and Endesa Chile. As a result, Enel’s Latin American energy business was dispersed and located at numerous levels within the company group.

From time to time, Enel reviews the corporate structure of its subsidiaries and affiliates, with the goal of creating a more efficient and focused structure that may enhance shareholder value. In 2012, Enel, through Endesa Spain, proposed that Enersis conduct a capital increase as part of the effort to streamline the group corporate structure by geography and consolidate Enel’s Latin American energy businesses (other than the non-conventional renewable assets held by Enel Green Power S.p.A. (“Enel Green Power”)), under Enersis. In the capital increase completed on March 28, 2013, Enersis received an in-kind contribution from Endesa Spain of approximately US$3.6 billion of equity interests in 25 companies that conduct business in five South American countries (Argentina, Brazil, Chile, Colombia and Peru) and approximately US$2.4 billion in cash from minority shareholders. In addition, Enel and Endesa Spain also committed to use Enersis as the sole vehicle for conducting business in the conventional energy sector in South America. The capital increase did not change Enel’s or Endesa Spain’s ownership interest in Enersis because the capital increase was fully subscribed.

In 2015, a corporate reorganization process was initiated to separate Enel’s businesses and assets held by Enersis, Endesa Chile and Chilectra S.A. (“Chilectra” and currently known as Enel Distribución Chile S.A. or “Enel Distribución”), in Chile from those in Argentina, Brazil, Colombia and Peru so that the Chilean businesses and the non-Chilean businesses could be grouped by geographic area (the “2016 Reorganization”). The 2016 Reorganization, which was completed in December 2016, involved three major transactions:

•	the spin-offs by Enersis, Endesa Chile and Chilectra of Enersis Chile (currently Enel Chile), Endesa Américas and Chilectra Américas S.A. (“Chilectra Américas”), respectively;

•	the tender offers by Enersis Américas for all outstanding shares and ADSs of Endesa Américas; and

•	the merger of Endesa Américas and Chilectra Américas into Enersis Américas, which was renamed Enel Américas.

During the 2016 Reorganization, Enel committed that as long as Enel remained the majority shareholder of Enel Américas and Enel Chile, it would use Enel Américas and Enel Chile (as successors to the Enersis businesses) as the Enel group’s sole investment vehicles in South America in generation, distribution and sale of electricity, except for renewable energy investments then currently being developed by Enel or any other company within the Enel group (including Enel Green Power), reaffirming the commitment made by Enel during the 2013 capital increase. However, there were concerns that there could be potential conflicts of interests between Enel Green Power and Enel Generación given that Enel Generación has contractual relationships with EGPL, a wholly owned subsidiary of Enel Green Power.

In order to address such concerns, in a November 23, 2015 letter from Mr. Giulio Fazio, Head of Legal and Corporate Affairs of Enel, to Mr. Borja Acha B., the Chairman of the Board of Enersis S.A., Enel committed to negotiate with Enel Generación regarding the joint development of renewable energy projects in Chile if all of the transactions contemplated in the 2016 Reorganization were consummated. Enel reaffirmed such commitment through another letter sent by Mr. Fazio to Mr. Acha on December 17, 2015, and further offered Enel Generación the right to participate in future non-conventional renewable energy projects in Chile wholly owned and developed by Enel Green Power, through the acquisition of up to 40% of the capital in one or more project companies created for such purpose, at a price equivalent to the cost of the project.

During 2016, the executive officers and the Board of Directors of Enel Generación, as well as the Directors’ Committee of Enel Generación, each held periodic meetings to review the commitment from Enel.

On January 18, 2017, the Directors’ Committee of Enel Generación rejected the option to acquire up to 40% of non-conventional renewable energy projects in Chile, in operation, under construction or still in development by EGP Chile, which was provided by Enel in 2015 in connection with the 2016 Reorganization. Instead, the Directors’ Committee recommended to the Board of Directors of Enel Generación that Enel Generación submit a counterproposal to acquire at least 50.1% of the projects developed and owned by EGP Chile (the “Counterproposal”). On January 25, 2017, the Board of Directors unanimously approved the Directors’ Committee recommendations and the Counterproposal and authorized the officers of Enel Generación to submit the Counterproposal to EGP Chile.

On January 27, 2017, Mr. Moro sent a letter to Mr. Bonilla with the Counterproposal. By a letter to Mr. Moro of Enel Generación on February 24, 2017, EGP Chile notified Enel Generación of its rejection of the Counterproposal. Thereafter, Enel Generación and EGP Chile ceased further negotiations.

Following the breakdown of negotiations between Enel Generación and EGP Chile, Enel Chile began to explore how to consolidate its leadership position in the electricity industry in Chile, especially in the context of Enel Chile’s Open Power strategy that places a high priority on non-conventional renewable energy and better managing any potential conflicts of interests between the operations of Enel Generación and Enel Green Power in Chile.

On July 3, 2017, the Board of Directors of Enel Chile held an extraordinary meeting and agreed to send a non-binding proposal to Enel regarding a potential merger of EGPL with Enel Chile, conditioned on the completion of a tender offer by Enel Chile for Enel Generación Shares (including in the form of ADSs). Pursuant to such determination, Mr. Herman Chadwick P., the Chairman of the Board of Directors of Enel Chile, sent a letter dated July 3, 2017 to Mr. Francesco Starace, the Chief Executive Officer of Enel (the “July 2017 Enel Chile Letter”).

Specifically, the July 2017 Enel Chile Letter requested that Enel consider and respond to the following proposed transactions:

•	a merger of EGPL with Enel Chile, which is conditioned on the completion of the tender offer described below;

•	a tender offer by Enel Chile for all outstanding shares of Enel Generación (including in the form of ADSs) not owned by Enel Chile for consideration consisting of a combination of cash and Enel Chile Shares, subject to the following conditions: (i) more than 75% of the outstanding shares of Enel Generación are held by Enel Chile after the completion of the tender offer and (ii) execution of an amendment to Enel Generación’s bylaws, resulting in the company ceasing to be bound by Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) and the 65% limitation on stock ownership and other restrictions being eliminated from Enel Generación’s bylaws; and

•	subject to approval by the shareholders of Enel Chile, a capital increase to obtain Enel Chile Shares to be issued in the Offers.

The July 2017 Enel Chile Letter indicated that the proposed merger of EGPL with Enel Chile is expected to result in higher level of organic growth and greater diversification of the portfolio of projects of Enel Chile. In addition, the July 2017 Enel Chile Letter also indicated that in order to ensure that the proposed Reorganization be viable without Enel exceeding the 65% limitation on ownership of Enel Chile in Enel Chile’s bylaws and to optimize cash flow and the capital structure of Enel Chile and enhance earnings per share, Enel Chile should offer the minority shareholders of Enel Generación the opportunity to participate in the Offer and receive Enel Chile Shares.

On July 4, 2017, Enel Chile submitted the July 2017 Enel Chile Letter to the SVS on a confidential basis through a confidential significant event (hecho esencial reservado) filing.

Enel subsequently sent two letters from Mr. Starace, dated July 13, 2017 and July 25, 2017 (collectively, the “July 2017 Enel Letters”) to Enel Chile, indicating that Enel required more time to analyze and respond to the July 2017 Enel Chile Letter.

On August 25, 2017, Enel sent a letter from Mr. Starace (the “August 2017 Enel Letter”) to Enel Chile, which expressed a favorable view towards the proposed Reorganization but requested the following additional conditions:

•	the proposed Reorganization must be carried out under market conditions considering the growth perspectives of renewable energy in Chile;

•	the proposed Reorganization must increase the earnings per share of Enel Chile;

•	before the consummation of the proposed Reorganization, Enel’s ownership interest in Enel Chile must be similar to its current ownership interests and Enel must at no times lose its controlling shareholder position and remain within the 65% maximum stock ownership limit set forth in Enel Chile’s bylaws; and

•	after the completion of the proposed Reorganization, Enel Generación must no longer be subject to Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) and the 65% limit on stock ownership and other restrictions must be eliminated from Enel Generación’s bylaws.

The Board of Directors of Enel Chile held an extraordinary meeting on the same day to review the August 2017 Enel Letter and unanimously resolved to initiate work, analysis and steps leading to the execution of the proposed Reorganization. Since such Reorganization would also involve Enel Generación, the Board of Directors of Enel Chile also resolved to communicate the details of the proposed Reorganization contained in the July 2017 Enel Chile Letter and the August 2017 Enel Letter to the Board of Directors of Enel Generación and request that the Board of Directors of Enel Generación also consider the proposed Reorganization.

Enel Chile first informed the market of the proposed Reorganization on August 25, 2017, including the determination of its Board of Directors at the meeting on August 25, 2017 as well as the July 2017 Enel Chile Letter, the July 2017 Enel Letters and the August 2017 Enel Letter through a significant event (hecho esencial) filing with the SVS.

On August 28, 2017, the Board of Directors of Enel Generación met to review the communication from Enel Chile as well as the July 2017 Enel Chile Letter and the August 2017 Enel Letter. Following its review, the Board of Directors of Enel Generación unanimously resolved to initiate all work and steps leading to an analysis of the proposed Reorganization applicable to Enel Generación. Enel Generación informed the market of such determination through a significant event (hecho esencial) filing with the SVS on the same day.

The transactions that are part of the proposed Reorganization would be regarded as related party transactions under the Chilean Corporations Act. Article 147 of the Chilean Corporations Act provides that a publicly held stock corporation (sociedad anónima abierta) may enter into a related party transaction when it is in the best interest of the company and is entered into under price, terms and conditions prevailing in the market at the time of approval. A related party transaction must meet the additional key terms:

•	directors and executive officers who have an interest in the related party transaction shall disclose such interest;

•	a majority of the disinterested Board of Directors or two-thirds of the outstanding voting shares at an extraordinary shareholders’ meeting must approve the related party transaction; and

•	the Board of Directors resolutions adopting the related party transaction must be disclosed at the next shareholders meeting along with the identification of the members who approved said transaction.

If an extraordinary shareholders’ meeting is held to approve the related party transaction, the following requirements must also be met:

•	the Board of Directors must appoint at least one independent evaluator to report on the conditions, effects and potential impact of the transaction on the company to shareholders;

•	the Directors’ Committee may appoint an additional independent evaluator;

•	the opinions of the independent evaluators must be made publicly available; and

•	each director must make a publicly available statement as to whether the related party transaction is in the best interest of the company as well as disclose any relationship with the counterparty or such director’s interest in the related party transaction.

On August 30, 2017, the Board of Directors of Enel Chile held an extraordinary meeting and unanimously appointed an independent appraiser (perito independiente) to provide a report on the values of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas). In addition, the Board appointed an independent evaluator (evaluador independiente) to evaluate the Reorganization as a related party transaction under Chilean law and provide an opinion in accordance with Article 147 of the Chilean Corporations Act. The Directors’ Committee of the Board of Directors of Enel Chile also met on the same day and unanimously appointed an additional independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and provide a separate opinion in accordance with Article 147 of the Chilean Corporations Act.

Similarly, on September 1, 2017, the Board of Directors Enel Generación held an extraordinary meeting and unanimously appointed an independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and provide an opinion in accordance with Article 147 of the Chilean Corporations Act. The Directors’ Committee of the Board of Directors of Enel Generación also met on the same day and unanimously appointed an additional independent evaluator to evaluate the Reorganization as a related party transaction under Chilean law and provide a separate opinion in accordance with Article 147 of the Chilean Corporations Act.

On September 20, 2017, the Board of Directors of EGPL held a meeting and unanimously appointed an independent appraiser to provide a report on the values of Enel Chile and EGPL in connection with the Merger in accordance with Articles 156 and 168 of the Chilean Corporate Regulations. In addition, Enel appointed a financial advisor for EGPL.

From September 2017 through October 2017, the executive officers and the Boards of Directors of Enel Chile, Enel Generación and EGPL, as well as the Directors’ Committees of Enel Chile and Enel Generación, each held periodic meetings to review the proposed Reorganization. In addition, Enel Chile submitted an interpretive request letter with the SVS, to confirm that the SVS would not object if the Chilean Offer is structured as a cash tender offer subject to the Enel Chile Share Subscription Condition. On October 13, 2017, the SVS confirmed that SVS would not object if the Tender Offer in Chile is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition. In addition, Enel Chile also submitted an interpretive request letter to the Chilean Superintendence of Pension Funds Administrators (Superintendencia de Pensiones) to confirm whether AFPs may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares. On October 24, 2017, the Chilean Superintendence of Pension Funds Administrators confirmed that the AFPs, as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with normal settlement procedures applicable to AFPs.

During September 2017 and October 2017, the respective managements of Enel Chile, Enel Generación and EGPL, pursuant to a “clean team” protocol regarding the exchange of information entered into among Enel Chile, Enel Generación and EGPL, furnished the independent appraisers, independent evaluators and financial advisor involved in the transaction with information about their respective companies and certain financial projections for the five-year period 2018—2022 for Enel Chile, Enel Generación, Enel Distribución and EGPL. None of Enel Chile, Enel Generación, Enel Distribución and EGPL publicly disclose management projections of the type provided to the independent appraisers, independent evaluators and financial advisor in connection with their respective engagements as described above, and such projections were not prepared with a view toward public disclosure. Those projections were based on market and macroeconomic variables that are inherently uncertain and are beyond the control of management, including:

•	Exchange rates, inflation, and GDP growth;

•	Commodity prices, including Brent Oil, Henry Hub Gas and Coal API2; and

•	Market conditions in Chile, such as hydrological conditions, and the increase in electricity demand.

Additionally, the projections were based on a number of business assumptions with regards to regulation, volumes and prices of energy sales and purchases, operating cost, capital expenditures and future divestitures, which represent the management’s best estimates. See “—Projections Summary.”

Reasons for the Offers

The Offers are part of a proposed Reorganization which seeks to consolidate Enel’s conventional and non-conventional renewable energy businesses in Chile under one company. Enel Chile is undertaking the Offers with the goal to increase its ownership interest in Enel Generación from its current participation of 60% to one exceeding 75%.

The completion of the Reorganization is expected to provide Enel Chile with the following main benefits:

•	Higher market capitalization and liquidity, as a result of the combination of Enel Chile with EGPL.

•	Higher and more diversified organic growth through the integration of Chilean renewable activities in Chile currently owned by EGPL, giving Enel Chile shareholders access to a more balanced energy portfolio based on both conventional and non-conventional renewable energy, as well as electricity distribution.

•	A significantly higher equity stake in Enel Generación, Enel Chile’s principal subsidiary, from its current interest of 60% to an interest exceeding 75%.

•	Higher share of Enel Generación’s cash flow consolidation and a simpler and clearer overall structure aligned with shareholder interests.

Plans for Enel Generación Following the Offers; Management and Operations after the Offers

Enel Chile intends to retain all of the Enel Generación Shares acquired upon the consummation of the Offers and to cancel all Enel Generación ADSs acquired upon consummation of the U.S. Offers and retain the underlying Enel Generación Shares. Once the Offers are completed, the number of Enel Generación Shares and Enel Generación ADSs that are publicly held may be significantly reduced and there may no longer be an active trading market for Enel Generación Shares or Enel Generación ADSs or the liquidity of any such market may be significantly reduced. It is possible that the Enel Generación Shares and Enel Generación ADSs will fail to meet the criteria for continued listing on Chilean Stock Exchanges and the NYSE after the completion of the Offers. If this were to happen, the Enel Generación Shares or Enel Generación ADSs could be delisted from one or more of these exchanges by action taken by the relevant exchange. In addition, we may decide to cause Enel Generación to delist from the NYSE, terminate the deposit agreement for the Enel Generación ADSs and deregister the Enel Generación Shares and the Enel Generación ADSs under the Exchange Act, which will suspend Enel Generación’s obligation to file reports under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the Enel Generación ADSs after completion of the Offers. In the event Enel Generación Securities are delisted, the value of any Enel Generación Securities not tendered in the Offers could decrease to a price per share significantly less than the consideration offered in the Offers. Furthermore, AFPs will no longer be able to invest directly in Enel Generación following the Offers because Enel Generación will no longer be subject to Title XIII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) due to the condition of the Offers that requires the removal of the 65% stock ownership limit applicable to any shareholder that was included in Enel Generación’s bylaws in accordance with Title XII and other related restrictions. As a result, AFPs who have not tendered their Enel Generación Shares in the Offers may be required to divest their Enel Generación Shares and the liquidity of Enel Generación Securities may be further reduced and the value of Enel Generación Securities not tendered in the Offers could further decrease. See “Summary—Conditions of the Offers,” “Risk Factors—Risks Related to the Offers—If you do not tender your Enel Generación Securities in the Offers, you will continue to be a minority shareholder of Enel Generación, the value of any Enel Generación Securities not tendered in the Offers could decrease, and there may not be a liquid market for the Enel Generación Securities following the completion of the Offers.”

Following the completion of the Offers, it is anticipated that Enel Generación will continue to conduct business substantially as it is being conducted. As of the date of this prospectus, the Enel Filing Persons have no current plans or proposals, and is not engaged in any negotiations, which relate to or would result in an extraordinary transaction involving the business or management of Enel Generación or any of its subsidiaries, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness, except as described in this prospectus. The Enel Filing Persons currently do not have any plans to change the dividend policy of Enel Generación following the consummation of the Offers. Following the Offers, the Enel Filing Persons will continuously evaluate and review the business and operations of Enel Generación and may propose or develop new plans and proposals which it considers to be in the best interests of the Enel Filing Persons and their respective shareholders, including engaging in acquisitions of new businesses or assets or dispositions of existing businesses or assets, the movement of businesses or assets within the Enel corporate structure, the alteration of the mix of assets held by Enel Generación, changing the board of directors or management of Enel Generación or any of the types of extraordinary transactions described above.

Certain Effects of the Offers and the Merger

Upon consummation of the Offers, holders of Enel Generación Securities that are acquired by Enel Chile pursuant to the Offers will cease to have direct equity interest in Enel Generación and will not have any right to vote on Enel Generación’s corporate matters or to directly participate in Enel Generación’s future earnings. However, as a result of subscribing for Enel Chile Securities, such holders will have the opportunity to participate in the future earnings, profits and growth of Enel Chile and will have the right to vote on Enel Chile’s corporate matters. In addition, following the consummation of the Reorganization, due to Enel Chile’s ownership of Enel Generación and its Chilean electricity distribution business through Enel Distribución and the merger of EGPL’s renewable energy business into Enel Chile, holders of Enel Generación Securities that become holders of Enel Chile Securities pursuant to the Enel Chile U.S. Share/ADS Subscription Condition or the Enel Chile Share Subscription Condition of the Offers, as applicable, will have the opportunity to participate directly in the future earnings, profits and growth of the businesses of Enel Chile and indirectly in the future earnings, profits and growth of the businesses of Enel Generación as well as Enel Distribución and the renewable business currently conducted by EGPL and will indirectly face the risk of losses or the risk of a decline in the value of Enel Generación, Enel Distribución, or the renewable business currently conducted by EGPL following consummation of the Reorganization.

To the extent that Enel Chile’s percentage ownership of Enel Generación is increased pursuant to the Offers, its interests in the net book value and net earnings of Enel Generación will increase correspondingly to up to 100% if all the outstanding Enel Generación Securities were acquired pursuant to the Offers. As a result, Enel Chile will receive a greater benefit from any income generated by Enel Generación’s operations and any increase in the value of Enel Generación following the Offers. Similarly, Enel Chile will bear a greater portion of the losses generated by Enel Generación’s operations and any decrease in the value of Enel Generación after completion of the Offers.

To the extent that Enel Chile merges with EGPL, subject to the satisfaction of the conditions described herein (see “The Merger—Conditions of the Merger”), Enel Chile will receive the benefit from any income generated by the operations of EGPL and any increase in the value of EGPL following the Offers. Similarly, Enel Chile will bear all the losses generated by EGPL and any decrease in the value of EGPL after completion of the Offers.

The table below sets forth the direct and indirect interests of the Enel Filing Persons in the net book value and net earnings of Enel Generación prior to and immediately after the Offers and the Merger, based upon the net book value of Enel Generación at June 30, 2017 and net income of Enel Generación for the six months ended June 30, 2017.

Prior to the Offers and the Merger

	Interest in Enel Generación’s Net Book Value		Interest in Enel Generación’s Net Income
Name	Ch$ (in thousands)%		Ch$ (in thousands)%
Enel Chile	1,072,868,421	59.98	110,960,175	59.98
Enel S.p.A.(1)	650,375,055	36.36	67,264,287	36.36
Enel South America S.r.l.(2)	650,375,055	36.36	67,264,287	36.36

Immediately after the Offers and the Merger

	Interest in Enel Generación’s Net Book Value		Interest in Enel Generación’s Net Income
Name	Ch$ (in thousands)%		Ch$ (in thousands)%
Enel Chile	1,788,710,271	100.00	184,995,290	100.00
Enel S.p.A.(1)	1,003,824,204	56.12	103,819,357	56.12
Enel South America S.r.l.(2)	1,003,824,204	56.12	103,819,357	56.12

(1)	Enel currently has a 60.6% indirect ownership interest in Enel Chile through its 100% ownership interest in Enel South America. Based on the assumption that 50% of the cash consideration in the Offers is applied to subscribe for Enel Chile Securities and based on valuation of EGPL at book value, Enel is expected to have an approximately 56.1% ownership interest in Enel Chile immediately after the Offers and the Merger.
(2)	Enel South America currently has a 60.6% direct ownership interest in Enel Chile. Enel South America is expected to merge into Enel effective November 2017. As a result, Enel will hold its ownership interest in Enel Chile directly.

Tax Consequences

Material U.S. Tax Consequences

For U.S. federal income tax purposes, (i) the tender by a U.S. Holder (as defined in “Material United States Tax Consequences”) participating in the U.S. Offer of Enel Generación Shares (or Enel Generación ADSs) for only cash and (ii) the subsequent, mandatory subscription by such U.S. Holder for Enel Chile Shares (or Enel Chile ADSs) should be treated as a single transaction in which such U.S. Holder exchanges Enel Generación Shares (or Enel Generación ADSs) for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). Notwithstanding the fact that the U.S. Offer is a cash tender offer subject to the Enel Chile U.S. Share/ADS Subscription Condition, the following discussion assumes, for U.S. federal income tax purposes only, that a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer would be considered to have done so in exchange for a combination of cash and Enel Chile Shares (or Enel Chile ADSs).

The receipt of Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders.

A U.S. Holder who receives Enel Chile Shares or Enel Chile ADSs and cash pursuant to the U.S. Offer will generally recognize gain or loss equal to the difference between such U.S. Holder’s amount realized and such

U.S. Holder’s tax basis for the Enel Generación Shares (or Enel Generación ADSs) tendered. If a Chilean tax is withheld on such disposition, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the Chilean tax, and so will equal the sum of the amount of cash received (or deemed received) and the fair market value of the Enel Chile Shares or Enel Chile ADSs received (or deemed received) in exchange for the Enel Generación Shares (or Enel Generación ADSs) tendered by such U.S. Holder, including any amount withheld in respect of Chilean withholding (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below for more information on Chilean withholding taxes). That gain or loss generally will constitute capital gain or loss. The deductibility of capital losses is subject to limitations. See “Material United States Tax Consequences” for a more complete discussion of certain U.S. federal income tax consequences of the U.S. Offer.

This tax treatment may not apply to all shareholders. Determining the actual tax consequences of the U.S. Offer to you can be complicated. They will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences of the U.S. Offer to you.

Material Chilean Tax Consequences

Any gain or loss recognized by a Foreign Holder (as defined in “Material Chilean Tax Consequences”) upon the sale of the Enel Generación ADSs pursuant to the U.S. Offer will not be subject to Chilean taxation.

Gains recognized by a Foreign Holder upon the sale of Enel Generación Shares will not be subject to Chilean taxes provided that all the following mandatory requirements are met:

(a) Enel Generación Shares have a “high presence” (as defined in “Material Chilean Tax Consequences—Material Chilean Tax Consequences of the U.S. Offer to Foreign Holders—The U.S. Offer”) in the Chilean Stock Exchanges;

(b) the sale of Enel Generación Shares must be made in (1) any of the Chilean Stock Exchanges authorized by the SVS, (2) a tender offer for Enel Generación Shares conducted under Title XXV of the Chilean Securities Market Law (which the Chilean portion of the Offers would be), or (3) as a consequence of a contribution to a fund as regulated in Section 109 of Chilean Income Tax Law;

(c) Enel Generación Shares must have been originally acquired (1) in any of the Chilean Stock Exchanges authorized by the SVS, (2) in a tender offer for Enel Generación Shares conducted under Title XXV of the Chilean Securities Market Law, (3) in an initial public offering of Enel Generación Shares during the formation of Enel Generación or a subsequent capital increase of Enel Generación, (4) upon conversion of convertible bonds of Enel Generación, or (5) due to the redemption of a fund’s quota as regulated in Section 109 of Chilean Income Tax Law; and

(d) Enel Generación Shares must have been acquired after April 19, 2001.

If the Enel Generación Shares do not qualify for the above exemption, capital gains on their sale could be subject to the general tax regime, with a 27% Chilean corporate income tax (“CIT”), the rate applicable during 2018, and a 35% Chilean withholding tax, the former being creditable against the latter.

No Chilean stamp, issue, registration or similar taxes or duties will apply to the sale of Enel Generación Shares or Enel Generación ADSs pursuant to the U.S. Offer.

For a more complete discussion of the material Chilean income tax consequences of the Offers, see “Material Chilean Tax Consequences.”

Enel Generación shareholders are strongly encouraged to consult their own tax advisors as to the specific tax consequences of the Offers in light of their personal tax situation, including the applicability and effects of federal, state, local and foreign income and other tax laws.

The Offers as a Related Party Transaction Under Chilean Law

The Offers do not require the approval by the holders of Enel Chile Shares or Enel Generación Shares. However, since the Offers are part of the Reorganization, which is deemed to be a related party transaction subject to the related party transaction provisions of the Chilean Corporations Act, the Offers are not expected to be launched or consummated without approval by the shareholders of Enel Chile, Enel Generación and EGPL of the matters described in “The Reorganization—Shareholder Approvals.”

Position of Enel Generación as to the Fairness of the Offers; Recommendation

Unaffiliated shareholders of Enel Generación may participate in the Offers. In accordance with the requirements of Chilean law, the Board of Directors and the Directors’ Committee of Enel Generación appointed independent evaluators (evaluadores independientes) to evaluate the Reorganization (including the Offers and the Merger) as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act. Summaries of such reports will be included in this prospectus once they become available.

Position of Enel Generación as to the Fairness of the Offers

The Offers do not require approval of the Board of Directors of Enel Generación or any committee thereof under Chilean law. However, under Chilean law, the Directors’ Committee of Enel Generación as well as each individual director of Enel Generación must express in writing a statement as to whether the Offers could be in the interests of Enel Generación shareholders. In addition, under SEC rules, Enel Generación is deemed to be engaged in a “going private” transaction. Therefore, Enel Generación is required to express its belief as to the fairness of the Offers to the unaffiliated shareholders of Enel Generación. The Board of Directors of Enel Generación intends to analyze the Offers for purposes of determining whether or not the Offers are procedurally and substantively fair to the unaffiliated shareholders of Enel Generación and include its determination in this prospectus solely for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act.

Recommendation of the Enel Generación Board of Directors

Pursuant to Chilean law, each individual member of the Board of Directors of Enel Generación must express in writing his or her statement as to whether the Offers could be in the interest of Enel Generación’s shareholders. In addition, although under Chilean law the Board of Directors of Enel Generación, as a body, is not required to make a recommendation to its shareholders whether to accept or reject the Offers, the Board of Directors of Enel Generación intends to take action following receipt of the opinions of the independent evaluators to determine the recommendation of the Board with respect to the Offers as required to be disclosed by Rule 14e-2 under the Exchange Act. Enel Generación must file a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days of the date of the launch of the U.S. Offer that includes a statement by the Board of Directors of Enel Generación as to whether it recommends that Enel Generación shareholders accept or reject the U.S. Offer.

Summary of Enel Generación Directors’ Committee Report and Directors’ Statements

In order to comply with Chilean law, the Directors’ Committee of Enel Generación and each individual director of Enel Generación are required to issue a report regarding the Reorganization, including the Offers.

The reports, opinions or appraisals referenced herein will be made available for inspection and copying at the principal executive offices of Enel Generación during its regular business hours by any interested equity security holder of Enel Generación or representative who has been designated in writing.

Position of Enel Chile and the Enel Entities as to the Fairness of the Offers

In accordance with the requirements of Chilean law, the Board of Directors of Enel Chile appointed an independent appraiser (perito independiente) to provide a report in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) on the values of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger, based on interim 2017 financial statements as of and for the nine months ended September 30, 2017, when they become available. The Board of Directors and the Directors’ Committee of Enel Chile also appointed independent evaluators (evaluadores independientes) to evaluate the Reorganization (including the Offers and the Merger) as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act.

Position of Enel Chile as to the Fairness of the Offers

Under SEC rules, Enel Chile is deemed to be engaged in a “going private” transaction with respect to Enel Generación. Therefore, Enel Chile is required to express its belief as to the fairness of the Offers to the unaffiliated shareholders of Enel Generación. The Board of Directors of Enel Chile intends to analyze the Offers separately from the Board of Directors of Enel Generación for purposes of determining whether or not the Offers are procedurally and substantively fair to the unaffiliated shareholders of Enel Generación following receipt of the report of the independent appraiser and the opinions of the independent evaluators and include its determination in this prospectus solely for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act.

Summary of Enel Chile Directors’ Committee Report and Directors’ Statements

In order to comply with Chilean law, the Directors’ Committee of Enel Chile and each individual director of Enel Chile are required to issue a report regarding the Reorganization, including the Offers.

Position of Enel Entities as to the Fairness of the Offers

Under SEC rules, the Enel Entities are deemed to be engaged in a “going private” transaction with respect to Enel Generación. Therefore, the Enel Entities are required to express their belief as to the procedural and substantive fairness of the Offers to the unaffiliated shareholders of Enel Generación. The Enel Entities intend to review the analysis of the Board of Directors of Enel Chile for purposes of determining whether or not the Offers are procedurally and substantively fair to the unaffiliated shareholders of Enel Generación and include their determination in this prospectus solely for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act.

The reports, opinions or appraisals referenced herein will be made available for inspection and copying at the principal executive offices of Enel Chile during its regular business hours by any interested equity security holder of Enel Chile or representative who has been designated in writing.

Projections Summary

The respective managements of Enel Chile, Enel Generación and EGPL furnished the independent appraisers, independent evaluators and financial advisor involved in the transaction, projections for the five-year period 2018—2022 for Enel Chile, Enel Generación, Enel Distribución and EGPL. None of Enel Chile, Enel Generación, Enel Distribución or EGPL publicly disclose management projections of the type provided to the independent appraisers, independent evaluators and financial advisor in connection with their respective tasks as described in “—Background of the Offers—Background of the Reorganization, the Offers and the Merger” and such projections were not prepared with a view toward public disclosure. Those projections were based on market and macroeconomic variables that are inherently uncertain and are beyond the control management, including:

•	Exchange rates, inflation, and GDP growth;

•	Commodity prices, including Brent Oil, Henry Hub Gas, and Coal API2 prices; and

•	Market conditions in Chile, such as hydrological conditions, and the increase in electricity demand.

Below is a summary of the material financial projections provided to the independent appraisers, independent evaluators and financial advisor with respect to Enel Chile, Enel Generación, Enel Distribución and EGPL.

Enel Chile consolidated(1)

	2018	2019	2020	2021	2022
	(in thousands of Ch$)
Total Revenues	2,716,910,622	2,579,887,188	2,750,328,367	2,714,071,987	2,831,732,438
EBITDA	769,297,933	914,902,069	970,765,611	947,274,117	987,475,443
Operating Income	592,095,223	743,288,367	793,724,840	746,281,484	783,617,921
Net Income	438,913,603	533,330,758	575,267,322	543,844,873	584,952,846
Capex	322,093,669	247,428,349	198,617,823	147,356,348	146,109,905

(1)	Based on its current structure.

Enel Generación consolidated

	2018	2019	2020	2021	2022
	(in thousands of Ch$)
Total Revenues	1,852,431,423	1,656,432,517	1,779,173,416	1,630,083,317	1,688,458,312
EBITDA	581,551,321	713,336,714	747,291,807	706,229,889	727,301,475
Operating Income	443,258,335	589,715,550	621,691,402	559,871,970	581,553,541
Net Income	311,653,731	403,277,777	430,971,584	387,517,170	413,053,375
Capital expenditures (CAPEX)	216,406,238	164,710,261	117,161,547	65,034,189	43,039,361

Enel Distribución consolidated

	2018	2019	2020	2021	2022
	(in thousands of Ch$)
Total Revenues	1,209,957,197	1,212,288,588	1,275,144,497	1,333,160,196	1,399,761,284
EBITDA	199,890,321	213,838,338	233,463,159	251,510,537	272,529,469
Operating Income	160,991,704	167,269,399	184,397,091	200,406,383	219,227,869
Net Income	126,503,603	130,929,248	147,807,065	164,891,006	186,581,167
Capital expenditures (CAPEX)	101,990,161	79,794,430	78,386,144	79,208,252	99,896,659

EGPL consolidated

	2018	2019	2020	2021	2022
	(in thousands of Ch$)(1)
Total Revenues	252,154,856	249,727,599	255,962,628	267,282,433	287,006,882
EBITDA	179,361,909	184,156,441	194,096,280	205,081,214	217,890,329
Operating Income	112,403,916	119,948,341	129,618,926	141,809,279	149,442,571
Net Income	56,680,692	65,648,349	75,203,068	83,305,318	90,836,301
Capital expenditures (CAPEX)	20,799,945	70,304,577	132,982,271	195,084,856	209,794,339

(1)	EGPL’s functional currency is U.S. dollars. The amounts have been converted into Chilean peso at the average exchange rate estimated for each years shown in the table below.

Additionally, the projections were based on a number of business assumptions with regards to regulation, volumes and prices of energy sales and purchases, operating cost, capital expenditures and future divestitures, which represent the management’s best estimates.

The following table sets forth the main variables that were used to prepare the projections:

		2018	2019	2020	2021	2022
GDP growth	%	2.5	2.9	3.2	3.2	3.2
Chile CPI	%	3.0	3.0	3.0	3.1	3.1
US CPI	%	2.2	2.2	2.3	2.3	2.3
Electricity demand	TWh	76.4	78.7	81.4	84.2	87.1
Electricity demand Growth	%	2.7	3.0	3.4	3.5	3.5
FX
Year end	Ch$/US$	660.0	645.0	632.5	617.5	602.9
Average	Ch$/US$	670.0	650.0	640.0	625.0	610.0
Commodities
Brent	$/bbl	57.0	60.0	64.5	68.0	72.5
Henry Hub Gas	$/mmbtu	2.9	3.1	3.2	3.3	3.3
Coal API2	$/ton	68.0	65.0	62.0	65.0	68.0

The market and business assumptions and macroeconomic variables might change depending on the electricity market conditions, such as hydrology, regulation, among others, and the volatility of international markets, which are beyond management’s control. Therefore, actual results may vary significantly from those set forth in the projections.

Description of the Enel Filing Persons, Enel Generación and their Respective Directors and Officers

The term “Enel Entities,” as used in this prospectus, refers to Enel, an Italian societá per azione, and Enel South America, an Italian società a responsabilità limitata. The term “Enel Filing Persons,” as used in this prospectus, refers to the Enel Entities and Enel Chile. Enel South America is wholly-owned by Enel and directly holds a 60.6% interest in Enel Chile. Enel, as the ultimate parent of Enel South America, indirectly, holds a 60.6% interest in Enel Chile. Enel Chile, in turn, currently holds a 60% interest in Enel Generación. Enel South America is expected to be merged into Enel effective November 2017, resulting in Enel directly holding the 60.6% interest in Enel Chile.

Enel is a holding company engaged, through subsidiaries and affiliates, in the integrated production, distribution, and sale of electricity and gas in 32 countries across 4 continents. Enel South America is a holding company holding the South American electricity and gas businesses of the Enel group of companies, including Enel Chile. The principal business of Enel Chile is the generation and distribution of electricity in Chile. See also “Information About the Companies—Enel Chile.” The principal business of Enel Generación is the generation of electricity in Chile. See also “Information About the Companies—Enel Generación.”

The businesses addresses and phone numbers of each of the Enel Filing Persons and Enel Generación are set forth on Annex A to this prospectus. In addition, the name, business address, current principal occupation or employment, five-year employment history and citizenship of each director and executive officer of the each of the Enel Filing Persons and Enel Generación are also set forth on Annex A to this prospectus.

Security Ownership by Enel Filing Persons, Enel Generación and their Respective Directors and Officers

As of October 17, 2017, Mr. Raúl Arteaga, the Chief Financial Officer of Enel Generación, and Mr. Bernardo Canales, the Engineering and Construction Officer of Enel Generación, owned 11,603 and 5,181 Enel Generación Shares, respectively. Messrs. Arteaga and Canales both intend to vote their Enel Generación Shares in favor of the Reorganization-related matters and to tender all of their Enel Generación Shares in the Offers.

Except as set forth elsewhere in this prospectus and except with respect to Messrs. Arteaga and Canales, to the best of the knowledge of each of the Enel Filing Persons and Enel Generación, none of Enel, Enel South America, Enel Chile and Enel Generación or any of the persons listed in or incorporated by reference into Annex A to this prospectus, or any majority-owned subsidiary of Enel, Enel South America, Enel Chile or Enel Generación or any of the persons so listed beneficially owns or has a right to acquire any Enel Generación Shares or Enel Generación ADSs.

To the best of the knowledge of each of the Enel Filing Persons and Enel Generación, none of Enel, Enel South America, Enel Chile and Enel Generación or any majority-owned subsidiary of Enel, Enel South America, Enel Chile and Enel Generación has effected any transaction in Enel Generación Shares or Enel Generación ADSs during the past sixty (60) days.

To the best of the knowledge of each of the Enel Filing Persons and Enel Generación, none of the Enel Filing Persons or Enel Generación or any executive officer, director, affiliate or subsidiary of any of the Enel Filing Persons or Enel Generación, other than Messrs. Arteaga and Canales, currently intends to tender or sell Enel Generación Securities that are owned or held by that person in the Offers.

Interests of Certain Persons That are Different from Your Interests

Messrs. Herman Chadwick Piñera, Giulio Fazio, Vincenzo Ranieri, Salvatore Bernabei, Fernán Gazmuri Plaza and Pablo Cabrera Gaete, each a director of Enel Chile elected by Enel as the controlling shareholder, declared that they have an interest in the Reorganization under Article 147 of the Chilean Corporations Act.

Messrs. Giuseppe Conti, Francesco Giorgianni, Mauro Di Carlo, Umberto Magrini, Luca Noviello and Julio Pellegrini Vial, each a director of Enel Generación elected by Enel Chile as the controlling shareholder, declared that they have an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Mr. Fabrizio Barderi declared that he is an employee of Enel Trade S.p.A., a company affiliated with Enel, and in that circumstance, he had an interest in the Reorganization under Article 147 of the Chilean Corporations Act. Messrs. Di Carlo, Noviello and Magrini also declared that they own shares of Enel.

To the best of the knowledge of each of the Enel Filing Persons and Enel Generación, there are no agreements among the Enel Filing Persons, Enel Generación or any of their respective executive officer or directors on one hand, and any other party on the other, with respect to the Enel Generación Securities.

Related Party Transactions

Enel Generación has the following commercial transactions in the aggregate that amount to more than one percent of its consolidated revenues as of June 30, 2017 and December 31, 2016 and 2015 with Enel, Enel South America and Enel Chile.

Company Name	Relationship with Enel Generación	Description of the Transaction	Country	June 30, 2017	Dec. 31, 2016	Dec. 31, 2015
				Thousands of Ch$	Thousands of Ch$	Thousands of Ch$
Enel Distribución Chile S.A.(1)	Common parent company	Energy sales	Chile	187,198,909	374,962,639	337,882,270

Endesa Energía S.A.(2)	Common parent company	Sale of Gas	Spain	10,394,146	18,655,911	14,604,841

Endesa Generación S.A.(3)	Common parent company	Fuel purchases	Spain	—	(66,297,066)	(15,030,911)

Enel Green Power del Sur S.A.(4) (EGPL’s subsidiary)	Common parent company	Energy purchases	Chile	(48,374,335)	(34,954,457)	—

Parque Eólico Tal Tal S.A.(4) (EGPL’s subsidiary)	Common parent company	Energy purchases	Chile	(13,017,475)	(26,796,385)	(26,456,123)

Parque Eólico Valle de los Vientos S.A.(4) (EGPL’s subsidiary)	Common parent company	Energy purchases	Chile	(7,702,067)	(14,802,199)	(14,929,463)

(1)	Corresponds to contract sales with Enel Distribución either to supply regulated customers (public tenders) or to supply unregulated customers (bilateral contracts).
(2)	Corresponds to LNG trading business.
(3)	Corresponds to the purchase of coal needed for electricity generation units.
(4)	Corresponds to energy purchases established in a power purchase agreement.

As of December 31, 2015, Enel Generación had a credit line agreement with Enel Américas, drawn for Ch$ 178 billion, exceeding 1% of Enel Generación revenues. It was prepaid during 2016. Enel Generación does not have any agreement involving a pledge of its securities.

To the knowledge of the Enel Filing Persons, there were no transactions of any executive officer, director or affiliate of Enel Generación who is a natural person with Enel, Enel South America or Enel Chile where the aggregate value of the transaction or series of similar transactions with that person exceeds US$60,000.

To the knowledge of Enel Generación, except for compensation for service as a director or executive officer of Enel Generación, as applicable, there was no transaction or series of transactions during the past two years between (i) any executive officer, director or affiliate of Enel Generación who is a natural person on the one hand, and (ii) Enel Generación on the other hand, that had an aggregate value exceeding US$60,000.

RISK FACTORS

In deciding whether to tender your Enel Generación Securities in the Offers, you should read this prospectus carefully and the documents to which we refer you. You should also carefully consider the following risk factors related to the Offers together with the risk factors set forth in the Enel Chile 2016 Form 20-F and the Enel Generación 2016 Form 20-F.

Risks Related to the Offers

The value of the Enel Chile Securities, including Enel Chile Shares represented by Enel Chile ADSs, and the value of the tender offer consideration being offered may vary due to fluctuations in market prices and exchange rates.

The tender offer consideration being offered is determined in Chilean pesos and there will be no adjustment to the tender offer consideration being offered or the subscription prices for the Enel Chile Securities for changes in the market price of either Enel Generación Securities, on the one hand, or Enel Chile Securities, on the other, or for movements in exchange rates. Accordingly, the market value of the Enel Chile Securities that holders of Enel Generación Securities will receive upon completion of the U.S. Offer and the exchange rate between the Chilean peso and the U.S. dollar at the time could vary significantly from the market value of Enel Chile Securities and the Chilean peso to U.S. dollar exchange rate on the date of this prospectus or on the date the Offers were first announced. That market price and foreign exchange risk is borne entirely by the holders of Enel Generación Securities. The market value of the Enel Chile Securities and the Chilean peso to U.S. dollar exchange rate will also continue to fluctuate after completion of the Offers. You should obtain current market quotations for Enel Generación Securities and Enel Chile Securities.

If you do not tender your Enel Generación Securities in the Offers, you will continue to be a minority shareholder of Enel Generación, the value of any Enel Generación Securities not tendered in the Offers could decrease, and there may not be a liquid market for the Enel Generación Securities following the completion of the Offers.

Following the completion of the Offers, if you have not tendered your Enel Generación Securities, you will continue to be a minority shareholder in Enel Generación with a limited (if any) ability to influence the outcome of any matters that are or can be subject to shareholder approval, including the appointment of directors, acquisition or disposition of substantial assets, the issuance of capital stock and other securities and the payment of dividends on Enel Generación Securities. Furthermore, the market for Enel Generación Securities may become illiquid after the Offers. As a result, any future sale of the Enel Generación Securities could be at a price per share or ADS significantly less than the offer price in the Offers. In addition, the potential lack of market liquidity after completion of the Offers could increase the difficulty of selling Enel Generación Securities in large blocks without adversely affecting their price.

It is possible that after completion of the Offers, the Enel Generación Shares and Enel Generación ADSs will fail to meet the criteria for continued listing on Chilean Stock Exchanges and the NYSE. If this were to happen, the Enel Generación Shares or Enel Generación ADSs could be delisted from one or more of these exchanges by action taken by the relevant exchange. In addition, we may decide to cause Enel Generación ADSs to be delisted from the NYSE, terminate the deposit agreement for the Enel Generación ADSs and deregister the Enel Generación Shares and the Enel Generación ADSs under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the Enel Generación ADSs after completion of the Offers.

In the event Enel Generación Securities are delisted, the value of any Enel Generación Securities not tendered in the Offers could decrease to a price per share significantly less than the consideration offered in the Offers.

In addition, AFPs will no longer be able to invest directly in Enel Generación following the Offers because Enel Generación will no longer be subject to Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) due to the condition of the Offers that requires the removal of the 65% stock ownership limit applicable to any shareholder that was included in Enel Generación’s bylaws in accordance with Title XII and other related restrictions. As a result, AFPs who have not tendered their Enel Generación Shares in the Offers may be required to divest their Enel Generación Shares and the liquidity of Enel Generación Securities may be further reduced and the value of Enel Generación Securities not tendered in the Offers could further decrease.

The trading prices of Enel Chile Shares and Enel Chile ADSs will be affected by factors in addition to those factors affecting the price of Enel Generación Shares and Enel Generación ADSs. The price of Enel Chile Shares and Enel Chile ADSs may decline following the Offers.

Upon consummation of the Offers, holders of Enel Generación Shares and Enel Generación ADSs that participated in the Offers will become holders of Enel Chile Shares and Enel Chile ADSs, respectively. Enel Chile currently owns 60.0% of the aggregate number of outstanding Enel Generación Shares, and for the year ended December 31, 2016, Enel Chile derived approximately 73% of its operating income from Enel Generación. Enel Chile also owns and operates other businesses, such as the electricity distribution business of Enel Distribución S.A. Accordingly, Enel Chile’s results of operations and business, as well as the trading price of Enel Chile Shares and Enel Chile ADSs, will be affected by factors in addition to those affecting Enel Generación’s results of operations and business and the price of Enel Generación Shares and Enel Generación ADSs. The price of Enel Chile Securities may decline after Enel Chile completes the Offers.

The valuation reports obtained will not be updated to reflect any developments or changes in circumstances occurring after the dates of those reports.

Enel Chile and Enel Generación each appointed independent evaluators (evaluadores independientes) to evaluate the Reorganization as a related party transaction under Chilean law and provide opinions in accordance with Article 147 of the Chilean Corporations Act. In addition, in connection with the Merger and in accordance with Chilean law, Enel Chile and EGPL each retained an independent appraiser (perito independiente) to prepare reports on the values of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) and Enel also appointed a financial advisor for EGPL. See “Position of Enel Generación as to the Fairness of the Offers; Recommendation” and “Position of Enel Chile and the Enel Entities as to the Fairness of the Offers.”

The reports to be obtained from such independent appraisers, independent evaluators and financial advisor will not be updated and will not address the economic value of the Enel Generación Shares at the time the Offers will be completed. In addition, the valuation reports will rely on certain assumptions and forward-looking statements that will be provided to the independent appraisers, independent evaluators and financial advisor by Enel Chile, Enel Generación or EGPL, as applicable.

If holders of Enel Chile Shares exercise preemptive rights and subscribe for new Enel Chile Shares in excess of the limit required in order to have a sufficient number of Enel Chile Shares to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, then the Offers will not be consummated.

Enel Chile is expected to conduct the Capital Increase in order to obtain new Enel Chile Shares to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, as applicable. Under Chilean law, in connection with the Capital Increase, existing holders of Enel Chile Shares have preemptive rights to subscribe for additional Enel Chile Shares pro rata to their interest in Enel Chile. If holders of Enel Chile Shares exercise preemptive rights and subscribe for new Enel Chile Shares in excess of the limit required in order to have a sufficient number of Enel Chile Shares to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, then the Offers will not be consummated. See “Summary—Conditions of the Offers” and “The Capital Increase.”

Risks Related to Enel Generación’s Business

You should read and consider the risk factors specific to Enel Generación’s business. These risks are described the Enel Generación 2016 Form 20-F and in other documents that are incorporated by reference into this prospectus. See “Where To Obtain More Information” for more detail on the information incorporated by reference into this prospectus.

Risks Related to Enel Chile’s Business

You should read and consider the risk factors specific to Enel Chile’s business. These risks are described the Enel Chile 2016 Form 20-F and in other documents that are incorporated by reference into this prospectus. See “Where To Obtain More Information” for more detail on the information incorporated by reference into this prospectus.

Risks Related to Enel Chile’s Business Following the Offers and the Merger

We may fail to realize the business growth opportunities, revenue benefits, cost savings and other benefits anticipated from, or may incur unanticipated costs associated with, the Reorganization and our results of operations, financial condition and the price of our shares may suffer.

The Reorganization, including our acquisition of EGPL in the Merger and the Offers for Enel Generación Securities, may not achieve the business growth opportunities, revenue benefits, cost savings and other benefits we anticipate. However, these benefits may not develop and other assumptions upon which the offer consideration was determined may prove to be incorrect.

Under any of these circumstances, the business growth opportunities, revenue benefits, cost savings and other benefits anticipated by us to result from the completion of the Reorganization may not be achieved as expected, or at all, or may be delayed. To the extent that we incur higher integration costs or achieve lower revenue benefits or fewer cost savings than expected, our results of operations and financial condition may suffer.

The potential integration of Enel Chile and EGPL may be difficult and expensive.

The Merger involves the integration of a mature business, as is the case of our conventional energy business, which Enel Chile develops through Enel Generación Chile, with EGPL’s non-conventional renewable energy business. Our goal in integrating the operations is to increase the revenues and earnings of the combined businesses through cost savings, and, as a combined company, to increase Enel Chile’s ability to satisfy the demands of its customers. In so doing, we may encounter substantial difficulties in integrating our operations, and could even incur substantial costs as a result of, among other things:

•	inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between Enel Chile and EGPL and the need to implement, integrate and harmonize various business-specific operating procedures and systems, as well as the financial, accounting, information and other systems of Enel Chile and EGPL;

•	diversion of management’s attention from their other responsibilities as a result of the need to deal with integration issues;

•	failure to retain customers and suppliers of Enel Chile and EGPL; and

•	difficulties in achieving full utilization of assets and resources of Enel Chile and EGPL.

The diversion of management attention and any difficulties encountered from the Merger could increase costs or reduce revenues, earnings and operating results of Enel Chile following completion of the Merger. Any delays encountered in the integration process of EGPL and Enel Chile, could have an adverse effect on the revenues, level of expenses, operating results and financial condition of the Enel Chile, which may adversely affect the value of the Enel Chile Securities after the completion of the Offers.

Enel Chile following the Merger may not be able to retain key employees or efficiently manage the larger and broader organization, which could negatively affect our operations and financial condition.

The success of Enel Chile following the Merger, will depend in part on the ability of Enel Chile to retain key employees of both Enel Chile and EGPL and successfully manage the larger and broader organization resulting from the Merger. In this context, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a general desire not to remain with Enel Chile. Furthermore, we will face challenges inherent in efficiently managing an increased number of employees. Accordingly, no assurance can be given that Enel Chile will be able to retain key employees or successfully manage the larger and more diverse combined organization, which could result in disruption to the combined company’s business and negatively impact the combined company’s operations and financial condition.

THE REORGANIZATION

General

The proposed Reorganization seeks to consolidate Enel’s conventional and non-conventional renewable energy businesses in Chile under one company. The Reorganization involves (i) the Offers, (ii) the Capital Increase and (iii) the Merger. See “Special Factors—Background of the Offers,” “The Offers,” “The Capital Increase” and “The Merger.”

Under Chilean law, the Reorganization has been deemed a related party transaction, subject to the statutory requirements and protections of the Chilean Corporations Act, including approval by two-thirds of the outstanding voting shares of Enel Chile, Enel Generación and EGPL. See “—Shareholder Approvals.”

Following the consummation of the Reorganization, Enel Chile is expected to remain a majority owner of Enel Generación and to consolidate the businesses of Enel Generación, Enel Distribución and EGPL. Enel is expected to remain a majority owner of Enel Chile and, through its majority ownership in Enel Chile, is also expected to remain the majority owner and ultimate parent of Enel Generación.

Shareholder Approvals

The following shareholder approvals will be required under Chilean law in connection with Reorganization:

•	Enel Chile: Approval of (i) the Capital Increase; (ii) the Merger, and (iii) the Reorganization as a related party transaction under Chilean law, each of which requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Chile.

•	Enel Generación: Approval of (i) amendments to Enel Generación’s bylaws to, among other things, remove the 65% ownership limitation applicable to any shareholder of Enel Generación, and (ii) the Reorganization as a related party transaction under Chilean law. The approval of the amendments to Enel Generación’s bylaws requires the affirmative vote of 75% of the outstanding voting shares of Enel Generación and the approval of the Reorganization as a related party transaction under Chilean law requires the affirmative vote of two-thirds of the outstanding voting shares of Enel Generación.

•	EGPL: Approval of (i) the Merger and (ii) the Reorganization as a related party transaction under Chilean law, each of which requires the affirmative vote of two-thirds of the outstanding voting shares of EGPL.

Enel currently indirectly owns 60.6% of the Enel Chile Shares and 100% of the shares of EGPL and intends to cause all such Enel Chile Shares and EGPL shares to be voted in favor of the Reorganization-related matters at the extraordinary shareholders’ meetings of Enel Chile and EGPL. Enel Chile directly owns 60.0% of Enel Generación Shares and intends to vote all such Enel Generación Shares in favor of the Reorganization-related matters at the extraordinary shareholders’ meeting of Enel Generación.

Tentative Transaction Timetable

The following is a tentative transaction timetable highlighting the significant dates for implementation of the Reorganization (future dates are subject to change):

August 25-28, 2017	The Board of Directors of Enel Chile and Enel Generación authorized their respective companies to analyze the proposed Reorganization.
September 20, 2017	The Board of Directors of EGPL authorized the company to analyze the proposed Reorganization.
October 13, 2017	SVS confirmed that the SVS would not object if the Tender Offer in Chile is conducted as a cash tender offer subject to the Enel Chile Share Subscription Condition.

October 24, 2017	EGPL is converted from a limited liability company (sociedad de responsibilidad limitada) into a closely held stock corporation (sociedad anónima cerrada).
October 24, 2017	Chilean Superintendence of Pension Funds Administrators (Superintendencia de Pensiones) confirmed that the AFPs, as shareholders of Enel Generación, may agree to apply part of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares, subject to compliance with normal settlement procedures applicable to AFPs.
November 3, 2017	Delivery of interim Chilean financial statements of Enel Chile, Enel Generación and EGPL as of and for the nine months ended September 30, 2017 (i.e., within 90 days before the date of the shareholders’ meeting to approve the Merger, as required under Chilean law).
November 3, 2017	Delivery of (i) appraisals by independent appraisers to Enel Chile and EGPL, and (ii) reports by independent evaluators to Enel Chile and Enel Generación required under Chilean law.
November 3, 2017	Delivery of the opinions of the Directors’ Committees of Enel Chile and Enel Generación required under Chilean law.
November 9, 2017	Delivery of the opinions of the individual directors of Enel Chile and Enel Generación with respect to the Reorganization required under Chilean law.
November 10, 2017	The Boards of Directors of Enel Chile, Enel Generación and EGPL approve, among other things, the actions relating to the Reorganization and the summoning of extraordinary shareholders’ meetings of the respective companies to approve the Reorganization.
November 10, 2017	Public notice of Enel Chile, Enel Generación and EGPL Board actions.
November 27, 2017	Public notice of the agenda of the extraordinary shareholders’ meetings to shareholders of Enel Chile and Enel Generación.
November 27, 2017	Mailing of information statements with respect to the extraordinary shareholders’ meetings of Enel Chile and Enel Generación to the holders of Enel Chile ADSs and Enel Generación ADSs.
December 20, 2017	The extraordinary shareholders’ meetings of Enel Chile, Enel Generación and EGPL held.
December 21, 2017	Beginning of exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders.
January 19, 2018	Expiration of the exercise period for statutory merger dissenters’ withdrawal rights in connection with the Merger for Enel Chile and EGPL shareholders (30 calendar days from approval of the Merger at the extraordinary shareholders’ meetings).
Early February 2018	Registration with the SVS and the Chilean Stock Exchanges of the new Enel Chile Shares to be issued in connection with the Capital Increase
Early February 2018	Commencement of preemptive rights offering in connection with the Capital Increase.
Mid-February 2018	Launch of the Offers in Chile and the United States.
Early March 2018	Expiration of the preemptive rights offering period in connection with the Capital Increase (30 calendar days from launch)
Mid-March 2018	Expiration of the tender offer period (minimum of 30 calendar days from launch of the Offers) in Chile and in the United States and settlement.
Mid-March 2018	Publication of the notice of the tender offer results (aviso de resultado) and acceptance of tendered Enel Generación Securities (within three days after expiration of the Offers)
Late March 2018	Reorganization effective.

THE OFFERS

General

Enel Chile is offering to purchase (i) all outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile, held by all U.S. Persons for an amount of Ch$        in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Enel Generación Share; and (ii) all outstanding Enel Generación ADSs from all holders of Enel Generación ADSs, wherever located, for an amount of Ch$        in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Enel Generación ADS, in each case upon the terms and subject to certain conditions described in this prospectus (including the Enel Chile U.S. Share/ADS Subscription Condition described below) and in the Form of Acceptance, the ADS Letter of Transmittal, the Share Subscription Agreement and the ADS Subscription Agreement (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”).

Through a concurrent offer in Chile, Enel Chile is offering to purchase any and all of the outstanding Enel Generación Shares, other than Enel Generación Shares currently owned by Enel Chile but including Enel Generación Shares held by U.S. Persons (the “Chilean Offer”), at the purchase price of Ch$        in cash for each Enel Generación Share. The Chilean Offer is subject to the condition that any eligible holder of Enel Generación Shares tendering in the Chilean Offer shall have agreed to apply Ch$        of the consideration payable for each Enel Generación Share tendered to subscribe for Enel Chile Shares at a subscription price of Ch$        per Enel Chile Share (the “Enel Chile Share Subscription Condition”). As a result, following completion of the Chilean Offer, for each Enel Generación Share purchased, an Enel Generación shareholder will receive Ch$        in cash and Enel Chile Shares as a result of its satisfaction of the Enel Chile Share Subscription Condition.

The U.S. Offer and the Chilean Offer are being conducted simultaneously and, in all material respects, have the same terms and are subject to the same conditions; however, participants in the Chilean Offer (including U.S. Persons) may not be granted the protection of the Exchange Act. The Chilean Offer and the U.S. Offer are collectively referred to as the “Offers.”

Terms of the U.S. Offer and Expiration Date

General

In the U.S. Offer, Enel Chile will pay:

•	for each Enel Generación ADS, Ch$ in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below; and

•	for each Enel Generación Share, Ch$ in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees, subject to the Enel Chile U.S. Share/ADS Subscription Condition described below.

The U.S. Offer is subject to the condition that any eligible holder of Enel Generación Shares and/or Enel Generación ADSs validly tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer shall have agreed to apply Ch$        of the consideration payable for each Enel Generación Share tendered (the “Enel Chile Share Subscription Amount”) and Ch$        of the consideration payable for each Enel Generación ADS tendered to subscribe for Enel Chile Shares or Enel Chile ADSs, as the case may be, at a subscription price of Ch$        per Enel Chile Share (or Ch$        per Enel Chile ADS) (the “Enel Chile U.S. Share/ADS Subscription Condition”). Following completion of the U.S. Offer, for each Enel Generación Share validly tendered in the U.S. Offer, an Enel Generación shareholder will receive Ch$        in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and                 Enel Chile Shares as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition. Following completion of

the U.S. Offer, for each Enel Generación ADS validly tendered in the U.S. Offer, an Enel Generación ADS holder will receive Ch$        in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees, and Enel Chile ADSs as a result of its satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition.

Enel Chile will not deliver any fractional Enel Chile Shares or Enel Chile ADSs. Pursuant to the terms and subject to the conditions of the governing deposit agreement (the “Deposit Agreement”), you will receive a cash payment in lieu of any fractional Enel Chile Shares or Enel Chile ADSs to which you would otherwise be entitled. See “—No Fractional Enel Chile ADSs.”

The U.S. Offer is open only to holders of Enel Generación Shares who are U.S. Persons and to holders of Enel Generación ADSs whether or not they are U.S. Persons.

Only your Enel Generación Securities that are validly tendered in the U.S. Offer, in each case in accordance with the procedures set forth below and not withdrawn prior to the expiration date, will entitle you to receive cash and subscribe for Enel Chile Shares or Enel Chile ADSs.

The total value of the cash offered in the U.S. Offer represents a premium of     % for holders of Enel Generación Shares and     % for holders of Enel Generación ADSs, based on the closing price of the Enel Generación Shares and Enel Generación ADSs on                 , 2017. The premium for Enel Generación Shares and the premium for Enel Generación ADSs, based on the on                 , 2017 trading prices, were different as a result of the difference in the trading prices of Enel Chile Shares and Enel Chile ADSs, as well as Enel Generación Shares and Enel Generación ADSs, on such date.

The net cash consideration paid to U.S. Persons tendering Enel Generación Shares and tendering holders of Enel Generación ADSs in the U.S. Offer, after giving effect to the subscriptions for Enel Chile Shares and Enel Chile ADSs pursuant to the Enel Chile U.S. Share/ADS Subscription Condition, will be converted into U.S. dollars at the weighted average value exchange rate between the Chilean peso and the U.S. dollar for the spot transactions carried out on business days in Chile, between the Expiration Date of the Offers and the payment date. However, U.S. Persons who tender into the Chilean Offer will be paid the net cash consideration in Chilean pesos and not U.S. dollars. Furthermore, it is possible that, due to requirements of applicable law or market practice, holders of Enel Generación Shares tendering in the Chilean Offer will be paid either before or after holders tendering Enel Generación Shares and/or Enel Generación ADSs in the U.S. Offer, although the gross aggregate consideration offered per share denominated in Chilean pesos will be the same. In addition, it is recommended that U.S. Persons wishing to tender in the Chilean Offer consult their tax advisor as there may be different tax consequences in the Chilean Offer not contemplated in this prospectus. See “Risk Factors” and “Material Chilean Tax Consequences.”

Expiration Date

In the U.S. Offer, Enel Chile will accept all Enel Generación Shares tendered by U.S. Persons and Enel Generación ADSs that are validly tendered from              [a.m.]/[p.m.] New York City time on                 , 2018 to on or prior to 3:30 p.m., New York City time (the “Expiration Time”) on                 , 2018 (the “Expiration Date”). If Enel Chile decides to extend the period for the U.S. Offer, then the Expiration Date means the latest time and date on which the U.S. Offer expires, as extended by Enel Chile.

In the event that the Chilean Offer is extended beyond                 , 2018 for any reason, Enel Chile intends to also extend the U.S. Offer so that the U.S. Offer offering period coincides with the offering period set forth for the Chilean Offer. We do not intend to provide any subsequent offering periods under the U.S. Offer.

Extensions and Amendment

We expressly reserve the right, for any reason, at any time and from time to time prior to the Expiration Date, and regardless of whether any of the events set forth in “The Offers—Conditions of the U.S. Offer” shall have occurred or are deemed by us to have occurred, to extend the period of time during which the U.S. Offer is open and thereby delay acceptance for payment of, and payment for, any Enel Generación Shares or Enel Generación ADSs. We will effect any such extension by giving oral or written notice of such extension to the U.S. Share Tender Agent and the ADS Tender Agent and making a public announcement of the extension.

Amendments to the U.S. Offer may be made at any time and from time to time by public announcement. In the case of an extension of the U.S. Offer, such amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the U.S. Offer will be disseminated promptly to Enel Generación Share and Enel Generación ADS holders in a manner reasonably designed to inform Enel Generación Share and Enel Generación ADS holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law or regulation, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PR Newswire, Business Wire or another comparable service.

If we materially change the terms of the U.S. Offer or the information concerning the U.S. Offer or if we waive a material condition of the U.S. Offer, we will extend the U.S. Offer to the extent required by Rules 14e-1(a), 14d-4(d) and 14d-6(c) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the U.S. Offer or information concerning the U.S. Offer (other than a change in consideration or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information; however, in no event will the U.S. Offer remain open for fewer than five business days following such a material change in the terms of, or information concerning, the U.S. Offer. If (i) we make any change to increase or decrease the consideration to be paid for the Enel Generación Shares and Enel Generación ADSs, and (ii) the U.S. Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of an increase or decrease is first published, sent or given to Enel Generación Share and Enel Generación ADS holders in the manner specified herein, the U.S. Offer will be extended such that the expiration date is at least ten business days after notice of the increase or decrease in the price as announced. For purposes of the U.S. Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through midnight (the end of the day), New York City time.

We expressly reserve the right, in our sole discretion, to terminate the U.S. Offer and reject for payment and not pay for any Enel Generación Shares or Enel Generación ADSs not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Enel Generación Shares or Enel Generación ADSs upon the occurrence of any of the conditions specified in “The Offers—Conditions of the U.S. Offer” by giving oral or written notice of the termination or postponement to the U.S. Share Tender Agent and the ADS Tender Agent and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Enel Generación Shares or Enel Generación ADSs which we have accepted for payment is limited by the Tier II exemption under Rule 14d-1(d), which requires that we must pay the consideration offered or return the Enel Generación Shares or Enel Generación ADSs tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in “The Offers—Conditions of the U.S. Offer” have occurred or are deemed by us to have occurred, to amend the U.S. Offer prior to the Expiration Date for any reason.

Mailing

This prospectus, the Form of Acceptance or ADS Letter of Transmittal, as applicable, and other relevant materials will be mailed by us to the registered holders of Enel Generación ADSs and the registered holders of Enel Generación Shares that are U.S. Persons whose names appear on the shareholder lists maintained by Enel Generación and the list of registered holders of Enel Generación ADSs maintained by the Enel Generación ADS

Depositary, and will be furnished, for subsequent transmittal to the beneficial owners of Enel Generación ADSs, to brokers or other securities intermediaries whose names appear as participants in the security position listing of the Book-Entry Transfer Facility with respect to Enel Generación ADSs. We will, however, upon request, reimburse brokers, dealers and other commercial banks for customary mailing and handling expenses incurred by them in forwarding the U.S. Offer and related materials to the beneficial owners of Enel Generación Shares or Enel Generación ADSs held by them as a nominee or in a fiduciary capacity. We will also mail this prospectus, the Form of Acceptance or ADS Letter of Transmittal, as applicable, and other relevant materials to any registered or beneficial holder of Enel Generación Shares that are U.S. Persons or holder of Enel Generación ADSs who requests a copy of the materials relating to the U.S. Offer.

Differences Between Chilean and U.S. Tender Offer Laws

Chilean laws governing the tender withdrawal rights of tendering holders are different from U.S. laws governing such rights. Tenders of Enel Generación Shares and Enel Generación ADSs made pursuant to the U.S. Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after 60 days after the U.S. Offer is launched, if not accepted for payment as provided in this prospectus prior to such date, or at such later time as may apply if the U.S. Offer is extended beyond that date. Under Chilean law, tender withdrawal rights are granted throughout the term of the tender offer, including any extension, up to the day of expiration of the tender offer. According to Chilean law, Enel Chile must publish a notice of the results of the Chilean Offer on the third day after the expiration of the Chilean Offer in the same newspaper in which the announcement of the Chilean Offer was published. U.S. Holders intending to tender their Enel Generación Shares into the Chilean Offer should be aware that the procedure for tendering into the Chilean Offer differs from the procedures for tendering Enel Generación Shares into the U.S. Offer, and should refer to the Chilean prospectus (prospecto) to be made available in connection with the Chilean Offer for information regarding tender withdrawal rights in the Chilean Offer. U.S. Persons intending to tender their Enel Generación Shares into the Chilean Offer may not be granted the protection of the Exchange Act.

Conditions of the U.S. Offer

The launch of the U.S. Offer will be subject to the satisfaction or waiver of the following conditions:

•	the shareholders of Enel Chile and EGPL shall approve the Merger at their respective shareholders’ meetings, subject to the conditions applicable to the same;

•	the shareholders of Enel Generación shall approve at its extraordinary shareholders’ meeting, the elimination of the 65% stock ownership limit applicable to any shareholder set forth in Enel Generación’s bylaws in accordance with Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) and any other related restrictions; and

•	registration of the new Enel Chile Shares to be issued in connection with the Capital Increase and the Offers with the SVS and the Chilean Stock Exchanges.

The acceptance of tendered Enel Generación Securities in the U.S. Offer will be subject to the satisfaction or waiver of the following conditions:

•	the valid tender in the Offers of a total number of Enel Generación Shares and Enel Generación ADSs such that Enel Chile would hold a more than 75% interest in Enel Generación following the consummation of the Offers, including the satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition;

•	Enel Chile has available for issuance the necessary number of newly issued Enel Chile Shares following the expiration of the preemptive right period in the Capital Increase to permit the subscription of Enel Chile Shares and Enel Chile ADSs required to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition;

•	the absence of any legal proceeding or action seeking to: (i) prohibit or prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•	the absence of any legal proceeding or action seeking to: (i) prohibit or prevent the closing of the Offers; (ii) impose material limitations on Enel Chile’s ability to effectively acquire the Enel Generación Shares and Enel Generación ADSs; (iii) impose limitations on Enel Chile’s ability to exercise its property rights over the Enel Generación Shares and Enel Generación ADSs validly tendered and not validly withdrawn pursuant to the Offers; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above; and

•	the absence of any Material Adverse Effect (as defined below).

“Material Adverse Effect” means any change, event, circumstance, effect or occurrence that, individually or in the aggregate, has a material adverse effect on the business, results of operations or financial condition of Enel Generación and its subsidiaries, taken as a whole.

Acceptance and Payment for Enel Generación Securities

For purposes of the U.S. Offer, Enel Chile will be deemed to have accepted for payment (and thereby acquired) Enel Generación Shares held by U.S. Persons and/or Enel Generación ADSs, in each case, validly tendered and not validly withdrawn prior to the Expiration Time on the Expiration Date, when Enel Chile gives oral or written notice to the U.S. Share Tender Agent and the ADS Tender Agent, as applicable, of our acceptance of the tenders of such Enel Generación Shares and/or Enel Generación ADSs.

In all cases, payment for Enel Generación Shares accepted for payment pursuant to the U.S. Offer will be made only after timely receipt by the U.S. Share Tender Agent of (a) either (1) título(s) de acciones (certificates of title) or (2) a confirmation of book-entry transfer of such Enel Generación Shares to the DCV Custodial Account and (b) a properly completed and duly executed Form of Acceptance and Share Subscription Agreement (or a copy thereof, provided the signature is original), a certificate from the share department of Enel Generación which is administered by the DCV evidencing the absence of any liens, pledges and encumbrances on such Enel Generación Shares and all other required documents. Payment for Enel Generación ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt by the ADS Tender Agent of ADRs evidencing such tendered Enel Generación ADSs, if applicable, or book-entry transfer of such tendered Enel Generación ADSs, together with a properly completed and duly executed ADS Letter of Transmittal or an Agent’s Message (as defined in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs”) confirming transfer of such tendered Enel Generación ADSs into the ADS Tender Agent’s account at the Book-Entry Transfer Facility (as defined in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs”) and ADS Subscription Agreement.

Enel Chile will pay for Enel Generación Shares and/or Enel Generación ADSs that are validly tendered and not validly withdrawn by depositing the purchase price, net of withholding taxes, distribution fees and the applicable subscription price pursuant to the Enel Chile U.S. Share/ADS Subscription Condition, with the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, which will act as depositary for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for tendered Enel Generación Shares will be made only after timely receipt by the U.S. Share Tender Agent of the títulos de acciones (certificates of title) representing your Enel Generación Shares or of a confirmation of a book-entry transfer of such Enel Generación Shares to the DCV Custodial Account as described in “The Offers—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares.”

In addition, Enel Chile will apply the Enel Chile Share Subscription Amount to the subscription of the Enel Chile Shares to be issued in connection with the U.S. Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition (including Enel Chile Shares underlying Enel Chile ADSs) and cause the Enel Chile Shares to be delivered through the facilities of DCV in Chile at the same time as Enel Chile Shares are delivered in the Chilean Offer. Until the Enel Chile Shares are allocated to your account, you will not have title to the Enel Chile Shares and will not be able to sell your new Enel Chile Shares on the Chilean Stock Exchanges. Similarly, until the Enel Chile ADSs are issued by Enel Chile’s ADS depositary and accepted for listing on the NYSE, you will not be able to sell your new Enel Chile ADSs on the NYSE. The newly issued Enel Chile Shares to be offered in connection with the Enel Chile U.S. Share/ADS Subscription Condition in the U.S. Offer, including Enel Chile Shares underlying Enel Chile ADSs, will be listed on the Chilean Stock Exchanges and the new Enel Chile ADSs will be listed on the NYSE. Delivery may be made to tendering holders at different times if delivery of the Enel Generación Shares and Enel Generación ADSs and other required documents occurs at different times. Under no circumstances will interest be paid by Enel Chile on the purchase price paid for Enel Generación Shares and Enel Generación ADSs pursuant to the U.S. Offer regardless of any delay in making such payments or extension of the Expiration Date.

If any tendered Enel Generación Shares and/or Enel Generación ADSs are not accepted for any reason, any documents of title relating to the Enel Generación Shares or Enel Generación ADSs and other documents of title, if any, will be returned, without expense to, but at the risk of, the tendering holder (or, in the case of Enel Generación Shares or Enel Generación ADSs delivered by book-entry transfer, by transfer of such Enel Generación Shares or Enel Generación ADSs to an account maintained at DCV or the Book-Entry Transfer Facility, as applicable), as promptly as practicable.

Procedures for Participating in the U.S. Offer

Only holders of Enel Generación Shares who are U.S. Persons and holders of Enel Generación ADSs are eligible to participate in the U.S. Offer. All other holders of Enel Generación Shares, and holders of Enel Generación Shares who are U.S. Persons but wish to participate in the Chilean Offer, must tender their Enel Generación Shares in the Chilean Offer. Before they decide to tender their Enel Generación Shares in the Chilean Offer, U.S. holders of Enel Generación Shares who wish to participate in the Chilean Offer should carefully consider the Chilean, Spanish-language prospectus (prospecto) to be published on the SVS’s website (www.svs.cl), Enel Chile’s website (www.enelchile.cl), and available at the offices of Enel Chile and Enel Generación, located at Santa Rosa 76, 15th floor, Santiago, Chile, and all other documents related to the Chilean Offer. See “—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.” For assistance in connection with the Chilean Offer, please contact                 , the tender agent under the Chilean Offer, at its address and telephone number set forth in the Chilean prospectus.

As used herein, a “U.S. Person” means: (1) any individual resident in the United States; (2) any partnership or corporation organized or incorporated in the United States; (3) any estate of which any executor or administrator is a U.S. Person; (4) any trust of which the trustee is a U.S. Person; (5) any agency or branch of a foreign entity located in the United States; (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the Securities Act); excluding, in each case, persons deemed not to be “U.S. Persons” pursuant to Rule 902(k)(2) of Regulation S under the Securities Act. The tendering of Enel Generación Securities pursuant to the U.S. Offer shall constitute a binding agreement between the tendering holder of Enel Generación Securities and us pursuant to the terms and subject to the conditions of the U.S. Offer.

Pursuant to the terms of the U.S. Offer and subject to the conditions described above, we will acquire Enel Generación Securities validly tendered prior to the Expiration Time on the Expiration Date pursuant to the requirements listed below and provided that tendered Enel Generación Securities are not withdrawn as set forth in “—Tender Withdrawal Rights.”

This prospectus, the ADS Letter of Transmittal, the Form of Acceptance and other relevant materials may be obtained from the Information Agent, at its telephone number set forth on the back cover of this prospectus during normal business hours through the Expiration Time on the Expiration Date. However, failure to receive any documentation related to the U.S. Offer by any holder of Enel Generación Securities shall not invalidate the U.S. Offer or any aspect thereof.

Holders of Enel Generación Shares

General

Any U.S. Person who holds Enel Generación Shares and who desires to accept the U.S. Offer in respect of all or any portion of such holder’s Enel Generación Shares should (i) complete the Form of Acceptance and Share Subscription Agreement in accordance with the instructions printed thereon. An accepting holder of Enel Generación Shares should submit a properly completed and duly executed Form of Acceptance and Share Subscription Agreement (or copy thereof, provided the signature is original), together with the following documents to the U.S. Share Tender Agent at the address set forth on the back cover of this prospectus:

(a) original título(s) de acciones (certificates of title) evidencing ownership of Enel Generación Shares, if the títulos de acciones of the Enel Generación Shares are held by you, or a certificate from the share department of Enel Generación which is administered by the DCV, evidencing that the título(s) de acciones are held at the share department of Enel Generación;

(b) a certificate from the share department of Enel Generación which is administered by the DCV, issued no later than 10 days prior to the date of delivery to the U.S. Share Tender Agent evidencing that the share department of Enel Generación is not aware of any liens, pledges or encumbrances that affect the Enel Generación Shares;

(c) duly signed traspaso(s) (deed of transfer) indicating the number of Enel Generación Shares to be tendered, with the date of such traspaso(s) in blank;

(d) in the case the U.S. Person is an individual, a copy of the U.S. Person’s passport or other government-issued photo identification card;

(e) in the case the U.S. Person is an entity, (1) a secretary’s certificate certifying the name, title and specimen signature of an officer authorized to execute the transfer documents and a copy of the entity’s organizational documents, and (2) a copy of the passport or other government-issued photo identification card of the authorized officer; and

(f) any other documents requested by the U.S. Share Tender Agent to evidence the authority of the U.S. Person to tender and sell Enel Generación Shares.

References in this section to a holder of Enel Generación Shares shall include references to the person or persons executing a Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, the provisions of this section shall apply to them jointly and severally.

Holders of Enel Generación Shares that are U.S. Persons may tender their Enel Generación Shares into the Chilean Offer. Although the terms and conditions of the U.S. Offer and the Chilean Offer are substantially similar, because of differences in law and market practice between the United States and Chile, the rights of tendering holders pursuant to the U.S. Offer and the Chilean Offer are not identical. See “—Terms of the U.S. Offer and Expiration Date—Differences Between Chilean and U.S. Tender Offer Laws.”

Book-Entry Transfer

The DCV Custodial Account has been established with respect to the Enel Generación Shares at DCV for purposes of the U.S. Offer. Enel Generación Shares held in book-entry form directly on the DCV system may be tendered by sending to the U.S. Share Tender Agent at its address set forth on the back cover of this prospectus a properly completed and duly executed Form of Acceptance and Share Subscription Agreement, together with items (b) through (f) above, as applicable, and effecting book-entry delivery of the Enel Generación Shares to the DCV Custodial Account.

Certificates of Title and/or Other Document(s) of Title

If the título(s) de acciones have been issued but have been lost or destroyed, the Form of Acceptance should nevertheless be completed, signed and returned to the U.S. Share Tender Agent as soon as possible and the título(s) de acciones should be forwarded as soon as possible thereafter but in no event should the título(s) de acciones be received later than the Expiration Date. If the título(s) de acciones are lost or destroyed, the holder of Enel Generación Shares should follow the procedures set forth in Article 13 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) and request the share department of Enel Generación which is administered by the DCV, located at Huérfanos No. 770, 22nd Floor, Santiago, Chile, telephone (+562) 26 30-9000 to issue substitute título(s) de acciones. When completed, the new título(s) de acciones must be submitted to the U.S. Share Tender Agent, in accordance with the above-described procedure, in support of the Form of Acceptance.

The method of delivery of título(s) de acciones for Enel Generación Shares and all other required documents is at the option and risk of the tendering holder of Enel Generación Shares and the delivery will be deemed made only when actually received by the U.S. Share Tender Agent. In all cases, sufficient time should be allowed to ensure timely delivery. Registered mail with return receipt requested, properly insured, is recommended for Enel Generación Shares sent by mail.

Any holder of Enel Generación Shares whose Enel Generación Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Enel Generación Shares.

Form of Acceptance

Each holder of Enel Generación Shares by whom or on whose behalf a Form of Acceptance is executed irrevocably undertakes, represents and warrants to, and agrees with, Enel Chile (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) to the following effect:

(a) that the execution of a Form of Acceptance shall constitute: (1) an acceptance of the U.S. Offer in respect of the number of Enel Generación Shares identified in the Form of Acceptance; and (2) an undertaking to execute all further documents and give all further assurances which may be required to enable Enel Chile to obtain the full benefit of this section and/or perfect any of the authorities expressed to be given hereunder, on and subject to the terms set out or referred to in this prospectus and the Form of Acceptance and that, subject only to the rights set out in “—Tender Withdrawal Rights,” each such acceptance shall be irrevocable;

(b) that the Enel Generación Shares in respect to which the U.S. Offer is accepted or deemed to be accepted are fully paid and non-assessable, sold free from all liens, equities, charges and encumbrances and together with all rights now or hereafter attaching thereto, including voting rights and the right to all dividends, other distributions and interest payments hereafter declared, made or paid;

(c) that the execution of the Form of Acceptance constitutes, subject to the accepting holder not having validly withdrawn such holder’s acceptance, the irrevocable appointment of the U.S. Share Tender Agent, its directors and agents as such holder’s attorney and/or agent (the “Attorney”) and an irrevocable instruction to the Attorney to complete and execute such holder’s signed traspaso(s) and all or any form(s) of transfer and/or other document(s) at the discretion of the Attorney in relation to the Enel Generación Shares referred to in paragraph (a) above in respect of which the accepting holder of Enel Generación Shares has not validly withdrawn acceptance in favor of Enel Chile or such other person or persons as Enel Chile may direct and to deliver such form(s) of transfer and/or other document(s) at the discretion of the Attorney together with the título(s) de acciones and/or other document(s) of title relating to such Enel Generación Shares and to do all such other acts and things as may in the opinion of the Attorney be necessary or expedient for the purpose of, or in connection with, the acceptance of the U.S. Offer and to vest in Enel Chile or its nominee(s) the Enel Generación Shares as aforesaid;

(d) that the execution of the Form of Acceptance constitutes, subject to the accepting holder of Enel Generación Shares not having validly withdrawn its acceptance, an irrevocable authority and request (1) to Enel Generación, its Gerente General (Chief Executive Officer) or its agents to procure the registration of the transfer of the Enel Generación Shares pursuant to the U.S. Offer and the delivery of the new título(s) de acciones and/or other document(s) of title in respect thereof to Enel Chile or as Enel Chile may direct; and (2) to Enel Chile or its agents to record and act upon any instructions with regard to notices and payments which have been recorded in the records of Enel Generación in respect of such holder’s holding(s) of Enel Generación Shares;

(e) that the holder of Enel Generación Shares will deliver to the U.S. Share Tender Agent at the address shown on the back page of this prospectus such holder’s título(s) de acciones and/or document(s) of title in respect of the Enel Generación Shares referred to in paragraph (a);

(f) that this section shall be incorporated in and form part of the Form of Acceptance, which shall be read and construed accordingly; and

(g) that the holder agrees to ratify each and every act or thing which may be done or effected by Enel Chile or any of its directors or agents or Enel Generación or its agents, as the case may be, in the proper exercise of any of its power and/or authorities thereunder.

Share Subscription Agreement and Delivery of Enel Chile Shares

Each holder of Enel Generación Shares by whom or on whose behalf a Share Subscription Agreement is executed irrevocably undertakes, represents and warrants to, and agrees with, Enel Chile (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) that the execution of the Share Subscription Agreement constitutes the irrevocable agreement of the holder to authorize Enel Chile to apply on such holder’s behalf Ch$        of the consideration payable by Enel Chile in the U.S. Offer for each Enel Generación Share validly tendered to subscribe and fully pay for Enel Chile Shares at a subscription price of Ch$        per Enel Chile Share. Enel Chile will cause the Enel Chile Shares to be issued in connection with the U.S. Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition and cause the Enel Chile Shares to be delivered through the facilities of DCV in Chile at the same time as Enel Chile Shares are delivered in the Chilean Offer.

Tendering Holders are Responsible for Required Deliveries

The method of delivery of certificate(s) for Enel Generación Shares and all other required documents is at the option and risk of the tendering holders of Enel Generación Shares that are U.S. Persons and the delivery will be deemed made only when a properly completed and signed Form of Acceptance, Share Subscription Agreement and either (i) título(s) de acciones evidencing the Enel Generación Shares or (ii) evidence of book-entry delivery of the Enel Generación Shares to the DCV Custodial Account are actually received by the U.S. Share Tender Agent. In all cases, you should allow sufficient time to ensure timely delivery. Registered mail with return receipt requested, properly insured, is recommended for Enel Generación Shares sent by mail.

Partial Tenders

If fewer than all of the Enel Generación Shares delivered to the U.S. Share Tender Agent are to be tendered, the holder thereof should so indicate in the Form of Acceptance by filling in the number of Enel Generación Shares which are to be tendered. In such case, a new título de acciones for the remainder of the Enel Generación Shares represented by the old título de acciones will be sent to the person(s) signing such Form of Acceptance (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered Enel Generación Shares are purchased. You will be deemed to tender all your Enel Generación Shares delivered to the DCV Custodial Account unless otherwise indicated in your Form of Acceptance.

All Enel Generación Shares delivered to the U.S. Share Tender Agent or DCV Custodial Account will be deemed to have been tendered unless otherwise indicated.

Guaranteed Delivery

There is no guaranteed delivery procedure for the tendering of Enel Generación Shares into the U.S. Offer.

Acceptance of the U.S. Offer Through a Power of Attorney

If a holder of Enel Generación Shares wishes to accept the U.S. Offer but is away from home or if the Form of Acceptance is being signed under a power of attorney, the holder’s appointed attorney should send the Form of Acceptance by the quickest means to the holder for execution or, if the holder has executed a power of attorney, have the Form of Acceptance signed by the appointed attorney. The completed Form of Acceptance together with the required documents should be delivered to the U.S. Share Tender Agent at the address set forth on the back cover of this prospectus and accompanied by the power of attorney (or a duly certified copy thereof). Any power of attorney must have been granted before a notary public in Chile or before a competent Chilean General Consul. The power of attorney (or a duly certified copy thereof) will be submitted for registration by the U.S. Share Tender Agent and returned as directed. No other signatures are acceptable.

Acceptance of the U.S. Offer and Representations by Holder

The tender of Enel Generación Shares pursuant to any one of the procedures described above will constitute the tendering holder’s acceptance of the U.S. Offer, as well as the tendering holder’s representation, warranty and agreement that (a) such holder owns the Enel Generación Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) the tender of such Enel Generación Shares complies with Rule 14e-4, (c) such holder is a U.S. Holder, (d) such holder has the full power and authority to tender and assign the Enel Generación Shares tendered, as specified in the Form of Acceptance, and (e) such holder irrevocably agrees to authorize Enel Chile to apply on such holder’s behalf Ch$        of the consideration payable by Enel Chile in the U.S. Offer for each Enel Generación Share validly tendered to subscribe for Enel Chile Shares at a subscription price of Ch$ per Enel Chile Share pursuant to the Share Subscription Agreement. Enel Chile’s acceptance for payment of Enel Generación Shares tendered pursuant to the U.S. Offer will constitute a binding agreement between the tendering holder and Enel Chile containing the terms of the U.S. Offer.

Matters Concerning Validity, Eligibility and Acceptance

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Enel Generación Shares will be determined by Enel Chile, in its sole discretion, which determination shall be final and binding. Enel Chile reserves the absolute right to reject any or all tenders of Enel Generación Shares determined by it not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Enel Chile’s counsel, be unlawful. Enel Chile also reserves the absolute right to waive any defect or irregularity in any tender of Enel Generación Shares. None of Enel Chile or the U.S. Share Tender Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.

Appointment as Attorney-in-Fact and Proxy

By executing the Form of Acceptance as set forth above, the tendering holder of Enel Generación Shares irrevocably appoints each designee of Enel Chile set forth therein as attorney-in-fact and proxy of such holder, with full power of substitution, to vote the Enel Generación Shares as in such manner as each such attorney-in-fact and proxy (or any substitute thereof) will deem proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of such holder’s rights with respect to the Enel Generación Shares tendered by such holder and accepted for payment by Enel Chile prior to the time of such vote or action. All such proxies and powers of attorney will be considered coupled with an interest in the tendered Enel Generación Shares and will be irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such Enel Generación Shares in accordance with the terms of the U.S. Offer. Such acceptance for payment by Enel Chile will revoke, without further action, any other proxy or power of attorney granted by such holder at any time with respect to such Shares and no subsequent proxies or powers of attorney may be given or written consent executed (or, if given or executed, will not be deemed effective) with respect thereto by such holder. By executing the Form of Acceptance as set forth above, the tendering holder of Enel Generación Shares further agrees that effective from and after the date Enel Generación Shares are tendered thereby: (a) Enel Chile shall be entitled to direct the exercise of any votes attaching to any Enel Generación Shares in respect of which the U.S. Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such Enel Generación Shares, including any right to call a meeting of the shareholders; and (b) the execution of the Form of Acceptance and its delivery to the U.S. Share Tender Agent will constitute (1) an authority from the tendering holder of Enel Generación Shares to send any notice, circular, document or other communications which may be required to be sent to such holder to Enel Chile at its registered office, (2) an authority to Enel Chile to sign any consent to execute a form of proxy in respect of the Enel Generación Shares in respect of which the U.S. Offer has been accepted or is deemed to have been accepted appointing any person nominated by Enel Chile to attend general meetings of shareholders of Enel Generación and to exercise the votes attaching to such Enel Generación Shares on behalf of the tendering holder of Enel Generación Shares and (3) the agreement of the tendering holder of Enel Generación Shares not to exercise any of such rights without the consent of Enel Chile and the irrevocable undertaking of the tendering holder of Enel Generación Shares not to appoint a proxy for or to attend general meetings of shareholders of Enel Generación.

Backup U.S. Federal Income Tax Withholding.

Under U.S. federal income tax law, the U.S. Share Tender Agent may be required to withhold and pay over to the U.S. Internal Revenue Service a portion of the amount of any payments made pursuant to the U.S. Offer. To avoid backup withholding, unless an exemption applies, a holder of Enel Generación Shares that is a U.S. Holder (as defined for U.S. federal income tax purposes, see Tax Consequences” in this prospectus) must provide the U.S. Share Tender Agent with the holder’s correct taxpayer identification number (“TIN”) and certify under penalties of perjury that the TIN is correct and that the holder is not subject to backup withholding by completing the Form W-9 in the Form of Acceptance. If a U.S. Holder does not provide its correct TIN or fails to provide the certifications described above, the U.S. Internal Revenue Service may impose a penalty on the holder, and any payment made to the holder pursuant to the U.S. Offer may be subject to backup withholding. All U.S. Holders surrendering Enel Generación Shares pursuant to the U.S. Offer should complete and sign the Form W-9 included in the Form of Acceptance to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the U.S. Share Tender Agent).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a U.S. Holder may be refunded or credited against the U.S. Holder’s federal income tax liability, if any, provided that the required information is properly furnished to the U.S. Internal Revenue Service.

Enel Chile’s acceptance for payment of the Enel Generación Shares tendered pursuant to the U.S. Offer will constitute a binding agreement between each tendering holder of Enel Generación Shares and Enel Chile upon the terms and subject to the conditions of the U.S. Offer. If you are in any doubt about the procedure for tendering your Enel Generación Shares into the U.S. Offer, please telephone the Information Agent at its telephone number set forth on the back cover of this prospectus.

U.S. Holders who hold Enel Generación Shares may, at their option, tender their Enel Generación Shares into the Chilean Offer instead of the U.S. Offer. Any U.S. Holder of Enel Generación Shares who desires to accept the Chilean Offer should follow the procedures for tendering Enel Generación Shares into the Chilean Offer.

Under no circumstances will we pay interest on the consideration, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Enel Generación Shares and Enel Generación ADSs in the U.S. Offer. See “—Conditions of the U.S. Offer.”

We urge holders who hold Enel Generación Shares through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Enel Generación Shares through their nominee and not directly to the U.S. Share Tender Agent.

Holders of Enel Generación ADSs

General

To tender Enel Generación ADSs pursuant to the U.S. Offer:

(a) (1) a properly completed and duly executed ADS Letter of Transmittal and ADS Subscription Agreement (or copy thereof, provided the signature is original) and all other documents required by the ADS Letter of Transmittal must be received by the ADS Tender Agent at one of its addresses set forth on the back cover of this prospectus and (2) if applicable, ADRs for the ADSs to be tendered must be received by the ADS Tender Agent at one of such addresses set forth on the back cover of this prospectus by the Expiration Date; or

(b) a holder’s Enel Generación ADSs must be delivered pursuant to the procedures for book-entry transfer described below (and a properly completed and duly executed ADS Letter of Transmittal (or copy thereof, provided the signature is original), unless an Agent’s Message (as defined below) confirming such delivery is received by the ADS Tender Agent) by the Expiration Date.

The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility (as defined below) to and received by the ADS Tender Agent and forming a part of a book-entry confirmation which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant tendering the Enel Generación ADSs which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that Enel Chile may enforce such agreement against such participant.

Book-Entry Delivery

The ADS Tender Agent will establish an account with respect to the Enel Generación ADSs at The Depository Trust Company (the “Book-Entry Transfer Facility”) for purposes of the U.S. Offer within two business days after the date of this prospectus, and any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make book-entry delivery of Enel Generación ADSs by causing the Book-Entry Transfer Facility to transfer such Enel Generación ADSs into the ADS Tender Agent’s account in accordance with the procedures of the Book-Entry Transfer Facility. However, although delivery of Enel Generación ADSs may be effected through book-entry transfer, a properly completed and duly executed ADS

Letter of Transmittal or an Agent’s Message and any other required documents must, in any case, be received by the ADS Tender Agent at one of its addresses set forth on the back cover of this prospectus prior to the Expiration Date. Delivery of the ADS Letter of Transmittal and any other required documents or instructions to the Book-Entry Transfer Facility does not constitute delivery to the ADS Tender Agent.

If tender is made by Book-Entry Transfer Facility, the ADS Letter of Transmittal must be delivered by means of Agent’s Message.

Partial Tenders

If fewer than all of the Enel Generación ADSs evidenced by ADRs delivered to the ADS Tender Agent are to be tendered, the holder thereof should so indicate in the ADS Letter of Transmittal by filling in the number of ADSs which are to be tendered in the box entitled “Number of ADSs Tendered” in the ADS Letter of Transmittal. In such case, a new ADR for the untendered Enel Generación ADSs represented by the old ADR will be sent to the person(s) signing such ADS Letter of Transmittal (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered Enel Generación ADSs are accepted for payment.

All Enel Generación ADSs delivered to the ADS Tender Agent will be deemed to have been tendered unless otherwise indicated. See Instruction of the ADS Letter of Transmittal.

Signature Guarantees

Except as otherwise provided in the next sentence, all signatures on an ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an “Eligible Institution”). Signatures on an ADS Letter of Transmittal need not be guaranteed (a) if the ADS Letter of Transmittal is signed by the registered holder(s) of the Enel Generación ADSs tendered therewith and such holder(s) have not completed the box entitled “Special Issuance Instructions” on the ADS Letter of Transmittal or (b) if such Enel Generación ADSs are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the ADS Letter of Transmittal.

Other Requirements

Notwithstanding any other provisions hereof, payment for Enel Generación ADSs accepted for payment pursuant to the U.S. Offer will, in all cases, be made only after receipt by the ADS Tender Agent of ADRs evidencing such Enel Generación ADSs, if applicable, or book-entry transfer of such Enel Generación ADSs, a properly completed and duly executed ADS Letter of Transmittal (or a copy thereof, provided the signature is original) or an Agent’s Message, together with any required signature guarantees and ADS Subscription Agreement and any other documents required by the ADS Letter of Transmittal. There is no guaranteed delivery procedure for the tendering of Enel Generación ADSs into the U.S. Offer. Under no circumstances will interest be paid on the U.S. Offer consideration to be paid by Enel Chile, regardless of any extension of the U.S. Offer or any delay in making such payment.

The method of delivery of Enel Generación ADSs and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering holders of Enel Generación ADSs and the delivery will be deemed made only when actually received by the ADS Tender Agent (including, in the case of book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure a timely delivery. Registered mail with return receipt requested, properly insured, is recommended for Enel Generación ADSs sent by mail.

Acceptance of the U.S. Offer and Representations by Holder

The tender of Enel Generación ADSs pursuant to any one of the procedures described above will constitute the tendering holder’s acceptance of the U.S. Offer, as well as the tendering holder’s representation, warranty and agreement that (a) such holder owns the Enel Generación ADSs being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) the tender of such ADSs complies with Rule 14e-4, (c) such holder has the full power and authority to tender and assign the Enel Generación ADSs tendered, as specified in the ADS Letter of Transmittal, and (d) such holder irrevocably agrees to authorize Enel Chile to apply on such holder’s behalf Ch$        of the consideration payable by Enel Chile in the U.S. Offer for each Enel Generación ADS validly tendered to subscribe and fully pay for Enel Chile Shares underlying Enel Chile ADSs plus any applicable fees in connection with the issuance of the Enel Chile ADSs, pursuant to the ADS Subscription Agreement. Enel Chile’s acceptance for payment of Enel Generación ADSs tendered pursuant to the U.S. Offer will constitute a binding agreement between the tendering holder of Enel Generación ADSs and Enel Chile containing the terms of the U.S. Offer.

Matters Concerning Validity, Eligibility and Acceptance

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Enel Generación ADSs will be determined by Enel Chile, in its sole discretion, which determination shall be final and binding on all parties. Enel Chile reserves the absolute right to reject any or all tenders of Enel Generación ADSs determined by it not to be in proper form or if the acceptance for payment of, or payment for, such Enel Generación ADSs may, in the opinion of Enel Chile’s counsel, be unlawful. Enel Chile also reserves the absolute right to waive any defect or irregularity in any tender of Enel Generación ADSs, whether or not similar defects or irregularities are waived in the case of other holders. No tender of Enel Generación ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of Enel Chile, the ADS Tender Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification. Enel Chile’s interpretation of the terms and conditions of the U.S. Offer (including the ADS Letter of Transmittal and the instructions thereto) will be final and binding on all parties.

Appointment as Attorney-in-Fact and Proxy

By executing the ADS Letter of Transmittal (or delivering an Agent’s Message) as set forth above, the tendering holder of Enel Generación ADSs irrevocably appoints each designee of Enel Chile set forth therein as attorney-in-fact and proxy of such holder, with full power of substitution, to vote the Enel Generación ADSs as in such manner as each such attorney-in-fact and proxy (or any substitute thereof) will deem proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of such holder’s rights with respect to the Enel Generación ADSs tendered by such holder and accepted for payment by Enel Chile prior to the time of such vote or action. All such proxies and powers of attorney will be considered coupled with an interest in the tendered Enel Generación ADSs and will be irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such Enel Generación ADSs in accordance with the terms of the U.S. Offer. Such acceptance for payment by Enel Chile will revoke, without further action, any other proxy or power of attorney granted by such holder at any time with respect to such Enel Generación ADSs and no subsequent proxies or powers of attorney may be given or written consent executed (or, if given or executed, will not be deemed effective) with respect thereto by such holder. By executing the ADS Letter of Transmittal as set forth above, the tendering holder of Enel Generación ADSs further agrees that effective from and after the date Enel Generación ADSs are tendered thereby that: (a) Enel Chile shall be entitled to direct the exercise of any votes attaching to any Enel Generación Shares represented by Enel Generación ADSs in respect of which the U.S. Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such Enel Generación Shares represented by Enel Generación ADSs, including any right to call a meeting of the Shareholders; and (b) the execution of the ADS Letter of Transmittal and its delivery to the ADS Tender Agent will constitute (1) an authority from the tendering holder of Enel Generación ADSs to send any notice, circular, document or other communications which may be required to be sent to such holder to Enel Chile at its registered office, (2) an authority to Enel Chile to sign any consent to execute a form of proxy in respect of the Enel Generación Shares represented by the Enel Generación ADSs in respect of which the U.S. Offer has been accepted or is deemed to have been accepted appointing any person nominated by Enel Chile to attend general meetings of shareholders of Enel Generación and to exercise the votes attaching to such Enel Generación Shares on behalf of the tendering holder of Enel Generación ADSs, and (3) the agreement of the tendering holder of Enel Generación ADSs not to exercise any of such rights without the consent of Enel Chile and the irrevocable undertaking of the tendering holder of Enel Generación ADSs not to appoint a proxy for or to attend general meetings of shareholders of Enel Generación.

In addition, by executing the ADS Letter of Transmittal (or delivering an Agent’s Message) as set forth above, the tendering holder of Enel Generación ADSs irrevocably appoints each of Enel Chile and the ADS Tender Agent as attorney-in-fact of such holder, with full power of substitution, to register the transfer of the tendered Enel Generación ADSs, to surrender the tendered Enel Generación ADSs for withdrawal of the Enel Generación Shares represented by the Enel Generación ADSs upon payment by Enel Chile of the requisite Enel Generación ADS distribution fees and expenses and to instruct the Enel Generación ADS Depositary as to delivery of those Enel Generación Shares.

ADS Subscription Agreement and Delivery of Enel Chile ADSs

Each holder of Enel Generación ADSs by whom or on whose behalf an ADS Subscription Agreement is executed irrevocably undertakes, represents and warrants to, and agrees with, Enel Chile (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) that the execution of the ADS Subscription Agreement constitutes the irrevocable agreement of the holder to authorize Enel Chile to apply on such holder’s behalf Ch$        of the consideration payable by Enel Chile in the U.S. Offer for each Enel Generación ADS validly tendered to subscribe and fully pay for Enel Chile Shares at a subscription price of Ch$        per Enel Chile Share (equivalent to Ch$        per Enel Chile ADS). Enel Chile will cause the Enel Chile Shares to be issued in connection with the U.S. Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition (including the Enel Chile Shares underlying the Enel Chile ADSs) and cause the Enel Chile Shares to be delivered through the facilities of DCV in Chile to Enel Chile’s ADS custodian in Chile at the same time as Enel Chile Shares are delivered in the Chilean Offer. Once the Enel Chile Shares are deposited with Enel Chile’s ADS custodian in Chile, Enel Chile’s ADS depositary will issue the Enel Chile ADSs.

Backup U.S. Federal Income Tax Withholding.

Under U.S. federal income tax law, the ADS Tender Agent may be required to withhold and pay over to the U.S. Internal Revenue Service a portion of the amount of any payments made pursuant to the U.S. Offer. To avoid backup withholding, unless an exemption applies, a holder of Enel Generación ADSs that is a U.S. Holder (as defined for U.S. federal income tax purposes, see “Tax Consequences” in this prospectus) must provide the ADS Tender Agent with the holder’s correct TIN and certify under penalties of perjury that the TIN is correct and that the holder is not subject to backup withholding by completing the Form W-9 in the ADS Letter of Transmittal. If a U.S. Holder does not provide its correct TIN or fails to provide the certifications described above, the U.S. Internal Revenue Service may impose a penalty on the holder, and any payment made to the holder pursuant to the U.S. Offer may be subject to backup withholding. All U.S. Holders surrendering Enel Generación ADSs pursuant to the U.S. Offer should complete and sign the Form W-9 included in the ADS Letter of Transmittal to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the ADS Tender Agent).

Certain holders (including, among others, all corporations and certain foreign individuals and foreign entities) may not be subject to backup withholding. Holders that are not U.S. Holders should complete and sign the appropriate Form W-8 (a copy of which may be obtained from the ADS Tender Agent) in order to avoid backup withholding. These holders should consult a tax advisor to determine which Form W-8 is appropriate. See the ADS Letter of Transmittal, for more information.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a beneficial owner may be refunded or credited against such beneficial owner’s federal income tax liability, if any, provided that the required information is properly furnished to the U.S. Internal Revenue Service.

Enel Chile’s acceptance for payment of the Enel Generación ADSs tendered pursuant to the U.S. Offer will constitute a binding agreement between each tendering holder of Enel Generación ADSs and Enel Chile upon the terms and subject to the conditions of the U.S. Offer. If you are in any doubt about the procedure for tendering Enel Generación ADSs, please telephone the Information Agent at its telephone number set forth on the back cover of this prospectus.

Under no circumstances will we pay interest on the consideration, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Enel Generación Shares and Enel Generación ADSs in the U.S. Offer. See “—Conditions of the U.S. Offer.”

We urge holders who hold Enel Generación ADSs through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Enel Generación ADSs through their nominee and not directly to the ADS Tender Agent.

Tender Withdrawal Rights

You may withdraw Enel Generación Shares or Enel Generación ADSs that you have previously tendered pursuant to the U.S. Offer at any time prior to the Expiration Date. Except as this section otherwise provides, tenders of Enel Generación Shares or Enel Generación ADSs are irrevocable.

For a tender withdrawal to be effective, a written notice of tender withdrawal must be timely received by the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, at one of their respective addresses set forth on the back cover of this prospectus. Any such notice of tender withdrawal must specify the name of the person who tendered the Enel Generación Shares or Enel Generación ADSs to be withdrawn and the number of Enel Generación Shares or Enel Generación ADSs to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Enel Generación Shares or Enel Generación ADS. If the Enel Generación Shares or Enel Generación ADSs to be withdrawn have been delivered to the U.S. Share Tender Agent or the ADS Tender Agent, as applicable, a signed notice of tender withdrawal (with such signature guaranteed by an Eligible Institution in the case of Enel Generación ADSs except for Enel Generación ADSs tendered by an Eligible Institution) must be submitted prior to the release of such Enel Generación Shares or Enel Generación ADSs. Such notice must also specify, in the case of Enel Generación Shares or Enel Generación ADSs tendered by delivery of certificates, the serial numbers shown on the particular títulos de acciones (certificates of title) or ADRs evidencing the Enel Generación Shares or Enel Generación ADSs to be withdrawn or, in the case of Enel Generación Shares or Enel Generación ADSs tendered by book-entry transfer, the name and number of the account to be credited with the withdrawn Enel Generación Shares or Enel Generación ADSs. In addition, Enel Generación Shares tendered by book-entry transfer may be withdrawn only by means of the tender withdrawal procedures made available by the DCV and must comply with the DCV’s procedures. Enel Generación ADSs tendered by the book-entry transfer may be withdrawn only by means of the tender withdrawal procedures made available by the Book-Entry Transfer Facility and must comply with the Book-Entry Transfer Facility’s procedures. Tender withdrawals may not be rescinded, and Enel Generación Shares and Enel Generación ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the U.S. Offer. However, withdrawn Enel Generación Shares and Enel Generación ADSs may be re-tendered by again following one of the procedures described in “—Procedures for Participating in the U.S. Offer—Holders of Enel Generación Shares” and “—Procedures for Participating in the U.S. Offer—Holders of Enel Generación ADSs,” as applicable, at any time prior to the Expiration Date.

All questions as to the form and validity, including the time of receipt, of notices of tender withdrawal, will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to waive any defect or irregularity in the withdrawal of tendered Enel Generación Shares or Enel Generación ADSs by any Enel Generación Share or Enel Generación ADS holder, whether we waive similar defects or irregularities in the case of other Enel Generación Share or Enel Generación ADS holders. None of Enel Chile, the Information Agent, the U.S. Share Tender Agent, the ADS Tender Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of tender withdrawal, nor will any of them incur liability for failure to give any notice.

Appraisal/Statutory Dissenters’ Withdrawal Rights

The Chilean Corporations Act does not provide for appraisal rights or statutory dissenters’ withdrawal rights (derecho a retiro) in the case of a tender offer, except when the offeror that is a controlling shareholder of a publicly held company acquires shares in an amount resulting in the ownership exceeding 95% of the outstanding shares of the target company, in which case, the remaining minority shareholders of the target company, in accordance with Article 71 bis of the Chilean Corporations Act, shall be entitled to exercise statutory dissenters’ withdrawal rights and receive from the target company a cash payment as described below. No provision has been made to grant unaffiliated shareholders access to the corporate files of the Enel Filing Persons or to obtain counsel or appraisal services at the expense of the Enel Filing Persons in relation to the Offers.

Holders of Enel Generación Shares

In the event Enel Chile acquires Enel Generación Shares in the Offers that result in Enel Chile’s ownership exceeding 95% of the outstanding Enel Generación Shares, holders of Enel Generación Shares who did not tender in the Offers, and who provide Enel Generación with the required notice of withdrawal, will have the right to exercise statutory dissenters’ withdrawal rights and to receive from Enel Generación a cash payment equivalent to the weighted average of the closing prices for Enel Generación Shares as reported on the Chilean Stock Exchanges during the 60-trading day period preceding the 30th trading day prior to the date on which the results of the tender offer are published.

Enel Chile will notify the results of the Offers on the third day after the expiration of the Chilean Offer (“Notice Publication Date”) in the same newspaper in which the announcement of the Chilean Offer was published and on its website. Holders of Enel Generación Shares that did not tender in the Offers may exercise their statutory withdrawal rights within 30 days following the Notice Publication Date by notifying Enel Generación through (i) any means of communication set forth in Enel Generación’s bylaws; (ii) a registered letter; or (iii) a written notice delivered to Enel Generación’s main office. Enel Generación will pay holders of Enel Generación Shares that validly exercised their statutory dissenters’ withdrawal rights within the 60-calendar day period following the Notice Publication Date.

Holders of Enel Generación ADSs

Enel Generación ADS holders own beneficial interests in Enel Generación Shares that are held by the custodian bank for Enel Generación’s ADS program. Enel Generación ADS holders do not hold Enel Generación Shares directly and are not listed as shareholders on Enel Generación’s share registry. Therefore, any Enel Generación ADS holder that wishes to exercise statutory dissenters’ withdrawal rights with respect to the Offers must cancel such holder’s Enel Generación ADSs and must be a registered shareholder of Enel Generación on the Notice Publication Date and continuously until the date the statutory dissenters’ withdrawal rights are exercised and then follow the procedures for exercising statutory dissenters’ withdrawal rights as a shareholder as described above under “—Appraisal/Statutory Dissenters’ Withdrawal Rights—Holders of Enel Generación Shares.”

In the event Enel Chile does not acquire Enel Generación Shares in the Offers that result in Enel Chile’s ownership exceeding 95% of the outstanding Enel Generación Shares, holders of Enel Generación Shares will not have statutory dissenters’ withdrawal rights. Therefore, if Enel Chile does not acquire more than 95% of the outstanding Enel Generación Shares in the Offers, Enel Generación ADS holders who cancelled their Enel Generación ADSs to become shareholders of record of Enel Generación will continue to be shareholders and may incur additional fees in order to redeposit their shares into Enel Generación’s ADR program.

No Fractional Enel Chile ADSs

No fractional Enel Chile ADSs will be issued in satisfaction of the Enel Chile U.S. Share/ADS Subscription Condition in connection with the U.S. Offer. In lieu of any fraction of an Enel Chile ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. Offer, you will receive an amount in U.S. dollars in cash, without interest, equal to the product of that fraction and the average sale price per Enel Chile ADS, net of expenses, realized on the NYSE, of all the aggregated fractional Enel Chile ADSs that would have otherwise been issued in the U.S. Offer.

You will not know the exact amount of the cash payment you will receive in lieu of any fractional Enel Chile ADS at the time that you tender your Enel Generación ADSs because this amount will depend on the trading prices of Enel Chile ADSs after the completion of the Offers. Payments of cash in lieu of any fractional Enel Chile ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. Offer will be paid to you as promptly as practicable.

In no event will interest be paid on the cash to be received in lieu of any fraction of an Enel Chile ADS, regardless of any delay in making the payment.

Source and Amounts of Funds

The Offers are not subject to any financing condition or contingency.

Assuming that all of the outstanding Enel Generación Securities (including Enel Generación Shares represented by Enel Generación ADSs) not held by Enel Chile are tendered in the Offers for a consideration of Ch$558.84 for each Enel Generación Share (an estimate based on closing market prices of Enel Chile Shares and Enel Generación Shares in Chilean pesos on the Santiago Stock Exchange as of September 29, 2017), and that 50% of such cash consideration is applied to subscribe for Enel Chile Shares, we anticipate that approximately Ch$917 billion in cash will be required to pay the tender offer consideration (net, after giving effect to the deemed subscription for the Enel Chile Securities by the tendering holders of Enel Generación Securities). We expect to fund these amounts and the fees and expenses of the Offers with working capital and borrowings under a bridge loan facility to be entered into prior to the Expiration Date of the Offers. We intend to refinance the bridge loan facility with long term bonds to be issued in one or more public offerings or private placements in the United States and/or Chile and term loan facilities with a term of up to 5 years, which will be governed by New York or Chilean law.

Fees and Expenses

We intend to retain Georgeson LLC to act as Information Agent, Computershare Trust Company, N.A. to act as U.S. Share Tender Agent, Citibank, N.A. to act as ADS Tender Agent and BTG Pactual US Capital, LLC to act as Dealer Manager for the U.S. Offer in connection with the U.S. Offer. The Dealer Manager for the U.S. Offer and the Information Agent may contact holders of Enel Generación Shares or Enel Generación ADSs by mail, facsimile and personal interviews and may request brokers, dealers and other nominee Enel Generación Share and Enel Generación ADS holders to forward materials relating to the U.S. Offer to beneficial owners. The Dealer Manager for the U.S. Offer, Information Agent, U.S. Share Tender Agent and ADS Tender Agent will receive reasonable and customary compensation for their respective services, will be reimbursed by Enel Chile for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the U.S. Offer, including certain liabilities under the federal securities laws.

Generally, all fees and expenses incurred in connection with the U.S. Offer will be paid by the party incurring those fees and expenses. However, Enel Chile will pay all expenses relating to the printing, filing and mailing of this prospectus and the registration statement on Form F-4 of which this prospectus forms a part.

It is estimated that the aggregate fees and expenses incurred or to be incurred by the parties in connection with the U.S. Offer will be approximately as set forth below:

Audit Fees	US$
Legal Fees and Related Expenses	US$
Filing Fees and Related Fees	US$
Printing, Mailing and Distribution Expenses	US$
ADS Tender Agent	US$
Information Agent	US$
U.S. Share Tender Agent	US$
Dealer Manager for the U.S. Offer	US$
Financial Advisors	US$
Miscellaneous	US$

Total	US$

Generally, all fees and expenses incurred in connection with the transaction will be the obligation of the respective party incurring such fees and expenses.

We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent and the Dealer Manager for the U.S. Offer as described above) for recommending or soliciting tenders of Enel Generación Securities pursuant to the U.S. Offer. Enel Generación Share or Enel Generación ADS holders holding Enel Generación Shares or Enel Generación ADSs through brokers, dealers and other nominee stockholders are urged to consult the brokers, dealers and other nominee stockholders to determine whether transaction costs may apply if Enel Generación Share or Enel Generación ADS holders tender Enel Generación Shares or Enel Generación ADSs through the brokers, dealers and other nominee Enel Generación Share or Enel Generación ADS holders and not directly to the U.S. Share Tender Agent or ADS Tender Agent, as applicable. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the U.S. Offer and related materials to the beneficial owners of Enel Generación Shares or Enel Generación ADSs held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other person has been authorized to act as our agent or the agent of the Dealer Manager for the U.S. Offer, the Information Agent, the U.S. Share Tender Agent or the ADS Tender Agent for purposes of the U.S. Offer.

Certain Legal and Regulatory Matters

We are not aware of (i) any governmental license or regulatory permit that appears to be material to Enel Generación’s business that might be adversely affected by our acquisition of Enel Generación Shares and/or Enel Generación ADSs as contemplated herein or (ii) any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Enel Generación Shares and/or Enel Generación ADSs by us as contemplated herein, or any approval or other action by any government or governmental administrative regulatory authority or agency, domestic or foreign, or any consent, waiver or other approval that would be required as a result of or in connection with the Offers, including but not limited to, any consents or other approvals under any licenses, concessions, permits and agreements to which Enel Generación or we or any of our respective subsidiaries or affiliates is a party.

In addition, our obligation under the U.S. Offer to accept for payment and pay for Enel Generación Shares and/or Enel Generación ADSs is subject to the conditions as described in “—Conditions of the U.S. Offer.”

“Going Private” Transaction

Because we and Enel are affiliates of Enel Generación for the purposes of Rule 13e-3 under the Exchange Act, the U.S. Offer constitutes a “going private” transaction pursuant to Rule 13e-3. Rule 13e-3 requires, among other things, that certain financial information concerning Enel Generación and certain information relating to the fairness of the Offer Consideration be filed with the SEC. We have provided such information in this prospectus, and we and the Enel Entities have provided such information in the combined Schedule TO and Schedule 13E-3, together with the exhibits thereto, filed with the SEC pursuant to Rule 14d-3 under the Exchange Act. The Schedule TO and Schedule 13E-3, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in “Incorporation of Certain Information by Reference.”

Statutory Exemption from Certain U.S. Tender Offer Requirements

The Offers are expected to qualify as a “Tier II” offer in accordance with Rule 14d-1(d) under the Exchange Act and are, as a result, exempt from certain provisions of otherwise applicable U.S. statutes and rules relating to tender offers. U.S. and Chilean law and practice relating to tender offers are inconsistent in a number of ways. We intend to rely on the Tier II exemption from Rule 14e-1(c) on prompt payment and from Rule 14e-1(d) on the procedures for giving notices of any extensions of the length of the U.S. Offer, where we will follow Chilean law and practice.

Antitrust and Regulatory Laws

Under the HSR Act, certain acquisitions may not be consummated unless certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. Because Enel Chile already owns more than 50% of the outstanding voting shares or Enel Generación, Enel Chile believes that the HSR Act is not applicable to the purchase of the Enel Generación Shares and/or the Enel Generación ADSs pursuant to the Offers and that such purchase will not violate such antitrust laws.

There are no requirements under Chilean law that the CAA be notified of the Offers or the Merger. The CAA does, however, have broad authority to investigate any intended transaction that the CAA determines is likely to cause an adverse effect on, or lessen, competition. Although it is not anticipated that the CAA will investigate the Offers or the Merger, no assurance can be given that the CAA will not determine that the Offers or the Merger are anticompetitive or are subject to the prior review of the CAA.

Accounting Treatment

The Offers will be accounted for as an acquisition by Enel Chile of non-controlling interests in Enel Generación. Enel Chile believes that the accounting treatment of the U.S. Offer is not material to the decision of holders of Enel Generación Shares or Enel Generación ADSs whether to tender their Enel Generación Shares or Enel Generación ADSs into the U.S. Offer because Enel Chile already consolidates Enel Generación’s financial results into its consolidated financial statements.

Miscellaneous

The U.S. Offer is being made to all holders of Enel Generación Shares that are U.S. Persons and to all holders of Enel Generación ADSs, wherever located. The U.S. Offer is not being made to holders of Enel Generación Shares that are non-U.S. Persons, who are eligible to participate in the Chilean Offer. We are not aware of any jurisdiction in which the making of the U.S. Offer or the acceptance of Enel Generación Shares or Enel Generación ADSs pursuant to the U.S. Offer is restricted or prohibited by administrative or judicial action pursuant to any valid U.S. state statute. If we become aware of any valid U.S. state statute restricting or prohibiting the making of the

U.S. Offer or the acceptance of Enel Generación Securities pursuant to the U.S. Offer, we will make a good faith effort to comply or seek to have such prohibition or restriction declared inapplicable to the U.S. Offer. If, after such good faith effort, we cannot comply with such applicable statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the Enel Generación Share or Enel Generación ADS holders in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of the applicable jurisdiction.

You should only rely on the information contained in this prospectus, the Form of Acceptance, the ADS Letter of Transmittal, the Share Subscription Agreement and the ADS Subscription Agreement to which we have referred you. We have not authorized any person to provide you with information or make any representation in connection with the U.S. Offer other than those contained in this prospectus, the Form of Acceptance, the ADS Letter of Transmittal, the Share Subscription Agreement, the ADS Subscription Agreement, or in the other documents that constitute a part of the U.S. Offer. If given or made, any recommendation or any such information or representation must not be relied upon as having been authorized by us, the Enel Chile Board of Directors, the U.S. Share Tender Agent, the ADS Tender Agent, the Dealer Manager for the U.S. Offer or the Information Agent.

Subject to applicable law (including Rule 14e-1 under the Exchange Act and the rules and regulations promulgated thereunder, which require that material changes be promptly disseminated to security holders in a manner reasonably designed to inform them of such changes), delivery of this prospectus shall not under any circumstances create any implication that the information contained in or incorporated by reference into this prospectus is correct as of any time after the date of this prospectus or the respective dates of the documents incorporated herein by reference or that there has been no change in the information included or incorporated by reference herein or in the affairs of Enel Chile or any of its subsidiaries or affiliates since the date hereof or the respective dates of the documents incorporated herein by reference.

THE CAPITAL INCREASE

The purpose of the Capital Increase by Enel Chile is to obtain Enel Chile Shares to be issued in connection with the Offers to satisfy the Enel Chile U.S. Share/ADS Subscription Condition or the Enel Chile Share Subscription Condition, as applicable. The Capital Increase is subject to approval by holders of Enel Chile Shares at an extraordinary shareholders’ meeting of Enel Chile.

Under Chilean law, existing shareholders of a company have preemptive rights to subscribe for additional shares issued by means of a capital increase pro rata in proporation to their interest in the company (“preemptive rights”). Also under Chilean law, a preemptive rights offering is conducted for a 30-calendar day period following the publication by the company of a notice in a newspaper with national coverage of the commencement of the preemptive rights offering period with respect to the newly issued shares.

In the Capital Increase, the existing holders of Enel Chile Shares will have preemptive rights to subscribe for additional Enel Chile Shares pro rata in connection with the Capital Increase. In addition, Enel Chile Shares underlying Enel Chile ADSs are also entitled to receive preemptive rights to subscribe for additional Enel Chile Shares pro rata. Any existing holders of Enel Chile Shares or Enel Chile ADSs that receive preemptive rights in connection with the Capital Increase will be able to exercise such preemptive rights only by paying cash for the newly issued Enel Chile Shares.

THE MERGER

The Merger

The Merger involves the merger of EGPL with and into Enel Chile. The consummation of the Merger is contingent on the approval of the Merger by the shareholders of Enel Chile and EGPL and the satisfaction of conditions of the Merger described below, including the successful consummation of the Offers. Upon effectiveness of the Merger, EGPL will merge with and into Enel Chile. Enel Chile will be the surviving corporation under the name “Enel Chile S.A.,” and EGPL will cease to exist as a separate entity.

The Parties

When we describe our business, including the description under the caption “Enel Chile” below, we are referring to Enel Chile S.A. and its consolidated subsidiaries, including Enel Generación. When we refer to EGPL, we mean Enel Green Power Latin América S.A. and its consolidated subsidiaries. When we refer to Enel, we mean Enel S.p.A. and its consolidated subsidiaries.

Enel Chile

Enel Chile is a publicly held stock corporation (sociedad anónima abierta) organized on March 1, 2016 under the laws of the Republic of Chile that traces its origins to Enersis S.A. (currently known as Enel Américas S.A.). Enel Chile was spun off from Enersis S.A. on April 21, 2016 and currently owns and operates Enersis S.A.’s former electricity generation and distribution businesses in Chile, including Enel Generación, independently from Enel Américas S.A.

Enel Chile is an electricity utility company engaged, through subsidiaries and affiliates, in the electricity generation and distribution businesses in Chile. As of December 31, 2016, Enel Chile had 6,351 MW of installed capacity and 1.8 million distribution customers. Enel Chile’s installed capacity is comprised of 28 generation facilities and a total of 111 generation units, of which 54.6% consists of hydroelectric power plants.

For additional information regarding Enel Chile, see the documents listed under “Incorporation by Reference,” including the Enel Chile 2016 Form 20-F and the Enel Chile October 2017 Form 6-K, which are incorporated by reference into this prospectus.

EGPL

EGPL is a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile, and is indirectly wholly owned by Enel, the parent company of Enel group. Enel develops its renewable energy business and holds its renewable energy assets located in Chile primarily through EGPL.

EGPL is a renewable energy generation holding company engaged, through its subsidiaries, primarily EGP Chile, in the electricity generation business in Chile. As of December 31, 2016, EGPL had 1,036 MW of installed capacity from 16 solar, wind, hydro and geothermal generation facilities. Of EGPL’s installed capacity as of such date, 47.5% consisted of solar power plants, 43.6% consisted of wind power plants, and 8.9% consisted of hydro and geothermal power plants.

EGPL currently has 18 operational power plants with a total installed capacity of 1,196 MW consisting of 92 MW of hydroelectric power, 564 MW of wind power, 492 MW of solar power, and 48 MW of geothermal power. However, the 112 MW Sierra Gorda Este wind farm and the 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations and are selling electricity on a test basis.

For additional information regarding EGPL, see “EGPL Selected Financial Data,” “Information About the Companies—EGPL,” Annex B to this prospectus and the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

Conditions of the Merger

The Merger will only be completed if:

•	Holders of at least 75% of the outstanding shares of Enel Generación approve an amendment to its bylaws (estatutos) eliminating the limit set forth pursuant to Title XII of Decree No. 3,500 of 1980, which limits the ownership interest that a single person or entity may hold in Enel Generación to 65% of its issued and outstanding voting shares;

•	Enel Chile declares successful the Offers for all of the issued Enel Generación Shares and Enel Generación ADSs that are not owned by Enel Chile, in accordance with the terms and conditions set forth for such Offers; and

•	Shareholders representing not more than a percentage to be determined of the outstanding Enel Chile Shares exercise statutory merger dissenters’ withdrawal rights in connection with the Merger, provided that no shareholder shall at any time own more than 65% of the outstanding Enel Chile Shares according to the limitations contained in the bylaws of Enel Chile.

Enel currently indirectly owns 60.6% of the Enel Chile Shares and 100% of the shares of EGPL and intends to cause all such Enel Chile Shares and EGPL shares to be voted in favor of the Merger at the extraordinary shareholders’ meetings of Enel Chile and EGPL. As a result, (1) the Merger and the merger exchange ratio should be approved at the Enel Chile extraordinary shareholders’ meeting unless more than 33.3% of the Enel Chile Shares outstanding five days before the date of the extraordinary shareholders’ meeting (or approximately 85% of the Enel Chile Shares that Enel does not control) are voted against the Merger, the merger exchange ratio and the Merger as a related party transaction, and (2) the Reorganization, including the Merger, the merger exchange ratio and the Merger as a related party transaction will be approved by the shareholders of EGPL.

Regulatory Approvals

If the Merger is approved by two-thirds of the respective outstanding voting shares of Enel Chile and EGPL, Enel Chile and EGPL must record the minutes of their respective extraordinary shareholders’ meetings at which their respective shareholders approved the Merger before a Chilean notary public and publish within the 60 following days an abstract of those minutes in the Registry of Commerce (Registro de Comercio) and in the Official Gazette (Diario Oficial) in order for the Merger to be completed and the exchange of Enel Chile Shares for EGPL shares to occur.

In addition, although not a precondition to the effectiveness of the Merger, before the Enel Chile Shares can be issued in exchange for the shares of EGPL and such Enel Chile Shares may be traded on the Chilean Stock Exchanges, Enel Chile must obtain:

•	approval for registration of the additional Enel Chile Shares by the SVS; and

•	approval of the Chilean Stock Exchanges to list the additional Enel Chile Shares.

There are no other regulatory approvals Enel Chile is seeking to obtain in connection with the Merger of Enel Chile and EGPL. However, in connection with the approval by the SVS of the registration of the issuance of the additional Enel Chile Shares, the SVS will review the issuance to determine whether it complies with Chilean law.

In addition, in connection with the Merger and the Enel Chile ADS program, certain information must be delivered to the SVS. Enel Chile must deliver to the SVS a copy of its registration statement, of which this prospectus forms a part, and any other information it submits to the SEC in the same form and at the same time its files the registration statement or such other information with the SEC. Enel Chile must report on a monthly basis the issuance and cancellation of Enel Chile ADSs, the number of Enel Chile ADSs traded, and the price and trading volumes. Enel Chile will also be required to file with the SVS on a quarterly basis a list of Enel Chile ADS holders.

Enel Chile can give no assurance as to when or whether any of these approvals and registrations will be obtained, the terms and conditions that may be imposed in connection with their consents and approvals, or the consequences of failing to obtain such consents and approvals.

There are no voting agreements among us and any other party, or among our directors or executive officers and third parties, with respect to the voting of the Enel Chile Shares or EGPL shares at the respective extraordinary shareholders’ meetings.

Appraisal Rights/Statutory Merger Dissenters’ Withdrawal Rights

Under the Chilean Corporations Act, Enel Chile shareholders and EGPL shareholders who vote against approval of the Merger, or if they did not attend the meeting, who notify the applicable company in writing within 30 days following the respective shareholders’ meetings of their opposition to the Merger, and who provide Enel Chile or EGPL, as the case may be, with the required notice of withdrawal, will have the right to exercise statutory merger dissenters’ withdrawal rights (derecho a retiro) and to receive from Enel Chile or EGPL, as the case may be, a cash payment in exchange for Enel Chile Shares or EGPL shares, as applicable. A holder of Enel Chile Shares exercising statutory merger dissenters’ withdrawal rights will receive a cash payment from Enel Chile that is equivalent to the weighted average of the closing prices for Enel Chile Shares as reported on the Chilean Stock Exchanges during the 60-trading day period preceding the 30th trading day prior to the date on which the Merger is approved. A holder of EGPL shares exercising statutory merger dissenters’ withdrawal rights will receive a cash payment from EGPL that is equivalent to the book value of EGPL shares, which is determined by dividing EGPL’s net worth (patrimonio) by the total number of issued and paid shares of EGPL.

Enel Chile ADS holders own beneficial interests in Enel Chile Shares that are held by the custodian bank for Enel Chile’s ADS program. Enel Chile ADS holders do not hold Enel Chile Shares directly and are not listed as shareholders on Enel Chile’s share registry. Therefore, any Enel Chile ADS holder that wishes to exercise statutory merger dissenters’ withdrawal rights with respect to the Merger must cancel such holder’s Enel Chile ADSs and become a registered shareholder of Enel Chile not later than midnight (the end of the day) on December     , 2017 (the fifth Chilean business day prior to the Enel Chile extraordinary shareholders’ meeting) and then follow the procedures for exercising statutory merger dissenters’ withdrawal rights as a shareholder.

Please note that under Chilean law, shareholders must receive notice of the shareholders’ meeting not less than 15 and no more than 20 days before the date of a shareholders’ meeting unless all shareholders are present in a meeting, in which case no notice is required. Only Enel Chile or EGPL holders of record at midnight (the end of the day) on December     , 2017 (the fifth Chilean business day prior to the Enel Chile or EGPL shareholders’ meetings, as applicable) will be entitled to vote at the applicable meeting. Enel Chile ADS holders that do not cancel their ADSs and do not become record shareholders of Enel Chile on or before December     , 2017 will not have the right to dissent from the Merger under Chilean law for purposes of exercising statutory merger dissenters’ withdrawal rights. Under Chilean law, Enel Chile and EGPL may avoid purchasing shares from shareholders exercising statutory merger dissenters’ withdrawal rights if within 60 days following the extraordinary shareholders’ meeting, a new shareholders’ meeting approves the revocation of the Merger. Therefore, if the Merger is revoked within the term indicated above, Enel Chile will not purchase Enel Chile Shares from the Enel Chile shareholders exercising statutory merger dissenters’ withdrawal rights and Enel Chile ADS holders who cancelled their Enel Chile ADSs to become shareholders of record of Enel Chile will continue to be shareholders and may incur additional fees in order to redeposit their Enel Chile Shares into the Enel Chile ADS program.

No Merger Agreement; Statutory Merger

Currently, no merger agreement has been entered into between Enel Chile and EGPL in connection with the proposed Merger. Under the Chilean Corporations Act, it is not necessary for parties to a merger to enter into a merger agreement in connection with an Article 99 statutory merger. This is because the manner in which the merged companies will be combined is prescribed by the Chilean Corporations Act. However, pursuant to Article 155(a) of the Chilean Corporate Regulations, the Boards of Directors of Enel Chile and EGPL may adopt certain terms and conditions relating to the Merger that outline certain information relating to the Merger.

In addition, under the Chilean Corporations Act the Boards of Directors of the companies that are parties to a merger are not required to approve the merger. Instead, the Chilean Corporations Act requires that the Board of each company that is a party to the merger must:

•	approve the merger exchange ratio to be proposed to its shareholders,

•	approve proposing the merger to its shareholders, and

•	call and set a date for an extraordinary meeting of its shareholders for the purpose of voting on the proposed merger exchange ratio and the merger.

If two-thirds of the outstanding voting shares of each of Enel Chile and EGPL approve the Merger and all other conditions of the Merger are satisfied or waived, then the Chilean Corporations Act provides that at the effective time of the Merger:

•	EGPL, as the non-surviving company, will be dissolved by operation of law, but not subject to liquidation.

•	Enel Chile will, by operation of law, acquire all of the assets and rights and succeed to all of the liabilities and obligations of EGPL at its book value on the financial information and other financial statements as of the Merger effective date. The Chilean Audited Financial Statements (as defined below) of both Enel Chile and EGPL must be approved by the shareholders of each company in the same meeting or unanimous written consent in at which the Merger is submitted for their approval.

•	All shares of EGPL will convert by operation of law into Enel Chile Shares and all of the shareholders of EGPL will become equity and shareholders of Enel Chile.

•	Shareholders of EGPL will automatically become shareholders of Enel Chile and the shares of EGPL will automatically convert into Enel Chile Shares at the merger exchange ratio approved by the shareholders of Enel Chile and EGPL at their respective shareholders’ meetings.]

The Merger as a Related Party Transaction Under Chilean Law

The Merger is deemed to be a related party transaction under Chilean law. Therefore, at the extraordinary shareholders’ meetings of Enel Chile and EGPL, the shareholders of Enel Chile and EGPL will be asked to approve the Merger as a related party transaction pursuant to Title XVI of the Chilean Corporations Act.

The Merger Proposal

At the extraordinary shareholders’ meetings of Enel Chile and EGPL, the respective Boards of Directors of Enel Chile and EGPL will present the Merger to their respective shareholders for their consideration and approval. Shareholders that vote in favor of the Merger are also approving the following in connection with the Merger:

1.	The background information regarding the Merger consisting of:

a.	merger terms and conditions;

b.	The financial statements of Enel Chile and EGPL as of a date within 90 calendar days prior to the date of the extraordinary shareholders’ meeting or unanimous written consent, as the case may be, duly audited under the Chilean auditing standards by the corresponding external audit firms (the “Chilean Audited Financial Statements”);

c.	The amended and restated bylaws (estatutos) of Enel Chile, which shall be in effect after the Merger becomes effective; and

d.	The reports prepared by each of the independent appraisers of Enel Chile and EGPL;

2.	The conditions of the Merger described above;

3.	An increase in the authorized capital of Enel Chile in connection with the Merger by the amount of Ch$ , through the issuance of new registered Enel Chile Shares, of the same series and without par value;

4.	The merger exchange ratio of Enel Chile Shares for each share of EGPL;

5.	The fact that Enel Chile, for purposes of Chilean tax laws and in its capacity as surviving company and legal successor of EGPL, will be liable and will be required to pay all the taxes owed or that may be owed by EGPL, according to the final financial information of EGPL;

6.	The allocation of new Enel Chile Shares and updating of the shareholder ledger by the Board of Directors of Enel Chile at midnight of the day prior to the date on which the Merger becomes effective; and

7.	Any other matters that the shareholders of Enel Chile or EGPL may deem appropriate with respect to the Merger and fully authorizing the Board of Directors of Enel Chile to grant all the powers of attorney that it may deem necessary to legalize, materialize, and carry out the Merger.

Reports of Independent Appraisers

The Boards of Directors of Enel Chile and EGPL each appointed independent appraisers (peritos independientes) pursuant to Chilean law. The independent appraisers expected to deliver their reports on the values of Enel Chile and EGPL and the merger exchange ratio in connection with the Merger in accordance with Articles 156 and 168 of the Chilean Corporate Regulations (Reglamento de Sociedades Anónimas) following the availability of the Chilean Audited Financial Statements of Enel Chile and EGPL.

Merger Exchange Ratio

The proposed merger exchange ratio of             Enel Chile Shares for             each share of EGPL.

Effective Date and Completion of the Merger

In accordance with Chilean law, if the Merger is approved, and provided that all conditions to the completion of the Merger have been satisfied or waived and the new Enel Chile Shares have been exchanged for the EGPL shares, the Merger will be complete.

MATERIAL UNITED STATES TAX CONSEQUENCES

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These authorities are subject to change, possibly with retroactive effect, which could affect the continued validity of this summary.

The following is a summary of the U.S. federal income tax treatment of U.S. Holders (as defined herein) of the U.S. Offer and of receiving, owning, and disposing of Enel Generación Shares or Enel Generación ADSs, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a U.S. Holder or to a decision to tender Enel Generación Shares (or Enel Generación ADSs) and to acquire, own or dispose of Enel Chile Shares (or Enel Chile ADSs), and is based on the assumption that there is no applicable income tax treaty in effect between the United States and Chile (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Ownership and Disposition of Enel Chile Shares and Enel Chile ADSs” below). Further, this summary does not address any aspect of foreign, state, local or estate or gift taxation, the 3.8% tax imposed on certain net investment income, tax considerations that arise from rules of general application to all taxpayers, or certain aspects of U.S. federal income taxation that may be applicable to holders subject to special treatment under the Code, including, but not limited to:

•	certain financial institutions;

•	insurance companies;

•	a broker or dealer in securities or foreign currency or dealers and traders in securities who use a mark-to-market method of tax accounting;

•	persons holding shares (or ADSs) as part of a hedge, straddle, conversion transaction or similar transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations;

•	persons holding shares (or ADSs) that own or are deemed to own five percent or more of our stock; or

•	persons holding shares (or ADSs) in connection with a trade or business conducted outside of the United States.

A “U.S. Holder” for purposes of this discussion is a beneficial owner of our shares (or ADSs) that is, for federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (ii) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

This discussion assumes, and we believe, that we are not, and we will not become, a passive foreign investment company for U.S. federal income tax purposes. This discussion addresses only beneficial owners of Enel Generación Shares (or Enel Generación ADSs) that hold such securities as capital assets.

Each holder of Enel Generación Shares (or Enel Generación ADSs) is urged to consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the U.S. Offer and the ownership and disposition of Enel Chile Shares (or Enel Chile ADSs) received pursuant to the U.S. Offer.

Material U.S. Federal Income Tax Consequences of the U.S. Offer to U.S. Holders

For a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that does not tender Enel Generación Shares (or Enel Generación ADSs), the U.S. Offer will not constitute a taxable event for U.S. federal income tax purposes.

For a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer, such U.S. Holder will generally recognize gain or loss equal to the difference between such U.S. Holder’s amount realized and such U.S. Holder’s tax basis for the Enel Generación Shares (or Enel Generación ADSs) tendered. For U.S. federal income tax purposes, (i) the tender by a U.S. Holder participating in the U.S. Offer of Enel Generación Shares (or Enel Generación ADSs) for only cash and (ii) the subsequent, mandatory subscription by such U.S. Holder for Enel Chile Shares (or Enel Chile ADSs) should be treated as a single transaction in which such U.S. Holder exchanges Enel Generación Shares (or Enel Generación ADSs) for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). Notwithstanding the fact that the U.S. Offer is a cash tender offer subject to the Enel Chile U.S. Share/ADS Subscription Condition, the remainder of this discussion assumes, for U.S. federal income tax purposes only, that a U.S. Holder of Enel Generación Shares (or Enel Generación ADSs) that tenders Enel Generación Shares (or Enel Generación ADSs) in the U.S. Offer would be considered to have done so in exchange for a combination of cash and Enel Chile Shares (or Enel Chile ADSs). If a Chilean tax is withheld on such exchange, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the exchange before deduction of the Chilean tax, and so will equal the sum of the amount of cash received (or deemed received) and the fair market value of the Enel Chile Shares or Enel Chile ADSs received (or deemed received) in exchange for the Enel Generación Shares (or Enel Generación ADSs) tendered by such U.S. Holder, including any amount withheld in respect of Chilean withholding (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below for more information on Chilean withholding taxes). That gain or loss generally will constitute capital gain or loss. If you are a noncorporate U.S. Holder, gain derived with respect to capital assets held more than one year is generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. Holder’s tax basis in the Enel Chile Shares or Enel Chile ADSs received in the U.S. Offer will equal the fair market value of such Enel Chile Shares or Enel Chile ADSs. A U.S. Holder’s holding period in the Enel Chile Shares or Enel Chile ADSs received in the U.S. Offer will begin on the day after the date of the consummation of the U.S. Offer.

As discussed in more detail below under “—Foreign Tax Credits,” subject to generally applicable limitations and substantiation requirements, you may claim a credit against your U.S. federal income tax liability for the eligible Chilean taxes withheld pursuant to the U.S. Offer. Any gain that you recognize in the U.S. Offer generally will be treated as U.S. source for U.S. foreign tax credit purposes. Consequently, even if such Chilean withholding taxes are eligible foreign income taxes, you will not be able to use any corresponding tax credit unless you have other foreign source income of the appropriate type in respect of which the credit may be used. If a Chilean tax is not an eligible foreign income tax, you should be able to deduct the tax in calculating your taxable income. You are urged to consult your own tax advisors regarding the treatment of Chilean withholding taxes imposed on the U.S. Offer.

U.S. Holders are urged to consult their own U.S. tax advisors on the potential U.S. tax consequences of the U.S. Offer.

Material U.S. Federal Income Tax Consequences of Ownership and Disposition of Enel Chile Shares and Enel Chile ADSs

In general, if a beneficial owner owns ADSs, such owner will be treated as the owner of the shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a beneficial owner exchanges ADSs for the underlying shares represented by those ADSs.

The U.S. Treasury has expressed concerns that parties to whom ADSs are released before shares are delivered to the depositary (pre-release) or intermediaries in the chain of ownership between beneficial owners and the issuer of the security underlying the ADSs may be taking actions that are inconsistent with the claiming of foreign tax credits for beneficial owners of depositary shares. Such actions would also be inconsistent with the claiming of the reduced tax rate, described below, applicable to dividends received by certain non-corporate beneficial owners. Accordingly, the analysis of the creditability of Chilean taxes, and the availability of the reduced tax rate for dividends received by certain non-corporate holders, each described below, could be affected by actions taken by such parties or intermediaries.

This discussion assumes that we will not be a passive foreign investment company, as described below.

Beneficial owners are urged to consult their tax advisors with respect to their particular tax consequences of owning or disposing of Enel Chile Shares or Enel Chile ADSs, including the applicability and effect of state, local, non-U.S. and other tax laws and the possibility of changes in tax laws.

Taxation of Distributions

Distributions paid on shares or ADSs other than certain pro rata distributions of shares of common stock will be treated as dividends taxable as ordinary income to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported as dividends.

Subject to certain exceptions for short-term and hedged positions and the discussion above regarding concerns expressed by the U.S. Treasury, the U.S. dollar amount of dividends received by a noncorporate U.S. Holder in respect of Enel Chile Shares (or Enel Chile ADSs) generally will be subject to taxation at preferential rates if the dividends are “qualified dividends.” Dividends paid on the Enel Chile ADSs generally will be treated as qualified dividends if (i) the Enel Chile ADSs are readily tradable on an established securities market in the United States (ii) Enel Chile was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company (“PFIC”) and (iii) the holder thereof has satisfied certain holding period requirements. The Enel Chile ADSs are listed on the New York Stock Exchange and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. We believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our 2016 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our 2017 taxable year.

Based on existing guidance, it is not entirely clear whether dividends received with respect to Enel Chile Shares will be treated as qualified dividends, because the Enel Chile Shares are not themselves listed on a U.S. exchange. In addition, the U.S. Treasury has announced its intention to promulgate rules pursuant to which holders of ADSs and intermediaries through whom such securities are held will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because such procedures have not yet been issued, it is not clear whether we will be able to comply with them. Beneficial owners are urged to consult their tax advisors to determine whether the favorable rate will apply to dividends they receive and whether they are subject to any special rules that limit their ability to be taxed at this favorable rate.

The amount of a dividend will include the net amount withheld by us in respect of Chilean withholding taxes on the distribution. The amount of the dividend generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations under the Code. Dividends will be included in a beneficial owner’s income on the date of the beneficial owner’s, or in the case of ADSs, the Depositary’s, receipt of the dividend. The amount of any dividend paid in Chilean pesos will be a U.S. dollar amount calculated by reference to the exchange rate for converting Chilean pesos into U.S. dollars in effect on the date of such receipt regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a beneficial owner generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A beneficial owner may have foreign currency gain or loss if the dividend is converted into U.S. dollars on a date after the date of receipt, which would be ordinary income or loss and would be treated as income from U.S. sources for foreign tax credit purposes.

The amount of a dividend generally will be treated as foreign-source dividend income to a U.S. Holder for foreign tax credit purposes. As discussed in more detail below under “—Foreign Tax Credits,” it is not free from doubt whether Chilean withholding taxes imposed on distributions on Enel Chile Shares (or Enel Chile ADSs) will be treated as income taxes eligible for a foreign tax credit for U.S. federal income tax purposes. If a Chilean withholding tax is treated as an eligible foreign income tax, subject to generally applicable limitations, you may claim a credit against your U.S. federal income tax liability for the eligible Chilean taxes withheld from distributions on Enel Chile Shares (or Enel Chile ADSs). If the dividends are taxed as qualified dividend income (as discussed above), special rules will apply in determining the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation. The rules relating to foreign tax credits are complex. You are urged to consult your own tax advisors regarding the treatment of Chilean withholding taxes imposed on distributions on Enel Chile Shares (or Enel Chile ADSs).

Sale or Other Disposition of Shares or ADSs

If a beneficial owner is a U.S. Holder, for U.S. federal income tax purposes, the gain or loss a beneficial owner realizes on the sale or other disposition of Enel Chile Shares or Enel Chile ADSs generally will be a capital gain or loss, and generally will be a long-term capital gain or loss if the beneficial holder has held the Enel Chile Shares or Enel Chile ADSs for more than one year. The amount of a beneficial owner’s gain or loss will equal the difference between the beneficial owner’s tax basis in the Enel Chile Shares or Enel Chile ADSs disposed of and the amount realized on the disposition (including any amount withheld in respect of Chilean withholding taxes) (see “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains” below), in each case as determined in U.S. dollars. Such gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. In addition, certain limitations exist on the deductibility of capital losses by both corporate and individual taxpayers.

In certain circumstances, Chilean taxes may be imposed upon the sale of shares. See “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders—Taxation on Capital Gains.” As discussed in more detail below under “—Foreign Tax Credits,” subject to generally applicable limitations and substantiation requirements, you may claim a credit against your U.S. federal income tax liability for the eligible Chilean taxes withheld pursuant to a sale or other disposition of Enel Chile Shares (or Enel Chile ADSs). If a Chilean tax is imposed on such disposition, and a beneficial owner that is a U.S. Holder does not receive significant foreign source income from other sources, such beneficial owner may not be able to credit such Chilean tax against the beneficial owner’s U.S. federal income tax liability. If a Chilean tax is not an eligible foreign income tax, you should be able to deduct the tax in calculating your taxable income.

You are urged to consult your own tax advisors regarding the treatment of Chilean withholding taxes imposed on a sale or other disposition of Enel Chile Shares (or Enel Chile ADSs).

Foreign Tax Credits

Subject to applicable limitations that may vary depending upon a beneficial owner’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, you may claim a credit against your U.S. tax liability for Chilean income taxes (or taxes imposed in lieu of an income tax) imposed in connection with the U.S. Offer and on distributions on and proceeds from the sale or other disposition of Enel Chile Shares (or Enel Chile ADSs). Chilean dividend withholding taxes generally are expected to be income taxes eligible for the foreign tax credit. The Chilean capital gains tax is likely to be treated as an income tax (or a tax paid in lieu of an income tax) and thus eligible for the foreign tax credit; however, you generally may claim a foreign tax credit only after taking into account any available opportunity to reduce the Chilean capital gains tax, such as the reduction for the credit for Chilean CIT, as discussed below under “Material Chilean Tax Consequences—Chilean Tax Consequences of Ownership of Enel Chile Shares or ADSs by Foreign Holders—Taxation of Cash Dividends and Property Distributions”). If a Chilean tax is not treated as an income tax (or a tax paid in lieu of an income tax) for U.S. federal income tax purposes, a U.S. Holder would be unable to claim a foreign tax credit for any such Chilean tax withheld; however, a U.S. Holder may be able to deduct such tax in computing its U.S. federal income tax liability, subject to applicable limitations. In addition, instead of claiming a credit, a beneficial owner may, at the beneficial owner’s election, deduct such Chilean taxes in computing the beneficial owner’s taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all taxes paid or accrued in the taxable year to foreign countries and possessions of the United States. The calculation of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign income taxes, the availability of deductions, involves the application of complex rules that depend on your particular circumstances. Beneficial owners are urged to consult their tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Passive Foreign Investment Company Rules

We believe that we will not be a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for our 2017 taxable year or for the foreseeable future. However, because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, and because it is unclear whether certain types of our income constitute passive income for PFIC purposes, there can be no assurance that we will not be considered a PFIC for any taxable year. If we were to become a PFIC for any taxable year during which a beneficial owner held Enel Chile Shares or Enel Chile ADSs, certain adverse consequences could apply to the beneficial owner, including the imposition of higher amounts of tax than would otherwise apply, and additional filing requirements. Beneficial owners are urged to consult their tax advisors regarding the consequences to them if we were a PFIC, as well as the availability and advisability of making any election that might mitigate the adverse consequences of PFIC status.

Controlled Foreign Corporation Rules

A foreign corporation will be treated as a “controlled foreign corporation” (“CFC”) for U.S. federal income tax purposes if, on any day during the taxable year of such foreign corporation, more than 50% of the equity interests in such corporation, measured by reference to the combined voting power or value of the equity of the corporation, is owned directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code by United States Shareholders. For this purpose, a “United States Shareholder” is any United States person that possesses directly, or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code, 10% or more of the combined voting power of all classes of equity in such corporation. If a foreign corporation is a CFC for an uninterrupted period of 30 days or more during any taxable year, each United States Shareholder of the corporation who owns, directly or indirectly, shares in the corporation on the last day of the taxable year on which it is a CFC will be required to include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “Subpart F income,” even if the Subpart F income is not distributed. Subpart F income generally includes passive income but also includes certain related party sales, manufacturing and services income. U.S. Holders who might, directly, indirectly or constructively, acquire 10% or more of our shares, and therefore might be a United States Shareholder, should consider the possible application of the CFC rules, and are urged to consult a tax advisor with respect to such matter.

Beneficial owners are urged to consult their own U.S. tax advisors with respect to the particular consequences to them of receiving, owning or disposing of Enel Chile Shares or Enel Chile ADSs.

U.S. Backup Withholding Tax and Information Reporting Requirements

Required Disclosure with Respect to Foreign Financial Assets

Certain U.S. Holders are required to report information relating to an interest in Enel Chile Shares (or Enel Chile ADSs), subject to certain exceptions (including an exception for Enel Chile Shares (or Enel Chile ADSs) held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Enel Chile Shares (or Enel Chile ADSs).

U.S. Holders are urged to consult their own U.S. tax advisors regarding information reporting requirements relating to their ownership of the Enel Generación Shares (or Enel Generación ADSs).

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless the beneficial owner is an exempt recipient or, in the case of backup withholding, the beneficial owner provides a correct taxpayer identification number and certifies that the beneficial owner is not subject to backup withholding.

The amount of any backup withholding from a payment to a beneficial owner will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability and may entitle the beneficial owner to a refund, provided that the required information is furnished in a timely fashion to the U.S. Internal Revenue Service.

Holders are urged to consult their own U.S. tax advisors on the potential U.S. tax information reporting requirements.

MATERIAL CHILEAN TAX CONSEQUENCES

The following discussion is an accurate description of the Chilean tax consequences of the Offers and the subsequent ownership, if any, of Enel Chile Shares or Enel Chile ADSs to a holder who is not domiciled in or resident of Chile or a legal entity that is not organized under Chilean law and does not have a permanent establishment in Chile (a “Foreign Holder”). Subject to the limitations and qualifications set forth below, the discussion under this heading “Material Chilean Tax Consequences”, to the extent it describes income tax laws of Chile, constitutes the opinion of Gloria López Ch., internal tax counsel of Enel Chile, with respect to the Chilean tax consequences to a Foreign Holder of Enel Generación Shares or Enel Generación ADSs participating in the Offers and the subsequent ownership, if any, of Enel Chile Shares or Enel Chile ADSs.

For purposes of Chilean tax law, an individual is a resident of Chile if he has resided in Chile for:

•	more than six months in one calendar year; or

•	a total of more than six months, in two consecutive tax years.

Under Chilean law, certain provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may only be amended by another statute. In addition, the Chilean tax authorities issue rulings and regulations of either general or specific application and interpret the provisions of Chilean tax law. Chilean taxes may not be assessed retroactively against taxpayers who act in good faith relying on such rulings, regulations and interpretations. Chilean tax authorities may, however, change such rules, regulations and interpretations prospectively. There is a signed income tax treaty between Chile and the United States that has not yet been enacted.

This discussion:

•	is based upon the tax laws of Chile as in effect on the date of this registration statement, including applicable regulations and rulings, and including ruling No. 324 of January 29, 1990 of the Chilean Internal Revenue Service (Servicio de Impuestos Internos, or the “SII”); and

•	is not intended as Chilean tax advice to any particular Foreign Holder, which can be rendered only in light of its particular circumstances, and does not purport to be a complete analysis of the potential Chilean tax consequences that may be important to a Foreign Holder based on that Foreign Holder’s particular tax situation or circumstances.

We have not sought and will not seek any rulings from the SII with respect to any matter discussed herein. No assurance can be given that the SII would not assert, or that a court would not sustain a position contrary to any of the tax characterizations and tax consequences set forth below.

Foreign Holders are urged to consult with their own tax advisors concerning the Chilean tax consequences of the Offers, of any payment received in connection with the Offers, of any payments received as a result of exercising their statutory withdrawal rights, and of the ownership of Enel Chile Shares or Enel Chile ADSs.

Material Chilean Tax Consequences of the U.S. Offer to Foreign Holders

The U.S. Offer

Any gain or loss recognized by a Foreign Holder upon the sale of the Enel Generación ADSs pursuant to the U.S. Offer will not be subject to Chilean taxation.

Gains recognized by a Foreign Holder upon the sale of Enel Generación Shares will not be subject to Chilean taxes provided that all the following mandatory requirements are met:

(a) Enel Generación Shares have a “high presence” in the Chilean Stock Exchanges;

(b) the sale of Enel Generación Shares must be made in (1) any of the Chilean Stock Exchanges authorized by the SVS, (2) a tender offer for Enel Generación Shares conducted under Title XXV of the

Chilean Securities Market Law (which the Chilean portion of the Offers would be), or (3) as a consequence of a contribution to a fund as regulated in Section 109 of Chilean Income Tax Law;

(c) Enel Generación Shares must have been originally acquired (1) in any of the Chilean Stock Exchanges authorized by the SVS, (2) in a tender offer for Enel Generación Shares conducted under Title XXV of the Chilean Securities Market Law, (3) in an initial public offering of Enel Generación Shares during the formation of Enel Generación or a subsequent capital increase of Enel Generación, (4) upon conversion of convertible bonds of Enel Generación, or (5) due to the redemption of a fund’s quota as regulated in Section 109 of Chilean Income Tax Law; and

(d) Enel Generación Shares must have been acquired after April 19, 2001.

Shares are considered to have a “high presence” in the Chilean Stock Exchanges when (i) they have been traded for a certain number of days at or beyond a volume threshold specified under Chilean law and regulations or (ii) in case the issuer has retained a market maker, in accordance with Chilean law and regulations. As of the date of this prospectus, Enel Generación Shares are considered to have a high presence in the Chilean Stock Exchanges and no market maker has been retained by Enel Generación. Should the Enel Generación Shares cease to have a “high presence” in the Chilean Stock Exchanges, a transfer of Enel Generación Shares may be subject to capital gains taxes from which holders of “high presence” securities are exempted, and which will apply at varying levels depending on the time of the transfer in relation to the date of loss of sufficient trading volume to qualify as a “high presence” security. If Enel Generación Shares regain a “high presence,” the tax exemptions will again be available to holders thereof. It is not currently contemplated that Enel Generación will retain a market maker after consummation of the U.S. Offer.

If the Enel Generación Shares do not qualify for the above exemption, capital gains on their sale could be subject to the general tax regime, with a 27% Chilean corporate income tax (“CIT”), the rate applicable during 2018, and a 35% Chilean withholding tax, the former being creditable against the latter.

No Chilean stamp, issue, registration or similar taxes or duties will apply to the sale of Enel Generación Shares or Enel Generación ADSs pursuant to the U.S. Offer.

Chilean Tax Consequences of Ownership of Enel Chile Shares or Enel Chile ADSs by Foreign Holders

Ownership and Disposition of Enel Chile Shares and Enel Chile ADSs

The following discussion summarizes material Chilean income and withholding tax consequences to Foreign Holders arising from the ownership and disposition of Enel Chile Shares and Enel Chile ADSs and, to the extent any are issued, share rights and ADS rights. The summary that follows does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of shares or ADSs and share rights or ADS rights, if any, and does not purport to deal with the tax consequences applicable to all categories of investors, some of which may be subject to special rules. Holders of shares and ADSs are advised to consult their own tax advisors concerning the Chilean and other tax consequences of the ownership of shares or ADSs.

The summary that follows is based on Chilean law, in effect on the date hereof, and is subject to any changes in these or other laws occurring after such date, possibly with retroactive effect. Under Chilean law, provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may be amended only by another law. In addition, the Chilean tax authorities enact rulings and regulations of either general or specific application and interpret the provisions of the Chilean Income Tax Law. Chilean tax may not be assessed retroactively against taxpayers who act in good faith relying on such rulings, regulations and interpretations, but Chilean tax authorities may change their rulings, regulations and interpretations in the future. The discussion that follows is also based, in part, on representations of the depositary, and assumes that each obligation in the

Deposit Agreement and any related agreements will be performed in accordance with its terms. As of this date, there is currently no applicable income tax treaty in effect between the United States and Chile. However, in 2010 the United States and Chile signed an income tax treaty that will enter into force once the treaty is ratified by both countries. There can be no assurance that the treaty will be ratified by either country. The following summary assumes that there is no applicable income tax treaty in effect between the United States and Chile.

As used herein, the term “Foreign Holder” means either:

•	in the case of an individual holder, a person who is not a resident of or domiciled in Chile; for purposes of Chilean taxation, (a) an individual is resident of Chile if he or she has resided in Chile for more than six months in one calendar year, or a total of more than six months in two consecutive fiscal years; or (b) an individual is domiciled in Chile if he or she resides in Chile with the intention of remaining in Chile (such intention to be evidenced by circumstances such as the acceptance of employment within Chile or the relocation of the individual’s family to Chile), or

•	in the case of a legal entity holder, an entity that is not organized under the laws of Chile, unless the shares or ADSs are assigned to a branch, agent, representative or permanent establishment of such entity in Chile.

Taxation of Shares and ADSs

Taxation of Cash Dividends and Property Distributions

Cash dividends paid with respect to the shares or ADSs held by a Foreign Holder will be subject to Chilean withholding tax, which is withheld and paid by the company. The amount of the Chilean withholding tax is determined by applying a 35% rate to a “grossed-up” distribution amount (such amount equal to the sum of the actual distribution amount and the correlative Chilean CIT paid by the issuer), and then subtracting as a credit 65% of such Chilean CIT paid by the issuer, in case the residence country of the holder of share or ADS does not have a tax treaty with Chile. If there is a tax treaty between both countries (in force or signed prior to January 1, 2017) the Foreign Holder can apply 100% of the CIT as a credit. For the year 2018, the Chilean CIT applicable to Enel Chile is a rate of 27%, and depending on the circumstances mentioned above, the Foreign Holder may apply 100% or 65% of the CIT as a credit.

Currently, there are two alternative mechanisms of shareholder-level income taxation in effect since January 1, 2017: a) accrued income basis (known as attributed-income system in Chile) shareholder taxation and b) cash basis (known as partially-integrated system in Chile and most similar to the current system) shareholder taxation.

Under the Chilean Income Tax Law, public limited companies such as Enel Chile will be subject to the latter regime.

Under the partially-integrated regime, or cash basis regime, a company pays CIT on its annual result. Foreign and local individual shareholders will only pay in Chile the relevant tax on effective profit distributions and will be allowed to use the CIT paid by the distributing company as credit, with certain limitations. Only 65% of the CIT is creditable against the 35% shareholder-level tax (as opposed to 100% under the accrued income basis regime). However, if there is a tax treaty signed before January 1, 2017 between Chile and the jurisdiction of residence of the shareholder (even if not yet in effect), the CIT is fully creditable against the 35% withholding tax. This is the case of the tax treaty signed between Chile and the United States. In the case of treaties signed prior to January 1, 2017 that have not been enacted, a temporary sale permits the application of the 100% of CIT as a credit until December 31, 2019 or if such treaty is enacted on or before December 31, 2019.

The example below illustrates the effective Chilean withholding tax burden on a cash dividend received by a Foreign Holder, assuming a Chilean withholding tax base rate of 35%, an effective Chilean CIT rate of 27% (the

CIT rate for 2018 and later under the cash basis regime) and a distribution of 50% of the net income of the company distributable after payment of the Chilean CIT:

Line	Concept and calculation assumptions	Amount Tax treaty resident	Amount Non-tax treaty resident
1	Company taxable income (based on Line 1 = 100)	100.0	100.0
2	Chilean corporate income tax : 27% x Line 1	27	27
3	Net distributable income: Line 1—Line 2	73	73
4	Dividend distributed (50% of net distributable income): 50% of Line 3	36.5	36.5
5	Withholding tax: (35% of (the sum of Line 4 and 50% of Line 2))	(17.5)	(17.5)
6	Credit for 50% of Chilean corporate income tax : 50% of Line 2	13.5	13.5
7	CIT partial restitution (Line 6 x 35%)(1)	—	(4.725)
8	Net withholding tax: Line 5 + Line 6 + Line 7	(4)	(8.725)
9	Net dividend received: Line 4 + Line 8	32.5	27.775
10	Effective dividend Withholding rate : Line 8 / Line 4	10.95%	23.90%

(1)	Only applicable to non-tax treaty jurisdiction resident. From a practical standpoint the foregoing means that the CIT is only partially creditable (65%) against the withholding tax (i.e., CIT of 8.775%).

However, for purposes of the foregoing it is still not clear whether the taxpayer residence will be considered as that of the ADS’s holder or the one of the depository.

Taxation on Capital Gains

Taxation on Sale or Exchange of ADSs, Outside of Chile

Gains obtained by a Foreign Holder from the sale or exchange of ADSs outside Chile will not be subject to Chilean taxation.

Taxation on Sale or Exchange of Shares

The Chilean Income Tax Law includes a tax exemption on capital gains arising from the sale of shares of listed companies traded in the stock markets. Although there are certain restrictions, in general terms, the amendment provides that in order to qualify for the capital gain exemption: (i) the shares must be of a publicly held stock corporation with a “high presence” in the Chilean Stock Exchanges; (ii) the sale must be carried out in a Chilean Stock Exchange authorized by the SVS, or in a tender offer subject to Chapter XXV of the Chilean Securities Market Law or as the consequence of a contribution to a fund as regulated in Section 109 of the Chilean Income Tax Law; (iii) the shares which are being sold must have been acquired on a Chilean Stock Exchange, or in a tender offer subject to Chapter XXV of the Chilean Securities Market Law, or in an initial public offering (due to the creation of a company or to a capital increase), or due to the exchange of convertible publicly offered securities, or due to the redemption of a fund’s quota as regulated in Section 109 of the Chilean Income Tax Law; and (iv) the shares must have been acquired after April 19, 2001. For purposes of considering the ADS’s as convertible publicly offered securities, they should be registered in the Chilean foreign securities registry (or it is expressly excluded from such registry by the SVS).

If the shares do not qualify for the above exemption, capital gains on their sale or exchange of shares (as distinguished from sales or exchanges of ADSs representing such shares of common stock) could be subject to the general tax regime, with a 27% Chilean CIT, the rate applicable during 2018, and a 35% Chilean withholding tax, the former being creditable against the latter.

The date of acquisition of the ADSs is considered to be the date of acquisition of the shares for which the ADSs are exchanged.

Taxation of Share Rights and ADS Rights

For Chilean tax purposes and to the extent we issue any share rights or ADS rights, the receipt of share rights or ADS rights by a Foreign Holder of shares or ADSs pursuant to a rights offering is a nontaxable event. In addition, there are no Chilean income tax consequences to Foreign Holders upon the exercise or the lapse of the share rights or the ADS rights.

Any gain on the sale, exchange or transfer of any ADS rights by a Foreign Holder is not subject to taxes in Chile.

Any gain on the sale, exchange or transfer of the share rights by a Foreign Holder is subject to a 35% Chilean withholding tax.

Currently, there are no rights that are outstanding; however, in connection with the capital increase to obtain the Enel Chile Shares to be purchased by holders of Enel Generación tendering in the Offers, we will issue share rights and ADS rights to holders of Enel Chile Shares and Enel Chile ADSs pursuant to a preemptive rights offering required under Chilean law.

Other Chilean Taxes

There is no gift, inheritance or succession tax applicable to the ownership, transfer or disposition of ADSs by Foreign Holders, but such taxes will generally apply to the transfer at death or by gift of the shares by a Foreign Holder. There is no Chilean stamp, issue, registration or similar taxes or duties payable by holders of shares or ADSs.

COMPARATIVE MARKET PRICE DATA

The Enel Chile Shares and Enel Generación Shares are traded on the Chilean Stock Exchanges. Enel Chile Shares and Enel Generación Shares are also traded in the United States on the NYSE, under the symbols “ENIC” and “EOCC,” in the form of ADSs evidenced by ADRs. Each Enel Chile ADS represents 50 Enel Chile Shares and each Enel Generación ADS represents 30 Enel Generación Shares.

As of October 24, 2017, 49,092,772,762 Enel Chile were issued and outstanding, including ADRs evidencing 71,870,183 outstanding Enel Chile ADSs (equivalent to 3,593,509,150 Enel Chile Shares or 7.32% of the total number of issued Enel Chile Shares). As of October 24, 2017, 8,201,754,580 Enel Generación Shares were issued and outstanding, including ADRs evidencing 8,110,046 outstanding Enel Generación ADSs (equivalent to 243,301,380 Enel Generación Shares or 2.97% of the total number of issued Enel Generación Shares). For additional information regarding the Chilean Stock Exchanges, see Item 9.C. of the Enel Chile 2016 Form 20-F, which is incorporated herein by reference.

The table below shows, for the periods indicated, high and low closing prices, in Chilean pesos, of the Enel Chile Shares and Enel Generación Shares as reported by the Santiago Stock Exchange and the high and low closing prices, in U.S. dollars, of Enel Chile ADSs and Enel Generación ADSs as reported by the NYSE. Enel Chile Shares and Enel Chile ADSs have traded on the Chilean Stock Exchanges since April 21, 2016 and on the NYSE since April 26, 2016, respectively. As of April 21, 2016 and April 26, 2016, the price of Enel Generación Shares and Enel Generación ADSs, respectively, reflect only the value of Enel Generación and its Chilean operations. Before such dates, the prices pertain to Empresa Nacional de Electricidad S.A., prior to the spin-off of Endesa Américas S.A., which included operations in five countries, including Chile.

	Santiago Stock Exchange(1) Ch$ per share				U.S. Stock Exchange(2) US$ per ADS
	Enel Chile		Enel Generación		Enel Chile		Enel Generación
	High	Low	High	Low	High	Low	High	Low
2017
October (through October 25, 2017)	79.50	73.30	581.55	554.96	6.31	5.95	27.74	26.11
September	78.39	70.73	559.90	515.00	6.07	5.69	26.36	24.67
August	75.70	69.00	545.00	484.99	6.07	5.36	25.96	21.65
July	76.00	70.35	530.00	501.00	5.85	5.44	24.37	22.66
June	76.00	71.55	524.97	491.00	5.68	5.40	23.64	22.28
May	76.50	72.15	547.10	515.00	5.77	5.26	24.43	22.44
April	75.00	69.85	539.00	485.17	5.72	5.31	24.45	21.85
March	73.25	65.20	500.00	442.00	5.53	4.88	22.66	20.03
February	66.98	61.00	448.10	400.00	5.36	4.61	20.88	18.36
January	67.01	62.00	455.00	415.50	5.29	4.50	20.68	19.19
2016
4th Quarter	70.15	58.65	480.00	416.00	5.25	4.25	21.52	18.35
3rd Quarter	79.00	60.48	620.00	431.00	6.08	4.52	27.82	19.75
2nd Quarter	90.00	73.94	893.00	369.22	6.81	5.22	41.70	25.22
1st Quarter	—	—	971.89	833.01	—	—	43.03	33.84
2015
4th Quarter	—	—	898.00	785.11	—	—	37.84	33.08
3rd Quarter	—	—	922.40	805.00	—	—	42.89	34.24
2nd Quarter	—	—	985.32	870.00	—	—	48.52	40.31
1st Quarter	—	—	960.01	895.00	—	—	47.05	42.34
2014
4th Quarter	—	—	933.60	829.00	—	—	47.18	41.21
3rd Quarter	—	—	948.00	825.99	—	—	48.22	43.12
2nd Quarter	—	—	840.00	789.99	—	—	45.76	41.61
1st Quarter	—	—	800.00	698.09	—	—	44.43	37.63
2013	—	—	854.00	663.04	—	—	54.02	38.26
2012	—	—	899.00	710.00	—	—	55.96	44.05

(1)	Source: Santiago Stock Exchange.
(2)	Source: NYSENET. The ADS composite figures include transactions in all U.S. stock exchanges. One Enel Chile ADS = 50 Enel Chile Shares. One Enel Generación ADS = 30 Enel Generación Shares.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION

The following table reflects: (i) the historical net income, cash dividends and book value per Enel Chile Share; (ii) the historical net income, cash dividends and book value per Enel Generación Share; (iii) the pro forma net income, cash dividends and book value per Enel Chile Share after giving effect to the proposed Offers and the Merger; and (iv) the equivalent pro forma net income, cash dividends and book value per share attributable to 3.44 Enel Chile Shares which is the current estimated amount of Enel Chile Shares to be subscribed for in respect of each Enel Generación Share validly tendered in the Offers pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition based on the assumption that 50% of the cash tender offer consideration will be allocated to subscribe for Enel Chile Shares or Enel Chile ADSs, as applicable, and using the closing market prices on the Chilean Stock Exchanges on June 30, 2017. The information presented in this table should be read in conjunction with, and is qualified in its entirety by, the Unaudited Pro Forma Consolidated Financial Information, the unaudited consolidated financial statements for the six months ended June 30, 2017 and the audited consolidated financial statements for the year ended December 31, 2016 of Enel Chile, Enel Generación and EGPL incorporated by reference into this prospectus.

	Six Months Ended June 30, 2017	Year Ended December 31, 2016
Historical—Enel Chile	(Ch$)
Basic and diluted net income per share	3.46	7.83
Cash dividends per share(1)	3.23	2.09
Book value per share (at period end)(2)	58.42	56.29
Historical—Enel Generación
Basic and diluted net income from continuing operations per share	22.56	52.77
Cash dividends per share(1)	28.81	14.58
Book value per share (at period end)(2)	218.09	207.39
Pro Forma Consolidated(3)
Basic and diluted net income from continuing operations per share(4)	3.44	7.66
Cash dividends per share(5)	3.83	2.13
Book value per share (at period end)(6)	49.41	40.12
Pro Forma Equivalent—Enel Generación(7)
Basic and diluted net income from continuing operations per share(4)	11.83	26.35
Cash dividends per share(5)	13.18	7.33
Book value per share (at period end)(6)	169.97	138.01

(1)	Historical cash dividends per share paid in 2017 is calculated based on 2016 historical net income attributable to shareholders multiplied by the dividend policy of 50%.
(2)	Historical book value per share is computed by dividing shareholders’ equity by the number of shares of common stock outstanding at the end of the period.
(3)	See Unaudited Pro Forma Consolidated Financial Information incorporated by reference into this prospectus.
(4)	Pro forma consolidated basic and diluted net income per share is computed using the weighted-average number of shares of common stock outstanding, after the issuance of the Enel Chile Shares in the Capital Increase.
(5)	Pro forma consolidated cash dividends per share paid in 2017 is calculated based on 2016 pro forma consolidated net income attributable to shareholders of Enel Chile multiplied by the dividend policy of 50%.
(6)	The pro forma consolidated book value per share is computed by dividing pro forma shareholders’ equity, including the effect of pro forma adjustments, by the pro forma number of Enel Chile Shares which would have been outstanding had the Offers been consummated as of June 30, 2017.
(7)	The Enel Generación pro forma equivalent consolidated per share amounts are computed by multiplying the pro forma consolidated per share amounts by 3.44, the current estimated number of Enel Chile Shares to be subscribed for in respect of each Enel Generación Share validly tendered pursuant to the Enel Chile U.S. Share/ADS Subscription Condition and the Enel Chile Share Subscription Condition, based on the quoted market value of Ch$72.80 per Enel Chile Share and Ch$500.20 per Enel Generación Share, respectively, as of June 30, 2017, and the assumption that 50% of the cash tender offer consideration will be allocated to subscribe for Enel Chile Shares or Enel Chile ADSs, as applicable.

ENEL CHILE SELECTED FINANCIAL DATA

The following selected historical consolidated financial data as of December 31, 2016 and 2015 and for each year in the three-year period ended December 31, 2016 was derived from the audited consolidated financial statements of Enel Chile included in the Enel Chile 2016 Form 20-F, which is incorporated by reference into this prospectus. The selected historical consolidated financial data as of December 31, 2014 and 2013 and for each year in the two-year period ended December 31, 2014 was derived from audited consolidated financial statements of Enel Chile not included or incorporated by reference into this prospectus. The selected historical consolidated financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 have been derived from the unaudited consolidated interim financial statements of Enel Chile included in the Enel Chile October 2017 Form 6-K, which is incorporated by reference into this prospectus. In April 2016, Enel Chile was spun-off from Enersis S.A. to hold the Chilean energy generation and distribution business of Enersis S.A. Pursuant to transitional relief granted by the SEC in respect of first time application of IFRS, selected historical consolidated financial data as of and for the year ended December 31, 2012 have been omitted. The selected historical consolidated financial data should be read in conjunction with Enel Chile’s Operating and Financial Review and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The following table sets forth Enel Chile’s selected historical consolidated financial data for the periods indicated:

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)
Selected Consolidated Statement of Comprehensive Income Data
Revenues and other operating income	1,822	1,210,477	1,281,060	2,541,567	2,399,029	2,049,065	1,738,083
Operating costs(2)	(1,480)	(983,293)	(985,639)	(1,973,778)	(1,873,540)	(1,666,315)	(1,346,460)
Operating income	342	227,184	295,421	567,789	525,489	382,750	391,623
Financial results(3)	(15)	(10,069)	393	(20,483)	(97,869)	(67,045)	(56,363)
Other non-operating income	165	109,859	101	121,490	20,056	70,893	14,528
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(1)	(778)	5,471	7,878	8,905	(54,353)	24,309
Income before income taxes	491	326,196	301,386	676,674	456,581	332,245	374,097
Income tax expenses	(120)	(79,457)	(41,847)	(111,403)	(109,613)	(132,687)	(61,712)
Net income	371	246,739	259,539	565,271	346,968	199,558	312,385
Net income attributable to the parent Company	255	169,660	176,643	384,160	251,838	162,459	229,527

Net income attributable to non-controlling interests	116	77,079	82,896	181,111	95,130	37,099	82,858
Total basic and diluted earnings per average number of shares (Ch$/US$ per share)	0.01	3.46	3.60	7.83	5.13	3.31	5.08
Total basic and diluted earnings per average number of ADSs (Ch$/US$ per ADS)	0.26	172.79	179.91	391.26	256.49	165.46	253.79
Cash dividends per share (Ch$/US$ per share)(4)	0.005	3.23	2.09	2.09	—	—	—
Cash dividends per ADS (Ch$/US$ per ADS)(4)	0.24	161.72	104.65	104.65	—	—	—
Weighted average number of shares of common stock (millions)		49,093	49,093	49,093	49,093	49,093	45,219
Selected Consolidated Statement of Financial Position Data
Total assets	7,938	5,272,847	5,329,043	5,398,711	5,325,469	5,126,735	4,820,392
Non-current liabilities	1,754	1,165,434	1,320,963	1,178,471	1,270,006	1,122,585	826,478
Equity attributable to the parent Company	4,317	2,868,011	2,636,673	2,763,391	2,592,682	2,472,201	2,438,837
Equity attributable to non-controlling interests	1,105	733,863	647,821	699,602	609,219	611,864	626,947
Total equity	5,422	3,601,874	3,284,493	3,462,994	3,201,901	3,084,066	3,065,784
Capital stock	3,356	2,229,109	2,229,109	2,229,109	2,229,109	2,229,109	2,238,169
Other Consolidated Financial Data
Capital expenditures (CAPEX)(5)	206	137,052	70,851	222,386	309,503	196,932	128,239
Depreciation, amortization and impairment losses(6)	119	79,328	83,367	197,587	150,147	141,623	127,720

(1)	Solely for the convenience of the reader, Chilean peso amounts have been converted into U.S. dollars at the exchange rate of Ch$664.29 per US$1.00, as of June 30, 2017.
(2)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment losses recognized in the period’s profit or loss and other expenses.
(3)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(4)	For 2016, cash dividends correspond to a payout ratio of 50% based on our 2016 annual consolidated net income as reported to the SVS, based on 10 months of results starting as of our date of formation on March 1, 2016, which therefore differs from the twelve months of net income included in the Enel Chile 2016 Form 20-F.
(5)	Capital expenditure (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(6)	For further detail, please refer to Note 28 of the Notes to the Enel Chile unaudited consolidated interim financial statements included in the Enel Chile October 2017 Form 6-K, which is incorporated by reference into this prospectus.

ENEL GENERACIÓN SELECTED FINANCIAL DATA

The following selected historical consolidated financial data as of December 31, 2016 and 2015 and for each year in the three-year period ended December 31, 2016 was derived from the audited consolidated financial statements of Enel Generación included in the Enel Generación 2016 Form 20-F, which is incorporated by reference into this prospectus. The selected historical consolidated financial data as of December 31, 2014 and 2013 and for each year in the two-year period ended December 31, 2014 was derived from audited consolidated financial statements of Enel Generación not included or incorporated by reference into this prospectus. The selected consolidated financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 have been derived from the unaudited consolidated interim financial statements of Enel Generación included in the Enel Generación October 2017 Form 6-K which is incorporated by reference into this prospectus. In April 2016, Enel Generación completed the spin-off of its non-Chilean energy generation business as Endesa Américas S.A. The selected historical consolidated financial data for all periods has been restated to reflect the Endesa Américas S.A. business as discontinued operations. Pursuant to transitional relief granted by the SEC, selected historical consolidated financial data as of and for the year ended December 31, 2012 have been omitted as such information cannot be provided on a restated basis to reflect the spin-off of Endesa Américas S.A. without unreasonable effort or expense. The selected historical consolidated financial data should be read in conjunction with Enel Generación’s Operating and Financial Review and the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The following table sets forth Enel Generación’s selected historical consolidated financial data for the periods indicated:

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)
Selected Consolidated Statement of Comprehensive Income Data
Revenues and other operating income	1,155	766,990	848,484	1,659,727	1,543,810	1,230,975	970,037
Operating costs(2)	(915)	(608,117)	(614,406)	(1,228,341)	(1,141,991)	(978,713)	(700,715)

Operating income from continuing operations	239	158,873	234,078	431,386	401,819	252,262	269,322
Financial results(3)	(25.4)	(16,882)	(6,852)	(35,679)	(114,252)	(77,345)	(73,995)
Other gains	165	109,707	114	121,491	4,015	42,652	2,514
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(1)	(778)	5,471	7,878	8,905	(54,353)	24,309

Income from continuing operations before income taxes	378	250,919	232,811	525,077	300,487	163,216	222,150
Income tax expense, from continuing operations	(94)	(62,766)	(30,863)	(83,217)	(76,656)	(94,058)	(36,995)
Net income from continuing operations	283	188,153	201,948	441,860	223,831	69,158	185,155
Profit after tax from discontinued operations	—	—	79,572	79,572	411,190	489,919	378,351
Net income for the year	283	188,153	281,520	521,432	635,021	559,077	563,506

Net income attributable to the parent Company	278	184,995	237,448	472,558	392,868	276,027	353,927

Net income attributable to non-controlling interests	5	3,158	44,072	48,874	242,153	283,050	209,579
Basic and diluted earnings per share from continuing operations (Ch$/US$ per share)	0.03	22.56	24.10	52.77	25.89	6.81	21.11
Basic and diluted earnings per share from continuing operations (Ch$/US$ per share)	1.02	676.67	723.10	1,583.10	776.70	204.30	633.30
Total Basic and diluted earnings per share (Ch$/US$ per share)	0.03	22.56	28.95	57.62	47.90	33.49	43.15
Total Basic and diluted earnings per ADS (Ch$/US$ per ADS)	1.02	676.67	868.53	1,728.50	1,437.00	1,004.70	1,294.50
Cash dividends per share (Ch$/US$ per share)	0.04	28.81	14.58	14.58	20.39	21.58	14.29
Cash dividends per ADS (Ch$/US$ per ADS)	1.30	864.3	437.4	437.4	611.7	647.4	428.7
Number of shares of common stock (millions)		8,202	8,202	8,202	8,202	8,202	8,202

	As of and for the six months ended June 30,			As of and for the year ended December 31,
	2017(1)	2017	2016	2016	2015	2014	2013
	(unaudited)	(unaudited)
	(US$ millions, except share and per share amounts)	(Ch$ millions, except share and per share amounts)		(Ch$ millions, except share and per share amounts)

Selected Consolidated Statement of Financial Position Data

Non-current assets and disposal groups held for sale or distribution to owners	—	—	4,794	12,993	3,889,706	7,979	—
Total assets	4,915	3,265,298	3,432,338	3,399,682	7,278,770	7,237,672	6,762,125
Non-current liabilities	1,662.4	1,104,323	1,262,997	1,114,145	1,207,005	2,321,048	1,935,919
Liabilities associated with disposal groups held for sale or distribution to owners	—	—	—	—	1,851,784	5,490	—
Equity attributable to the parent company	2,693	1,788,710	1,572,250	1,700,962	2,648,190	2,700,280	2,651,968
Equity attributable to non-controlling interests	42	27,754	31,543	28,798	895,700	823,606	935,846
Total equity	2,734	1,816,464	1,603,793	1,729,760	3,543,890	3,523,886	3,587,814
Capital stock(4)	961	638,289	638,289	638,289	1,537,723	1,537,723	1,537,723

Other Consolidated Financial Data

Capital expenditures (CAPEX)(5)	155	103,086	75,639	194,880	537,805	421,314	292,017
Depreciation, amortization and impairment losses(6)	89	58,869	66,021	163,386	115,042	113,766	92,577

(1)	Solely for the convenience of the reader, Chilean peso amounts have been converted into U.S. dollars at the exchange rate of Ch$664.29 per US$1.00, as of June 30, 2017.
(2)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment loss recognized in the period’s profit or loss and other expenses.
(3)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(4)	Capital stock represents issued capital plus share premium.
(5)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(6)	For further detail, please refer to Notes 8C and 27 of the Notes to the Enel Generación unaudited consolidated interim financial statements included in the Enel Generación October 2017 Form 6-K, which is incorporated by reference into this prospectus.

EGPL SELECTED FINANCIAL DATA

The following selected historical consolidated financial data as of December 31, 2016 and 2015 and for each year in the two-year period ended December 31, 2016 was derived from the audited consolidated financial statements of EGPL included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus. The selected consolidated financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 and income statements for the year ended December 31, 2014 have been derived from the unaudited consolidated financial statements of EGPL included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus. Pursuant to Item 3.A.1 of Form 20-F, selected historical consolidated financial data as of and for the years ended December 31, 2013 and 2012 have been omitted as such data cannot be provided without unreasonable effort or expense. The selected historical consolidated financial data should be read in conjunction with EGPL’s consolidated financial statements and notes thereto included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

The following table sets forth EGPL’s selected historical consolidated financial data for the periods indicated:

	For the six months ended June 30,		For the year ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)				(unaudited)
	(US$ thousands)		(US$ thousands)
Selected Consolidated Statement of Comprehensive Income Data
Revenues and other operating income	177,784	121,935	307,740	203,791	146,814
Operating costs(1)	(120,883)	(85,868)	(200,205)	(140,545)	(98,149)
Operating income	56,901	36,067	107,535	63,246	48,665
Financial results(2)	(40,422)	(26,520)	(99,536)	(42,697)	(15,972)
Other gains	67	5,687	8,167	—	—

Income before income taxes	16,546	15,234	16,166	20,549	32,693
Income tax expense	6,185	46,577	6,576	(23,787)	(22,050)
Net income	22,731	61,811	22,742	(3,238)	10,643

Net income attributable to the parent Company	21,427	58,281	20,411	(1,878)	8,788

Net income attributable to non-controlling interests	1,304	3,530	2,331	(1,360)	1,855

Other Consolidated Financial Information
Capital expenditures (CAPEX)(4)	136,420	380,086	532,486	218,883	274,301
Depreciation, amortization and impairment losses(5)	52,858	32,206	81,993	50,695	22,861

	As of June 30,	As of December 31,
	2017	2016	2015	2014
	(unaudited)			(unaudited)
	(US$ thousands)	(US$ thousands)
Consolidated Statement of Financial Position Data
Total assets	2,570,303	2,521,090	1,947,616
Non-current liabilities	1,273,415	1,174,500	1,195,851
Equity attributable to the parent company	999,539	228,782	205,329
Equity attributable to non-controlling interests	147,536	146,163	142,171
Total equity	1,147,075	374,945	347,500
Capital stock(3)	827,205	77,280	77,280

(1)	Operating costs represent raw materials and supplies used, other work performed by the entity and capitalized, employee benefits expenses, depreciation and amortization expenses, impairment loss recognized in the period’s profit or loss and other expenses.

(2)	Financial results represent (+) financial income, (-) financial expenses, (+/-) foreign currency exchange differences and net gains/losses from indexed assets and liabilities.
(3)	Capital stock represents issued capital.
(4)	Capital expenditures (CAPEX) figures represent cash flows used for purchases of property, plant and equipment and intangible assets for each year.
(5)	For further detail, please refer to Note 27 of the Notes to the EGPL unaudited consolidated interim financial statements included in the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined statement of financial position as of June 30, 2017 and the unaudited pro forma combined statements of income for the six month period ended June 30, 2017 and the years ended December 31, 2016, 2015 and 2014 give effect to (i) the public tender offer (oferta pública de adquisición de valores, in Spanish) for all the outstanding shares and ADSs of Enel Generación Chile under Chilean law and applicable U.S. securities laws (the “Tender Offer”) and (ii) the proposed merger (the “Merger”) of Enel Green Power Latin America S.A. (“EGPL”) with and into Enel Chile. The unaudited pro forma combined information is based on the historical consolidated financial statements of Enel Chile and EGPL, applying the estimates, assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information and has been prepared in accordance with Article 11 of Regulation S-X.

For pro forma purposes, the unaudited pro forma combined statement of financial position as of June 30, 2017 is presented as if the Tender Offer and the Merger had been consummated on that date. The unaudited pro forma combined statements of income for the six month period ended June 30, 2017 and the years ended December 31, 2016, 2015 and 2014, in each case, are presented as if the Tender Offer and the Merger had been consummated on January 1, 2014.

The unaudited pro forma combined financial information has been prepared by Enel Chile’s management for illustrative purposes and is not intended to represent the consolidated financial position or consolidated results of operations in future periods or what the results actually would have been had Enel Chile completed the proposed Tender Offer and Merger during the specified periods. The unaudited pro forma combined financial information and accompanying notes should be read in conjunction with the following information: (1) the interim unaudited financial statements of Enel Chile as of June 30, 2017 and for the six month periods ended June 30, 2017 and 2016 filed as Exhibit 99.1 to the Enel Chile Form October 2017 6-K; (2) the related Operating Results furnished on Exhibit 99.2 to the Enel Chile October 2017 Form 6-K; (3) the historical consolidated financial statements of Enel Chile as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 and notes thereto included in the Enel Chile 2016 Form 20-F; and (4) Part I. Item 5.A. “Operating Results” of the Enel Chile 2016 Form 20-F.

Unaudited Pro Forma Combined Statement of Financial Position as of June 30, 2017

	Consolidated Historical	Effects of the Tender Offer	Combined Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merger”)
	(in thousands of Ch$)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	129,147,282	—	129,147,282	2,704,325	—			131,851,607
Other current financial assets	1,718,223	—	1,718,223	140,165	—			1,858,388
Other current non-financial assets	16,499,709	—	16,499,709	3,303,514	—			19,803,223
Trade and other current receivables	450,715,325	—	450,715,325	88,193,133	—			538,908,458
Accounts receivable from related parties	23,944,615	—	23,944,615	28,523,948	(14,469,244)	(E	)	37,999,319
Inventories	37,445,485	—	37,445,485	2,701,003	—			40,146,488
Current tax assets	64,785,054	—	64,785,054	4,335,821	—			69,120,875

TOTAL CURRENT ASSETS	724,255,693	—	724,255,693	129,901,909	(14,469,244)			839,688,358

NON-CURRENT ASSETS
Other non-current financial assets	30,278,775	—	30,278,775	1,350,502	—			31,629,277
Other non-current non-financial assets	14,385,353	—	14,385,353	201,944	—			14,587,297
Trade and other non-current receivables	33,814,994	—	33,814,994	—	—			33,814,994
Non-current accounts receivable from related parties	—	—	—	814,420	—			814,420
Investments accounted for using the equity method	19,040,613	—	19,040,613	—	—			19,040,613
Intangibles assets other than goodwill	43,340,876	—	43,340,876	42,003,721	—			85,344,597
Goodwill	887,257,655	—	887,257,655	7,313,169	19,284,339	(F	)	913,855,163
Property, plant and equipment	3,488,087,289	—	3,488,087,289	1,506,097,552	—			4,994,184,841
Investment property	8,368,004	—	8,368,004	—	—			8,368,004
Deferred tax assets	24,017,263	—	24,017,263	19,743,363	—			43,760,626

TOTAL NON-CURRENT ASSETS	4,548,590,822	—	4,548,590,822	1,577,524,671	19,284,339			6,145,399,832

TOTAL ASSETS	5,272,846,515	—	5,272,846,515	1,707,426,580	4,815,095			6,985,088,190

See Notes to the unaudited pro forma combined financial statements

	Consolidated Historical	Effects of the Tender Offer			Combined Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merger”)
	(in thousands of Ch$)
EQUITY AND LIABILITIES
CURRENT LIABILITIES
Other current financial liabilities	23,759,148	—			23,759,148	3,690,131	—			27,449,279
Trade and other current payables	381,290,852	—			381,290,852	71,378,625	—			452,669,477
Accounts payable to related parties	57,668,817	—			57,668,817	23,788,889	(14,469,244)	(G	)	66,988,462
Other current provisions	5,249,008	—			5,249,008	—	—			5,249,008
Current tax liabilities	26,658,951	—			26,658,951	661,633	—			27,320,584
Other current non-financial liabilities	10,911,616	—			10,911,616	—	—			10,911,616

TOTAL CURRENT LIABILITIES	505,538,392	—			505,538,392	99,519,278	(14,469,244)			590,588,426

NON-CURRENT LIABILITIES
Other non-current financial liabilities	843,858,793	820,894,673	(A	)	1,664,753,466	353,259,458	—			2,018,012,924
Trade and other non-current payables	1,144,501	—			1,144,501	2,013,463	—			3,157,964
Non-current accounts payable to related parties	—	—			—	428,866,953	—			428,866,953
Other long-term provisions	64,526,567	—			64,526,567	9,211,045	—			73,737,612
Deferred tax liabilities	196,627,818	—			196,627,818	51,569,497	—			248,197,315
Non-current provisions for employee benefits	58,963,092	—			58,963,092	996,435	—			59,959,527
Other non-current non-financial liabilities	313,419	—			313,419	—	—			313,419

TOTAL NON-CURRENT LIABILITIES	1,165,434,190	820,894,673			1,986,328,863	845,916,851	—			2,832,245,714

TOTAL LIABILITIES	1,670,972,582	820,894,673			2,491,867,255	945,436,129	(14,469,244)			3,422,834,140

EQUITY
Issued capital	2,229,108,975	820,894,673	(B	)	3,050,003,648	549,504,009	133,764,092	(H	)	3,733,271,749
Retained earnings	1,675,522,490	—			1,675,522,490	113,977,550	(113,977,550)	(I	)	1,675,522,490
Other reserves	(1,036,620,291)	(925,947,496)	(C	)	(1,962,567,787)	502,203	(502,203)	(J	)	(1,962,567,787)
Equity attributable to owners of parent	2,868,011,174	(105,052,823)			2,762,958,351	663,983,762	19,284,339			3,446,226,452
Non-controlling interests	733,862,759	(715,841,850)	(D	)	18,020,909	98,006,689	—			116,027,598

TOTAL EQUITY	3,601,873,933	(820,894,673)			2,780,979,260	761,990,451	19,284,339			3,562,254,050

TOTAL EQUITY AND LIABILITIES	5,272,846,515	—			5,272,846,515	1,707,426,580	4,815,095			6,985,088,190

See Notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Income

For the six month period ended June 30, 2017

	Consolidated Historical	Effects of the Tender Offer			Combined Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merger”)
	(in thousands of Ch$, except share and per share amounts)
Revenues	1,202,535,659	—			1,202,535,659	117,350,300	(77,306,250)	(O	)	1,242,579,709
Other operating income	7,941,429	—			7,941,429	2,642	—			7,944,071
Revenues and other operating income	1,210,477,088	—			1,210,477,088	117,352,942	(77,306,250)			1,250,523,780
Raw materials and consumables used	(793,428,777)	—			(793,428,777)	(24,690,561)	76,805,398	(P	)	(741,313,940)
Contribution Margin	417,048,311	—			417,048,311	92,662,381	(500,852)			509,209,840
Other work performed by the entity and capitalized	6,572,454	—			6,572,454	1,824,481	—			8,396,935
Employee benefits expense	(63,626,897)	—			(63,626,897)	(8,426,013)	—			(72,052,910)
Depreciation and amortization expense	(75,826,255)	—			(75,826,255)	(34,043,997)	—			(109,870,252)
Impairment loss recognized in the period’s profit or loss	(3,501,814)	—			(3,501,814)	(846,892)	—			(4,348,706)
Other expenses	(53,481,371)	—			(53,481,371)	(13,610,338)	500,852	(Q	)	(66,590,857)
Operating Income	227,184,428	—			227,184,428	37,559,622	—			264,744,050
Other gains (losses)	109,858,945	—			109,858,945	44,226	—			109,903,171
Financial income	10,166,931	—			10,166,931	750,519	—			10,917,450
Financial costs	(25,817,930)	(24,441,926)	(K	)	(50,259,856)	(25,784,326)	—			(76,044,182)
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(778,312)	—			(778,312)	—	—			(778,312)
Foreign currency exchange differences	5,446,195	—			5,446,195	(1,576,288)	—			3,869,907
Profit (loss) from indexed assets and liabilities	135,512	—			135,512	(71,950)	—			63,562
Income before taxes from continuing operations	326,195,769	(24,441,926)			301,753,843	10,921,803	—			312,675,646
Income tax expense, continuing operations	(79,457,135)	6,232,691	(L	)	(73,224,444)	4,082,639	—			(69,141,805)
NET INCOME FROM CONTINUING OPERATIONS	246,738,634	(18,209,235)			228,529,399	15,004,442	—			243,533,841
Net income attributable to:
Enel Chile	169,659,567	55,825,880	(M	)	225,485,447	14,143,688	—			239,629,135
Non-controlling interests	77,079,067	(74,035,115)	(N	)	3,043,952	860,754	—			3,904,706
NET INCOME FROM CONTINUING OPERATIONS	246,738,634	(18,209,235)			228,529,399	15,004,442	—			243,533,841
Basic and diluted earnings per share (Ch$ per share)
Basic and diluted earnings per share from continuing operations	3.46	—			3.74	—	—			3.44
Basic and diluted earnings per share	3.46	—			3.74	—	—			3.44
Weighted average number of shares of common stock (in thousands)	49,092,772.76	—			60,368,798.49	—	—			69,754,349.33

See Notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Income

For the year ended December 31, 2016

	Consolidated Historical	Effects of the Tender Offer			Combined Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merger”)
	(in thousands of Ch$, except share and per share amounts)
Revenues	2,515,843,880	—			2,515,843,880	189,815,285	(93,640,641)	(R	)	2,612,018,524
Other operating income	25,722,939	—			25,722,939	18,275,382	—			43,998,321
Revenues and other operating income	2,541,566,819	—			2,541,566,819	208,090,667	(93,640,641)			2,656,016,845
Raw materials and consumables used	(1,497,419,580)	—			(1,497,419,580)	(51,869,848)	93,640,641	(S	)	(1,455,648,787)
Contribution Margin	1,044,147,239	—			1,044,147,239	156,220,819	—			1,200,368,058
Other work performed by the entity and capitalized	16,096,852	—			16,096,852	10,779,143	—			26,875,995
Employee benefits expense	(124,098,428)	—			(124,098,428)	(17,576,879)	—			(141,675,307)
Depreciation and amortization expense	(161,660,610)	—			(161,660,610)	(53,393,980)	—			(215,054,590)
Impairment loss recognized in the period’s profit or loss	(35,926,710)	—			(35,926,710)	(2,048,855)	—			(37,975,565)
Other expenses	(170,769,137)	—			(170,769,137)	(21,266,171)	—			(192,035,308)
Operating Income	567,789,206	—			567,789,206	72,714,077	—			640,503,283
Other gains (losses)	121,490,062	—			121,490,062	5,522,443	—			127,012,505
Financial income	23,105,901	—			23,105,901	—	—			23,105,901
Financial costs	(58,199,382)	(48,883,851)	(K	)	(107,083,233)	(72,475,382)	—			(179,558,615)
Share of profit (loss) of associates and joint ventures accounted for using the equity method	7,878,200	—			7,878,200	—	—			7,878,200
Foreign currency exchange differences	12,978,471	—			12,978,471	3,727,834	—			16,706,305
Profit (loss) from indexed assets and liabilities	1,631,840	—			1,631,840	1,442,313	—			3,074,153
Income before taxes from continuing operations	676,674,298	(48,883,851)			627,790,447	10,931,285	—			638,721,732
Income tax expense, continuing operations	(111,403,182)	11,732,124	(L	)	(99,671,058)	4,446,625	—			(95,224,433)
NET INCOME FROM CONTINUING OPERATIONS	565,271,116	(37,151,727)			528,119,389	15,377,910	—			543,497,299
Net income attributable to:										—
Enel Chile	384,159,865	136,147,622	(M	)	520,307,487	13,801,711	—			534,109,198
Non-controlling interests	181,111,251	(173,299,349)	(N	)	7,811,902	1,576,199	—			9,388,101
NET INCOME FROM CONTINUING OPERATIONS	565,271,116	(37,151,727)			528,119,389	15,377,910	—			543,497,299
Basic and diluted earnings per share (Ch$ per share)
Basic and diluted earnings per share from continuing operations	7.83	—			8.62	—	—			7.66
Basic and diluted earnings per share	7.83	—			8.62	—	—			7.66
Weighted average number of shares of common stock (in thousands)	49,092,772.76	—			60,368,798.49	—	—			69,754,349.33

See Notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Income

For the year ended December 31, 2015

	Consolidated Historical	Effects of the Tender Offer			Combined Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merger”)
	(in thousands of Ch$, except share and per share amounts)
Revenues	2,384,293,189	—			2,384,293,189	128,680,097	(57,670,411)	(T	)	2,455,302,875
Other operating income	14,735,951	—			14,735,951	4,743,354	—			19,479,305
Revenues and other operating income	2,399,029,140	—			2,399,029,140	133,423,451	(57,670,411)			2,474,782,180
Raw materials and consumables used	(1,481,985,559)	—			(1,481,985,559)	(38,678,142)	57,670,411	(U	)	(1,462,993,290)
Contribution Margin	917,043,581	—			917,043,581	94,745,309	—			1,011,788,890
Other work performed by the entity and capitalized	21,004,053	—			21,004,053	9,882,806	—			30,886,859
Employee benefits expense	(136,554,721)	—			(136,554,721)	(14,764,958)	—			(151,319,679)
Depreciation and amortization expense	(153,201,662)	—			(153,201,662)	(28,814,322)	—			(182,015,984)
Impairment loss recognized in the period’s profit or loss	3,054,903	—			3,054,903	(4,376,063)	—			(1,321,160)
Other expenses	(125,857,397)	—			(125,857,397)	(15,265,155)	—			(141,122,552)
Operating Income	525,488,757	—			525,488,757	41,407,617	—			566,896,374
Other gains (losses)	20,055,745	—			20,055,745	—	—			20,055,745
Financial income	15,270,169	—			15,270,169	—	—			15,270,169
Financial costs	(66,700,698)	(48,883,851)	(K	)	(115,584,549)	(21,353,933)	—			(136,938,482)
Share of profit (loss) of associates and joint ventures accounted for using the equity method	8,905,045	—			8,905,045	—	—			8,905,045
Foreign currency exchange differences	(51,277,332)	—			(51,277,332)	(9,702,762)	—			(60,980,094)
Profit (loss) from indexed assets and liabilities	4,839,077	—			4,839,077	3,102,658	—			7,941,735
Income before taxes from continuing operations	456,580,763	(48,883,851)			407,696,912	13,453,580	—			421,150,492
Income tax expense, continuing operations	(109,612,599)	10,998,866	(L	)	(98,613,733)	(15,573,522)	—			(114,187,255)
NET INCOME FROM CONTINUING OPERATIONS	346,968,164	(37,884,985)			309,083,179	(2,119,942)	—			306,963,237
Net income attributable to:
Enel Chile	251,838,410	47,091,904	(M	)	298,930,314	(1,229,540)	—			297,700,774
Non-controlling interests	95,129,754	(84,976,889)	(N	)	10,152,865	(890,402)	—			9,262,463
NET INCOME FROM CONTINUING OPERATIONS	346,968,164	(37,884,985)			309,083,179	(2,119,942)	—			306,963,237
Basic and diluted earnings per share (Ch$ per share)
Basic and diluted earnings per share from continuing operations	5.13	—			4.95	—	—			4.27
Basic and diluted earnings per share	5.13	—			4.95	—	—			4.27
Weighted average number of shares of common stock (in thousands)	49,092,772.76	—			60,368,798.49	—	—			69,754,349.33

See Notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Income

For the year ended December 31, 2014

	Consolidated Historical	Effects of the Tender Offer			Combined Pro Forma (“Tender Offer”)	EGPL Consolidated Historical	Effects of the Merger			Combined Pro Forma (“Merger”)
	(in thousands of Ch$, except share and per share amounts)
Revenues	2,014,863,898	—			2,014,863,898	77,850,355	(17,790,785)	(V	)	2,074,923,468
Other operating income	34,201,387	—			34,201,387	5,799,063	—			40,000,450
Revenues and other operating income	2,049,065,285	—			2,049,065,285	83,649,418	(17,790,785)			2,114,923,918
Raw materials and consumables used	(1,309,402,283)	—			(1,309,402,283)	(29,123,518)	17,790,785	(W	)	(1,320,735,016)
Contribution Margin	739,663,002	—			739,663,002	54,525,900	—			794,188,902
Other work performed by the entity and capitalized	21,505,568	—			21,505,568	4,377,501	—			25,883,069
Employee benefits expense	(126,341,363)	—			(126,341,363)	(6,179,097)	—			(132,520,460)
Depreciation and amortization expense	(128,437,154)	—			(128,437,154)	(13,025,388)	—			(141,462,542)
Impairment loss recognized in the period’s profit or loss	(13,185,420)	—			(13,185,420)	—	—			(13,185,420)
Other expenses	(110,454,215)	—			(110,454,215)	(11,971,324)	—			(122,425,539)
Operating Income	382,750,418	—			382,750,418	27,727,592	—			410,478,010
Other gains (losses)	70,893,263	—			70,893,263	—	—			70,893,263
Financial income	14,762,515	—			14,762,515	22,791	—			14,785,306
Financial costs	(75,626,489)	(48,883,851)	(K	)	(124,510,340)	(5,449,798)	—			(129,960,138)
Share of profit (loss) of associates and joint ventures accounted for using the equity method	(54,352,582)	—			(54,352,582)	—	—			(54,352,582)
Foreign currency exchange differences	(21,444,198)	—			(21,444,198)	(5,728,983)	—			(27,173,181)
Profit (loss) from indexed assets and liabilities	15,263,623	—			15,263,623	2,055,711	—			17,319,334
Income before taxes from continuing operations	332,246,550	(48,883,851)			283,362,699	18,627,313	—			301,990,012
Income tax expense, continuing operations	(132,687,133)	10,265,609	(L	)	(122,421,524)	(12,563,309)	—			(134,984,833)
NET INCOME FROM CONTINUING OPERATIONS	199,559,417	(38,618,242)			160,941,175	6,064,004	—			167,005,179
Net income attributable to:
Enel Chile	162,459,039	(16,258,192)	(M	)	146,200,847	5,007,091	—			151,207,938
Non-controlling interests	37,100,378	(22,360,050)	(N	)	14,740,328	1,056,913	—			15,797,241
NET INCOME FROM CONTINUING OPERATIONS	199,559,417	(38,618,242)			160,941,175	6,064,004	—			167,005,179
Basic and diluted earnings per share (Ch$ per share)
Basic and diluted earnings per share from continuing operations	3.31	—			2.42	—	—			2.17
Basic and diluted earnings per share	3.31	—			2.42	—	—			2.17
Weighted average number of shares of common stock (in thousands)	49,092,772.76	—			60,368,798.49	—	—			69,754,349.33

See Notes to the unaudited pro forma combined financial statements

Notes to the Unaudited Pro Forma Combined Financial Statements

1.	Description of the Transaction

The merger is part of a corporate reorganization (the “Reorganization”) of certain companies, all of which are ultimately controlled by Enel S.p.A. (“Enel”), an Italian electricity generation and distribution company, which before the proposed tender offer and merger transaction beneficially owns 60.6% of Enel Chile S.A. (“Enel Chile”). The Reorganization is intended to incorporate the renewable energy assets in Chile held through Enel Green Power Latin America S.A. (“EGPL”) with Enel Chile, which in turn, holds the conventional energy generation assets through Enel Generación Chile S.A. (“Enel Generación”) and the distribution assets through Enel Distribución Chile S.A.

EGPL is a wholly owned subsidiary of Enel, currently held through Enel Green Power S.p.A. (“EGP”). The proposed Reorganization is intended to consolidate Enel Chile’s leadership position in the electricity industry in Chile through the merger with EGPL, which is expected to result in higher level of organic growth and greater diversification of the portfolio of projects.

The proposed Reorganization is expected to involve two phases, each of which is conditional on the implementation of the other, as follows:

1.	Public tender offer

Enel Chile will launch a public tender offer (the “Tender Offer”) for all of the shares of its subsidiary Enel Generación held by non-controlling interests (equivalent to approximately 40% of the share capital). The Tender Offer’s consideration is expected to be paid in cash, subject to the condition that tendering Enel Generación shareholders will have agreed to use a specified portion of the cash consideration to subscribe for shares or American Depositary Shares (“ADSs”) of Enel Chile (the “Share/ADS Subscription Condition”).

The effectiveness of the Tender Offer will be conditional on satisfaction or waiver of the following:

•	the tender in the Tender Offer of a total number of shares that would enable Enel Chile to increase its ownership interest in Enel Generación to more than 75% from the current 60%;

•	the approval by Enel Generación’s shareholders’ meeting of an amendment to the company’s bylaws to provide that Enel Generación is no longer be subject to (i) Title XII of Decree No. 3,500 of 1980 (the Chilean law that regulates pension fund investments) or (ii) the existing limits on share ownership in the company, which currently do not allow any single shareholder to own more than 65% of the company’s share capital;

•	In the Tender Offer, Enel Chile has available for issuance in the Tender Offer the necessary number of newly issued Enel Chile Shares following the expiration of the preemptive right period in the related capital increase to permit the subscription of the number of shares and ADSs of Enel Chile required to satisfy the Share/ADS Subscription Condition;

•	the absence of any legal proceeding or action seeking to (i) prohibit or prevent the Merger between Enel Chile and EGPL; (ii) impose material limitations on Enel Chile’s ability to effectively exercise its property rights over the assets of EGPL to be assigned to Enel Chile as a consequence of the Merger; (iii) impose limitations on Enel Chile’s ability to continue developing and operating the projects owned by EGPL; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•

the absence of any legal proceeding or action seeking to (i) prohibit or prevent the closing of the Tender Offer; (ii) impose material limitations on Enel Chile’s ability to effectively acquire the Enel Generación shares and Enel Generación ADSs; (iii) impose limitations on Enel Chile’s ability to exercise its property rights over the Enel Generación shares and Enel Generación ADSs validly tendered and not validly withdrawn pursuant to the Tender Offer; and (iv) in general, any legal proceeding or action before any regulatory, judicial or administrative authority resulting in any of the consequences indicated in (i) to (iii) above;

•	the Share/ADS Subscription Condition;

•	Enel S.p.A. must maintain at all times an ownership interest in Enel Chile of more than 50% and maintain its controlling shareholder position and shall not exceed the 65% stock ownership limit set forth in Enel Chile’s bylaws at all times during the proposed Reorganization;

•	all of the other conditions to the Merger (other than the consummation of the Tender Offer); and

•	the absence of any Material Adverse Effect.

2.	Merger

Following the completion of the Tender Offer, EGPL would merge into Enel Chile (the “Merger”) subject to approval by Enel Chile shareholders and the unanimous written consent of the partners of EGPL. Consequently, the renewable assets held by EGPL will be integrated into Enel Chile.

Subject to the final share subscription price in the Tender Offer and the exchange ratio in the Merger, Enel is expected to hold, in the aggregate, an ownership interest in Enel Chile similar to its current 60.6% ownership.

2.	Basis of Presentation

The unaudited pro forma combined statement of financial position as of June 30, 2017 is based on the historical unaudited consolidated statements of financial position of Enel Chile and EGPL as of June 30, 2017 and has been prepared as if (i) the Tender Offer to acquire all of the outstanding shares and ADSs of Enel Generación not currently held by Enel Chile and (ii) the Merger with EGPL had occurred on June 30, 2017. The unaudited pro forma combined statements of income for the six month period ended June 30, 2017, and for the years ended December 31, 2016, 2015 and 2014 are based on Enel Chile’s and EGPL’s historical statements of income and have been prepared as if the Tender Offer and the Merger had occurred on January 1, 2014. Enel Generación is controlled by Enel Chile and, as a result, its financial positions and results of operations have been included in the historical consolidated financial statements of Enel Chile for all periods presented.

The Tender Offer will be accounted for as the acquisition of the non-controlling interests in Enel Generación. The transaction represents a change in Enel Chile’s ownership over Enel Generación without resulting in a loss of control, reason for which it is accounted for as an equity transaction in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The pro forma adjustments giving effect to the Tender Offer primarily reflect the reclassification of the equity attributable to non-controlling interests and the earnings allocated to non-controlling interests to the equity interests of and earnings allocated to Enel Chile shareholders, respectively, after giving effect to the new issuance of debt by Enel Chile to pay for a portion of the consideration.

The Merger will be accounted for as a combination of entities under common control of Enel, similar to a pooling of interests, effected by Enel Chile through issuance of its shares to be delivered to EGP as consideration of the proposed merger of EGPL. As Enel Chile and EGPL are currently under common control of Enel, no purchase accounting is applied. The pro forma adjustments giving effect to the Merger primarily reflect the capital increase, in terms of shares required to be issued by Enel Chile as consideration for EGPL’s equity carrying value and the elimination of the equity accounts of EGPL as a result of the proposed Merger.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; actual results may differ from the pro forma Tender Offer and Merger effects. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Tender Offer and the

Merger, are factually supportable, directly attributable, are expected to have a continuing impact on profit and loss and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial statements.

The following adjustments have been made to the unaudited pro forma combined financial information:

3.	Pro Forma Adjustments

Pro Forma Combined Statement of Financial Position as of June 30, 2017

Reflects the following adjustments to give effect to the Tender Offer by Enel Chile for shares of Enel Generación as described in Note 1.

(A)	A. in the Pro Forma Combined Statement of Financial Position as of June 30, 2017: Represents the issuance of debt instruments to pay the portion of the consideration of the Tender Offer expected to be in cash. See below for assumptions relating to the debt.

(B)	Represents the capital increase related to the Enel Chile shares subscribed for by tendering shareholders of Enel Generación in connection with the Tender Offer. The amount of the capital increase was determined based on an estimated exchange ratio of 6.9 shares of Enel Chile to be subscribed for each share of Enel Generación tendered, which was determined using the quoted market value of Ch$72.80 per share of Enel Chile and Ch$500.20 per share of Enel Generación, respectively, as of June 30, 2017. The non-controlling shareholders of Enel Generación would receive the newly issued shares upon consummation of the Tender Offer. The capital increase has been determined using the following assumptions: (i) 100% acceptance of the Tender Offer for the shares held by the non-controlling interests in Enel Generación; and (ii) 50% of the consideration of the Tender Offer would be used to subscribe for shares of Enel Chile and the remaining 50% portion would be paid in cash, financed by issuance of debt instruments.

(C)	Represents the recognition of the difference between the capital increase in Enel Chile and the carrying amount of the non-controlling interests that would become part of the equity attributable to equity owners of Enel Chile after completion of the Tender Offer. The difference between the fair market value of the consideration paid and the amount by which the non-controlling interest is adjusted is being recognized in the account “other reserves” within equity attributable to the owners of Enel Chile.

(D)	Represents the elimination of the carrying amount of the acquired non-controlling interests in Enel Generación pursuant to the Tender Offer.

Reflects the following adjustments to give effect to the Merger of EGPL with and into Enel Chile as described in Note 1.B. in the Pro Forma Combined Statement of Financial Position as of June 30, 2017:

(E)	Represents the elimination of accounts receivable from related parties and operations corresponding to the intercompany balances between EGPL and Enel Chile and its subsidiaries.

(F)	Represents the excess value of the consideration paid by Enel plus the amount of any non-controlling interests over the share of the net value of the assets acquired and liabilities assumed, measured at fair value at the acquisition date of EGPL. This occurs because the net assets being transferred to Enel Chile were originally acquired in a business combination carried out by Enel and the adjustments based on application of accounting standards were not reflected in the historical financial statements of EGPL; instead the adjustments were recognized by Enel, as the acquiring entity.

(G)	Represents the elimination of accounts payable to related parties and operations corresponding to the intercompany balances between EGPL and Enel Chile and its subsidiaries.

(H)	The adjustment in issued capital consists of the following:

Concept	ThCh$
Elimination of issued capital of EGPL(1)	(549,504,009)
Capital increase in Enel Chile in exchange for EGPL equity value(2)(3)	683,268,101
Total	133,764,092

(1)	Represents the elimination of the issued capital of EGPL as a result of the proposed Merger with and into Enel Chile.
(2)	Represents the capital increase, in terms of shares required to be issued by Enel Chile as consideration for EGPL’s equity value in connection with the proposed Merger. The amount of the capital increase was determined based on the quoted market value of Ch$72.80 per share of Enel Chile as of June 30, 2017. The issuance of 9,385,550,838 new shares was determined by dividing EGPL’s equity carrying value of Ch$683,268,101,000 by Enel Chile’s quoted market value per share of $72.80 as of June 30, 2017.
(3)	Following the Board of Directors’ approval of the proposed transaction, an independent appraisal to determine the equity value of EGPL will be carried out, which will be used to determine the final Merger exchange ratio eventually to be proposed to the shareholders and partners of the involved entities.

(I)	Represents the elimination of the retained earnings of EGPL as a result of the proposed Merger with and into Enel Chile.

(J)	The adjustment in other reserves is based on the application of the pooling of interest method and consists of the following:

Concept	ThCh$
Effect of elimination of equity accounts of EGPL(1)	663,481,559
Effect of capital increase in Enel Chile in exchange for EGPL equity value(2)(3)	(683,268,101)
Effect of reserve for recognizing the fair value of the net assets in Enel at the acquisition date of EGPL(4)	19,284,339
Total	(502,203)

(1)	Represents the elimination of the equity accounts of EGPL as a result of the proposed Merger with and into Enel Chile.
(2)	Represents the recognition of the effect of the capital increase in Enel Chile as consideration for EGPL’s equity value in connection with the proposed Merger.
(3)	Following the Board of Directors’ approval of the proposed transaction, an independent appraisal to determine the equity value of EGPL will be carried out, which will be used to determine the final Merger exchange ratio eventually to be proposed to the shareholders and partners of the involved entities.
(4)	Represents the reserve for recognizing the fair value of the net assets in Enel at the acquisition date of EGPL. This occurs because the net assets being transferred to Enel Chile were originally acquired in a business combination carried out by Enel and the adjustments based on application of accounting standards were not reflected in the historical financial statements of EGPL; instead the adjustments were recognized by Enel, as the acquiring entity.

Pro Forma Combined Statements of Income for the six month period ended June 30, 2017 and for the years ended December 31, 2016, 2015 and 2014.

Reflects the following adjustment to give effect to The Tender Offer by Enel Chile for shares of Enel Generación as discussed in Note 1.A. in the Pro Forma Combined Statements of Income for the six month period ended June 30, 2017 and for the years ended December 31, 2016, 2015 and 2014:

(K)	Represents the recognition of financial expenses related to new debt to be issued by Enel Chile to pay the expected net cash amount of the Tender Offer consideration payable, calculated based on an average annual incremental borrowing rate estimated using current market conditions as applicable to Enel Chile.

(L)	Represents the recognition of the tax effect associated to the financial expense mentioned above.

(M)	Represents the attribution of additional net income of Enel Generación to shareholders of Enel Chile as a result of the Tender Offer.

(N)	Represents the elimination of the net income attributable to the non-controlling shareholders of Enel Generación as a result of the Tender Offer.

Reflects the following adjustment to give effect to the Merger of EGPL with and into Enel Chile as described in Note 1.B.:

In the Pro Forma Combined Statement of Income for the six month period ended June 30, 2017:

(O)	Represents the elimination of revenues related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(P)	Represents the elimination of raw materials and consumables used related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(Q)	Represents the elimination of other expenses related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

In the Pro Forma Combined Statement of Income for the year ended December 31, 2016:

(R)	Represents the elimination of revenues related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(S)	Represents the elimination of raw materials and consumables used related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

In the Pro Forma Combined Statement of Income for the year ended December 31, 2015:

(T)	Represents the elimination of revenues related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(U)	Represents the elimination of raw materials and consumables used related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

In the Pro Forma Combined Statement of Income for the year ended December 31, 2014:

(V)	Represents the elimination of revenues related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

(W)	Represents the elimination of raw materials and consumables used related to intercompany transactions between EGPL and Enel Chile and its subsidiaries.

INFORMATION ABOUT THE COMPANIES

Enel Chile

Santa Rosa 76

Santiago, Chile

Telephone: +56 2 2353-4400

www.enelchile.cl

Enel Chile is a publicly held stock corporation (sociedad anónima abierta) organized on March 1, 2016 under the laws of the Republic of Chile that traces its origins to Enersis S.A. (currently known as Enel Américas S.A.). Enel Chile was spun off from Enersis S.A. on April 21, 2016 and currently owns and operates Enersis S.A.’s former electricity generation and distribution businesses in Chile, including Enel Generación, independently from Enel Américas S.A.

Enel Chile is an electricity utility company engaged, through subsidiaries and affiliates, in the electricity generation and distribution businesses in Chile. As of December 31, 2016, Enel Chile had 6,351 MW of installed capacity and 1.8 million distribution customers. Enel Chile’s installed capacity is comprised of 28 generation facilities and a total of 111 generation units, of which 54.6% consists of hydroelectric power plants.

For additional information regarding Enel Chile, see the documents listed under “Incorporation by Reference,” including the Enel Chile 2016 Form 20-F and the Enel Chile October 2017 Form 6-K, which are incorporated by reference into this prospectus.

Enel Generación

Santa Rosa 76

Santiago, Chile

Telephone: +56 2 2630-9000

www.enelgeneracion.cl

Enel Generación is a publicly held stock corporation (sociedad anónima abierta) that was organized on December 1, 1943 under the laws of the Republic of Chile and was formerly known as Empresa Nacional de Electricidad S.A. Empresa Nacional de Electricidad S.A. spun-off Endesa Américas S.A. on April 21, 2016, to hold its electricity generation business in Argentina, Colombia and Peru as well as its minority interests in electricity generation, distribution and transmission operations in Brazil to Endesa Américas S.A. and changed its name to Enel Generación Chile S.A. Following the spin-off of Endesa Américas S.A., Enel Generación is now engaged, directly and through its subsidiaries and affiliates, in the generation businesses in Chile.

Enel Generación is an electricity utility company engaged, directly and through its subsidiaries and affiliates, in the electricity generation business in Chile. As of December 31, 2016, Enel Generación had 6,351 MW of installed capacity, with 28 generation facilities and a total of 111 generation units. Of Enel Generación’s total installed capacity, 54.6% consists of hydroelectric power plants. 77% of Enel Generación’s thermoelectric installed capacity is gas/fuel oil power plants, and the remaining is coal-fired steam power plants.

For additional information regarding Enel Generación, see the documents listed under “Incorporation by Reference,” including the Enel Generación 2016 Form 20-F and the Enel Generación October 2017 Form 6-K, which are incorporated by reference into this prospectus.

EGPL

Avenida Presidente Riesco 5335, 15th Floor

Las Condes

Santiago, Chile

Telephone: +56 2 2899-9200

EGPL is a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile, and is indirectly wholly owned by Enel, the parent company of Enel group. Enel develops its renewable energy business and holds its renewable energy assets located in Chile primarily through EGPL.

EGPL is a renewable energy generation holding company engaged, through its subsidiaries, primarily EGP Chile, in the electricity generation business in Chile. As of December 31, 2016, EGPL had 1,036 MW of installed capacity from 16 solar, wind, hydro and geothermal generation facilities. Of EGPL’s installed capacity as of such date, 47.5% consisted of solar power plants, 43.6% consisted of wind power plants, and 8.9% consisted of hydro and geothermal power plants.

EGPL currently has 18 operational power plants with a total installed capacity of 1,196 MW consisting of 92 MW of hydroelectric power, 564 MW of wind power, 492 MW of solar power, and 48 MW of geothermal power. However, the 112 MW Sierra Gorda Este wind farm and the 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations and are selling electricity on a test basis.

For additional information regarding EGPL, see “EGPL Selected Financial Data,” Annex B to this prospectus and the Enel Chile October 2017 Form 6-K (EGPL), which is incorporated by reference into this prospectus.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the consolidated ratio of earnings to fixed charges of Enel Generación for each of the periods indicated. For purposes of this table: “Earnings” are defined as pre-tax income from continuing operations adjusted for undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest. “Fixed charges” are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.

	Six months ended June 30,	Year ended December 31,
	2017	2016	2015
Ratio of earnings to fixed charges	12.89	12.47	3.48

The pro forma consolidated ratio of earnings to fixed charges of Enel Chile following the consummation of the Offers and the Merger, for the six months ended June 30, 2017 was 4.75 and for the year ended December 31, 2016 was 4.37.

COMPARISON OF RIGHTS OF HOLDERS OF ENEL GENERACIÓN SHARES AND HOLDERS OF ENEL CHILE SHARES

Comparison of Rights

The following summary highlights material differences between the current rights of holders of Enel Chile Shares and holders of Enel Generación Shares. Because both companies are incorporated under the laws of Chile and subject to the Chilean Corporations Act, the differences in the rights of an Enel Chile shareholder and the rights of an Enel Generación shareholder arise only from differences in the bylaws of Enel Chile and Enel Generación. The summary below is not a complete discussion of the bylaws of Enel Chile and Enel Generación and the Chilean Corporations Act. Enel Generación shareholders should read carefully the relevant provisions of the Chilean Corporations Act and the bylaws of Enel Chile and Enel Generación. Copies of each company’s bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

	Enel Chile	Enel Generación
Board Composition:	The company shall be managed by a Board of Directors composed of seven members who may or may not be shareholders of the company.	The company shall be managed by a Board of Directors composed of nine members who may or may not be shareholders of the company.

Matters Reserved for Extraordinary Shareholders’ Meetings:

The Chilean Corporations Act provides that certain matters are reserved for determination at extraordinary shareholders’ meetings, including:

•    The dissolution of the company;

•    Transformation, merger, or division of the company and amendments to its bylaws;

•    Convertible fixed income securities;

•    The disposal of 50% or more of assets, with or without its liabilities, to be determined on the basis of the balance sheet for the previous financial year; and likewise, any business plan definition or amendment that involves the sale of assets above the aforementioned percentage. Likewise the sale or transfer of ownership of 50% or

The Chilean Corporations Act provides that certain matters are reserved for determination at extraordinary shareholders’ meetings, including:

•    The dissolution of the company;

•    Transformation, merger, or division of the company and amendments to its bylaws;

•    Convertible fixed income securities;

•    The disposal of 50% or more of assets of the company in the terms set by the Article 67, No. 9 of the Chilean Corporations Act.

•    The granting of real or personal guarantees to secure third party obligations, unless granted to subsidiaries, in which case, the approval of the Board of Directors will be sufficient; and

•    Other matters which, by law, or by these

	Enel Chile	Enel Generación

more of the assets of a subsidiary, provided that this represents at least 20% of the assets of the company, and any disposal of its shares that implies that the parent company ceases to be its controller;

•   The granting of real or personal guarantees to secure third party obligations, unless granted to subsidiaries, in which case, the approval of the Board of Directors will be sufficient; and

•   Other matters which, by law, or by these bylaws, should be known by, and subject to the extraordinary shareholders’ meetings.

bylaws, should be known by, and subject to the extraordinary shareholders’ meetings.

Investment Policy

Additionally, the following decisions are subject of extraordinary shareholding meetings:

•   The disposal of assets and rights belonging to the company, declared as essential for its operation in the Investment and Financing Policy, and the granting of guarantees over such assets or rights.

•   The early amendment of the Investment and Financing Policy approved by the Ordinary Shareholder Meeting.

Additionally, the following decisions are subject of extraordinary shareholding meetings:

•   The disposal of assets and rights belonging to the company, declared as essential for its operation in the Investment and Financing Policy, and the granting of guarantees over such assets or rights.

•   The early amendment of the Investment and Financing Policy approved by the Ordinary Shareholder Meeting.

Vote Required for Approval of Amendments to Bylaws

The resolutions of the Extraordinary Shareholders Meeting which modify the bylaws of the company, shall require of 2/3 of the voting shares.

Notwithstanding the foregoing, if the amendment to its bylaws is with respect to the elimination of the 65% stock ownership limit or

Resolutions shall be adopted by simple majority of the voting shares present or represented in the meeting, notwithstanding special majorities required by the Act or this bylaws.

Notwithstanding the foregoing, if the amendment to its bylaws is with respect to the elimination

Enel Chile	Enel Generación
any other limitation or restriction set forth pursuant to Title XII of Decree No. 3,500 of 1980, such amendment requires a majority of 75% of the outstanding voting shares.	of the 65% stock ownership limit or any other limitation or restriction set forth pursuant to Title XII of Decree No. 3,500 of 1980, such amendment requires a majority of 75% of the outstanding voting shares.

Dividends

The information in Item 8.A. under the heading “Dividend Policy” of the Enel Generación 2016 Form 20-F is incorporated by reference into this prospectus. Enel Generación paid dividends of Ch$7.25 per Enel Generación Share on January 27, 2017 to holders of record of Enel Generación Shares on January 21, 2017. Enel Generación also paid dividends of Ch$21.56 per Enel Generación Share on May 26, 2017 to holders of record of Enel Generación Shares on May 20, 2016.

Dividends on Enel Generación ADSs were paid on the same dates multiplying the amount by 30 times because each Enel Generación ADS represents 30 Enel Generación Shares.

LEGAL MATTERS

Certain matters of Chilean law, including the validity of the Enel Chile Shares, will be passed upon for us by Carey y Cía Ltda., Santiago, Chile. In addition, certain tax matters under Chilean law will be passed upon for us by Gloria López Ch., internal tax counsel of Enel Chile.

EXPERTS

The consolidated financial statements of Enel Chile and its subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, incorporated in this prospectus by reference from the Enel Chile 2016 Form 20-F, and the effectiveness of its internal control over financial reporting as of December 31, 2016 have been audited by EY Audit S.p.A., an independent registered public accounting firm, as set forth in their reports thereon which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as expert in accounting and auditing.

The consolidated financial statements of Enel Generación and its subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three year period ended December 31, 2016, and management’s assessment of the effectiveness of its internal control over financial reporting as of December 31, 2016 included in the Enel Generación 2016 Form 20-F and incorporated by reference herein in reliance upon the reports of KPMG Auditores Consultores Ltda., independent registered public accounting firm, with respect to the consolidated financial statements, the report of Pistrelli, Henry Martin y Asociados S.R.L., independent registered public accounting firm, with respect to Endesa Argentina S.A., the report of Ernst & Young Auditores Independientes S.S., independent registered public accounting firm, with respect to Enel Brasil S.A., an associate company, and the report of Ernst & Young Audit S.A.S., independent registered public accounting firm, with respect to Emgesa S.A. E.S.P., also included in the Enel Generación 2016 Form 20-F and incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

The consolidated financial statements of EGPL and its subsidiaries as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016, incorporated in this prospectus by reference from the Enel Chile October 2017 Form 6-K (EGPL), have been audited by EY Audit S.p.A., an independent registered public accounting firm, as set forth in their report thereon which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as expert in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

Enel Chile is a publicly held stock corporation organized under the laws of Chile. None of our directors or executive officers are residents of the United States and all or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, except as explained below, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against them or us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States or otherwise obtained in U.S. courts.

No treaty exists between the United States and Chile for the reciprocal enforcement of judgments. Chilean courts, however, have enforced final judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, subject to the review in Chile of the United States judgment in order to ascertain whether certain basic principles of due process and public policy have been respected without reviewing the merits of the subject matter of the case. If a United States court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of this judgment in Chile will be subject to the obtaining of the relevant “exequatur” (i.e., recognition and enforcement of the foreign judgment) according to Chilean civil procedure law in force at that time, and consequently, subject to the satisfaction of certain factors. Currently, the most important of these factors are:

•	the existence of reciprocity;

•	the absence of any conflict between the foreign judgment and Chilean laws (excluding for this purpose the laws of civil procedure) and public policies;

•	the absence of a conflicting judgment by a Chilean court relating to the same parties and arising from the same facts and circumstances;

•	the absence of any further means for appeal or review of the judgment in the jurisdiction where judgment was rendered;

•	the Chilean courts’ determination that the United States courts had jurisdiction;

•	that service of process was appropriately served on the defendant and that the defendant was afforded a real opportunity to appear before the court and defend its case; and

•	that enforcement would not violate Chilean public policy.

In general, the enforceability in Chile of final judgments of United States courts does not require retrial in Chile but a review of certain relevant legal considerations (i.e. principles of due process and public policy). However, there is doubt:

•	as to the enforceability in original actions in Chilean courts of liabilities predicated solely on the United States federal securities laws; and

•	as to the enforceability in Chilean courts of judgments of United States courts obtained in actions predicated solely upon the civil liability provisions of the federal securities laws of the United States.

In addition, foreign judgments cannot be enforced in any way against properties located in Chile, which, as a matter of Chilean law, are subject exclusively to Chilean law and to the jurisdiction of Chilean courts.

Enel Chile has appointed Puglisi & Associates as its authorized agent upon which service of process may be served in any action which may be instituted against us in any United States federal or state court having subject matter jurisdiction in the State of New York, County of New York arising out of or based upon the Enel Chile ADSs or the Enel Chile Deposit Agreement.

Enel Chile has also appointed CT Corporation System at 111 Eighth Avenue, New York, NY 10011 as its authorized agent upon which service of process may be served in the U.S. in any action which may be instituted against Enel Chile arising out of or based upon this prospectus.

ANNEX A

DIRECTORS AND EXECUTIVE OFFICERS OF THE ENEL FILING PERSONS AND ENEL GENERACIÓN

The following table sets forth the information regarding each director and executive officer of Enel S.p.A., Enel South America, S.r.l., Enel Chile S.A. (collectively, the “Enel Filing Persons”) and Enel Generación Chile S.A.

To the knowledge of the Enel Filing Persons and Enel Generación Chile S.A., none of the Enel Filing Persons or Enel Generación Chile S.A., or any of the persons listed in or incorporated by reference into has been, during the past five (5) years, (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The principal business addresses of the Enel Filing Persons and Enel Generación Chile S.A. are as follows:

1.	Enel S.p.A.: Viale Regina Margherita 137, 00198 Rome, Italy; Telephone: +39 06 8305 1.

2.	Enel South America S.r.l.: c/o Enel S.p.A., Viale Regina Margherita 137, 00198 Rome, Italy; Telephone: +39 06 8305 1.

3.	Enel Chile S.A.: Santa Rosa 76, Santiago, Chile, Telephone: +56 2 2353 4639.

4.	Enel Generación Chile S.A.: Santa Rosa 76, Santiago, Chile, Telephone: +56 2 2630 9000.

I.	Enel S.p.A.

a.	Directors.

The present business address of each of the following directors is c/o Enel S.p.A., Viale Regina Margherita 137, 00198 Rome, Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Maria Patrizia Grieco (Italy)

•        Chairperson of Enel S.p.A. (May 2014—Present).

•        Director of Amplifon S.p.A. (hearing solutions) (April 2016—Present).
Via Ripamonti 133, 20141 Milan (MI), Italy.

•        Director of CIR S.p.A. (media, automotive components, healthcare) (April 2017—Present)
Via Ciovassino 1—20121 Milan (MI), Italy.

•        Director of Endesa, S.A. (April 2017-Present)
Ribera del Loira 60 Madrid, Spain.

•        Chairman of the Italian Corporate Governance Committee (July 2017—Present). c/o Borsa Italiana S.p.A., Piazza degli Affari 6, 20123, Milan (MI), Italy

•        Director of Fondazione Arché Onlus (February 2017—Present)
Via Lessona, 70 20157 Milan (MI), Italy.

•        Director of Save the Children (December 2010—June 2017)
Via Volturno, 58 00185 Rome (RM), Italy.

•        Director of Space S.p.A. (December 2013—June 2014)
Via Vittor Pisani 27 20144 Milan (MI), Italy.

•        Director of Italgas S.p.A. (June 2013—February 2014)
Largo Regio Parco 9 10153 Torino (TO), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Director of Ferretti S.p.A. (September 2011—June 2012)
Via Bandiera Irma 62 47841 Cattolica (RN), Italy.

•        Director of Ferrari S.p.A. (car manufacturer) (April 2016—Present).
Via Abetone Inferiore No. 4, I-41053 Maranello (MI), Italy.

•        Director of Italian Foundation MAXXI—National Museum of XXI Century Arts (museum) (February 2016—Present).
Via Guido Reni 4, 00196 Rome (RM), Italy.

•        Director of Bocconi University (November 2014—Present).
Via Roberto Sarfatti 25, 20100 Milan (MI), Italy.

•        Member of Steering Committee of Assonime (labor union) (September 2014—Present).
Piazza Venezia 11, 00187 Rome (RM), Italy.

•        Chairman of Enel Cuore Onlus (June 2014—Present).
c/o Enel S.p.A.

•        Director of Anima Holding (fund manager) (March 2014—Present).
Corso Giuseppe Garibaldi 99, 20121 Milan (MI), Italy.

•        Director of CNH Industrial (Formerly Fiat Industrial S.p.A.) (capital goods company) (April 2012—April 2016).
25 St. James’s Street, London, United Kingdom.

•        Director (June 2014—October 2014), Chairman (June 2011—June 2014) and CEO (November 2008—March 2013) of Olivetti S.p.A. (mobile and telecom manufacturer).
Via Jervis 77, 10015 Ivrea (TO), Italy.

•        Board Member of Centro Studi Enel Foundation (June 2014—Present).
Via Arno 64, 00198 Rome (RM), Italy.

Francesco Starace (Italy)

•        Chief Executive Officer of Enel S.p.A. (May 2014—Present).

•        Chief Executive Officer of Enel Green Power S.p.A. (October 2008—May 2014). Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        President of Eurelectric (European electricity industry union) (June 2017—Present).
Boulevard de l’Impératrice 66, B-1000 Brussels, Belgium.

•        Co-Chair of the World Economic Forum’s Energy Utilities and Energy Technologies Community (non-profit) (January 2016—Present).
91-93 route de la Capite CH—1223 Cologny/Geneva, Switzerland.

•        Member of the Board of Directors of the United Nations Global Compact (intergovernmental organization) (May 2015—Present).
685 3rd Ave, New York, NY, USA.

•        Member of the Advisory Board of the United Nations Sustainable Energy 4 All Initiative (intergovernmental organization) (June 2014—Present).
1750 Pennsylvania Avenue NW, Suite 300. Washington, DC, USA.

•        Vice Chairman of Endesa S.A. (June 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        President of the Board of Directors of Enel Iberia Srl (June 2017—Present)
c/o Enel S.p.A

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Director of Enel Iberoamérica, S.R.L. (June 2014—June 2017).
c/o Enel S.p.A.

•        Vice Chairman of Enel Américas S.A. (April 2015—April 2016).
Santa Rosa 76, Santiago, Chile.

•        Vice Chairman of Enel Chile S.A. (March 2016—April 2016).

•        Member of the Board of Directors of Fulbright Association (nonprofit) (November 2012—Present)
Via Castelfidardo 8, 00185 Rome(RM), Italy

•        Member of the Advisory Board of the Universita Politecnico di Milano (January 2014—Present).
Piazza Leonardo da Vinci 32, 20133 Milan (MI), Italy.

•        Vice Chairman of the Fondazione Italia-Giappone (non-profit) (February 2011—Present).
Via Sallustiana 29, 00187 Rome (RM), Italy.

•        Member of the Advisory Board of the Human Foundation (non-profit) (November 2013—Present).
Via G. Reni 9, 00196 Rome (RM), Italy.

•        Member of the Corporate Advisory Board of the Luiss Business School (March 2015—Present).
Viale Pola 12, Rome (RM), Italy.

•        Member of the Board of the Italian Institute of Technology Foundation (research institute) (February 2015—Present).
Via Morego 30, 16163 Genoa (GE), Italy.

•        Member of the International Business Council of the World Economic Forum (nonprofit) (February 2016—Present).
91-93 route de la Capite CH—1223 Cologny/Geneva, Switzerland.

•        Member of the Board of Directors of Confindustria (Italian employer’s federation) (May 2015—Present).
Viale dell’Astronomia 30, 00144 Rome (RM), Italy.

•        Member of the Advisory Board of Confindustria (Italian employer’s federation) (May 2016—Present).
Viale dell’Astronomia 30, 00144 Rome (RM), Italy.

Alfredo Antoniozzi (Italy)

•        Director of Enel S.p.A. (May 2015—Present)

•        Member of the European Parliament (Justice Commission, Legal Commission, Constitutional Affairs Commission) (government) (2004—2014).
Rue Wiertz/Wiertzstraat 60, B-1047 Brussels, Belgium.

•        Counsellor for Heritage and Special Projects at the Municipality of Rome (local government) (2008—2012).
Piazza del Campidoglio 1, 00186 Rome (RM), Italy.

Alberto Bianchi (Italy)

•        Director of Enel S.p.A. (May 2014—Present).

•        Partner at Bianchi and Associates Law Firm (August 2001—Present).
Via Palestro 3, 50123 Florence (FI), Italy.

•        Member of Steering Committee at Cassa di Risparmio Foundation (non-profit) (March 2016—Present).
Via Bufalini 6, 50122 Florence (FI), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Chairman of Edizioni di Storia e Letteratura (publisher) (1998—Present).
Via delle Fornaci 38, 00165 Rome (RM), Italy.

•        Chairman of Dada S.p.A. (digital services company) (2011—2013).
Viale della Giovine Italia 17, 50122 Florence (FI), Italy.

•        Commissioner (as appointed by the Ministry of Economy and Finance) for the winding up of Fintecna Group companies (government) (July 2007—Present).
Via Goito 4, 00185 Rome (RM), Italy.

•        Director of Fondazione Open (think tank) (November 2013—Present).
Via Palestro 3, 50123 Florence (FI), Italy.

Paola Girdinio (Italy)

•        Professor at the University of Genoa (2000—Present).
Via Balbi 5, 16126 Genoa (GE), Italy.

•        Headmaster of the Faculty of Engineering at the University of Genoa (2008—2012).
Via Balbi 5, 16126 Genoa (GE), Italy.

•        Board member of the University of Genoa (2012—2016).
Via Balbi 5, 16126 Genoa (GE), Italy.

•        Board member of Banca Carige S.p.A. (bank) (2016—2017).
Via di Cassa di Risparmio 15, 16123 Genoa (GE), Italy.

•        Chairman of the National Observatory for the Cyber Security, Resilience and Business Continuity of Electric Systems (research institution) (2015—Present).
Via Salaria 113, 00198 Rome (RM), Italy.

•        Board member of Ansaldo Energia S.p.A. (power engineering company) (2014—2016).
Via Nicola Lorenzi 8, 16152 Genoa (GE), Italy.

•        Board member of D’Appolonia S.p.A. (engineering firm) (2011—Present).
Via San Nazaro 19, 16145 Genoa (GE), Italy.

•        Board member of Ansaldo STS S.p.A. (transportation company) (2011—2014). Via Paolo Mantovani 3—5, 16151 Genoa (GE), Italy.

•        Board member of Distretto Ligure delle Tecnologie Marine (think tank) (2010—2016).
Via delle Pianazze 74, 19136 La Spezia (SP), Italy.

•        President of the Scientific Committee for the Town of Genoa “Smart City” Project (local government) (2011—Present).
Via della Posta 8, 20123 Milan (MI), Italy.

•        Member of the Genoa Regency Board of the Banca d’Italia (bank) (2011—2016). Via Dante 3, 16121 Genoa (GE), Italy.

•        Member of the Scientific Committee of Eurispes (science research network) (2013—Present).
Via Cagliari 14, 00198 Rome (RM), Italy.

Alberto Pera (Italy)	• Director of Enel S.p.A. (May 2014—Present). • Partner at Gianni, Origoni, Grippo, Cappelli & Partners Law Firm (2001—2014). Via delle Quattro Fontane 20, 00184 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Anna Chiara Svelto (Italy)

•        Director of Enel S.p.A. (May 2014—Present).

•        Chief General Counsel of UBI Banca (bank) (June 2016—Present).
Piazza Vittorio Veneto 8, 24122 Bergamo (BG), Italy.

•        Chief of Corporate Affairs and Compliance of the Pirelli Group (tire manufacturer) (October 2000—May 2016).
Viale Piero e Alberto Pirelli 25, 20126 Milan (MI), Italy.

•        Secretary of the Board of Directors of the Pirelli Group (tire manufacturer) (2003—May 2016).
Viale Piero e Alberto Pirelli 25, 20126 Milan (MI), Italy.

•        Director of ASTM (international standards organization) (April 2016—Present). Corso Regina Margherita 165, 10144 Turin (TO), Italy.

•        Member of the Remuneration Committee of ASTM (international standards organization) (April 2016—Present).
Corso Regina Margherita 165, 10144 Turin (TO), Italy.

•        Director of Prelios S.p.A. (asset management group) (April 2013—February 2014).
Viale Piero e Alberto Pirelli 27, 20126 Milan (MI), Italy.

•        Member of the Control and Risk and Corporate Governance Committees of Prelios S.p.A. (asset management group) (April 2013—February 2014).
Viale Piero e Alberto Pirelli 27, 20126 Milan (MI), Italy.

Cesare Calari (Italy)

•        Director of Enel S.p.A. (May 2017—Present).

•        Partner and Managing Director of Encourage Capital (investment management firm) (October 2006—Present).
1350 Ave. of the Americas, Suite 2900, New York, NY, USA.

•        Member of Investment Committee of Wolfensohn Capital Partners (private equity firm) (October 2006—Present).
1350 Ave. of the Americas, Suite 2900, New York, NY, USA.

•        Director of Terna S.p.A. (energy company) (2014—2017).
Viale Egidio Galbani, 70—00156 Rome.

•        Director of Global Ports Holding (cruise port operator) (2013—2016).
Rihtim Caddesi, No. 51 Karakoy 34425 Istanbul, Turkey.

•        Director of Meritum Bank (bank) (2011—2013).
Ul. Chlopska 53, Gdansk Greater Poland 80-350, Poland.

•        Director of Assicurazioni Generali (insurance company) (2010—2013).
Piazza Duca Degli Abruzzi, 2, 34132 Trieste (TS), Italy.

•        Adjunct professor of International Finance at Johns Hopkins University, SAIS (2005-2013).
1740 Massachusetts Ave NW, Washington, DC, USA.

Angelo Taraborrelli (Italy)	• Director of Enel S.p.A. (May 2011—Present). • Facts Global Energy (“FGE”), (2010—Present). FGE House—133, Aldersgate Street—London EC1A4JA—United Kingdom.

b.	Executive Officers.

The present business address of each of the following executive officers is c/o Enel S.p.A. Viale Regina Margherita 137, 00198 Rome, Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Francesca Di Carlo (Italy)

•        Head of Human Resources and Organization of Enel S.p.A. (June 2014—Present).

•        Head of Audit of Enel S.p.A. (January 2008—May 2014)

•        Board member of Enel Américas S.A. (April 2015—April 2016).
Santa Rosa 76, Santiago, Chile.

Alberto De Paoli (Italy)

•        Chief Financial Officer of Enel S.p.A. (November 2014—Present).

•        Chairman of the Board of Enel Green Power S.p.A. (December 2014—Present). Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Head of Group Strategy of Enel S.p.A. (2012—2014).

•        Chief Financial Officer of Enel Green Power S.p.A. (2008—2012).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of Enel Italia S.R.L. (April 2015—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of Enel S.A. (April 2013—April 2016).
Santa Rosa 76, Santiago, Chile.

•        Board member of Enel Chile (March 2016—April 2016).

Ryan O’Keeffe (South Africa)

•        Head of Communications for Enel S.p.A. (October 2014—Present)

•        Associate in Finsbury (public relations company) (2006—2008).
45 Moorfields, London EC2Y 9AE, United Kingdom.

•        Associate Partner in Finsbury (public relations company) (2008—2011).
45 Moorfields, London EC2Y 9AE, United Kingdom.

•        Partner in Finsbury (public relations company) (2011—2014).
45 Moorfields, London EC2Y 9AE, United Kingdom.

•        Board Member of Enel Cuore Onlus (February 2015—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Ernesto Ciorra (Italy)

•        Head of the Innovation and Sustainability Office of the Enel S.p.A. (September 2014—Present).

•        Founder and CEO of Ars et Inventio (consulting firm) (December 2003—September 2014).
Via Sicilia 43, 00187 Rome (RM), Italy.

•        Partner of Business Integration Partners S.p.A. (consulting firm) (January 2009—September 2014).
Piazza San Babila 5, Milan (MI), Italy.

Giulio Fazio (Italy)

•        General Counsel of Enel S.p.A. (2016—Present).

•        Head of Legal and Corporate Affairs of Enel S.p.A. (January 2016—Present).

•        Head of Legal and Corporate Affairs of Country Italy of Enel S.p.A. (2014—June 2017).

•        Head of Legal and Corporate Affairs of Enel Green Power S.p.A. (2008—2014). Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of Enel Chile S.A. (April 2016—Present).

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Simone Mori (Italy)

•        Head of European Affairs of Enel S.p.A. (July 2014—Present).

•        Chairman of Elettricita Futura (business association) (May 2016—Present).
Via Benozzo Gozzoli 24, 00142 Rome (RM), Italy.

•        Head of Regulatory, Environment and Innovation of Enel S.p.A. (2011—2014).

•        Head of Carbon Strategy of Enel S.p.A. (2009-2014).

•        Senior Transatlantic Fellow of the German Marshall Fund (think tank) (2010—Present).
1744 R Street, NW, Washington, DC, USA.

•        Professor of Economics and Management of Energy Business of La Sapienza University (University) (2011—Present).
Piazzale Aldo Moro 5, 00185 Rome (RM), Italy.

•        Professor of Economics and Management of Energy Business of LUISS Guido Carli (University) (2012—Present).
Viale Romania 32, 00197 Rome (RM), Italy.

•        Vice President of Assoelettrica (business association) (2007—2014).
Via Benozzo Gozzoli 24, 00142 Rome (RM), Italy.

•        Chairman of business association Assolombarda’s Energy Committee Group (business association) (2008—2010).
Via Pantano 9, 20122 Milan (MI), Italy.

•        President of the Industrial Union of Rome’s Energy Committee (union) (2011—2015).
Piazza del Campidoglio 1, 00186 Rome (RM), Italy.

•        Member of the Board of CESI S.p.A. (2009—2014)
Via R. Rubatiino 54. 20134 Milan, Italy.

•        Member of the Board of Enel Foundation (2012—2014)
Via Vincenzo Bellini, 24 00198 Rome, Italy.

•        Member of the Italian employers’ association Confindustria’s Energy and Europe Committees (association) (Energy since 2008 and Europe since 2014).
Viale dell’Astronomia, 30, 00144 Roma (RM), Italy.

•        Member of the Advisory and Support Group of Business Europe (business association) (2015—Present).
Av. de Cortenbergh 168, 1000 Brussels, Belgium.

•        Member of the General Assembly and the Executive Committee of Observatoire Méditerranéen de l’Energie (industry association) (2015—Present).
32bis boulevard Haussmann 75009 Paris, France.

•        Corporate member on Bruegel’s Board (think tank) (March 2017—Present).
Rue de la Charité 33-1210 Brussels, Belgium.

Silvia Fiori (Italy)	• Head of Audit of Enel S.p.A. (July 2014—Present). • Head of Audit of Enel Green Power S.p.A. (2008—June 2014). Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Carlo Bozzoli (Italy)

•        Head of Global Information and Communications Technology of Enel S.p.A. (July 2014—Present).

•        Head of Network Commercial Services for the Infrastructure & Networks Division in Italy of Enel S.p.A. (2009—2014).

Salvatore Bernabei (Italy)

•        Head of Global Procurement of Enel S.p.A. (May 2017—Present).

•        Head of Renewable Energies Latin America of Enel Green Power S.p.A. (May 2016—May 2017).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Director of Enel Chile S.A. (April 2016—Present).

•        Country Manager for Chile and the Andean Countries of Enel Green Power S.p.A. (January 2013—April 2016).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board Member of Geotermica del Norte (December 2013—Present).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•        Board Member of EGP Latam (June 2013—September 2017).
Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

José Damián Bogas Gálvez (Spain)

•        Head of Country Iberia of Enel S.p.A. (October 2014—Present).

•        Chief Executive Officer of Endesa, S.A. (October 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Chairman of Elcogas, S.A. (power plant company) (May 1997—Present). Carretera de Calzada de Calatrava, km 27, 13500 Puertollano, Ciudad Real, Spain.

•        Director of Endesa Generación Portugal, S.A. (December 2005—January 2015). Qta da Fonte, Edif. D. Manuel Piso 0, Ala B, 2780-730 Paço de Arcos, Portugal.

•        Director of Enel Iberia S.L. (named Enel Iberoamérica, S.R.L. until May 2017) (December 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Director of Enel Green Power España SL (December 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Director of Compañía Operadora del Mercado Español de la Electricidad, S.A. (electricity market manager) (November 1998—Present).
Calle Alfonso XI 6, 28014 Madrid, Spain.

Carlo Tamburi (Italy)

•        Head of Country Italy of Enel S.p.A. (July 2014—Present).

•        Head of International Division of Enel S.p.A (January 2008—June 2014).

•        Chairman with powers of Enel Italia S.R.L. (November 2014—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Chairman with powers of Enel Energia S.p.A. (August 2014—November 2014). Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Chairman with powers of Enel Servizio Elettrico S.p.A. (August 2014—November 2014).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Luca D’Agnese (Italy)	• Head of South America of Enel S.p.A. (January 2015—Present). • Chief Executive Officer of Enel Americas S.A. (March 2016—Present). Santa Rosa 76, Santiago, Chile.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Director of Enel Brasil (April 2015—Present).
Praça Leoni Ramos 1, Sao Domingos, Niterói, Rio de Janeiro, Brazil.

•        Chairman of the Board of Directors of Enel Latinamérica, S.R.L. (February 2015—December 2016).
c/o Enel S.p.A.

•        Board member of Enel Iberia S.L. (named Enel Iberoamérica, S.R.L. until May 2017) (February 2015—June 2017).
c/o Enel S.p.A.

•        Chairman of the Board of Directors and Chief Executive Officer of Slovenské Elektrárne (electric company) (2014—2015).
Mlynské nivy 47, 821 09 Bratislava, Slovakia.

•        Country Manager Slovakia of Enel S.p.A. (2014—2015).

•        Director of the Eastern European Division of Enel S.p.A. (2014—2015).

•        Chairman of the Board of Directors and Chief Executive Officer of Enel Romania (2011—2014).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Distributie Muntenia (2011—2014). Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Distributie Banat (2011—2014).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Distributie Dobrogea (2011—2014). Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Energie Muntenia (2011—2014).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Directors of Enel Energie (2011—2014).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Country Manager Romania of Enel S.p.A. (2011—2014).

Antonio Cammisecra (Italy)

•        Head of Global Renewable Energies of Enel S.p.A. May 2017—Present).
c/o Enel S.p.A.

•        Head of North and Central America, Sub-Saharan Africa and Asia of Enel S.p.A. (May 2017—Present).

•        Chief Executive Officer of Enel Green Power S.p.A. (May 2017—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Head of Global Business Development of Enel Green Power S.p.A. (2013—May 2017).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Robert Deambrogio (Italy)

•        Head of Europe and North Africa of Enel S.p.A (April 2016—Present).

•        Head of Eastern Europe of Enel S.p.A. (2015—April 2016).

•        Head of Italy and Europe Area of Enel S.p.A. (2010—2015).

•        Chairman of the Board of De Rock S.R.L. (energy) (September 2014—April 2015).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Gv Energie Rigenerabili Ital-Ro S.R.L. (electric producer) (September 2014—April 2015).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board Elcomex Solar Energy S.R.L. (energy) (September 2014—April 2015).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

•        Chairman of the Board of Enel Green Power Romania S.A. (December 2008—April 2015).
Oras Otopeni, Calea Bucuresti nr. 11A, Et.3, cam. 302-303, Jud. Ilfov., Romania.

Enrico Viale (Italy)

•        Head of Global Thermal Generation of Enel S.p.A. (April 2016—Present).

•        Head of Global Generation of Enel S.p.A. (July 2014—April 2016).

•        Country Manager of Enel Russia (2013—2014).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Chief Executive Officer of Enel Russia (2013—2014).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Chief Executive Officer of Enel OGK—5 (new brand Enel Russia from 2013) (2010—2013).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Chief Operating Officer of Enel Russia (2008—2013).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Board member of PJSC Enel Russia (2010—2013).
10 Khokhryakova Street, Yekaterinburg, Sverdlovsk Oblast, Russian Federation, 620014.

•        Board member of Endesa, S.A. (October 2014—Present).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Chairman of the Board of Empresa Nacional de Electricidad S.A. (November 2014—April 2016).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Chairman of the Board of Endesa Américas S.A. (March 2016—April 2016). Santa Rosa 76, Santiago, Chile.

•        Board member of Enel Américas S.A. (April 2016—Present).
Santa Rosa 76, Santiago, Chile.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Board member of Arctic Russia B.V. (energy company) (October 2008—November 2013).
Strawinskylaan 1725, 1077 XX Amsterdam, The Netherlands.

•        Board member of RES Holding B.V. (IT service company) (May 2012—March 2015).
Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.

•        Chairman of the Board of Enel Produzione SpA (August 2014—December 2014).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of CESI—Centro Elettrotecnico Sperimentale Italiano Giacinto Motta S.p.A. (consulting firm) (November 2014—Present).
Via Rubattino 54, 20134 Milan (MI), Italy.

•        Board member of Slovak Power Holding B.V. (May 2017—Present).
Herengracht 471, 1071, BS Amsterdam, The Netherlands.

Livio Gallo (Italy)

•        Board member of EPRI—Eletric Power Research Institute (April 2015—Present).
3420 Hillview Avenue, Paolo Alto, California, USA.

•        Head of Global Infrastructure and Networks Business Line of Enel S.p.A. (July 2014—Present).

•        Head of Infrastructure and Networks Division of Enel S.p.A. (2008—June 2014).

•        Board Member of Directors of Enel Open Fiber, S.A. (December 2015—December 2016).
Via Giosué Carducci 1/3, Milan (MI), Italy.

•        Board Member of Enel Américas, S.A. (April 2016—Present).
Santa Rosa 76, Santiago, Chile.

•        Chairman of the Board of Directors of Chilectra Américas, S.A. (March 2016—April 2016).
Santa Rosa 76, Santiago, Chile.

•        Chairman of the Board of Directors of Chilectra, S.A. (2014—2016).
Santa Rosa 76, Santiago, Chile.

•        Chairman of the Board of Directors of Enel Sole (2005—2015).
Viale di Tor di Quinto 45/47, 00191 Rome (RM), Italy.

•        Board Member of Endesa, S.A. (2014—April 2017).
Calle de la Ribera del Loira 60, 28042 Madrid, Spain.

•        Board Member of CESI S.p.A. (consulting firm) (2014—Present).
Via Rubattino 54, 20134 Milan (MI), Italy.

•        Chairman of Enel Rete Gas (2006—2013).
Via Carlo Serassi 17, Bergamo (BG), Italy.

•        Deputy Chairman of the European Distribution System Operators for Smart Grids Association (distribution system operators’ association) (2010—2013).
Rue de la Science 14B, 1040 Brussels, Belgium.

•        Chairman and Founding Member of the European Distribution System Operators for Smart Grids Association (distribution system operators’ association) (2010—2013).
Rue de la Science 14B, 1040 Brussels, Belgium.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Chairman of the Board of Directors of Enel Distribuzione S.p.A. (new brand e-distribution from 01/07/16) (2005—2009 and 2015—January 2017).
Via Ombrone 2, 00198 Rome (RM), Italy.

•        Chief Executive Officer of Enel Distribuzione S.p.A. (new brand e-distribution from 01/07/16) (2009—2014).
Via Ombrone 2, 00198 Rome (RM), Italy.

•        Member of the Board of Directors of Enel Distribuzione S.p.A. (new brand e-distribution from 01/07/16) (2009—2014).
Via Ombrone 2, 00198 Rome (RM), Italy.

•        Chief Executive Officer of Deval (automation) (2005—2011).
Rue Clavalité 8, 11100 Aoste (AO), France.

Claudio Machetti (Italy)

•        Head of Global Trading of Enel S.p.A. (May 2017—Present).

•        Head of Global Trading and UpStream Gas Business Line of Enel S.p.A. (March 2016—May 2017).

•        Board Member of Eurogas (European gas association) (January 2015—Present).
Av. de Cortenbergh 172, B-1000 Brussels, Belgium.

•        Chairman of Fondenel (pension fund) (April 2017—Present).
Via Po 31, 00198 Rome (RM), Italy.

•        Head of Global Trading of Enel S.p.A. (August 2014—February 2016).

•        Head of the Risk Management Department of the Enel Group (July 2009—July 2014).

•        Chairman and CEO for Global Trading activities of Enel Trade S.p.A. (August 2014—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Member of the Board of Directors of Fondazione Centro Studi Enel (April 2015—Present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Chairman of Enel Insurance Ltd. (August 2012—December 2014).
Herengracht, 471, 1017, BS, Amsterdam, Netherlands

•        Chairman of Enel New Hydro S.r.l. (2007—2015).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Member of the Board of Directors of Enel Produzione S.p.A.(March 2007—April 2012).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Member of the Board of Directors of Enel Distribuzione S.p.A. (March 2007- April 2012).
Via Ombrone 2, 00198 Rome (RM), Italy.

•        Member of the Board of Enel Energia S.p.A. (March 2007—April 2009).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Member of the Board of Enel Investment Holding B.V. (2005—2012).
Herengracht, 471, 1017 BS Amsterdam, Netherlands.

•        Chairman of Board of Directors of Enel.Re Ltd. (an Irish company that merged with Enel Insurance N.V.) (2000—2012).
Herengracht, 471, 1017 BS Amsterdam, Netherlands.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Francesco Venturini (USA and Italy)

•        Head of Global E-Solutions of Enel S.p.A. (April 2017—Present).

•        Chief Executive Officer and General Manager of Enel Green Power S.p.A. (May 2014—April 2017).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Head of North America of Enel Green Power North America, Inc. (May 2011—May 2014).
Tech Drive 1, Suite 220, Andover, MA, USA.

II. Enel South America S.r.l.

a.	Directors.

The present business address of the following sole director is c/o Enel S.p.A., Viale Regina Margherita 137, 00198 Rome, Italy.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Giancarlo Pescini (Italy)	• Sole Director of Enel South America S.r.l. (June 2017—Present). • Head of Group’s Participations—Corporate Affairs Department of Enel S.p.A. (December 2014—Present).

b.	Executive Officers.

Enel South America S.r.l. does not have any executive officers.

III. Enel Chile S.A.

a.	Directors.

The information contained in Item 6.A. of the Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Chile is incorporated herein by reference.

Messrs. Herman Chadwick, Fernán Gazmuri, Pablo Cabrera and Juan Gerardo Jofré are citizens of Chile and Messrs. Giulio Fazio, Vicenzo Rainieri and Salvatore Bernabei are citizens of Italy.

b.	Executive Officers.

The information contained in Item 6.A. of the Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Chile S.A. is incorporated herein by reference.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Bruno Stella (Italy)

•        Manager of Planning and Control of Enel Chile S.A. (2016—Present).

•        Head of Planning and reporting of Enel Trade S.p.A. (2015—2016).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Head of Planning and Control of Retail Customer Operations in Italy of Enel Servizio Elettrico S.p.A. (2012—2015).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

The present business address of Mr. Stella is c/o Enel Chile S.A. Santa Rosa 76, Santiago, Chile.

Messrs. Pedro Urzúa, José Miranda, Antonio Berreda and Domingo Valdés are citizens of Chile and Messrs. Nicola Cotugno, Raffaele Cutrignelli, Raffaele Grandi and Alain Rosolino are citizens of Italy.

IV. Enel Generación Chile S.A.

a.	Directors.

The information contained in Item 6.A. of the Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Generación Chile S.A. is incorporated herein by reference.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Fabrizio Barderi (Italy)

•        Board member of Enel Generación Chile S.A. (August 2017—present).
Santa Rosa 76, Santiago, Chile.

•        Head of Planning and Control of Enel Trade S.p.A. (August 2017—present).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Head of Energy Management Latin America of Enel Trade S.p.A/Enel Generación Chile S.A. (November 2014—July 2017).
Santa Rosa 76, Santiago, Chile.

•        Head of Wholesale and Origination of Enel Trade S.p.A. (January 2008—October 2014).
Viale Regina Margherita 125, 00198 Rome (RM), Italy.

•        Board member of Alpe Adria Energia S.r.l (April 2009—November 2014).
Via Viola 3, 33100 Udine, Italy.

On August 28, 2017, the Board of Directors of Enel Generación Chile S.A. elected Mr. Barderi to serve as a director of Enel Generación Chile S.A. until the next ordinary shareholders’ meeting. Mr. Barderi fills the vacancy created by the resignation of Mr. Francesco Buresti on June 23, 2017.

Except for Messrs. Enrique Cibié, Jorge Atton and Julio Pellegrini, who are citizens of Chile, all of the directors of Enel Generación Chile S.A. are citizens of Italy.

b.	Executive Officers.

The information contained in Item 6.A. of the Annual Report on Form 20-F for the year ended December 31, 2016 of Enel Generación Chile S.A. is incorporated herein by reference.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.
Juan Alejandro Candia (Chile)

•        Planning and Control Officer of Enel Generación Chile S.A. (April 2017—Present).

•        Director of Almeyda Solar SpA (April 2017—Present).

•        Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•        Director of Empresa Eléctrica Pehuenche S.A. (energy company) (April 2017—Present).

•        Santa Rosa 76, Piso 10, Santiago, Chile.

•        Substitute Director of Parque Eólico Valle de Los Vientos S.A. (renewable energy company) (April 2017—Present).

•        Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

Name and Citizenship	Present and Material Occupations, Positions, Offices and Employment During the Past Five Years and Addresses.

•        Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•        Substitute Director of Parque Eólico Taltal S.A. (renewable energy company)(April 2017—Present).

•        Presidente Riesco 5335, Piso 15, Las Condes, Santiago, Chile.

•        Head of Planning and Control of Market in Enel Chile S.A. (2015—2017).

•        Vice Manager in Planning and Control of Distribution Chile in Chilectra S.A. (2013—2015).
Santa Rosa 76, Santiago, Chile.

•        Head of Planning and Control of Integrated Functions in LATAM in Endesa S.A. (2011—2012).
Santa Rosa 76, Santiago, Chile.

The present business address of Mr. Juan Alejandro Candia is c/o Enel Generación Chile S.A. Santa Rosa 76, Santiago, Chile.

Except for Mr. Valter Moro, who is a citizen of Italy, all of the executive officers of Enel Generación Chile S.A. are citizens of Chile.

ANNEX B

INFORMATION REGARDING EGPL

Enel Green Power Latin América

A.	History and Development

EGPL is a closely held stock corporation (sociedad anónima cerrada) organized under the laws of the Republic of Chile. EGPL is a member of the Enel Green Power group of companies. Enel Green Power is a transnational company dedicated to electricity generation with renewable resources, which in turn is controlled by Enel, one of the largest electricity and utility services company worldwide. Enel Green Power develops its renewable energy business and holds its assets located in Chile primarily through EGPL. EGPL’s shareholders are Hydromac Energy S.R.L., a wholly owned subsidiary of Enel Green Power, and Enel Green Power with interests of 99.9% and 0.1%, respectively.

EGPL is a renewable energy generation holding company engaged, through its subsidiaries, primarily Enel Green Power Chile Ltda. (“EGP Chile”), in the electricity generation business in Chile. As of December 31, 2016, EGPL had 1,036 MW of installed capacity from 16 solar, wind, hydro and geothermal generation facilities. Of EGPL’s installed capacity as of such date, 47.5% consisted of solar power plants, 43.6% consisted of wind power plants, and 8.9% consisted of hydro and geothermal power plants.

EGPL currently has 18 operational power plants with a total installed capacity of 1,196 MW consisting of 92 MW of hydroelectric power, 564 MW of wind power, 492 MW of solar power, and 48 MW of geothermal power. However, the 112 MW Sierra Gorda Este wind farm and the 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations and are selling electricity on a test basis.

Prior to 2013, EGPL had only 92 MW of installed capacity, from the Pullinque and Pilmaiquén hydroelectric plants. In 2013, EGPL made the decision to focus on growing its installed capacity. The goal was to reach 1 GW of installed capacity in Chile prior to 2017. EGPL began by expanding its portfolio to include wind power with the acquisition of Parque Talinay Oriente and completion of construction on Parque Eólico Valle de los Vientos. By the end of 2013, EGPL had 272 MW of installed capacity, making it the operator with the most installed wind capacity in Chile. EGPL was awarded contracts for 162 MW of renewable energy and invested US$320 million in two new solar plants and one new wind plant.

In 2014, EGPL continued to expand by increasing its number of employees and commencing construction on the Talinay Poniente wind farm and the Chañares, Diego de Almagro and Finis Terrae solar plants. By the end of 2014, EGPL had 507 MW of installed capacity and had completed construction on Parque Eólico Tal Tal and the Lalackama I and II and Tal Tal solar power plants as well as the Ollagüe plant, the first off-grid hybrid plant.

In 2015, EGPL focused on continued growth as well as maintenance of existing facilities impacted by natural disasters. In particular, EGPL rebuilt the Diego de Almagro solar power plant after it was damaged by floods, as well as the Talinay Oriente and Talinay Poniente wind plants which were damaged by an 8.4-magnitude earthquake in Northeast Chile. A volcanic eruption in Southern Chile also affected plant operations. EGPL also began construction on the Cerro Pabellón geothermal plant (the first in South America at 4,500 meters above sea level), the Los Buenos Aires and Renaico wind farms, and the Pampa Norte solar plant. By the end of 2015, EGPL had total installed capacity of 606 MW and had completed construction of the Carrera Pinto solar plant.

In 2016, EGPL began operating the La Silla solar plant and began construction on the Sierra Gorda Este wind plant. By the end of 2016, Enel reached its goal of 1 GW of installed capacity in Chile, well before the 2017 target.

EGPL has become a leader in Chile’s renewable energy market with a mixed portfolio of wind, solar, hydroelectric and geothermal power. As of today, it is the largest renewable energy generation company in Chile, with almost triple the installed capacity of its largest competitor.

Capital Investments and Capital Expenditures

EGPL coordinates its overall financing strategy, including the terms and conditions of loans and intercompany advances entered into by its subsidiaries in order to optimize debt and liquidity management. Generally, its operating subsidiaries independently plan capital expenditures financed by internally generated funds or direct financings. Although EGPL has considered how these investments will be financed as part of its budget process, it has not committed to any particular financing structure, and investments will depend on the prevailing market conditions at the time the cash flows are needed.

EGPL’s investment plan is flexible enough to adapt to changing circumstances by giving different priorities to each project in accordance with profitability and strategic fit. Investment priorities are currently focused on developing additional renewable energy capacity to guarantee adequate levels of reliable supply while maintaining a high standard of operational efficiency, as well as remaining focused on the environment.

For the 2018-2022 period, EGPL expects to make capital expenditures of US$1,003 million related to investments currently in progress, maintenance of existing generation plants and studies required to develop other potential generation projects. For further detail regarding these projects please see “D. Property, Plants and Equipment- Project Investments.”

The table below sets forth the expected capital expenditures for the 2018-2022 period and the capital expenditures incurred in 2017, 2016 and 2015:

	Estimated 2018-2022	2017(1)	2016	2015
	(in millions of US$)
Capital Expenditure (CAPEX)(1)	1,003	157	533	219

(1)	CAPEX amounts represent effective payments for each year, except for 2017, which represents budgeted amounts, and future projections.

EGPL’s capital expenditures for 2017, 2016 and 2015 were principally related to expansion of the business and maintenance of existing projects.

A portion of its capital expenditures is reserved for maintenance, and for the assurance of quality and operational standards of its facilities. Projects in progress will be financed with resources provided by external financing as well as internally generated funds.

B.	Business Overview.

EGPL is a non-conventional renewable generation company with operations in Chile.

EGPL currently owns and operates 18 generation units in Chile with an aggregate installed capacity of 1,196 MW. However, 112 MW Sierra Gorda Este wind farm and 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations, and therefore are not part of the national installed capacity. These power plants are selling their energy to the system in their condition of units “in tests”. As of December 31, 2016 and December 31, 2015, EGPL owned and operated 16 generation units in Chile with an aggregate installed capacity of 1,036 MW and 11 generation units in Chile with an aggregate installed capacity of 606 MW, respectively.

EGPL’s consolidated electricity sales in 2016 were 2,811 GWh and its production was 2,163 GWh, a 60% increase and a 42% increase, respectively, compared to 2015. Currently, EGPL’s wind power capacity represents 47.1% of its total installed capacity in Chile, its solar capacity represents 41.1%, its hydroelectric installed capacity represents 7.7% and its geothermal capacity represents 4.0%. The following tables summarize the information relating to EGPL’s capacity, electricity generation and energy sales:

ELECTRICITY DATA

	Year ended December 31,
	2016	2015
Number of generating units(1)	16	11
Installed capacity (MW)(2)	1,036	606
Electricity generation (TWh)	2.2	1.5
Energy sales (TWh)	2.8	1.8

(1)	For details on generation facilities, see “D. Property, Plants and Equipment.”
(2)	Total installed capacity is defined as the maximum capacity (MW), under specific technical conditions and characteristics. In most cases, installed capacity is confirmed by satisfaction guarantee tests performed by equipment suppliers. Figures may differ from installed capacity declared to governmental authorities and customers, according to criteria defined by such authorities and relevant contracts.

In the electricity industry, it is common to divide the business into hydroelectric, geothermal, wind, solar and other generation, because each type of generation has significantly different variable costs. Of EGPL’s total consolidated generation in 2016, 48.8% was from wind sources, 37.5% was from solar sources, 13.8% was from hydroelectric sources and none was from geothermal sources.

The contracting electricity market is composed by final customers, distribution companies and other generation companies. Final customers identified as small volume regulated customers, including residential customers, are subject to government regulated electricity tariffs and must purchase electricity directly from the distribution company in its concession area. These distribution companies, which purchase large amounts of electricity for small volume residential customers, enter into contractual agreements with generators through a regulated tender process. Those identified as large volume industrial customers also enter into contractual agreements with energy suppliers. However, such large volume industrial customers are not subject to the regulated tariff price. Instead, these customers are allowed to negotiate the energy price with generators based on the characteristics of the service required. Law establishes specific energy consumption limits (measured in GWh) for regulated and unregulated customers. Moreover, the regulatory framework requires that distribution companies have contracts to support their forecasted commitments to small volume customers and determine which customers can purchase energy directly from generation companies. A generation company may also sell energy to other generation companies, agreeing in a non-regulated context the conditions and prices. Finally, the pool market, where energy is normally sold at the spot price, is not carried out through contracted pricing.

As NCRE power plants’ generation depends directly on renewable sources (wind, radiation, water, etc.), the estimated production is variable and must be assessed with a probabilistic approach. In order to minimize overall risks, including spot market exposure, EGPL’ selling strategy considers the previously mentioned, including diversified technologies in its portfolio and different types of possible clients.

Operations

EGPL owns and operates a total of 18 generation units in Chile through its subsidiaries. However, Sierra Gorda Este and Cerro Pabellón plants are still being tested. For information on the installed generation capacity for each of EGPL’s subsidiaries, see “D. Property, Plants and Equipment.” All of EGPL’s generation units are connected to the SIC, except for Sierra Gorda, Cerro Pabellón and Valle de los Vientos generation units which are connected to the SING in northern Chile. EGPL’s total gross electricity generation in Chile (including the SIC and the SING) accounted for 3% of total gross electricity generation in Chile during 2016.

The following table sets forth the electricity generation by each of EGPL’s generation companies:

ELECTRICITY GENERATION BY COMPANY (GWh)

	Year ended December 31,
	2016	2015
Enel Green Power Chile Limitada	—	—
Geotérmica del Norte S.A.	—	—
Almeyda Solar SpA	50	46
Parque Eólico Tal Tal S.A.	285	267
Parque Talinay Oriente S.A.	176	175
Parque Eólico Valle de los Vientos S.A.	246	231
Enel Green Power del Sur SpA	702	0.3
Empresa Eléctrica Panguipulli S.A.	705	809

Total	2,163	1,528

Electricity sales and generation

The total industry electricity sales increased 1.6% during 2016 as compared to 2015, with a sales increase of 1.9% in the SIC and of 0.4% in the SING.

EGPL’s electricity sales reached 2,811 GWh in 2016 and 1,762 GWh in 2015, which represented a 4% and 3% market share, respectively.

EGPL supplies electricity to several regulated electricity distribution companies, large unregulated customers, other generation companies and the pool market. All commercial relationships with its customers are governed by contracts.

Supply contracts with distribution companies must be auctioned, and are standardized. Supply contracts with unregulated customers and other generation companies are agreed between both parties, reflecting competitive market conditions.

EGPL’s contracts are generally on a long-term basis and typically range from fifteen to twenty years. Some contracts may be automatically extended at the end of the applicable term, unless terminated by either party upon prior notice. If EGPL experiences a force majeure event, as defined in the contract, it is allowed to reject purchases and it has no obligation to supply electricity to its unregulated customers or other generation companies. Disputes are subject to binding arbitration between the parties.

ELECTRICITY INDUSTRY REGULATORY FRAMEWORK

The following chart shows a summary of the main characteristics of the Chilean electricity regulatory framework by business segment.

Gx	Spot Market	Sales between generators with costs audited
	Unregulated Market	Bilateral contracts with freely agreed prices
	Regulated Market	Node price public auction for up to 20 years
	Capacity Payment	Income based on power contributions during peak demand
Tx	Features	Public—Open Access—Regulated Tariff Monopoly Regime for Transmission System Operators
Dx	Law	Administrative Concession (indefinite duration)
	Expansion	Undefined
	Tariff review	Every 4 years
Td	Unregulated customers	> 5 MW
	Unregulated market (%)	≈30%

Gx: Generation	Tx: Transmission	Dx: Distribution	Td: Trading

Industry Overview and Structure

The Chilean electricity industry is divided into three business segments: generation, transmission and distribution. These business segments are carried out by publicly listed private sector companies, in which generators can also trade energy with unregulated customers. The state’s role is limited to regulation, supervision and indicative investment planning through non-binding recommendations in the case of generation. In the transmission segment, investment planning and construction bidding processes are binding.

The following chart shows the relationships among the various participants in the Chilean electricity market:

The generation segment is comprised of a group of electricity companies that own generating plants, whose energy is transmitted and distributed to end customers. This segment is characterized by being a competitive market, which operates under market-driven conditions. Generation plants sell their energy through contracts to distribution companies, who in turn serve the regulated market, to unregulated customers and to other generation companies. Generators sell surpluses on the spot market. The transmission segment is comprised of a combination of lines, substations and equipment for the transmission of electricity from generators’ production points to the centers of consumption or distribution. In Chile, transmission is defined as the conveying of electricity over lines or substations with a voltage or tension higher than 23 kV. The transmission system operates under open access, and transmission companies may impose rights of way over the available transmission capacity through the payment of tolls.

The distribution segment is defined for regulatory purposes as the electricity supplied to end customers at a voltage no higher than 23 kV. Distribution companies operate under a public utility concession regime, with service obligations and regulated tariffs for supplying regulated customers.

Customers are classified according to their capacity, as follows: (i) new unregulated customers as of 2016 with connected capacity of over 5,000 kW (existing customers who were formerly subject to the lower 2,000 kW threshold prior to 2016 will be grandfathered as of 2019); (ii) regulated customers with connected capacity up to 500 kW; and (iii) customers that choose either a regulated tariff or an unregulated regime for a minimum period of four years, available to customers whose connected capacity falls in the range of 500 kW to 5,000 kW.

The distribution companies supply regulated customers, a segment for which the price and supply conditions are the result of tender processes regulated by the CNE (“Comisión Nacional de Energía”), and unregulated customers that have agreements with generators or distributors, which terms are freely negotiated and agreed upon.

In Chile, there are four separate interconnected electricity systems. The main systems in Chile are the SIC and the SING. The SIC services the central and south central part of the country, where 92.2% of the Chilean population lives. The SING, which operates in the northern part of the country and where most of the mining industry is located, is where 6.3% of the Chilean population lives (according to the 2015 CDEC-SIC annual report). In addition to the SIC and the SING, there are two isolated systems in southern Chile that provide electricity to remote areas, where 1.5% of the population lives.

In January 2014, Law No 20,726 approved the interconnection between the SIC and the SING. The interconnection is expected to be completed by 2019. Once in place, energy generated in one system will be able to cover a portion of any shortfalls in the other system.

The operation of electricity generation companies in each of the two major interconnected electricity systems is coordinated by the dispatch center of the independent coordinator entity that coordinate generators, transmission companies and large customers. The Independent Coordinator coordinates the operation of both system with an efficiency criterion in which the lowest cost producer available is usually required to satisfy demand at any moment in time. As a result, at any specific level of demand, the appropriate supply will be provided at the lowest possible production cost available in the system. The marginal cost used is the price at which generators trade energy on an hourly basis, involving both their injections into the system and their withdrawals or purchases for supplying their customers.

The Energy Agenda

In May 2014, the Chilean government announced the Energy Agenda, establishing a plan to create and execute a long-term energy policy. The Energy Agenda presents several lines of action and goals to achieve in the short, medium and long term. These objectives are lower energy prices, the incorporation of non-conventional renewable energy sources (“NCRE”) and promotion of the efficient use of energy. In Chile, NCRE refers to power from wind, solar, geothermal, biomass, ocean (tides, waves and currents, as well as the ocean’s thermal gradient) and mini-hydro plants under 20 MW.

Principal Regulatory Authorities

The Chilean Ministry of Energy develops and coordinates plans, policies and standards for the proper operation of the sector, approves tariffs and node prices set by the CNE, transmission and distribution companies. The CNE is the technical entity in charge of defining prices, technical standards and regulatory requirements.

The SEF monitors the proper operation of electricity, gas and fuel sectors in compliance with the law in terms of safety, quality, and technical standards.

The Chilean Ministry of Environment is responsible for the development and application of regulatory and policy instruments that provide for the protection of natural resources, the promotion of environmental education and the control of pollution, among other matters. It is also responsible for administering the environmental impact assessment system at the national level, coordinating the preparation of environmental standards and establishing the programs for compliance with those standards.

Chilean antitrust authorities are responsible for preventing, investigating and correcting any threats to free market competition and any anti-competitive practices by potentially monopolistic companies. These authorities include:

•	Free Market Competition Tribunal (“TDLC” in its Spanish acronym). This is a special and independent jurisdictional entity, subject to the directive, correctional and economic authority of the Chilean Supreme Court, which functions to prevent, correct and sanction threats to free market competition.

•	National Economic Prosecutor (“FNE” in its Spanish acronym). This is the attorney general responsible for economic matters and for investigating and prosecuting all antitrust conduct before the FNE’s regulatory commission and other tribunals.

The Panel of Experts acts as a tribunal in energy matters (electricity and gas) arising from disputes between participants in the energy market and between participants in the energy market and the regulatory authority in certain tariff processes and other subject defined by law. It issues enforceable resolutions and is composed of experts in industry matters, five engineers or economists and two lawyers, all of whom are elected every six years by the TDLC.

There are also other entities related to the energy sector: the Chilean Nuclear Energy Commission is in charge of research, development, use and control of nuclear energy, the Chilean Energy Efficiency Agency is in charge of promoting energy efficiency, and the Center for Innovation and Promotion of Sustainable Energies is in charge of strategic programs and projects with public financing for innovation and promotion of sustainable energies.

The Electricity Law

General

Since its inception, the Chilean electricity industry has been developed by private sector companies. Nationalization had been carried out during the period from 1970 to 1973. During the 1980s, the sector was reorganized through the Chilean Electricity Law, known as DFL 1, allowing participation of private sector capital in the electricity sector. By the end of the 1990s, foreign companies had a majority participation in the Chilean electricity system.

The goal of the Chilean Electricity Law is to provide incentives to maximize efficiency and to provide a simplified regulatory scheme and tariff-setting process that limits the discretionary role of the government by establishing objective criteria for setting prices. The goal is an economically efficient allocation of resources. The regulatory system is designed to provide a competitive rate of return on investment to stimulate private investment, while ensuring the availability of electricity to all who request it.

DFL 1 was published in 1982 and has had few important changes since then to deal with droughts, encourage investments in transmission lines and to create long-term contracts between generation and distribution companies as part of a bid process. The present law was restated as DFL 4 of 2006, and has been supplemented with a series of regulations and standards.

Since January 2015 the regulated market is supplied by long-term auctions managed by the CNE. Tenders are carried out 5 years in advance so to give the opportunity to news projects in the system to offer their energy.

In 2016, the Transmission Law, Law 20,936, restructured the electricity transmission system operation. The main provisions included are:

•	Functional redefinition of Transmission Systems, which will now be classified into National Transmission Systems, Zonal, Dedicated Systems, development poles and international interconnections. The creation of a single independent national coordinator, who replaced the current CDEC-SING and CDEC-SIC dispatching operators as of January 2017;

•	A new remuneration mechanism for assets with a progressive shift of all costs from generators to the end customers; and

•	Government assumes a main role in planning reinforcement and expansion of the grid.

Limits and Restrictions

According to Chilean law regarding free competition together with specific regulations applicable to the electrical industry, there are established criteria to avoid certain levels of economic concentration and/or abusive market practices.

These sets of laws and regulations allow the participation of companies in different activities (i.e. generation, distribution, marketing) to the extent that there is an adequate separation between them from a corporate and accounting point of view. However, in the transmission sector there are further restrictions, mainly to guarantee adequate access to all agents. The Electricity Law defines limits for income-generating companies or distributors in the transmission segment, and prohibits the participation of transmission companies in the segment of generation and distribution.

In addition, the Water Utility Services Law also sets restrictions on the overlapping of concessions in the same area, setting restrictions on the ownership of the property for water and sewage service concessions and utilities that are natural monopolies, such as electricity distribution, gas or home telephone networks.

Dispatch and Pricing

In each of the two major electric systems, the Independent Coordinator coordinates the operations of generation companies, in order to minimize the operating costs in the electricity system and monitor the quality of service provided by the generation and transmission companies. Generation companies satisfy their contractual sales requirements with dispatched electricity, whether produced by them or purchased from other generation companies in the spot market.

Sales by Generation Companies to Unregulated Customers

Sales by generation companies may be made to distribution companies, unregulated end customers or to other generation companies under freely negotiated contracts. To balance their contractual obligations with their dispatch, generators have to trade deficit and surplus electricity at the spot market price, which is set hourly by the Independent Coordinator based on the lowest cost of production of the last kWh dispatched.

Sales to Distribution Companies and Certain Regulated Customers

Under Law 20,018 (Ley Corta II), enacted on May 19, 2005, all new contracts between generation and distribution companies to supply electricity to regulated customers must arise from international bids. In January 2015, Law 20,805 amended the bidding process for supplying electricity to regulated customers. These amendments, among others, changed the anticipation required for the bidding process from three to five years, extended the maximum contract period from 15 to 20 years, adopted a capped price known as “reserve price” that is kept private until the bid price is made public, and allowed for the possibility to review the price awarded during the supply period, setting new procedures to assign energy without contracts and to regulate the short-term bidding process.

Sales of Capacity to Other Generation Companies

The Independent Coordinator determines the capacity for each power plant on an annual basis to participate in the capacity payment market. That capacity is certain capacity which a generator may guaranteed to supply to the system during peak hours, taking into consideration statistical information and accounting time out of service for maintenance purposes and for extremely dry conditions in the case of hydroelectric plants.

A generation company may be required to purchase or sell capacity in the spot market, depending upon its contractual requirements in relation to the amount of electricity to be dispatched from such company and to its capacity.

Promotion of Generation from Renewable Energy Sources

On April 1, 2008, Law 20,257 amended the General Electric Services Law. The purpose of the amendment was to promote the development of NCRE. This law defines the different types of technologies that qualify as NCRE and establishes the obligation for generators, between 2010 and 2014, to supply at least 5% of the total energy contracted as of August 31, 2007 to be of a certain type, and to progressively increase this percentage by 0.5% annually up to a minimum of 10% by 2024.

On October 22, 2013, Law 20,698 was adopted to promote the use of NCRE and modify the previously defined NCRE minimum requirements. This law establishes a mandatory share of renewable energy sources in 2025, calculated as a percentage of the total contracted energy of each generator. For contracts signed between 2007 and 2013, the target is 10% by 2024, while for contracts beyond 2013 the target is 20% by 2025.

Incentives and Penalties

If a rationing decree is enacted in response to prolonged periods of electricity shortages, strict penalties may be imposed on generation companies that contravene the decree. A severe drought is not considered a force majeure event under EGPL’s service agreements.

Generation companies may also be required to pay fines to the regulatory authorities, as well as compensate electricity customers affected by shortages of electricity. The fines are related to system blackouts due to an electricity generator’s operational problems, including failures related to the coordination duties of all system agents. If generation companies cannot satisfy their contractual commitments to deliver electricity during periods when a rationing decree is in effect and there is no energy available to purchase in the system, the generation company must compensate the customers at a rate known as the “failure cost” determined by the authority in each node price setting. This failure cost, which is updated semiannually by the CNE, is a measurement of how much end customers would pay for one extra MWh under rationing conditions.

Water Rights

Companies in Chile must pay an annual fee for unused water rights. License fees already paid may be recovered through monthly tax credits commencing on the start-up date of the project associated with the water right. The maximum license fees that may be recovered are those paid during the eight years before the start-up date.

The Chilean Constitution considers water as a national public good on which real utilization rights are defined. That is similar to holding the private property rights over water, as set forth in article 19, paragraph 24: “The rights of individuals over water, recognized or constituted in accordance with the law, grant their holders ownership over such rights.” Notwithstanding the foregoing, paragraph 24 also specifies legal limitations to those water rights.

The Chilean Congress is currently discussing amendments to the Water Code with the objective of making water use for human consumption, household subsistence and sanitation a high priority. On November 22, 2016, the

Chilean House of Representatives approved an amendment which is currently being evaluated by the Agricultural Commission of the Chilean Senate. The main aspects of the amendments are as follows:

•	Granting of new water rights which would be limited to a maximum period of 30 years and extendable, unless the Chilean Water Authority proves the ineffective use of resources. The extension shall be effective only for used water rights.

•	The expiration of new non-consumptive water rights that were granted by law, if the holder does not exercise the right of use within eight years.

•	The expiration of new non-consumptive water rights already granted, if the user does not effectively use the rights within a period of eight years from the date of enactment of the new Water Code. The term can be extended for up to four years only in justified cases such as delays in obtaining permits or environmental approvals.

•	In April 2017, the President modified this amendment stating that the preservation of water environmental flows to protect the ecosystem only applies to future water rights for both consumptive and non-consumptive water use, which would reduce the water availability for generation purposes.

Regulation of Distribution Companies

Concessions

Distribution service concessions give the right to use public areas for building distribution lines. The concessions are given by the Chilean Ministry of Energy for an undefined period. Distribution companies have the obligation to serve and connect the customers that make the requirement in the concession area. The president of Chile can declare a concession expired if the quality of service does not meet certain minimum standards.

Energy Purchases

Since 2005, with the enactment of Law 20,018, energy sales between generation and distribution companies have been made by an international auction process. After the last modification of the law by Law 20,805 in 2015, the auctions of all distribution companies are managed by the CNE. The auctions are based on distribution companies’ projections of energy demand for the coming years. The result of the process is a “pay as bid” contract, with an extension up to 20 years. In addition, the modifications of the law establish a mechanism to supply the excess demand that is not covered by the contract.

Distribution Tariffs to End Customers

Tariffs charged by distribution companies to end customers are determined by the sum of the cost of electricity purchased by the distribution company, a transmission charge, and the value added from distribution of electricity (“VAD”), which allows distribution companies to recover their investment and operating costs, including a return on investment, which is set by law. The price for both generation and distribution capacity sold to customers includes a factor which reflects the simultaneous contribution of each customer to peak capacity demand of the system as a whole. The transmission charge reflects the cost paid for electricity transmission and transformation.

The VAD is based on a so-called “efficient model company,” which considers the cost of building and operating the company at the minimum cost, fulfilling quality and safety standards. It includes the annualized investment in distribution assets, the company’s operation, administration, and maintenance costs, and an expected return on investment, before taxes of 10% per year in real terms, based on the replacement cost of assets used for the distribution business.

Generation costs are passed on to distributors end consumers through the “Average Node Price” stated in government’s price decrees. The Average Node Price is adjusted in three instances: (1) every six months, in

January and July of each year, based on local and international indexes; (2) upon the entry of a new supply contract with any distribution company; and (3) upon indexation of a supply contract in excess of 10%.

Regulatory Charges and Subsidies

The Chilean law deems that transitory subsidies can be granted, if the residential customer tariff increased by 5% or more within a six-month period. The application of this subsidy is optional and the last one was granted in 2009.

Distribution Tariff-Setting Process

The VAD is set every four years. The CNE classifies companies into groups called Typical Distribution Areas (“TDA”) based on economic factors that group companies with similar distribution costs, which in turn determines the equipment requirements of the network. The CNE selects one distribution company for every group and estimates its cost under the concept of an efficient model company. At the same time, distribution companies also carry out their own studies, which are based on the same one company selected by the CNE for each TDA. The VAD of each TDA is determined in a weighted manner with one third of the value estimated by the study of the companies and two thirds by the CNE. Preliminary tariffs, as a result of the VAD, are tested to ensure that they provide a rate of return between 6% and 14% on distribution assets.

The real return on investment for a distribution company depends on its actual performance relative to the standards chosen by the CNE for the efficient model company. The tariff system allows for a greater return to distribution companies that are more efficient than the model company.

The tariff setting process for the period 2016 -2020 culminated with the publication of the Decree No. 11T in August, 2017, The new tariffs will be applied retroactively to November 2016.

Associated Electrical Services

In 2013, the CNE concluded the tariff setting process for 25 regulated associated services (which include meter rental, disconnection and reconnection of service, among others). These new prices were applied starting March 14, 2014 and will remain in effect until the publication of a new decree, which was initially expected in November 2016. Currently, this tariff setting process is not concluded and it is expected to be completed in 2017.

Incentives and Penalties

Distribution companies may be required to compensate end customers in the case of electricity shortages that exceed the authorized standards. These compensatory payments are equal to double the amount of electricity the distribution company failed to provide, using a rate equal to the so-called “failure cost.”

Transmission Regulation

The transmission segment is comprised of a combination of lines, substations and equipment for the transmission of electricity from generators’ production points to the centers of consumption or distribution. In Chile, transmission segment is defined as the conveying of electricity over lines or substations with a voltage or tension higher than 23 kV. The transmission system operates under open access, and transmission companies may impose rights of way over the available transmission capacity through the payment of tolls.

According to the General Electricity Services Law, the transportation of electricity by National transmission systems and zonal transmission systems are defined as a public service. Therefore, the transmitter has a service obligation and is responsible for the maintenance and improvement of its facilities.

In July 2016, the Transmission Law restructured electrical transmission system operations, where. the government assumes the main role in the planning of the transmission system, including the tender process. Among other aspects of the law, open access is extended to all transmission facilities. It unites the process of the transmission facility qualification process of each segment into a single process, and modifies the remuneration mechanism by means of the application of a stamped rate of charge of the demand. Since April 2017, the CNE is working on the requirements and regulations related to the implementation of the Transmission Law. Particularly, the CNE is analyzing and drafting the Coordination and Operation of National Electrical System Regulation, the Supplementary Services Regulation and the Transmission System Regulation, all fundamental topics for the appropriate operation of the Chilean electricity sector. In this context, the CNE has started workshops with sector agents in order to discuss, analyze and to propose the best alternatives to appropriately regulate these matters.

Zonal Transmission System Regulation

The Transmission Law redefines the previous subtransmission system as the Zonal Transmission System. The Zonal Transmission Systems are defined as voltage lines exceeding 23 kV and are grouped geographically. There are six zonal systems defined by decree. The zonal systems are paid mainly by customers according to the tariffs fixed by decree of the Chilean Ministry of Energy. Zonal tariffs remunerate the Zonal Transmission Annual Value, which is calculated every four years in a process carried out by the government. The annual value of each system includes efficient operation, maintenance, administration costs and annual valuation of real investments, which are valued as new, and uses a discount rate determined by the CNE. The discount rate is calculated using a CAPM model with a minimum value of 7% after tax. If major discrepancies are discovered between the government and zonal companies, an expert panel will resolve them based on technical aspects.

In April 2013, Decree 14 was promulgated, which established a tariff schedule for 2011 through 2014. During 2014, studies were developed to set tariffs for zonal systems. The results of these studies should have been applied at the beginning of 2015. However, the authority ruled that the current values will remain in effect for an additional year. Subsequently, with the application of the Transmission Law, the current values will remain in effect for another two additional years, until 2018.

Environmental Regulation

The Chilean constitution grants citizens the right to live in a pollution-free environment. It further provides that certain other constitutional rights may be limited in order to protect the environment. Chile has numerous laws, regulations, decrees and municipal ordinances that address environmental considerations. Among them are regulations relating to waste disposal (including the discharge of liquid industrial wastes), the establishment of industries in areas that may affect public health, and the protection of water for human consumption.

The Environmental Law, Law 19,300, was enacted in 1994 and has been amended by several regulations, including the Environmental Impact Assessment System Rule issued in 1997 and modified in 2001. This law requires companies to conduct an environmental impact study (“EIA” in its Spanish acronym) and a declaration of any future generation or transmission projects.

In January 2010, Law 19,300 was modified by Law 20,417, which introduced changes to the environmental assessment process and in the public institutions involved, principally creating the Chilean Ministry of Environment and the Superintendence of Environment. Environmental assessment processes are coordinated by this entity and by the Environmental Assessment Service. In June 2011, the Ministry of Environment published Decree 13, emission standards for thermoelectric plants applicable to generation units of at least 50 MW. The objective of this regulation is to control atmospheric emissions of particulate matter (MP), nitrogen oxides (NOx), sulfur dioxide (SO2) and mercury (Hg), in order to prevent and protect the health of the population and protect the environment. Existing emission sources are required to meet emission limits as established in the regulation for MP emissions and for SO2 and NOx emissions by June 2015 in highly polluted areas and by June 2016 elsewhere.

In June 2012, Law 20,600 created the Environmental Courts, special jurisdictional courts subject to the control of the Chilean Supreme Court. Their primary function is to resolve environmental disputes within their jurisdiction and look into other matters that are submitted for their attention under the law. The law created three such courts, all of which are in operation.

On December 28, 2012, the Superintendence of Environment was formally created and began to exercise its powers of enforcement and sanctions pursuant to Chilean environmental regulations.

On September 10, 2014, Law 20,780 was enacted and included charges for the emission of MP, NOx, SO2 and CO2 into the atmosphere. For CO2 emissions, the charge is US$ 5 per emitted ton (not applicable to renewable biomass generation). MP, NOx and SO2 emissions will be charged the equivalent of US$ 0.10 per emitted ton, multiplied by the result of a formula based on the population of the municipality where the generation plant is located and an additional fee of US$ 0.90 per ton of MP emitted, US$ 0.01 per ton of SO2 emitted and US$ 0.025 per ton of NOx emitted. This tax will be in effect beginning in 2018, taking into account the previous year’s emissions.

As of December 30, 2016, all plants of EGPL and its subsidiaries have established methodologies to measure emissions during 2017 and pay related taxes, in line with the requirements of the Environmental Superintendence of Chile.

C.	Organizational Structure.

Principal Subsidiaries and Affiliates

EGPL is part of an electricity group controlled by Enel, its Italian ultimate controlling shareholder. Hydromac Energy S.R.L., its controlling shareholder, owns 99.9% of its shares, and Enel Green Power S.p.A. beneficially owns 100% of Hydromac Energy S. R.L. Enel is an energy company with multinational operations in the power and gas markets, with a focus on Europe and Latin America. Enel operates in over 30 countries across four continents, produces energy through a net installed capacity of 84 GW and distributes electricity and gas through a network covering 1.9 million kilometers. With over 61 million users worldwide, Enel has the largest customer base among European competitors and figures among Europe’s leading power companies in terms of installed capacity and reported EBITDA. Enel publicly trades on the Milan Stock Exchange. The companies listed in the following table were consolidated by EGPL as of December 31, 2016. In the case of subsidiaries, EGPL’s economic interest is calculated by multiplying its percentage of economic interest in a directly held subsidiary by the percentage economic interest of any entity in the chain of ownership of such ultimate subsidiary.

Principal Companies	% Economic Ownership of Each Main Subsidiary by EGPL	Consolidated Assets of Each Main Subsidiary on a Stand-alone Basis	Revenues and Other Operating Income of Each Main Subsidiary on a Stand-alone Basis
	(in %)	(in millions of US$)
Enel Green Power Chile Limitada	99.99	1,302	41
Geotérmica del Norte S.A.	81.16	446	—
Almeyda Solar SpA	100	84	15
Parque Eólico Tal Tal S.A.	100	185	44
Parque Talinay Oriente S.A.	61.37	213	27
Parque Eólico Valle de los Vientos S.A.	100	147	26
Enel Green Power del Sur SpA	100	1,058	65
Empresa Eléctrica Panguipulli S.A.	99.99	524	115

Principal Subsidiaries

Enel Green Power Chile Limitada

EGP Chile owns at least a majority stake, and in many cases a 99.99% stake, in all of the generation companies that EGPL operates.

Empresa Eléctrica Panguipulli S.A.

Empresa Eléctrica Panguipulli S.A. is a generation company, with a total installed capacity of 271 MW comprised of the Pullinque hydroelectric power plant (51 MW), the Pilmaiquén hydroelectric power plant (41 MW), the Talinay Oriente wind power plant (90 MW), the Lalackama I solar power plant (60 MW), the Lalackama II solar power plant (18 MW) and the Chañares solar power plant (40 MW). EGPL holds a 0.045% direct interest in Empresa Eléctrica Panguipulli S.A. and EGP Chile holds a 99.995% interest in Empresa Eléctrica Panguipulli S.A.

Geotérmica del Norte S.A.

Geotérmica del Norte S.A. is a generation company, which owns the Cerro Pabellón geothermal power plant in northern Chile with a total installed capacity of 48 MW. EGP Chile holds a 84.59% interest in Geotérmica del Norte S.A. and Empresa Nacional del Petróleo, a state-owned Chilean petroleum company, holds the remaining 15.41% interest.

Almeyda Solar SpA

Almeyda Solar SpA is a generation company, which owns the Diego de Almagro solar power plant in northern Chile with a total installed capacity of 36 MW. EGP Chile holds a 100% interest in Almeyda Solar SpA.

Parque Eólico Tal Tal S.A.

Parque Eólico Tal Tal S.A. is a generation company, which owns the Tal Tal wind power plant in northern Chile with a total installed capacity of 99 MW. EGPL holds a 0.01% direct interest in Parque Eólico Tal Tal S.A. and EGP Chile holds the remaining 99.99% interest.

Parque Talinay Oriente S.A.

Parque Talinay Oriente S.A. is a generation company, which owns the Talinay Oriente wind power plant in central Chile with a total installed capacity of 90 MW. Enel Green Power S.p.A. holds a 34.57% direct interest in Parque Talinay Oriente S.A. and EGP Chile holds the remaining 61.37% interest.

Parque Eólico Valle de los Vientos S.A.

Parque Eólico Valle de los Vientos S.A. is a generation company, which owns the Valle de los Vientos wind power plant in northern Chile with a total installed capacity of 90 MW. EGPL holds a 0.01% direct interest in Parque Eólico Valle de los Vientos S.A. and EGP Chile holds the remaining 99.99% interest.

Enel Green Power del Sur SpA

Enel Green Power del Sur SpA is a generation company with a total installed capacity of 561.9 MW comprised of the Renaico wind power plant (88 MW), the Los Buenos Aires wind power plant (24 MW), the Sierra Gorda Este wind power plant (112 MW), the Finis Terrae solar power plant (160 MW), the Carrera Pinto solar power plant (97 MW), the Pampa Norte solar power plant (79 MW) and the La Silla solar power plant (1.7 MW). EGPL holds a 0.00004% direct interest in Enel Green Power del Sur SpA and EGP Chile holds the remaining 99.99996% interest.

D.	Property, Plants and Equipment.

EGPL owns 18 electricity generation power plants in Chile through its subsidiaries. A substantial portion of its cash flow and net income is derived from the sale of electricity produced by its electricity generation facilities. Significant damage to one or more of its main electricity generation facilities or interruption in the production of electricity, whether as a result of an earthquake, flood, volcanic activity, severe and extended droughts or any other such natural disasters, could have a material adverse effect on its operations.

The following table identifies the power plants that EGPL owns, all in Chile, by company and their basic characteristics as of December 31, 2016:

			Installed Capacity(1)
Company	Power Plant Name	Power Plant Type	2016(1)
Parque Eólico Valles de los Vientos S.A.	Valle de los Vientos	Wind Farm	90
Parque Eólico Tal Tal S.A.	Tal Tal	Wind Farm	99
Parque Talinay Oriente S.A.	Talinay Oriente	Wind Farm	90
Enel Green Power del Sur SpA	Renaico	Wind Farm	88
	Los Buenos Aires	Wind Farm	24
	Sierra Gorda Este	Wind Farm	—
	Finis Terrae	Solar	160
	Pampa Norte	Solar	79
	La Silla	Solar	2
	Carrera Pinto	Solar	97
Almeyda Solar SpA	Diego de Almagro	Solar	36
Geotérmica del Norte S.A.	Cerro Pabellón	Geothermal	—
Empresa Eléctrica Panguipulli S.A.	Pullinque	Hydropower	51
	Pilmaiquén	Hydropower	41
	Lalackama I	Solar	60
	Lalackama II	Solar	18
	Chañares	Solar	40
	Talinay Poniente	Wind Farm	61

		Total Capacity	1,036

(1)	The installed capacity corresponds to the gross installed capacity, without considering the MW that each power plant consumes for its own operation.
(2)	112 MW Sierra Gorda Este wind farm and 48 MW Cerro Pabellón geothermal plant have not officially started commercial operations, and therefore are not part of the national installed capacity and have not been included in this table. These power plants are selling their energy to the system in their condition of units “in tests”.

Insurance

EGPL’s electricity generation facilities are insured against damage due to natural disasters such as earthquakes, fires, floods, other acts of god (but not for droughts, which are not considered force majeure risks, and are not covered by insurance) and from damage due to third-party actions, based on the appraised value of the facilities as determined from time to time by an independent appraiser. Based on geological, geotechnical, hydrological and engineering studies, management believes that the risk of the previously described events resulting in a material adverse effect on EGPL’s generation facilities is remote. Claims under EGPL’s insurance policies are subject to customary deductibles and other conditions. EGPL also maintains business interruption insurance providing coverage for the failure of any of its facilities for a period of up to 24 months, including the deductible period. The insurance coverage taken for its property is approved by each company’s management, taking into account the quality of the insurance companies and the needs, conditions and risk evaluations of each facility, and is based on general corporate guidelines. All insurance policies are purchased from reputable international insurers. EGPL continuously monitors and meets with the insurance companies in order to obtain what it believes is the most commercially reasonable insurance coverage.

Project Investments

EGPL continuously analyzes different growth opportunities in Chile. EGPL studies and assesses its project portfolio and seeks new opportunities, either by building new greenfield projects or by modernizing existing brownfield assets and improving (operationally and / or environmentally) in the performance of such assets. The expected start-up for each project is assessed and is defined based on the commercial opportunities and its financing capacity to fund these projects.

Currently, EGPL has a competitive pipeline of projects with short time-to-market, which is possible because of current commercial opportunities through PPA contracts. EGPL will invest US$1,003 million from 2018 to 2022 in development of the business and maintenance, including new capacity, and maintaining high environmental standards and high standards of operational efficiency. The most important projects under development through 2024 are detailed below and are expected to result in 1,137 additional MW of power (comprised of 980 MW of solar power, 124 MW of wind power, and 33 MW of geothermal power). EGPL’s installed capacity is expected to increase from 1.2 GW in 2017 (including Sierra Gorda Este and Cerro Pabellón power plants) to 1.8 GW in 2022. EGPL expects that its production will increase more than 51% from 2017 to 2022 (from 3.4 TWh in 2017 to 5.2 TWh in 2022). In the majority of the projects, EGPL will provide operations & maintenance services and maintain a local presence.

Campos del Sol I Project

The Campos del Sol I project is located in the Atacama region of Chile. It consists of a 339 MW solar power plant. This project was awarded to EGP Chile in the DisCo Tender 2016 and is expected to reach commercial operation in 2021. The land has been secured, the environmental approval has been obtained and power purchase agreements for 2021-2045 have already been confirmed. The project has potential synergies with the already operational Carrera Pinto solar project. The estimated total investment is expected to be US$276.9 million, of which US$3.36 was accrued as of December 31, 2016.

Azabache Project

The Azabache project is located in the Antofagasta region of Chile. It consists of a 69 MW solar power plant. This project is expected to reach commercial operation in 2020. The land has been secured and the environmental approval has been obtained. The project has potential synergies with and will use the same land as the already operational Valle de los Vientos wind project as well as already existing transmission line towers. It will be the first wind and photovoltaic hybrid at an industrial scale in Chile. The estimated total investment is expected to be US$55.4 million, of which US$0.14 million was accrued as of December 31, 2016.

Renaico II Project

The Renaico II project is located in the Araucanía region of Chile. It consists of two projects, the Las Viñas project which consists of a 45 MW wind power plant and the Puelche project which consists of a 79 MW wind power plant. This project is expected to reach commercial operation in 2022. The land has been secured and the environmental approval is in process. The project has potential synergies with the already operational Renaico wind project and will use already existing infrastructure (including an existing substation and transmission line). The estimated total investment is expected to be US$187.9 million, none of which was accrued as of December 31, 2016.

Cerro Pabellón 3 Project

The Cerro Pabellón 3 project is located in the Antofagasta region in northern Chile. It consists of a 33 MW geothermal power plant. This project is expected to reach commercial operations in 2022. The land has been secured and the environmental approval is in process. The project has potential synergies with the already operational Cerro Pabellón geothermal project and will use already existing infrastructure (including an existing substation and transmission line). The estimated total investment is expected to be US$93.5 million, none of which was accrued as of December 31, 2016.

Campos del Sol II Project

The Campos del Sol II project is located in the Atacama region in northern Chile. It consists of a 150 MW solar power plant. This project is expected to reach commercial operation in 2023. The land has been secured and the environmental approval has been obtained. The project has potential synergies with the already operational Carrero Pinto solar project and the future Campos del Sol project. The estimated total investment is expected to be US$114.3 million, none of which was accrued as of December 31, 2016.

Cerro Pabellón PV Project

The Cerro Pabellón PV project is located in the Antofagasta region in northern Chile. It consists of a 12 MW solar power plant. This project is expected to reach commercial operation in 2023. The land has been secured. The project has potential synergies with the already operational Cerro Pabellón geothermal project and will use already existing infrastructure (including an existing substation and transmission line). The estimated total investment is expected to be US$12.4 million, none of which was accrued as of December 31, 2016.

Sol de Lila Project

The Sol de Lila project is also located in the Antofagasta region. It consists of a 122 MW solar power plant. This project is expected to reach commercial operation in 2023. The land has been secured and the environmental approval has been obtained. There is a possibility that this project will interconnect with the Argentinian transmission system. The estimated total investment is expected to be US$97.9 million, of which US$0.53 million was accrued as of December 31, 2016.

Flor del Desierto Project

The Flor del Desierto project is also located in the Antofagasta region. It consists of a 50 MW solar power plant. This project is expected to reach commercial operation in 2023. The land has been secured and the environmental approval has been obtained. The estimated total investment is expected to be US$39.4 million, of which US$0.19 million was accrued as of December 31, 2016.

Los Manolos Project

The Los Manolos project is located in the Arica region in northern Chile. It consists of a 80 MW solar power plant. This project is expected to reach commercial operations in 2023. The land has been secured and the environmental approval has been obtained. The estimated total investment is expected to be US$62.6 million, of which US$0.27 million was accrued as of December 31, 2016.

Valle del Sol Project

The Valle del Sol project is located in the Antofagasta region. It consists of a 116 MW solar power plant. This project is expected to reach commercial operation in 2024. The land has been secured and the environmental approval has been obtained. The project has potential synergies with the already operational Finis Terrae I solar project. The estimated total investment is expected to be US$91.4 million, of which US$0.42 million was accrued as of December 31, 2016.

Finis Terrae II Project

The Finis Terrae II project is located in the Antofagasta region. It consists of a 42 MW solar power plant. This project is expected to reach commercial operation in 2024. The land has been secured and the environmental approval has been obtained. The project has potential synergies with the already operational Finis Terrae I solar project and will use already existing infrastructure (including an existing substation and transmission line). The estimated total investment is expected to be US$36.1 million, none of which was accrued as of December 31, 2016.

Major Encumbrances

As of December 31, 2016, EGPL has full ownership of its assets and they are not subject to material encumbrances.

Climate Change

In recent years, Chile and the region have seen an increase of developments related to NCRE and strategies to combat climate change. This has required both the public and private sectors to adopt strategies in order to comply with the new environmental requirements, as evidenced by legal obligations at the local level, commitments assumed by countries at the international level, and the demanding requirements of the international markets.

NCRE plants provide energy with minimal environmental impact and without CO2 emissions. They are therefore considered technological options that strengthen sustainable energy development as they supplement the production of traditional generators.

Enel, EGPL’s ultimate controlling shareholder, announced in October 2015 that it will no longer build coal power plants because it considers the technology to be counterproductive to its goal of being carbon neutral by 2050. Closures of existing coal power plants are scheduled at the end of their life cycles. The lost capacity will be substituted with more environmentally friendly types of generation, focusing on NCRE. This announcement is aligned with the Energy Agenda that the Chilean government released in May 2014. Among its objectives are facilitating the incorporation of NCRE sources and promoting the efficient use of energy.

The ADS Letter of Transmittal, certificates for Enel Generación Shares, Enel Generación ADSs and any other required documents should be sent or delivered by each holder of Enel Generación Share or Enel Generación ADS who wishes to participate in the U.S. Offer or such Enel Generación Share or Enel Generación ADS holder’s broker, dealer, commercial bank, trust company or other nominee, to the U.S. Share Tender Agent or ADS Tender Agent, as applicable by the Expiration Date at one of the addresses set forth below:

The U.S. Share Tender Agent for the U.S. Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	By Registered or Overnight Delivery:

E-mail:

The ADS Tender Agent for the U.S. Offer is:

CITIBANK, N.A.

By Mail:	By Overnight Delivery:

Confirmation Telephone Number:

(in case of lost ADRs)

(in case of ADS cancellations)

Questions or requests for assistance may be directed to the Information Agent at its telephone numbers and address set forth below. Questions or requests for assistance or additional copies of the Offer to Purchase and the ADS Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers set forth below. Share or ADS holders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the U.S. Offer.

The Information Agent for the U.S. Offer is:

GEORGESON LLC

Telephone Number:

The Dealer Manager for the U.S. Offer is:

BTG PACTUAL

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Enel, which owns a 60.6% beneficial interest in Enel Chile, maintains an insurance policy for Enel Chile. Under this policy, coverage is provided to Enel Chile’s directors and executive officers against losses arising from claims made by minority shareholders by reason of breach of duty or other errors, omissions and wrongful acts, other than those acts knowingly and intentionally committed wrongfully.

Item 21. Exhibits and Financial Statement Schedules.

3.1	Bylaws (Estatutos) of Enel Chile S.A., filed as Exhibit 1.1 to Enel Chile’s Annual Report on Form 20-F for the year ended December 31, 2016 (File No. 001-37723), is incorporated herein by reference.

3.2	Bylaws (Estatutos) of Enel Generación Chile S.A., filed as Exhibit 1.1 to Enel Generación’s Annual Report on Form 20-F for the year ended December 31, 2016 (File No. 001-13240), is incorporated herein by reference.

3.3*	Form of Bylaws (Estatutos) of Enel Chile S.A. to be adopted in connection with the Offers.

3.4*	Form of Bylaws (Estatutos) of Enel Generación Chile S.A. to be adopted in connection with the Offers.

4.1	Deposit Agreement dated as of April 26, 2016 among Enel Chile S.A., Citibank, N.A., as depositary, and all Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder, filed as Exhibit 99.(a) to the Registration Statement on Form F-6 (Registration No. 333-210651) of Enel Chile S.A., is incorporated herein by reference.

5.1*	Opinion of Carey y Cía. Ltda.

8.1*	Tax opinion of Gloria López Ch., internal tax counsel of Enel Chile.

23.1	Consent of EY Audit S.p.A., member firm of Ernst & Young Global Ltd., an independent registered public accounting firm (Enel Chile S.A.).

23.2	Consent of KPMG Auditores Consultores Ltda., an independent registered public accounting firm (Enel Generación Chile S.A.).

23.3	Consent of Ernst & Young Audit S.A.S., member firm of Ernst & Young Global Ltd., an independent registered public accounting firm (Emgesa S.A. E.S.P.).

23.4	Consent of Pistrelli, Henry Martin y Asociados S.R.L., member firm of Ernst & Young Global Ltd., an independent registered public accounting firm (Endesa Argentina S.A.).

23.5	Consent of Ernst & Young Auditores Independentes S.S., member firm of Ernst & Young Global Ltd., an independent registered public accounting firm (Enel Brasil S.A.).

23.6	Consent of EY Audit S.p.A., member firm of Ernst & Young Global Ltd., an independent registered public accounting firm (Enel Green Power Latin América S.A.).

23.7*	Consent of Carey y Cía. Ltda., contained in its opinions filed as Exhibit 5.1 to this registration statement.

23.8*	Consent of Gloria López Ch., internal tax counsel of Enel Chile, contained in her opinion filed as Exhibit 8.1 to this registration statement.

24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers and the authorized representative in the United States of Enel Chile S.A.

99.1*	Form of Acceptance.

99.2*	Form of ADS Letter of Transmittal (including Guidelines for Certification of Taxpayer Identification Number on Enclosed Form W-9).

99.3*	Form of ADS Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*	Form of Shares Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5*	Form of ADS Letter to Clients.

99.6*	Form of Shares Letter to Clients.

99.7*	Form of Share Subscription Agreement.

99.8*	Form of ADS Subscription Agreement.

*To	be filed by amendment

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9)	To (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)	To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santiago, Republic of Chile, on the 26th day of October, 2017.

Enel Chile S.A.

By:	/s/ Nicola Cotugno
Name: Nicola Cotugno Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 26th day of October, 2017 by the following persons in the capacities indicated:

Signature	Title
Herman Chadwick P.*	Chairman of the Board of Directors
Giulio Fazio*	Vice Chairman of the Board of Directors

Salvatore Bernabei*	Director

Pablo Cabrera G.*	Director

Fernán Gazmuri P.*	Director

Gerardo Jofré M.*	Director

Vicenzo Ranieri*	Director

/s/ Nicola Cotugno Nicola Cotugno	Chief Executive Officer (Principal Executive Officer)

Raffaele Grandi E.*	Chief Financial Officer (Principal Financial Officer)

Paolo Pirri*	Chief Accounting Officer (Principal Accounting Officer/Controller)

Donald J. Puglisi*	Authorized Representative in the United States

* By:	/s/ Nicola Cotugno
Nicola Cotugno, Attorney-in-Fact**

** By authority of the power of attorney filed as Exhibit 24 hereto.